As filed with the Securities and Exchange Commission on  June 6, 2000

                             Registration No. 333-41977

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          POST-EFFECTIVE AMENDMENT NO. 3
                                  TO FORM S-1
                            REGISTRATION STATEMENT
                                   Under
                           THE SECURITIES ACT OF 1933

                         PDC 2000 DRILLING PROGRAM
                   (Exact name of registrant as specified in
                                 its charter)

West Virginia                         1381                    Applied for
(State or other jurisdiction of  (Primary Standard Industrial    (IRS Employer
incorporation or organization)     Classification Code Number) Identification #)

                               103 East Main Street
                          Bridgeport, West Virginia  26330
                                 800/624-3821

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Steven R. Williams, President
                          Petroleum Development Corporation
                              103 East Main Street
                           Bridgeport, West Virginia  26330
                                 800/624-3821
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

                               Laurence S. Lese
                            Duane, Morris, & Heckscher LLP
                              1667 K Street, N.W.
                            Washington, D.C.  20006
                               (202)776-7800

            Approximate date of commencement of proposed sale to the public:
As soon as practicable after the registration statement becomes affective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 the Securities Act of 1933, check the following box.
                     X

PROSPECTUS
                    PDC 2000 DRILLING PROGRAM
      $150 million offered ($1,500,000 Minimum Subscriptions) Preformation General Partnership Units and Limited Partnership Units $20,000 per Unit (Minimum Subscription - $5,000)

      PDC 2000 Drilling Program (the "Program") is a series of up to twelve limited partnerships which will be formed to drill, own, and operate natural gas wells in West Virginia, Michigan, Pennsylvania, Colorado, Montana and other states.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" on page 11. Investment risks and considerations include:

      - Drilling gas wells is highly risky; an investor might lose his or her entire investment.

      - No investor may participate in the management of any partnership.

      - The Program has not yet selected any prospects for gas drilling; thus, no investor can evaluate any prospect before investing.

      - No market will develop for the Units; the investment is illiquid; you may not be able to sell your Units.

      -     Investors may be subject to unlimited liability.

      -     Significant tax considerations are involved in an investment.

      The Dealer Manager and selling brokers must sell the minimum of $1.5 million of Units in a limited partnership ($2.5 million with respect to PDC 2000-D Limited Partnership) if any Units are sold. Units beyond the minimum amount are being sold on a best efforts basis. The offerings of partnerships designated PDC 2000- Limited Partnership will terminate on December 29, 2000. Chase Manhattan Trust Company will hold subscription proceeds of each Partnership in a separate escrow account and will not release funds to a Partnership before the sale of the minimum number of that Partnership's Units.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED BY THE PROGRAM OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                      Underwriting
              Price to                Discounts and     Proceeds to the
              Public                  Commissions       Partnerships
Per Unit . . . $     20,000     $     2,100 (10.5%) $     17,900   (89.5%)
Total Minimum. $  1,500,000     $   157,500 (10.5%) $  1,342,500   (89.5%)
Total Maximum. $150,000,000     $15,750,000 (10.5%) $134,250,000   (89.5%)

               PDC Securities Incorporated, Dealer Manager
            and an Affiliate of the Managing General Partner

                         The date of this Prospectus is        , 2000.
                            TABLE OF CONTENTS
                                                                  Page

SUMMARY...........................................................  1

RISK FACTORS.......................................................11
      Special Risks of the Partnership.............................11
      Risks Pertaining to Natural Gas Investments..................17
      Tax Status and Tax Risks.....................................18

TERMS OF THE OFFERING..............................................21
     General.......................................................24
     Activation of Partnerships....................................25
     Types of Units................................................26
     Conversion of Units by Managing General Partner and
      Additional General Partners..................................26
     Unit Repurchase Program.......................................27
     Investor Suitability..........................................29

ASSESSMENTS AND FINANCING..........................................32

SOURCE OF FUNDS AND USE OF PROCEEDS................................33
     Source of Funds...............................................33
     Use of Proceeds...............................................33
     Subsequent Source of Funds....................................35

PARTICIPATION IN COSTS AND REVENUES................................35
     Profits and Losses; Cash Distributions........................35
     Revenues......................................................37
     Costs.........................................................37
     Allocations Among Investor Partners; Deficit Capital Account
      Balances.....................................................40
     Cash Distribution Policy......................................41
     Termination...................................................42
     Amendment of Partnership Allocation Provisions................42

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES........42

PROPOSED ACTIVITIES................................................46
     Introduction..................................................46
     Drilling Policy...............................................48
     Acquisition of Undeveloped Prospects..........................49
     Title to Properties...........................................50
     PDC Prospects.................................................51
     Prospect Area Description.....................................51
     Drilling and Completion Phase.................................58
     Production Phase of Operations................................63
     Interests of Parties..........................................64
     Insurance.....................................................65
     The Managing General Partner's Policy Regarding Roll-Up
      Transactions.................................................66

COMPETITION, MARKETS AND REGULATION................................67
     Competition and Markets.......................................67
     Regulation....................................................69
     Natural Gas Pricing...........................................69
     Proposed Regulations..........................................70

MANAGEMENT.........................................................70
     General Management............................................70
     Experience and Capabilities as Driller/Operator...............70
     Petroleum Development Corporation.............................71
     Certain Shareholders of Petroleum Development Corporation.....73
     Remuneration..................................................73
     Legal Proceedings.............................................73
                                    i
                                                                  Page

CONFLICTS OF INTEREST..............................................74
     Certain Transactions..........................................78

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER...........80

PRIOR ACTIVITIES...................................................81
     Prior Partnerships............................................81
     Previous Drilling Activities..................................86
     Payout and Net Cash Tables....................................89
     Tax Deductions and Tax Credits of Partnerships in Previous
      Partnerships................................................101

PARTNERSHIP PROVED RESERVES AND FUTURE NET REVENUES...............106

TAX CONSIDERATIONS................................................110
     Summary of Conclusions.......................................110
     General Tax Effects of Partnership Structure.................113
     Intangible Drilling and Development Costs Deductions.........114
          A.  Classification of Costs.............................114
          B.  Timing of Deductions................................114
          C.  Recapture of IDC....................................115
     Depletion Deductions.........................................115
     Depreciation Deductions......................................116
     Interest Deductions..........................................116
     Transaction Fees.............................................116
     Basis and At Risk Limitations................................117
     Passive Loss Limitations.....................................118
          A.  Introduction........................................118
          B.  General Partner Interests...........................118
          C.  Limited Partner Interests...........................119
     Conversion of Interests......................................119
     Alternative Minimum Tax......................................119
     Gain or Loss on Sale of Property or Units....................120
     Partnership Distributions....................................121
     Partnership Allocations......................................121
     Profit Motive................................................122
     Administrative Matters.......................................123
     Accounting Methods and Periods...............................123
      Social Security Benefits; Self-employment tax...............123
      State and Local Taxes.......................................123
      Individual Tax Advice Should Be Sought......................123

SUMMARY OF PARTNERSHIP AGREEMENT..................................123
      Responsibility of Managing General Partner..................123
      Liabilities of General Partners, Including Additional
       General Partners...........................................124
      Liability of Limited Partners...............................124
      Allocations and Distributions...............................124
      Voting Rights...............................................124
      Retirement and Removal of the Managing General Partner......125
      Term and Dissolution........................................125
      Indemnification.............................................125
      Reports to Partners.........................................127
      Power of Attorney...........................................127
      Other Provisions............................................127




                                   ii



                                                                  Page

TRANSFERABILITY OF UNITS..........................................127

PLAN OF DISTRIBUTION..............................................128

SALES LITERATURE..................................................130

LEGAL OPINIONS....................................................130

EXPERTS...........................................................130

ADDITIONAL INFORMATION............................................130

GLOSSARY OF TERMS.................................................131

FINANCIAL STATEMENTS..............................................F-1

APPENDICES:

A.  Form of Limited Partnership Agreement.........................A-1
B.  Subscription Agreement........................................B-1
C.  Special Subscription Instructions.............................C-1
D.  Opinion of Counsel -- Tax Considerations......................D-1






































                                   iii

SUMMARY

      We qualify this summary in its entirety by the more detailed information appearing elsewhere in this Prospectus. We direct prospective investors to the "Glossary of Terms" (page 131 at the end of this Prospectus, for definition of certain capitalized terms appearing in throughout the Prospectus.

Terms of the Offering (page 21)

      The Program. PDC 2000 Drilling Program (the "Program") is a series of up to twelve limited partnerships (each referred to as a "Partnership" or where the context so provides as the "Partnerships") to be formed under the West Virginia Uniform Limited Partnership Act. The Program will sell Units until December 29, 2000 with Units in the Partnerships designated "PDC 2000-_ Limited Partnership" being offered only during 2000. A Limited Partnership Agreement (the "Partnership Agreement") will govern the rights and obligations of the Partners of each Partnership. We attach a form of the Partnership Agreement as Appendix A to the Prospectus. For a description of the principal terms of the Partnership Agreement, see "Summary of Partnership Agreement (page 123)." The managing general partner of each Partnership will be Petroleum Development Corporation (the "Managing General Partner"). The subscription periods for all Partnerships designated "PDC 1999-_ Limited Partnership" and designated "PDC 2000-_ Limited Partnership" will terminate on December 29, 2000, unless earlier terminated by the Managing General Partner. The offering of the Program's four 1998 limited partnerships, PDC 1998-A through PDC 1998-D Partnership's, closed during 1998 with a total of $40,877,452 of Units having been sold. The offering of the Program's four 1999 limited partnerships, PDC 1999-A through PDC 1999-D Partnership's, closed during 1999 with a total of $36,137,532.68 of Units having have sold.

      Units of Partnership Interest. The Program is offering for sales a total of 7,500 Units at $20,000 per Unit, aggregating $150,000,000. The program has already sold 4,098.59 units totalling $81,971,802. "Unit" means a Partnership interest of a Limited Partner or of an Additional General Partner purchased by an Investor Partner by an investment of $20,000. This interest is the right and obligation to share a proportional part of the Investor Partners' share of Partnership income, expense, assets and liabilities. The fractional interest purchased by a one Unit investment in the Investor Partners' interest is the ratio of one Unit to the total number of Units sold. Investors may choose to purchase units of general partnership interest or units of limited partnership interest. The Managing General Partner will convert all units of general partnership interest into units of limited partnership interest upon completion of drilling and completion activities. Tax-exempt investors and foreign investors may not purchase Units. The minimum investment by an investor is $5,000.

      Funding of a Partnership. The minimum number of Units which must be sold to allow a Partnership to be funded is 75 Units, or $1,500,000 (125 Units or $2,500,000 the PDC 2000-D Limited Partnership. The maximum subscription for any Partnership is 750 units or $15,000,000 ($25,000,0000 or 1,250 units for PDC 2000-D Limited
Partnership). The Managing General Partner may terminate the offering of a particular Partnership at any point after the minimum subscription is reached at its sole discretion, provided that no offering of any Partnership designated
 "PDC 2000-_ Limited Partnership" may extend beyond  December
29, 2000. The Managing General Partner intends to terminate the offering of each Partnership (assuming the sale of the minimum subscription) at or near the time of the respective targeted closing dates for each Partnership, which are set forth in "Terms of the Offering -- General (page 21)."

Subscription and Escrow. All subscriptions are payable in cash upon subscription. The Managing General Partner has selected Chase Manhattan Trust Company as escrow agent (the "Escrow Agent") to hold all Subscription proceeds of each Partnership in a separate interest-bearing escrow account. The execution and delivery of the Subscription Agreement by a subscriber constitute a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor may not revoke his or her Subscription. The Escrow Agent will promptly return escrowed Subscriptions to the respective subscribers of the particular Partnership if the Partnership has not closed by the sixtieth day following the anticipated offering termination date with respect to each respective Partnership, PDC 2000-C Limited Partnership or PDC 2000-D Limited Partnership has not closed on or before December 29, 2000, respectively. In the event that the minimum required subscription of $1,500,000 ($2,500,000 with respect to PDC 2000-D Limited
Partnership) is not realized in the offering of Units of any particular Partnership, that Partnership will not close or receive funds from escrow, and the Escrow Agent will promptly return all subscription proceeds with respect to the particular Partnership to the respective subscribers in full with any interest earned on the subscription and without any deduction from the subscriptions. For a full discussion of the various terms of the offering, see "Terms of the Offering (page
21)."

      Business of the Partnership. Each Partnership when formed will drill, own, and operate natural gas wells in West Virginia, Michigan, Pennsylvania, Colorado and/or Montana will produce and sell gas from these wells. The Managing General Partner may determine that a Partnership will drill wells in Utah, South Dakota, New York, Kentucky, Indiana, Kansas, Ohio, Tennessee Wyoming and/or Oklahoma. Of the offering proceeds available for drilling operations, the Managing General Partner plans to utilize all such proceeds in the drilling of development wells but may utilize up to 10% on one or more exploratory wells. See "Proposed Activities(page 46)" and "Glossary of Terms(page 131)" for the definitions of "Development Well," "Exploratory Well," and other terms used in this Prospectus.

      The address and telephone number of the Partnerships and Petroleum Development Corporation, the Managing General Partner, are 103 East Main Street, P.O. Box 26, Bridgeport, West Virginia 26330 and (304) 842-6256.

      Conversion of Units by Managing General Partner and by Additional General Partners. The Managing General Partner will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest upon completion of drilling of and completion operations of that Partnership. Moreover, Additional
General Partners (those investors who purchase Units of general partnership interest) of a particular

Partnership will have the right to convert their Units into Units of limited partnership interest and thereafter become limited partners of that Partnership. See "Terms of the Offering -- Conversion of Units by the Managing General Partner and by Additional General Partners(page
26)," "Proposed Activities -- Insurance (page 46) and "Tax Considerations -- Conversion of Interests (page 110)."

      Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners (those persons who invest in a Partnership, either as Additional General Partners or as Limited Partners) of that Partnership may offer their Units to the Managing General Partner for repurchase. Repurchase of Units is subject to certain conditions, including the financial ability of the Managing General Partner to purchase the Units and certain opinions of counsel. Subject to such financial condition and opinions of counsel, the Managing General Partner will offer annually to repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership. Subject to such conditions, the Managing General Partner is obligated to purchase all Units presented to it by investors, up to the 10% ceiling as stated above. The repurchase price will be based upon a minimum of four times cash distributions during the 12 months preceding receipt of the request for repurchase or some greater amount which is solely in the discretion of the Managing General Partner. Such repurchase price will not necessarily represent the fair market value of the Units. See "Terms of the Offering -- Unit Repurchase Program (page
21)" and "Tax Considerations -- Conversion of Interests (page
27)."

      Suitability Standards -- Long-Term Investment. The Managing General Partner has instituted strict suitability standards for investment in the Partnerships. The high degree of investment risk together with the restrictions on the sale of Units, lack of a market for the Units, and the tax consequences of the sale of Units makes investment in the Partnerships suitable only for persons who are able to hold their Units on a long-term investment basis. See "Terms of the Offering -- Investor Suitability (page 29)."

      Risk Factors. This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, unlimited liability as an Additional General Partner, lack of trading market in the units, and significant tax considerations. See "Risk Factors" (page 11) and "Tax
Considerations (page 110)." Each prospective investor should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnerships and this offering, including the following:

Special Risks of the Partnerships:

      - The drilling and completion operations to be undertaken by each Partnership for the development of natural gas reserves involve the possibility of a total loss of an investment in a Partnership.

      - The Managing General Partner will have the exclusive management and control of all aspects of the business of each Partnership. No investor may take part in the management or in the decision-making of the Partnership.

      - The Managing General Partner will not select for acquisition any Prospects for a Partnership until after activation of that Partnership. Therefore, no investor will have an opportunity to evaluate any Prospect before investing in a Partnership.

      - Because all subscriptions are irrevocable, because the offering period for a particular Partnership can extend over a number of months, and because no Prospect will be acquired until activation of a Partnership, delays in the investment of proceeds from the initial subscription date are likely.

      - Investors who invest as Additional General Partners will have unlimited liability for all obligations and liabilities of the partnership arising during such time they were Additional General Partners from the conduct of Partnership operations and if such liabilities exceed the Partnership's assets and insurance and the assets of the Managing General Partner (which has agreed to indemnify the Additional General Partners).

      - Investors who wish to sell their Partnership interests may be unable to do so, or may be able to sell them only for a price less than a fair market value. There will be no market for the Units.

      - The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner. There can be no assurance that any transaction between Managing General Partner and affiliated parties will be on terms as favorable as could have been negotiated with unaffiliated third parties.

      - The Managing General Partner and Affiliates will receive fees and compensation throughout the life of each Partnership and the Managing General Partner may have incentives to act in a manner not in the best interests of the Partners.

      - It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such event, the investors could be subject to greater risk of loss of their investment since less insurance would be available to protect against casualty losses.

      - To the extent that less subscription proceeds are raised, the Partnership will be able to drill fewer wells, the result of which will be less diversification of the investors' investment and less ability of the Partnership to spread the risk of loss.

      - The Partnership is permitted to drill one or more Exploratory Wells. Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Partnership's investment.

Risks Pertaining to Natural Gas Investments:

      - Natural gas drilling is a highly speculative activity. There is a possibility that wells drilled may not produce natural gas. Even wells which are productive may not produce gas in sufficient quantities to return all or a significant portion of the investment.

      - Future gas prices are unpredictable. If gas prices go down investor returns will go down.

      - Access to markets for gas produced by wells may be restricted as a result of many factors, including distances to existing pipelines, an oversupply of crude oil and natural gas, changing demand from weather conditions, and regulations set by federal and state governmental authorities. Such factors may impede or delay revenues to the Partnerships.

Tax Risks:

      - Investment as an Additional General Partner may not be advisable for a person whose taxable income from all sources is not recurring or is not subject to high marginal federal income tax rates.

      - Investment as a Limited Partner may be less advisable for a person who does not have substantial current taxable income from passive trade or business activities.

      - Federal income tax payable on an Investor Partner's distributive share of Partnership income for any year may exceed the cash distributed to such Partner by the Partnership.

      - Even though the Partnerships will not register with the Internal Revenue Service (the "Service") as "tax shelters," there still remains a possibility of an audit of the Partnerships' returns by the Service.

      - Of the total Subscriptions, 10 1/2% is utilized for syndication costs, offering costs, and commissions, and is nondeductible for the life of the Partnership, and 2-1/2% is utilized for the Management Fee, some or all of which may not be deductible and some of which may be deductible only over a 60 month period.

Compensation of the Managing General Partner (page 42)

      The following is a tabular presentation of the items of compensation with respect to the Managing General Partner:

Recipient            Form of Compensation            Amount
Managing General     Partnership interest            20% interest(1)
Partner

Managing General     Management Fee                  2.5% of Subscriptions
Partner                                               (non-recurring fee)(2)

Managing General     Sale of Leases to               Cost, or fair market
Partner               Partnerships                   value if materially less
                                                     than Cost(3)

Managing General     Contract drilling rates         Competitive industry
Partner                                              rates(3)

Managing General     Operator's Per-Well Charges     Competitive industry
Partner                                              rates(3)

Managing General     Direct Costs                    Cost(3)
Partner

Managing General     Payment for equipment,          Competitive prices(3)
Partner and          supplies,  gas marketing
Affiliates           and other services(4)

Affiliate            Brokerage sales commissions;    10.5% of Subscriptions
                     reimbursement of due         $157,500 ranging to
                     diligence and marketing      $15.75 million(5)
                     support expenses; wholesaling
                     fees

_____________________
(1) The Managing General Partner will contribute to the Partnerships an amount in cash equal to at least 21-3/4% of the aggregate contributions of the Investor Partners. The Managing General Partner's share of Partnership distributions of 20% will be revised under certain circumstances. See "Participation in Costs and Revenues," below. If the Managing General Partner's required cash Capital Contribution is insufficient to cover the cost of Leases and tangible well equipment, and the Managing General Partner thereupon makes an additional cash contribution to cover such costs, the Managing General Partner's share of profits, losses, and cash distributions will increase and the Investor Partners' share will decrease. See "Participation in Costs and Revenues", below.

(2) The one-time fee will range from $37,500 for sale of the minimum number of Units to $375,000 for sale of the maximum number of Units in a particular Partnership.

(3) Cannot be quantified until Partnership is conducting business. See Page 63 for table of rates for various areas of operations.

(4) Some of the gas produced by the Partnerships may be marketed by Riley Natural Gas Company ("RNG"), a subsidiary of the Managing General Partner and a natural gas marketing company.

(5) PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive as Dealer Manager of the offering sales commissions, reimbursement of due diligence and marketing support expenses, and wholesaling fees payable from the Subscriptions of the Investor Partners of $15,750,000 for sale of the maximum number of Units ranging to $157,500 for sale of the minimum number of Units.
       PDC Securities Incorporated may, as Dealer Manager, reallow such commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees, which will equal 0.5% of Subscriptions and will range from $7,500 for sale of the minimum number of Units to $750,000 the maximum number of Units.

Participation in Costs and Revenue (page 35)

      Generally, Investor Partners will receive 80 percent and the Managing General Partner will receive 20 percent of Partnership profits and losses throughout the term of each Partnership; however, Investor Partners may receive additional cash distributions if that Partnership fails to meet the performance standard described below. If a particular partnership does not fulfill the performance standard, that Partnership's sharing arrangement will change for up to a ten-year period commencing six months after the closing date of that Partnership and ending ten years later.

      The performance standard is as follows: If the Average Annual Rate of Return, as defined below, to the Investor Partners is less than 12.8% of their Subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor Partners will be increased by ten percentage points above the then-current sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will be decreased by ten percentage points below the then-current sharing arrangements for the Managing General Partner, until the Average Annual Rate of Return shall have increased to 12.8% or more, or until ten years and six months shall have expired from the closing date of the Partnership, whichever event shall occur sooner. Average Annual Rate of Return for purposes of this preferred sharing arrangement is defined as (1) the sum of cash distributions and estimated initial tax savings of 25% of investor subscriptions, realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership. Thus, Investor Partners may receive up to 90% of Partnership distributions during the revision period. See "Participation in Costs and Revenues -- Revenues -- Revisions to Sharing Arrangements," below (page 37). THE ABOVE REFERENCED REVISED SHARING ARRANGEMENT POLICY IS NOT, AND SHOULD NOT BE CONSIDERED BY AN INVESTOR PARTNER TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH 4.02 OF THE PARTNERSHIP AGREEMENT.
THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR THAT THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS PURSUANT TO THE POLICY, WILL ACHIEVE A 12.8% RATE OF RETURN.

            The table below summarizes the participation in the costs and revenues of the Partnerships by the Managing General Partner and the Investor Partners, taking account of the Managing General Partner's contribution to the capital of the Partnerships. The table is reproduced in full, with footnotes, under "Participation in Costs and Revenues."

                                                         Managing
                                            Investor     General
                                             Partners(3) Partner (2)(3)
   Partnership Costs

Broker-dealer Commissions and Expenses(1). . .   100%      0%
Management Fee . . . . . . . . . . . . . . . .   100%      0%
Lease Costs. . . . . . . . . . . . . . . . . .     0%    100%
Tangible Well Costs. . . . . . . . . . . . . .     0%    100%
Intangible Drilling and Development Costs. . .   100%      0%
Total Drilling and Completion Costs. . . . . .    80%     20%
Operating Costs. . . . . . . . . . . . . . . .    80%     20%
Direct Costs . . . . . . . . . . . . . . . . .    80%     20%
Administrative Costs . . . . . . . . . . . . .     0%    100%

      Partnership Revenues

Sale of Oil and Gas Production . . . . . . . .    80%     20%
Sale of Productive Properties. . . . . . . . .    80%     20%
Sale of Equipment. . . . . . . . . . . . . . .     0%    100%
Sale of Undeveloped Leases . . . . . . . . . .    80%     20%
Interest Income. . . . . . . . . . . . . . . .    80%     20%

____________________

(1)   The Managing General Partner, and not the Partnership, will pay
      Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees, of the Partnerships. In addition, the Managing General
      Partner, without recourse to the Partnerships, will pay Organization and Offering Costs, including commissions, in excess of 10 1/2% of Subscriptions.

(2) To the extent that Investor Partners receive preferred cash distributions (see "Participation in Costs and Revenues -- Revenues
      - Revision to Sharing Arrangements"), the allocations for Investor
      Partners will increase accordingly and the allocations for the Managing General Partner will likewise decrease.

(3) As set forth in the following paragraph, the allocation of profits, losses, and cash distributions of the Managing General Partner might increase and the allocation of profits, losses, and cash distributions, of the Investor Partners might decrease in the event that the Managing General Partner were to invest more than the Managing General Partner's minimum required Capital Contribution to cover tangible equipment and lease costs.







                                  - 8 -
      The Managing General Partner will pay for the Partnership's share of all Leases and tangible well equipment. The entire Capital Contribution of the Investor Partners, after payment of brokerage commissions, discounts due diligence expenses, wholesaling fees, and the Management
Fee, will pay for intangible drilling costs. In the event that the Intangible Drilling Costs exceed the funds of the Investor Partners available for payment of Intangible Drilling Costs (herein "excess IDC"), a portion of the Capital Contribution of the Managing General Partner may pay such excess IDC. If the cost of Leases and tangible well equipment were to exceed the Managing General Partner's Capital Contribution of 21-3/4% of the aggregate Capital Contribution of the Investor Partners, then the Managing General Partner will increase its Capital Contribution to fund such additional capital requirements and the Managing General
Partner's allocation of profits, losses, and cash distributions will increase to equal the percentage arrived at by dividing the Capital
Contribution made by the Managing General Partner by the Capital Available for Investment, the allocation of the Investor Partners will decrease accordingly.

Application of Proceeds (page 33)

      The Managing General Partner estimates that it will apply the proceeds from the aggregate Capital Contributions of a Partnership as follows, assuming the sale of the minimum number of Units. For a more extensive presentation of the use of proceeds, see "Source of Funds and Use of Proceeds" later in the Prospectus.

                  Activity                            Percentage of Total
                                                     Capital Contributions
Drilling and Completion Costs. . . . . . . . . . . . . .  89.3%
Organization and Offering Costs. . . . . . . . . . . . .   8.6%
Management Fee . . . . . . . . . . . . . . . . . . . . .   2.1%
Total. . . . . . . . . . . . . . . . . . . . . . . . . . 100.0%

Tax Considerations; Opinion of Counsel (page 110)

      Duane, Morris and Heckscher LLP has issued to the Managing General Partner its opinion concerning all material federal income tax issues applicable to an investment in the Partnerships. TO FULLY UNDERSTAND THESE TAX ISSUES, EACH PROSPECTIVE INVESTOR PARTNER SHOULD READ THE TAX OPINION IN APPENDIX D. Based upon current laws, regulations, interpretations, and court decisions, Duane, Morris, & Heckscher LLP has rendered its opinion that (i) the material federal income tax benefits in the aggregate from an investment in the Partnership will be realized; (ii) each Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or an association taxable as a corporation; (iii) to the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid and in 2000 with respect to Partnerships designated as "PDC 2000-_ Limited Partnership";
(iv) neither the at risk nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership; (v) the interests of persons who purchase Units in general partnership interests will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partnership interest is so held will not be limited by the passive activity provisions; (vi) Limited Partners' interests (other than those held by investors of general partnership interest who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions; (vii) the Partnership will not be terminated solely as the result of the conversion of Partnership interests; (viii) to the extent provided in this Prospectus, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement; (ix) the Partnership will not be required to register with the Service as a tax shelter; and (x) each Partner will be entitled to his distributive share of the Partnership's cost recovery deduction.

      Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following: (i) the impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue; (ii) whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the transaction; (iii) whether any of the Partnership's properties will be considered "proven" for purposes of depletion deductions, due to the factual nature of the issue; (iv) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue; and (v) whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue.

Rights of the Investor Partners (page 123)

      The Partnership Agreement, which is attached to this Prospectus as Appendix A, sets forth the rights of the Investor Partners. The following is a summary of the more significant of their rights.

      - The Managing General Partner will have the exclusive right to manage and control all aspects of the business of the Partnership. No investor will have any voice in the day-to-day business operations of the Partnership.

      - Profits and losses are to be allocated and cash is to be distributed in the manner discussed in the section entitled "Participation in Costs and Revenues."

      - Investors owning 10% or more of the then outstanding Units may ask the Managing General Partner to call a meeting of the Investor Partners. Each Unit is entitled to one vote on all matters. A vote of a majority of the then outstanding Units is required to approve any sale of all or substantially all of the Partnership's assets; the removal of the Managing General Partner and the election of a new managing general partner; the dissolution of the Partnership; any non-ministerial amendment to the Partnership Agreement; and the cancellation of contracts for services with the Managing General Partner.

      - The Managing General Partner will indemnify each investor who owns Units of general partnership interest for obligations, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets.

      - The Managing General Partner will furnish investors semi-annual and annual reports. The reports will contain financial statements (audited in the annual reports), information regarding transactions between the Managing General Partner and the Partnership, reserve information prepared by an independent petroleum engineer, and information regarding the Partnership's activities.

      - Investors may sell, transfer, or assign their Units, subject to the consent of the Managing General Partner and provided that the transferee satisfies all applicable suitability requirements.

      - Investors may inspect the Partnership's books and records at any reasonable time.

RISK FACTORS

      Investment in the Partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need of liquidity in their investments. This prospectus contains forward looking statements including, without limitation, trends impacting the natural gas industry (including prices and market demand), the Partnership's success in drilling and development activities, the expected effect of deregulation and the Partnerships' ability to expand their drilling activities geographically, and anticipated tax consequences, that involve risks and uncertainties. The Partnerships' actual results and development could differ materially from those discussed or implied in the forward-looking statements as a result of certain factors. Factors that may cause or contribute to such differences include those discussed under "Risk Factors", "Participation in Cost and Revenues (page 35)",
"Proposed Activities (page 46","Competition, Markets and
Regulations (page 67," and Tax Considerations (page 110)," as well as those discussed elsewhere in this Prospectus. The Managing General Partner cautions the reader, however, that this list of factors may not be exhaustive. Prospective investors should consider carefully the following factors, in addition to the other information in this Prospectus, prior to making their investment decision.

Special Risks of the Partnerships

      DRILLING NATURAL GAS WELLS IS SPECULATIVE, MAY BE UNPROFITABLE, AND MAY RESULT IN THE TOTAL LOSS OF ONE'S INVESTMENT. The drilling and completion operations to be undertaken by each of the Partnerships for the development of natural gas reserves are speculative and involve the possibility of a total loss of an investment in a Partnership. Drilling activities may be unprofitable, not only from non-productive wells, but from wells which do not produce natural gas in sufficient quantities or quality to return a profit on the amounts expended. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment. See "Terms of the Offering -- Investor Suitability (page 21)."

      THE MANAGING GENERAL PARTNER WILL MANAGE EACH PARTNERSHIP, WITHOUT ANY INVOLVEMENT BY ANY INVESTOR PARTNER. The Partnership Agreement provides that the Managing General Partner will exclusively manage and control all aspects of the business of each Partnership and will make all decisions respecting the business of each Partnership. The Partnership Agreement does not permit the Investor Partners to take part in the management of any Partnership. See Article VI and Section 7.01 of the Partnership Agreement attached as Appendix A.

      THE MANAGING GENERAL PARTNER HAS NOT SELECTED ANY PROSPECTS FOR ACQUISITION, AND AS A RESULT THE INVESTOR PARTNERS WILL BE UNABLE TO EVALUATE ANY PROSPECTS BEFORE THEY INVEST IN THE PROGRAM. The Managing General Partner has not selected any Prospect for acquisition by any Partnership and will not select Prospects for a particular Partnership until after the activation of that Partnership. Investor Partners will not have an opportunity before purchasing Units to evaluate for themselves the relevant geophysical, geological, economic or other information regarding the Prospects to be selected.

      BECAUSE OF A LENGTHY OFFERING PERIOD, DELAYS IN THE INVESTMENT OF AN INVESTOR'S SUBSCRIPTION ARE LIKELY. Upon execution and delivery by the investor, that investor's subscription will be irrevocable and cannot be withdrawn. Because the offering period for a particular Partnership can extend over a number of months and because the Managing General Partner will acquire no Prospects until after activation of that Partnership, delays in the investment of proceeds from the initial subscription date are likely.

      ADDITIONAL GENERAL PARTNERS WILL BE INDIVIDUALLY LIABLE FOR PARTNERSHIP OBLIGATIONS AND LIABILITIES BEYOND THE AMOUNT OF THEIR SUBSCRIPTIONS, PARTNERSHIP ASSETS, AND THE ASSETS OF THE MANAGING GENERAL PARTNER. Under West Virginia law, the state in which each Partnership will organize, general partners of a partnership have unlimited liability with respect to that partnership; therefore, the Additional General Partners will be liable individually and as a group for all obligations and liabilities of creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Additional General Partners may be liable for amounts in excess of their Subscriptions, the assets of the Partnership, including insurance coverage, and the assets of the Managing General Partner, which has agreed to indemnify the Additional General Partners.

      THE MANAGING GENERAL PARTNER AND ITS AFFILIATES WILL RECEIVE COMPENSATION FROM THE PARTNERSHIP UPON FUNDING OF THE PARTNERSHIP AND THROUGHOUT THE LIFE OF THE PARTNERSHIP. The Managing General Partner and Affiliates will receive compensation throughout the life of the Partnership. The Managing General Partner will contribute to the Partnerships an amount in cash equal to not less than 21-3/4% of the Capital Contributions of the Investor Partners. The Managing General Partner's share of operating profits in each Partnership will be 20% (subject to revision). The Partnership at closing of the Partnership will pay to the Managing General Partner a one-time Management Fee equal to 2.5% of total Subscriptions.

The Partnership will pay the Managing General Partner for drilling and completing the Partnership's wells. The Partnership will pay the Managing General Partner as operator for each producing well a monthly fee for operations and field supervision, Partnership accounting, engineering, management, and general and administrative expenses. The Partnership will reimburse the Managing General Partner for all documented out-of-pocket expenses incurred on behalf of the Partnership. The Managing General Partner and its Affiliates may enter into transactions with the Partnership for services, supplies, and equipment and will be entitled to compensation at competitive prices and terms. PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive a fee as Dealer Manager equal to 10 1/2% of the subscription proceeds for sales commissions, reimbursement of bona fide due diligence expenses, and
wholesaling fees.    See "Compensation to the Managing General Partner and
Affiliates (page 42)."



       AN INVESTOR WHO SUBSCRIBES FOR UNITS CANNOT REVOKE THE SUBSCRIPTION. The execution and delivery of the Subscription Agreement by a subscriber constitute a binding offer to buy Units in a Partnership. Once an investor subscribes for Units, that investor will not be able to revoke the Subscription. Subscription proceeds of each Partnership will be held in a separate interest-bearing escrow account with Chase Manhattan Trust Company. In the event that the offering of Units in a particular Partnership has not closed within the allotted offering period, the Managing General Partner will cause the escrow agent to return promptly all escrowed funds to the respective investors of that particular Partnership with any interest earned on and without any deduction from such funds.

      THE PARTNERSHIP'S WELLS MIGHT NOT PRODUCE COMMERCIAL QUANTITIES OF NATURAL GAS. The selection of Prospects for natural gas drilling is inherently speculative and is subject to a high degree of risk. The Managing General Partner cannot predict whether any Prospect will produce natural gas or commercial quantities of natural gas. See "Proposed Activities -- Acquisition of Undeveloped Prospects (page 49."

      THERE WILL BE NO MARKET FOR THE UNITS; AND AS A RESULT AN INVESTOR PARTNER MAY NOT BE ABLE TO SELL HIS OR HER UNITS. Investors may not be able to sell their Partnership interests or may only be able to sell them for less then a fair market value. There will be no market for the Units. A sale or transfer of Units by an Investor Partner requires the prior written consent of the Managing General Partner See "Transferability of Units (page 127)."

      SUFFICIENT INSURANCE COVERAGE MAY NOT BE AVAILABLE FOR THE PARTNERSHIP, THEREBY INCREASING THE RISK OF LOSS FOR THE INVESTOR PARTNERS. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such case, the Managing General Partner may elect to change the insurance coverage. Upon such change, Additional General Partners could elect to become Limited Partners.

See "Proposed Activities -- Insurance (page 65)."  Additional
General Partners who elected to remain Additional General Partners could be exposed to additional financial risk due to the reduced insurance coverage and due to the fact that Additional General Partners would continue to be individually liable for obligations and liabilities of the Partnership. All Investor Partners could be subject to greater risk of loss of their investment since less insurance would be available to protect from casualty losses.

      A PARTNERSHIP WHICH DRILLS FEWER WELLS WILL BE LESS DIVERSIFIED, THEREBY INCREASING THE RISK OF FINANCIAL LOSS FOR THE INVESTORS. The Managing General Partner intends to spread the risk of natural gas drilling by participating in the drilling of wells on a number of different Prospects. However, the cost of drilling wells in different geographic locations varies greatly. A Partnership subscribed at the minimum level or which drills more expensive wells would be able to participate in fewer Prospects, thereby decreasing the diversification of the Partnership's investment in Prospects and increasing the risk of financial loss to the Investor Partners.

      THROUGH THEIR INVOLVEMENT IN PARTNERSHIPS AND OTHER NON-PARTNERSHIP ACTIVITIES, THE MANAGING GENERAL PARTNER AND ITS AFFILIATES HAVE INTERESTS WHICH CONFLICT WITH THOSE OF THE INVESTOR PARTNERS. The continued active participation by the Managing General Partner and its Affiliates in oil and gas activities for their own accounts and on behalf of other partnerships organized or to be organized by them, their sale of Leases to and other transactions with the Partnerships, and the manner in which Partnership revenues are allocated create conflicts of interest with the Partnerships. The Managing General Partner and its affiliate have interests which inherently conflict with those of the unaffiliated Partners. There can be no assurance that any transaction between the Managing General Partner and affiliated parties will be on terms as favorable as could have been negotiated with unaffiliated third parties. See "Conflicts of Interest (page 77)."

      THE PRODUCING LIFE AND PRODUCTIVITY OF PARTNERSHIP WELLS ARE UNCERTAIN AND CANNOT BE PREDICTED. The Managing General Partner cannot predict the life and production of any well. The actual lives could differ from those anticipated. Partnership wells may not produce sufficient gas for investors to receive a profit or even to recover their initial investment.

      UNAFFILIATED PERSONS MIGHT MANAGE JOINTLY-OWNED PARTNERSHIP PROSPECTS; A PARTNERSHIP COULD BE FINANCIALLY LIABLE FOR OBLIGATIONS OF SUCH JOINTLY-OWNED PROSPECTS. The Partnerships will usually acquire less than the full Working Interest in Prospects and, as a result, will engage in joint activities with other Working Interest owners. Additionally, the Partnership might purchase less than a 50% Working Interest in one or more Prospects. As a result, someone other than the Partnership or the Managing General Partner may control and manage such Prospects. A Partnership could be held liable for the joint activity obligations of the other Working Interest owners, such as nonpayment of costs and liabilities arising from the actions of the Working Interest owners. Full development of the Prospects could be jeopardized in the event of the inability of other Working Interest owners to pay their respective shares of Drilling and Completion Costs. See "Proposed Activities -- Drilling and Completion Phase -- Drilling and Operating Agreement (page 58)."

      A PARTNERSHIP MAY NOT BORROW FUNDS, EVEN IF NEEDED FOR PARTNERSHIP OPERATIONS; AS A RESULT, THE PARTNERSHIP MIGHT NOT HAVE SUFFICIENT CAPITAL FOR ITS OPERATIONS. The Partnership intends to utilize substantially all available capital from this offering for the drilling and completion of wells and will have only nominal funds available for Partnership purposes prior to such time as there is production from Partnership well operations. The Partnership Agreement does not permit the Partnership to borrow money as may be required for its business. Therefore, any future requirement for additional funding will have to come, if at all, from the Partnership's production. There is no assurance that production will be sufficient to provide the Partnership with necessary additional funding. See "Source of Funds and Use of Proceeds -- Subsequent Source of Funds (page 35)" and "Proposed Activities -- Production Phase of
Operations -- Expenditure of Production Revenues (page 63)."

       THE PARTNERSHIP AND OTHER PARTNERSHIPS SPONSORED BY THE MANAGING GENERAL PROGRAM MAY COMPETE WITH EACH OTHER FOR PROSPECTS, EQUIPMENT, CONTRACTORS AND PERSONNEL; AS A RESULT, THE PARTNERSHIP MIGHT FIND IT MORE DIFFICULT TO OPERATE EFFECTIVELY. During 2000 and thereafter, the Managing General Partner plans to offer interests in other partnerships to be formed for substantially the same purposes as those of the Partnerships. Therefore, a number of partnerships with unexpended capital funds, including those partnerships to be formed before and after the Partnerships, may exist at the same time. Due to competition among partnerships for suitable Prospects and availability of equipment, contractors, and Managing General Partner personnel, the fact that partnerships previously organized by the Managing General Partner and its Affiliates may still be purchasing Prospects (when the Partnership is attempting to purchase Prospects) may make more difficult the completion of Prospect acquisition activities by a Partnership.


      THE PARTNERSHIP MAY DRILL EXPLORATORY WELLS, WHICH INVOLVES A GREATER RISK OF FINANCIAL LOSS THAN DRILLING DEVELOPMENT WELLS. Each Partnership may drill one or more Exploratory Wells. Drilling Exploratory Wells involves greater risks of Dry Holes and loss of the Investor Partners' investment. Drilling Development Wells generally involves less risk of Dry Holes but developmental acreage is more expensive and subject to greater royalties and other burdens on production.

      THE RESULTS OF DRILLING PREVIOUS PARTNERSHIPS SPONSORED THE MANAGING GENERAL PARTNER ARE NOT INDICATIVE OF THE RESULTS TO BE EXPERIENCED BY THE PARTNERSHIPS. Information concerning the prior drilling experience of previous partnerships sponsored by the Managing General Partner and its Affiliates, presented under the caption "Prior Activities (page
48)," is not indicative of the results to be expected by these Partnerships.

      IN VIEW OF THE COST SHARING ARRANGEMENTS, THE INVESTOR PARTNER WILL BEAR THE SUBSTANTIAL AMOUNT OF COSTS AND RISK OF NON-COMMERCIAL WELLS. Under the cost and revenue sharing provisions of the Partnership Agreement, the Investor Partners and the Managing General Partner may share in costs disproportionate to their sharing of revenues. Because the Investor Partners will bear the substantial amount of costs of acquiring, drilling and developing the Prospects, the Investor Partners will bear the substantial amount of costs and risks of drilling Dry Holes and marginally productive wells.

      INVESTOR PARTNERS MAY BE PERSONALLY LIABLE FOR ACTING CONTRARY TO THE PARTNERSHIP AGREEMENT.The Investor Partners may not participate in the management of the Partnership business. The Partnership Agreement forbids the Investor Partners from acting in a manner harmful to the business of the Partnership. If an Investor Partner acts in contravention of the terms of the Partnership Agreement, such Partner may have to pay for such losses and such Partner may have to pay other Partners for all damages resulting from the breach of the Partnership Agreement.

      INDEMNIFICATION OF ADDITIONAL GENERAL PARTNERS BY MANAGING GENERAL PARTNER COULD REDUCE THE VALUE OF THE PARTNERSHIP AND THE INVESTMENT INTERESTS OF THE INVESTOR PARTNERS. The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Any successful claim of indemnification will reduce the value of the Partnership. The value of the investment interest of the Investor Partners would be reduced. In such event, the Investor Partners could lose their entire investment in the Partnership. The Managing General Partner will have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership if the Managing General Partner in good faith determined that its action was in the best interest of the Partnership and that such action did not constitute negligence or misconduct of the Managing General Partner. See "Summary of Partnership Agreement -- Indemnification (page
131)."

 RECEIPT BY LIMITED PARTNERS OF PARTNERSHIP DISTRIBUTIONS COULD RESULT IN LIABILITY OF SUCH LIMITED PARTNERS TO THE PARTNERSHIP. If Limited Partners receive a return of any part of their Capital Contributions to a Partnership, without violation of the Partnership Agreement or the West Virginia Uniform Limited Partnership Act or the "Act", such Limited Partners will be liable to the Partnership for a period of one year thereafter for the amount of the returned contributions. If the return is in violation of the Partnership Agreement or the Act, the Limited Partners will be liable to the Partnership for a period of six years thereafter for the amount of the contribution wrongfully returned.

      A SIGNIFICANT FINANCIAL LOSS BY THE MANAGING GENERAL PARTNER COULD ADVERSELY AFFECT THE PARTNERSHIP. As a result of its commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, the net worth of the Managing General Partner is at risk of reduction. Because the Managing General Partner is primarily responsible for the conduct of the Partnership's affairs, a significant adverse financial reversal for the Managing General Partner could have an adverse effect on the Partnership and the value of the Units therein.

      AN INVESTOR PARTNER MAY NOT RECEIVE A DISTRIBUTION IF THE
DISTRIBUTION WOULD CAUSE A CAPITAL ACCOUNT DEFICIT. The Partnership Agreement prohibits the Investor Partners from receiving allocations or distributions to the extent such would create or increase deficits in their Capital Accounts.

      THE DEALER MANAGER IS NOT INDEPENDENT AND HAS NOT CONDUCTED AN INDEPENDENT DUE DILIGENCE EVALUATION OF THE OFFERING. PDC Securities Incorporated, the Dealer Manager of this offering, is an Affiliate of the Managing General Partner and is not independent which creates a conflict of interest in its due diligence examination and evaluation of this offering. See "Conflicts of Interest (page 74)."

Risks Pertaining to Natural Gas Investments

      THE DRILLING OF GAS WELLS IS HIGHLY SPECULATIVE AND RISKY AND MAY RESULT IN UNPROFITABLE WELLS. Natural gas drilling is a highly speculative activity marked by many unsuccessful efforts. Investors must recognize the possibility that the wells drilled may not be productive. Even completed wells may not produce enough gas to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity, and permeability may hinder or restrict production or even make production impractical or impossible.


      THE PRICES FOR NATURAL GAS HAVE BEEN QUITE UNSTABLE; A DECLINE IN THE PRICE COULD ADVERSELY IMPACT THE PARTNERSHIP. Global economic conditions, political conditions, and energy conservation have created unstable prices. Revenues of each Partnership are directly related to natural gas prices which the Managing General Partner cannot predict. The prices for domestic natural gas production have varied substantially over time and may in the future decline which would adversely affect the Partnerships and the Investor Partners. Prices for natural gas have been and are likely to remain extremely unstable.

      FLUCTUATING MARKET CONDITIONS, INTENSE COMPETITION IN DRILLING, AND GOVERNMENT REGULATIONS MAY ADVERSELY AFFECT THE PROFITABILITY OF THE PARTNERSHIP. A large number of companies and individuals engage in drilling for natural gas and there is competition for the most desirable leases. The sale of any natural gas found and produced by the Partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal
agencies.   From time-to-time, a surplus of natural gas may occur in areas of the United States. The effect of a surplus may be to reduce the price the Partnerships receive for their gas production, or to reduce the amount of natural gas that the Partnerships may produce and sell. As a result, the Partnership may not be profitable. See "Competition, Markets and Regulation (page 67)."

      ENVIRONMENTAL HAZARDS INVOLVED IN DRILLING GAS WELLS MAY RESULT IN SUBSTANTIAL LIABILITIES FOR THE PARTNERSHIP. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the funds available to a Partnership, may result in the loss of Partnership properties and may create liability for Additional General Partners. A Partnership may be subject to liability for pollution, abuses of the environment and other similar damages. Although the Partnerships will maintain insurance coverage in amounts the Managing General Partner deems appropriate, it is possible that insurance coverage may be insufficient. In that event, Partnership assets would pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for drilling activities.

      INCREASES IN DRILLING COSTS WOULD ADVERSELY AFFECT THE PARTNERSHIP'S PROFITABILITY. The oil and gas industry historically has experienced periods of rapid cost increases from time to time. Increases in the cost of exploration and development would affect the ability of the Partnerships to acquire additional Leases, gas equipment, and supplies and would adversely affect the profitability of the Partnerships.
                                 - 17 -
      A REDUCED AVAILABILITY OF DRILLING RIGS MAY ADVERSELY AFFECT THE OPERATIONS OF THE PARTNERSHIPS. Increased drilling operations in some areas of the United States have resulted in the decreased availability of drilling rigs and gas field tubular goods. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence others to increase their domestic oil and gas exploration. These factors may reduce the availability of rigs to the
Partnership resulting in delays in drilling activities.   The reduced
availability of rigs may adversely affect the operations of the Partnerships.

      FAILURE BY SUBCONTRACTORS TO PAY FOR MATERIALS OR SERVICES COULD ADVERSELY AFFECT THE PARTNERSHIP'S PROFITABILITY. Although the Managing General Partner will endeavor to ascertain the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the wells of the Partnerships could be subject to materialmen's and workmen's liens. In that event, the Partnerships could incur excess costs in discharging such liens.

      VARIOUS PRODUCTION AND MARKETING CONDITIONS MAY CAUSE DELAY IN PARTNERSHIP GAS PRODUCTION AND ADVERSELY AFFECT THE PARTNERSHIP'S PROFITABILITY. Drilling wells in areas remote from marketing facilities may delay production from those wells until sufficient reserves are established to justify construction of necessary pipelines and production
facilities.   The Partnership's inability to complete wells in timely
fashion may also result in production delays. In addition, marketing demands which tend to be seasonal may reduce or delay production from wells. Wells drilled for the Partnerships may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt or reduce sales from Partnership wells.

Tax Status and Tax Risks

      It is possible that the tax treatment currently available with respect to natural gas exploration and production will change on a retroactive or prospective basis as a result of additional legislative, judicial, or administrative actions. See "Tax Considerations (page
110)."

      PARTNERSHIP CLASSIFICATION AS A PUBLICLY TRADED PARTNERSHIP WOULD SUBSTANTIALLY ALTER THE TAX TREATMENT OF THE PARTNERSHIP. Tax counsel has rendered its opinion that each Partnership will be classified for federal income tax purposes as a partnership and not as a corporation, or an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. Such opinion is not binding on the Service or the courts. The Service could assert that a Partnership should be classified as one of these other structures. If a Partnership is so classified, any income, gain, loss, deduction, or credit of the Partnership will remain at the entity level, and not flow through to the Investor Partners, the income of the Partnership will be subject to corporate tax rates at the entity level and distributions to the Investor Partners may be considered dividend distributions subject to federal income tax at the Investor Partners' level. See "Tax Considerations -- General Tax Effects of Partnership Structure (page 113)."

                                 - 18 -

      SUBSTANTIALLY DIFFERENT TAX CONSIDERATIONS ARE INVOLVED IN ONE'S CHOICE TO INVEST AS AN ADDITIONAL GENERAL PARTNER OR AS A LIMITED PARTNER. An investment as an Additional General Partner in a Partnership may not be advisable for a person whose taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates. An investment as a Limited Partner may not be advisable for a person who does not anticipate having substantial current taxable income from passive trade or business activities. A Limited Partner cannot utilize any passive losses generated by the Partnerships until he or she is in receipt of passive income.


      Partnership income, losses, gains, and deductions allocable to any Limited Partners will be subject to the passive activity rules whereas those allocable to an Additional General Partner will generally not be subject to the passive activity rules. After conversion of an Additional General Partner's interest to that of a Limited Partner, allocable income and gains will be treated as nonpassive while losses and deductions will be subject to limitation under the passive loss rules. See "Tax Considerations."

      UNDER THE CODE, A PARTNER'S TAX LIABILITIES MAY EXCEED THE CASH DISTRIBUTIONS RECEIVED BY SUCH PARTNER. Federal income tax payable by an Investor Partner by reason of his or her distributive share of Partnership taxable income for any year may exceed the cash distributed to such Partner by the Partnership. An Investor Partner must include in his or her own return for a taxable year his or her share of the items of the Partnership's income, gain, profit, loss, and deductions for the year, to the extent required under the Internal Revenue Code as then in effect, whether or not cash proceeds are actually distributed to the Partner. For example, income from the Partnership's sale of gas production is taxable to Investor Partners as ordinary income subject to depletion and other deductions; an Investor Partner's distributive share of the Partnership's taxable income will be taxable to such Partner whether or not the income is actually distributed.

      IF THE SERVICE AUDITS THE PARTNERSHIP'S TAX RETURNS, AN INVESTOR PARTNER MIGHT OWE MORE TAXES. Although the Partnerships will not be registered with the Service as "tax shelters," it is possible that the Service will audit each Partnership's returns. If such audits occur, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of Investor Partners' individual tax returns. In addition, costs and expenses may be incurred by a Partnership in contesting such adjustments. The cost of responding to audits of Investor Partners' tax returns will be borne solely by the Investor Partners whose returns are audited. See "Tax Considerations -- Administrative Matters (page 122)."

      PARTNERSHIP LOSSES AFTER THE CONVERSION OF GENERAL PARTNERSHIP INTERESTS TO LIMITED PARTNERSHIP INTERESTS WILL BE PASSIVE LOSSES FOR TAX PURPOSES. Tax counsel to the Managing General Partner has rendered its opinion that interests in the Partnerships held by the Additional General Partners will not be subject to the passive activity rules. However, losses arising after a conversion to limited partnership interests will be treated as passive and, consequently, will only be available to offset passive income. Losses allocable to the Limited Partners will be subject to the passive loss rules, while income so allocable will be passive except to the extent characterized as portfolio.

                                 - 19 -
      A MATERIAL PORTION OF THE SUBSCRIPTION PROCEEDS WILL NOT BE
CURRENTLY DEDUCTIBLE. A material portion of the Subscription proceeds of a Partnership will be expended for cost and expense items which will not be currently deductible for income tax purposes. See "Tax Considerations -- Transaction Fees (page 116)."

      THE SERVICE COULD CHALLENGE THE PARTNERSHIP'S PREPAYMENT OF DRILLING COSTS. Some drilling cost expenditures may be made as prepayments during 2000 (with respect to Partnerships designated "PDC 2000-_
Limited Partnership"), for drilling and completion operations which in large part may be performed during 2001. All or a portion of such prepayments may be then currently deductible by the applicable Partnership if the well to which the prepayment relates is spudded within 90 days after December 29, 2000; the payment is not a mere deposit; and the payment serves a business purpose or otherwise satisfies the clear reflection of income rule. A Partnership could fail to satisfy the requirements for deduction of prepaid intangible drilling and development costs. The Service may challenge the deductibility of such prepayments. If such a challenge were successful, such prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed. See "Tax Considerations -- Intangible Drilling and Development Costs Deductions (page 114)."

      COUNSEL'S TAX OPINION DOES NOT COVER VARIOUS TAX CONSIDERATIONS INVOLVED IN ONE'S INVESTMENT IN THE PARTNERSHIP. Due to the lack of authority, or the essentially factual nature of the question, tax counsel to the Partnership, Duane, Morris & Heckscher LLP , has expressed no opinion as to the following: (i) whether the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, (ii) whether any of the Partnership's properties will be entitled to percentage depletion,
(iii) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility,
(iv) whether the fees to be paid to the Managing General Partner and to third parties will be deductible, and (v) the impact of an investment in the Partnership on an Investor's alternative minimum tax.

      Various of the above-referenced matters are factual in nature, and the facts are unknown at this time. Therefore, counsel is unable to render an opinion at this time with respect to these matters as to the tax consequences and burdens a taxpayer will likely experience as a result of an investment in the Partnership. The facts when they become known with respect to the various matters referred to above may vary from taxpayer to taxpayer and may result in different tax consequences and burdens for individual taxpayers.

      Prospective investors should recognize that an opinion of counsel merely represents such counsel's best legal judgment under existing statutes, judicial decisions, and administrative regulations and interpretations. There can be no assurance, however, that some of the deductions claimed by a Partnership will not be challenged successfully by the Service.

TERMS OF THE OFFERING

General

      - Up to twelve limited partnerships (four in 1998, four in 1999 and four in 2000)

      - Units of general partnership interest and Units of limited partnership interest being offered -- investor may choose

      -     $20,000 Cost per Unit

      -     Minimum subscription -- $5,000

      -     Minimum partnership -- $1,500,000 in Subscriptions

      -     Maximum partnership -- $15,000,000 in Subscriptions

      -     Maximum aggregate subscriptions for twelve partnerships --
            $150,000,000

      - Subscription proceeds will be placed in escrow until Partnership funded.

      PDC 2000 Drilling Program (the "Program") will offer for sale an aggregate of $150,000,000 of preformation interests in a series of up to twelve limited partnerships to be formed in 7,500 Units of $20,000 per Unit. Only prospective investors who meet the suitability standards set forth below may purchase Units. The Program will offer Units for sale over a three-year period with interests in the partnerships designated "PDC 1998-_ Limited Partnership" being offered only during 1998 (already completed), interests in the partnerships designated "PDC 1999-_ Limited Partnership" (already completed) and interests in partnerships designated "PDC 2000-_ Limited Partnership" being offered only during 2000. The managing general partner of each Partnership will be Petroleum Development Corporation, a publicly-owned Nevada corporation (the "Managing General Partner"). The Managing General Partner in its discretion may accept Subscriptions for less than full Units. The minimum subscription is one-quarter Unit ($5,000). In the event an investor purchases Units on more than one occasion during the offering period of a Partnership, the minimum purchase on each occasion is $5,000 (one-quarter
Unit). The Program will not sell Units to tax-exempt investors or to foreign investors. Upon the sale of at least the minimum number of Units in a Partnership (75 Units aggregating $1,500,000; 125 Units aggregating $2,500,000 with respect to and PDC 2000-D Limited Partnership) and upon termination of the offering of Units in that Partnership, the Managing General Partner will form a limited partnership under the laws of West Virginia. At that time the units of preformation general partnership interest and preformation limited partnership interest will become Units of general partnership interest and Units of limited partnership interest, respectively, in the particular Partnership. There is no restriction on the composition of the type of partnership interests with respect to any Partnership.

      If the Managing General Partner does not sell the minimum required aggregate subscription amount of $1,500,000 (or $2,500,000, as appropriate) in the offering of Units of any Partnership, the Managing General Partner will not fund that Partnership, and the Escrow Agent will promptly return all subscription proceeds with respect to that Partnership to the respective subscribers in full with any interest earned on the escrow funds and without any deduction from the escrowed funds.
The Managing General Partner may not complete a sale of Units to any investor until at least five business days after the date the investor has received a final prospectus. In addition, the Managing General Partner will send to each investor a confirmation of the purchase.

      Subscribers may elect to purchase Units as an Additional General Partner or as a Limited Partner. Additionally, a subscriber may purchase Units of general partnership interest and Units of limited partnership interest.

      The Partnerships will be designated as PDC 1998-A Limited Partnership, PDC 1998-B Limited Partnership, PDC 1998-C Limited Partnership, and PDC 1998-D Limited Partnership with respect to the Partnerships offered during 1998, PDC 1999-A Limited Partnership,
PDC 1999-B Limited Partnership, PDC 1999-C Limited Partnership, and PDC 1999-D Limited Partnership with respect to the Partnerships to be offered during 1999, each of which has been organized and is currently conducting business operations, and PDC 2000-A Limited Partnership, PDC 2000-B Limited Partnership, PDC 2000-C Limited Partnership, and PDC 2000-D Limited Partnership with respect to the Partnerships to be offered during 2000. The maximum Subscription of any Partnership will be the lesser of $15,000,000 ($25,000,000 with respect to PDC 2000-D
Limited Partnership) or the remaining unsold units based on the $150,000,000 aggregate registration.

      The Subscription period for all Partnerships designated "PDC 1998-_ Limited Partnership" terminated on December 31, 1998, the Subscription period for all Partnerships designated "PDC 1999-_ Limited Partnership" terminated on December 31, 1999, and the Subscription period for all Partnerships designated "PDC 2000-_ Limited Partnership" will terminate on December 29, 2000, unless earlier terminated or withdrawn by the Managing General Partner. Although the Managing General Partner may terminate an offering of Units in any Partnership at any time, the Managing General Partner anticipates that the respective offering periods for PDC 2000-B Limited Partnership, PDC 2000-C Limited Partnership, and PDC 2000-D Limited Partnership will terminate September 13, 2000, November 15, 2000, and December 29, 2000. The offering period for PDC 2000-A terminated on May 22, 2000.The offering of any particular Partnership may extend beyond its anticipated termination date by not more than sixty days or be terminated earlier; however, no offering of Partnerships designated "PDC 2000-_ Limited Partnership" may extend beyond December 29, 2000. Except as otherwise stated below, the offering of Units in subsequent Partnerships PDC 2000-A Limited Partnership, PDC 2000-B Limited Partnership, PDC 2000-C Limited Partnership or PDC 2000-D Limited Partnership as appropriate) will not commence until the Subscription of Units in prior Partnerships
( PDC 2000-A Limited Partnership, PDC 2000-B Limited Partnership, or PDC 2000-C Limited Partnership or PDC 2000-D Limited Partnership as appropriate) has reached the minimum subscription or that prior offering has terminated. The Managing General Partner may choose to offer the Units of PDC 2000-C Limited Partnership and PDC 2000-D Limited Partnership at the same time until the offering of Units in PDC

2000-C Limited Partnership has terminated, in order that investors be allowed to diversify their investments in the two Partnerships, if they so choose. Once the offering with respect to a particular Partnership has closed, the Managing General Partner will offer or sell no additional Units with respect to that Partnership. At or about the time of funding of a particular Partnership, it is anticipated that the Managing General Partner will supplement this Prospectus to reflect the results of the offering of such Partnership. No operations by a particular Partnership will commence until termination of its offering period.

      The Managing General Partner will fund each Partnership promptly following the termination of its respective offering period, provided that such Partnership has reached the minimum Subscriptions, The Managing General Partner may accelerate or delay the funding of any particular Partnership. However, the Managing General Partner will not delay the funding of any Partnership beyond December 29, 2000, with respect to Partnerships designated "PDC 2000-_ Limited Partnership,". The Managing General Partner will not offer or sell any Units in a Partnership after the close of its offering period and its funding.

      Subscriptions for Units are payable $20,000 in cash per Unit purchased upon subscription. The Managing General Partner will place all Subscription proceeds of each Partnership in a separate interest-bearing escrow account at Chase Manhattan Trust Company located at Oxford Centre, Suite 1100, 301 Grant Street, Pittsburgh, Pennsylvania 15219 (the "Escrow Agent"), during the offering period of such Partnership. The escrow agreement requires the Escrow Agent to invest escrowed funds upon receipt and forbids the Escrow Agent from disbursing funds except upon deposit of checks representing at least the minimum subscriptions and upon written instructions from the Managing General Partner and dealer manager. At that time the Escrow Agent will disburse in accordance with such instructions. In the event that the Managing General Partner fails to raise the minimum subscriptions the Escrow Agent will promptly return the escrowed funds to the subscribers.

      As disclosed under "Risk Factors -- Special Risks of the Partnerships -- Irrevocable Subscriptions; Escrow of Subscription Funds," the Escrow Agent will promptly return escrowed Subscriptions of Partnerships not closed by the sixtieth day following the anticipated offering termination date to the respective investor of that Partnership. If the offering of Units in PDC 2000-C Limited Partnership or PDC
2000-D Limited Partnership has not closed on or before December 29,
2000, the Escrow Agent will promptly return the escrowed funds of that particular Partnership to those investors. The Escrow Agent will not commingle Subscriptions with the funds of the Managing General Partner or its Affiliates, nor will Subscriptions be subject to the claims of their creditors. The Escrow Agent will invest Subscription proceeds during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government. The interest rate on the escrow account is variable. Interest accrued on Subscription funds prior to closing of the offering and funding of a Partnership will be paid to
the respective Subscriber after closing.   Investors should make their
checks for Units payable to "Chase as Escrow Agent for PDC 2000-_
Limited Partnership," and give their checks to their broker for submission to the Dealer Manager and Escrow Agent.

      An Investor's execution of the Subscription Agreement and its acceptance by the Managing General Partner constitute the execution of the Partnership Agreement and an agreement to be bound by the terms of the Partnership Agreement as a Partner, including the granting of a special power of attorney to the Managing General Partner appointing it as the Partner's lawful representative to execute and file a Certificate of Limited Partnership and any amendment thereof, governmental reports, certifications, contracts, and other matters.

Activation of the Partnerships

      - Each Partnership will receive funds following termination of offering period.

      - Each Partnership is a separate business and economic entity from each other Partnership.

      -     Partnerships will organize under West Virginia law.

      Each Partnership will organize under the Act and will receive funds promptly following the termination of its offering period. However, a Partnership will not be funded with less than the requisite minimum aggregate Subscriptions. A Partnership will not have any substantial assets or liabilities and will not commence any drilling operations until after it is funded.

      Each Partnership is and will be a separate and distinct business and economic entity from each other Partnership. Thus, the Investor Partners in one Partnership will be Partners only of that Partnership in which they specifically invest and will have no interest in any of the other Partnerships. Therefore, they should consider and rely solely upon the operations and success (or lack thereof) of their own Partnership in assessing the quality of their investment. The performance of one Partnership will not be attributable to the performance of other Partnerships.

      Upon funding of a Partnership, the Managing General Partner will deposit the Subscription funds in interest-bearing accounts or invest such funds in short-term highly-liquid securities where there is appropriate safety of principal, in that Partnership's name until the funds are required for Partnership purposes. Interest earned on amounts so deposited or invested will be the property of the respective Partnership whose funds earned the interest.

      The Managing General Partner anticipates that within 12 months following the formation of a Partnership it will have expended or committed all Subscriptions for Partnership operations. The Managing General Partner will return any unexpended and/or uncommitted Subscriptions at the end of such 12-month period pro rata to the Investor Partners and the Managing General Partner will reimburse such Partners for Organization and Offering Costs and the Management Fee allocable to the return of capital. The term "uncommitted capital" will not include amounts set aside for necessary operating capital reserves.

      The Managing General Partner will file a Certificate of Limited Partnership and any other documents required to form the Partnerships with the State of West Virginia and will elect for the Partnerships to be governed by the West Virginia Uniform Limited Partnership Act. The Managing General Partner will also take all other actions necessary to qualify the Partnerships to do business as limited partnerships or cause the limited partnership status of the Partnerships to be recognized in any other jurisdiction where the Partnerships conduct business.
                                  -24-
Types of Units

      -     Investor may choose to be Limited Partner or Additional
            General Partner.

      An Investor Partner may purchase Units in a Partnership as a Limited Partner or as an Additional General Partner. Although Investor Partners will generally share income, gains, losses, deductions, and cash distributions allocable to them pro rata based upon the amount of their Subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of Units. Any income, gain, loss, or deduction attributable to Partnership activities will generally be allocable to the Partners who bear the economic risk of loss with respect to such activities. Further, Additional General Partners generally may offset Partnership losses and deductions against income from any source. Limited Partners generally may offset Partnership losses and deductions only against passive income.

       Investors may transfer or assign their Units of partnership interest in accordance with Section 7.03 of the Partnership Agreement. Transferees seeking to become substituted Partners must meet the suitability requirements set forth in this Prospectus. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. See "Tax Considerations" and "Risk Factors -- Unlimited Liability of Additional General Partners."

      An investor must indicate on the Investor Signature Page the number of limited partnership Units or general partnership Units subscribed to and fill in the appropriate line on the Subscription Agreement. If a subscriber fails to indicate on the Subscription Agreement a choice between investing as a Limited Partner or as an Additional General Partner, the Managing General Partner will not accept the Subscription but will promptly return the Subscription Agreement and the tendered subscription funds to the purported Subscriber.

      Limited Partners. The Limited Partners will consist of the Initial Limited Partner, Steven R. Williams, an officer and director of the Managing General Partner, until the admission of a Limited Partner to the Partnership and each investor who purchases Units of limited partnership interest being offered hereby. The liability of a Limited Partner of the Partnership for the Partnership's debts and obligations will not exceed that Partner's Capital Contributions, his or her share of Partnership assets, and the return of any part of his or her Capital Contribution (a) for a period of one year thereafter for the amount of his or her returned contribution (if a Limited Partner has received the return without violation of the Partnership Agreement or the Act) but only to the extent necessary to discharge the Limited Partner's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership and (b) for a period of six years thereafter for the amount of the contribution wrongfully returned if a Limited Partner has received the return in violation of the Partnership Agreement or the Act.








                                 - 25 -

      General Partners. The General Partners will consist of the Managing General Partner and each investor purchasing Units of general partnership interest (referred to herein as "Additional General Partners"). As a general partner of a Partnership, each Additional General Partner will be fully liable for the debts, obligations and liabilities of the Partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from the indemnification by the Managing General Partner, or from the sale of Partnership assets. See "Risk Factors." While the activities of the Partnership are covered by substantial insurance policies and indemnification by the Managing General Partner which are discussed in this Prospectus it is possible that the Additional General Partners will incur personal liability (not covered by insurance, Partnership assets, or indemnification) as a result of the activities of the Partnership.

Conversion of Units by the Managing General Partner and by Additional General Partners

      - The Managing General Partner will convert all Units of general partnership interest into Units of limited partnership interest after drilling and completion operations have been finished.

      - Additional General Partners may convert to become Limited Partners after one year.

      - If there is a material change in a Partnership's insurance coverages, Additional General Partners may convert prior to such change.

      -     Liability for Investors will be limited after conversion.

      The Managing General Partner will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest when drilling and completion operations of that Partnership have been finished. In addition, upon written notice to the Managing General Partner, and except as provided below and in the Partnership Agreement, Additional General Partners of a Partnership have the right to convert their interests into limited partnership interests of that Partnership at any time after one year following the closing of the offering of that Partnership and the disbursement to that Partnership of the proceeds of the offering. Additional General Partners may also convert their interests into limited partnership interests at any time within the 30 day period prior to any material change in the amount of the Partnership's insurance coverage. Upon conversion they will become Limited Partners of that Partnership. Effecting conversion is subject to the express requirements that the conversion will not cause a termination of the Partnership for federal income tax purposes and that the Additional General Partner provides written notice to the Managing General Partner of such intent to convert.

      Conversion of an Additional General Partner to a Limited Partner in a particular Partnership will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt by the Managing General Partner of the required notice of the Additional General Partner, provided that the conversion will not constitute a


                                   -26
termination of the Partnership for tax purposes. A conversion made in response to a material change in that Partnership's insurance coverage will be effective prior to the effective date of the change in insurance coverage. After the conversion of a partner's general partnership interest to that of a Limited Partner, each converting Additional General Partner will continue to have unlimited liability regarding Partnership liabilities arising prior to the effective date of such conversion, but will have limited liability to the same extent as Limited Partners after conversion to Limited Partner status is effected.

      The Managing General Partner is not entitled to convert its interests into limited partnership interests. Limited Partners do not have any right to convert their Units into Units of general partnership interest. In the event Additional General Partners desire to convert to Limited Partners due to a loss of insurance coverage and such conversions would be permitted because they would not result in termination of the Partnership for tax purposes, the Partnership will cease drilling activities until all desired conversions can be made.

Unit Repurchase Program

      - Investors may tender Units for repurchase at any time beginning with the third anniversary of the first cash distribution of the particular Partnership.

      - Investors may, at their election, sell their Units to the Managing General Partner for not less than four times the most recent twelve months' cash distributions from production.

      - The Managing General Partner is obligated to purchase in any calendar year such Units which aggregate 10% of the initial Subscriptions, subject to its financial ability to do so and certain opinions of counsel.

      Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase. Investor Partners are required to provide the Managing General Partner with written notification of their intention to avail themselves of the repurchase program. Subject to the available borrowing capacity under its loan agreements to effect repurchases and the opinion of counsel referred to below, each year the Managing General Partner will offer to repurchase for cash a minimum of 10% of the Units originally subscribed to in the particular Partnership. The Managing General Partner's offers to purchase Units will, however, be conditioned on the receipt of an opinion of its counsel that the consummation of such offer will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code
Section 7704 and on its determination that the repurchases of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes. It is possible that repurchases of Units could result in such Units being "Readily Tradable On a Secondary Market or the substantial equivalent thereof", Code Section 7704(b)(2), the result of which the Partnership could be deemed to be a "publicly traded partnership". To limit the possible of such characterization, the Managing General Partner will require receipt of the counsel's opinion.

      The Managing General Partner will not favor one particular Partnership over another in the repurchase of Units. The Managing General Partner will extend such offer equally to all interest holders participating in an individual Partnership, excluding interests held by
the Managing General Partner.   Notwithstanding the preceding sentence, if
Investor Partners tender more than 10% of the Units from a Partnership or more Units than the Managing General Partner is able to purchase, the Managing General Partner will purchase Units on a "first-come, first-served" basis based on date of receipt by the Managing General Partner of a letter of acceptance of the repurchase offer from the Investor Partner. To the extent that the Managing General Partner is unable to repurchase all Units tendered, because of limitations imposed by the Code or due to insufficient borrowing capacity under any loan banking agreement(s) to which the Managing General Partner may be a party, a tendering Investor Partner will be entitled to have his Units repurchased on a "first-come, first-served" basis, regardless of Partnership, provided that the repurchase of a particular Investor Partner's Units will not have the effect of causing termination of his Partnership for tax purposes or of causing the Partnership to be treated as a "publicly traded partnership." To the extent that the Managing General Partner is unable to repurchase all Units tendered at the same time by Partners of any Partnership, the Managing General Partner will repurchase those particular Units on a pro rata basis.

      In order to initiate the process whereby the Managing General Partner will repurchase the Units of Investor Partners, the Investor Partner must provide the Managing General Partner written notification of such Partner's intention to have the Managing General Partner purchase his or her Units. The Managing General Partner will provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of the written notification. Upon receipt of the repurchase price established by the Managing General Partner, the Investor Partner, if in fact he or she elects to accept the repurchase price, needs to notify the Managing General Partner in writing that such price is acceptable. The Managing General Partner will promptly mail the Investor Partner a check for the proceeds of the purchase.

      The minimum offer which the Managing General Partner may make will be a cash amount equal to not less than four times cash distributions from production of that particular Partnership for the twelve months prior to the month preceding the date upon which the Managing General Partner has received the written notification referred to above. The Managing General Partner may, in its sole and absolute discretion, increase the offer for interests tendered for sale.

      An offering price established by the Managing General Partner may not represent the fair market value of the Units. In setting the offering price, the Managing General Partner will consider its available funds and its desire to acquire production as represented by the Unit and will take into account what it perceives to be its own best interests as a publicly-owned company. Nevertheless, each Investor Partner is free to accept or not to accept the offer from the Managing General Partner; no Investor Partner is in any way obligated to accept the Managing General Partner's offer. The Managing General Partner will provide Investor Partners with detailed information as to how the offer was calculated.
The Managing General Partner will also provide each interest holder with a calculation of the valuation of his or her interest, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X, Article 4, Rule 4-10. This calculation will take into account the Managing General Partner's best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors.

      To date, approximately 1,133 units (out of approximately
6,098 eligible units) of prior programs sponsored by the Managing
General Partner have been presented under the respective unit repurchase programs (which are the same as that of the Partnership) for repurchase at prices ranging from 3 to 4.5 times the most recent 12 month cash distributions. The 6,098 units includes all partnerships through and including PDC 1996-D Limited Partnership. More recent programs had not satisfied the three-year holding period. The figures reflect all partnerships formed by the Managing General Partner from 1984 through 1996.

Investor Suitability

      -     Investment in the Units involves a high degree of risk.

      -     Only qualified investors may purchase Units.

      - Investment is suitable only for investors having substantial financial resources who understand the long-term nature, tax consequences, and risk factors associated with this investment.

      - Minimum requirements are $225,000 net worth, or a net worth of $60,000 and taxable income of $60,000.

      -     States with more stringent requirements are set forth below.

      - Transferees of Units must meet the suitability requirements set forth herein.

      It is the obligation of persons selling Units to make every reasonable effort to assure that the Units are suitable for investors, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth.

      Units, including fractional Units, will be sold only to investors who have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimate that they will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in Units. Net worth will be determined exclusive of home, home furnishings and automobiles.
In addition, Units will be sold only to investors who make a written representation that they are the sole and true party in interest and they are is not purchasing for the benefit of any other person (or that he is purchasing for another person who meets all of the conditions set forth herein).

      Additional suitability requirements are applicable to residents of certain states where the offer and sale of Units are being made as set forth below.

      California residents generally may not transfer Units without the consent of the California Commissioner of Corporations.

      Michigan, New Mexico, Ohio, Pennsylvania and South Dakota investors are not permitted to make an investment if the dollar amount of the investment is equal to or more than 10% of their net worth.

      Alaska investors are not permitted to make an investment unless they meet either of the following requirements: the Alaska purchaser must be
(a) a person whose total purchase does not exceed 5% of his/her net worth if the purchase of securities is at least $10,000, or (b) a person with yearly income in excess of $70,000 in the past two years as well as the current year provided the amount of securities purchased does not exceed 10% of the current year's expected income. In addition, an Alaska resident must have either: (i) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (ii) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.

      A New Hampshire resident must have either: (i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or
(ii) a net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), and $50,000 in taxable income.

      The Commissioner of Securities of Missouri classifies the Units as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Units are again registered, the offer for sale or resale of Units by an Investor Partner in the State of Missouri may be subject to the sanctions of the act.

      Purchasers of Limited Partnership Interest. A resident of California who subscribes for Units of limited partnership interest must
(i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 1998 (with respect to investments in the PDC 1998 designated Partnerships) or in 1999 (with respect to the PDC 1999 designated Partnerships), or in 2000 (with respect to the PDC 2000 designated Partnerships), of $65,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 1998 (with respect to investments in the PDC 1998 designated Partnerships) or in 1999 (with respect to the PDC 1999 designated Partnerships); or in 2000 (with respect to the PDC 2000 designated Partnerships) of not less than $200,000.

      A Michigan, North Carolina, or South Dakota resident must have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or (b) a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and estimated 1998 (with respect to investments in the PDC 1998 designated Partnerships) or in 1999 (with respect to the PDC 1999 designated Partnerships), or in 2000 (with respect to the PDC 2000 designated Partnerships) taxable income as defined in
Section 63 of the Internal Revenue Code of 1986 of $ 60,000 or more without regard to an investment in a Partnership.

      A Pennsylvania resident must have either: (i) a net worth of at least $225,000 (exclusive of home, furnishings, and automobiles); or (ii) a net worth of at least $60,000 (exclusive of home, furnishings, and automobiles) and 1997 (for the PDC 1998 designated Partnerships; 1998 for the PDC 1999 designated Partnerships; 1999 for the PDC 2000 designated Partnerships) taxable income of $60,000 or more, or estimates that his or her 1998 (for the PDC 1998 designated Partnerships; 1999 for the PDC 1999 designated Partnerships; 2000 for the PDC 2000 designated Partnerships) taxable income, as defined in Section 63 of the Code, will be $60,000 or more, without regard to the investment in the Program; or (iii) that he or she is purchasing in a fiduciary capacity for a person or entity who satisfies the requirements of (i) or (ii).

      Purchasers of General Partnership Interest. Except as otherwise provided below, a resident of Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Vermont or Washington who subscribes for Units of general partnership interest must represent that he or she (i) has an individual or joint minimum net worth (exclusive of home, home furnishings and automobiles) with his or her spouse of $225,000 without regard to the investment in the Program and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years; an investor in Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Missouri, New Mexico, Ohio, Oklahoma, Oregon, Vermont and Washington must represent that he or she has an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his or her spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (ii) has an individual or joint minimum net worth with his or her spouse in excess of $1,000,000, (inclusive of home, home furnishings and automobiles); or (iii) has an individual or joint minimum net worth with his or her spouse in excess of $500,000. (exclusive of home, home furnishings and automobiles); or (iv) has a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

      A resident of California who subscribes for Units of general partnership interest must (i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 1998 (with respect to investments in the PDC 1998 designated Partnerships) or in 1999 (with respect to the PDC 1999 designated Partnerships), or in 2000 (with respect to the PDC 2000 designated Partnerships) of $120,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 1998 (with respect to investments in the PDC 1998 designated Partnerships) or in 1999 (with respect to the PDC 1999 designated Partnerships), or in 2000 (with respect to the PDC 2000 designated Partnerships) of not less than $200,000.

      A resident of South Dakota who subscribes for Units of general partnership interest must (i) have a net worth, or a joint net worth with that person's spouse, of not less than $1,000,000 at the time of the purchase or (ii) have an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year, (iii) or an individual or joint minimum net worth (exclusive of home, home furnishing, and automobile) with his or her spouse of $225,000 without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

      Miscellaneous. Transferees of Units seeking to become substituted Partners must also meet the suitability requirements discussed above, as well as the requirements imposed by the Partnership Agreement, including transfers of Units by a Partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

      Where any Units are purchased by an investor in a fiduciary capacity for any other person (or for an entity in which such investor is deemed to be a "purchaser" of the subject Units) all of the suitability standards set forth above will be applicable to such other person.

      Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

      For details regarding how to subscribe, see "Instructions to Subscribers" attached hereto as Appendix C.

ASSESSMENTS AND FINANCING

      -     The Units of the Partnerships are not subject to assessments.

      - The Partnership may not borrow funds on behalf of the Partnership or for Partnership activities.

      - Operations for drilling wells by the particular Partnerships will be funded through Subscription proceeds and capital contributed to the Partnerships by the Managing General Partner. Over the term of a Partnership, additional funds might be necessary to complete that Partnership's activities.

      The Managing General Partner intends to develop particular Partnership interests in its Prospects only with the proceeds of Subscriptions and its Capital Contributions. However, such funds may not be sufficient to fund all such costs and it may be necessary for a Partnership to retain Partnership revenues for the payment of such costs, or for the Managing General Partner to advance the necessary funds to a Partnership. No wells beyond the initial wells will be drilled. Additional development refers to work necessary or desirable to enhance production from existing wells. Payment for such development work will be retained from Partnership proceeds in one of two methods:

      (a) The Managing General Partner will prepare an AFE ("authority for expenditures") estimate for the Partnership. The Operator will complete the development work and will bill the Partnership for the work performed; or

      (b) The Managing General Partner will prepare an AFE estimate for the Partnership. The Partnership will retain revenues from operations until it has accumulated sufficient funds to pay for the development work, at which time the Operator will commence the work, and the Managing General Partner will pay the Operator as the work progresses.

      The choice of which option to use will be at the discretion of the Managing General Partner, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally the Managing General Partner will elect option (a) for emergency and expenditures of less than $10,000 and option (b) for expenditures of $10,000 and greater.
                                  -32-
      The Partnership Agreement does not permit the Partnership to borrow funds on behalf of the Partnership or for Partnership activities. See
Section 6.03(a) of the Partnership Agreement.

      Revenues allocated to the Investor Partners and applied to the payment of capitalized costs may result in taxable income to the Investor Partners to the extent not otherwise offset by Partnership losses and deductions. To the extent not so offset, such revenues may result in the Investor Partners being required to report taxable income without having received cash distributions with which to pay the resulting tax liability.

See "Tax Considerations." (page 115)

                   SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds

      Upon completion of the offering, the sole funds available to each Partnership will be the contributions of the Investor Partners ($1,500,000 ranging to $15,000,000; $2,000,000 ranging to $20,000,000 for PDC 1999-D
Limited Partnership and PDC 2000-D Limited Partnership) and the contribution of the Managing General Partner in cash ($326,250 ranging to $3,262,500) for a total amount of $1,826,250 for sale of 75 Units ranging to $18,262,500 for sale of 7,500 Units.

Use of Proceeds

      The program is offering for sale a total of 7,500 Units to fund up to twelve Partnerships over a three-year period. In order to fund any particular Partnership, the Program must sell a minimum of 75 Units ($1,500,000) with respect to that Partnership (125 Units or $2,500,000 with respect to each of PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D Limited Partnership). The following table presents information regarding the financing of a Partnership in four different circumstances: (1) the sale of 750 Units ($15,000,000), the maximum number of Units for any Partnership, designated as PDC 1998 [1999 or 2000] -A, -B, or -C Limited Partnership (2) the sale of 75 Units ($1,500,000),the minimum for any Partnership designated as PDC 1998 [1999 or 2000] -A, -B, or -C Limited Partnership, (3) the sale of 1,250 units ($25,000,000), the maximum for any -D designated Partnerships, and (4) the sale of 125 units ($2,500,000), the minimum for any -D designated
Partnership.   The Managing General Partner will disburse substantially
all of the funds available to the Partnership for the following purposes and in the following manner:

















                                  -33-

                        750 Units              75 Units              1250 Units
         125 Units
                         Sold (3)    %(1)      Sold         %(1)        Sold
   %(1)   Sold%(1)
Total
Partnership
Capital               $18,262,500    100.0%    $1,826,250   100.0%   $30,437,500
 100.0% $3,043,750     100.0%

Less: Public
 offering expenses
 Dealer Manager
 fee and sales
 commission
 (2)(3)                $1,575,000    8.6%      $  157,500   8.6%     $2,625,000
  8.6%   $262,500       8.6%

Less:
Management
 fee to  managing
 general partners        $375,000    2.1%       $37,500     2.1%     $625,000
   2.1%   $62,500        2.1%

Amount
 available for
 investment           $16,312,500    89.3%      $1,631,250  89.3%     $27,187,500
89.3%  $2,718,750     89.3%

____________________


(1)   The percentage is based upon total Investor
      Partners' Capital  Contributions and the Managing
      General Partner's Capital Contribution.

(2) This information is presented for all Partnerships designated as 1998-A through -C Limited Partnership,
      PDC 1999-A through -C Limited Partnerships, and PDC
      2000-A through -C Limited Partnership.  Each of these
      Partnerships may sell a maximum of 750 Units ($15,000,000) and a minimum of 75 Units ($1,500,000).

(3)   This information is presented for PDC 1998-D Limited
      Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D
      Limited Partnership. Each of these Partnerships may sell a maximum of 1,250 Unit ($25,000,000) and a minimum of 125
      Units ($2,500,000).

                                   -34-
(4)   PDC Securities Incorporated, an Affiliate of the Managing General
      Partner, may reallow in whole or in part up to $1,500,000 for the sale of 750 Units are sold; (a maximum of $2,500,000 for each of PDC 1998-D
      Limited Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D
      Limited Partnership) ranging to $150,000 for the sale of the minimum number of Units is sold; (a minimum of $250,000 for each of PDC 1998-D
      Limited Partnership, PDC 1999-D Limited Partnership and PDC 2000-D
      Limited Partnership) for sales commissions, reimbursement of due diligence expenses, marketing support fees and other compensation payable to other NASD-licensed broker-dealers in connection with the sale of the Units. PDC Securities will receive and retain wholesaling fees equal to 0.5% of Subscriptions; such fees will range from $7,500 for the sale of the minimum number of Units ($12,500 for each of PDC
      1998-D, PDC 1999-D and PDC 2000-D Limited Partnership) is sold ranging to $75,000 for the sale of the maximum number of Units ($125,000 for each of PDC 1998-D Limited Partnership, PDC 1999-D Limited
      Partnership, and PDC 2000-D Limited Partnership). Such payments will be made in cash solely on the amount of initial Subscriptions.

(5) The Managing General Partner will pay Organization and Offering Costs in excess of 10 1/2% of Subscriptions, without recourse to the Partnership.

(6)   Included in this amount is the Cost to the Partnerships of acquiring
      Prospects, which may include Prospects acquired from the Managing
      General Partner.

Subsequent Source of Funds

      As indicated above, the Managing General Partner will commit or expend substantially all of the Partnership's initial capital following the offering. The Partnership Agreement does not permit the Partnership to borrow any funds for its activities. Consequently, Partnership production
must satisfy any future requirements for additional capital.   See "Risk
Factors -- Shortage of Working Capital."

                    PARTICIPATION IN COSTS AND REVENUES

Profits and Losses; Cash Distributions

       The Partnership's Agreement provides for the allocation of profits and losses during the production phase of a particular Partnership and for the distribution of cash available for distribution between the Managing General Partner and Investor Partners, as follows:

                                             Managing
                      Investor Partners(1)   General Partner(1)

Throughout term of
Partnership             80%                    20%

____________________








                                   -35-

(1)   The allocations and distributions to the Investor Partners and to the
      Managing General Partner may vary during the ten years of the
      Partnership well operations commencing six months after the close of a Partnership for any Partnership that fails to meet the Partnership's
      performance standard.   See  "Revenues -- Revision to Sharing
      Arrangements", immediately below.  Additionally, if the Managing
      General Partner must increase its Capital Contribution above its required cash investment of 21-3/4% of Subscriptions to cover tangible drilling and Lease Costs, the Managing General Partner's share of the profit and losses and cash available for distribution will increase to equal its percentage investment, and the investor partners' share will correspondingly decrease. See "Cost -- Lease Costs, Tangible
      Well Costs, and Gathering Line Costs" below.

      Revision to Sharing Arrangements. The Partnership Agreement provides for the allocation of Partnership profits and losses 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of each Partnership. However, the Partnership Agreement provides for the enhancement of investor cash distributions if the particular Partnership does not meet the performance standard described below during the ten-year period commencing six months after the close of that Partnership and ending ten years later.

      The performance standard is as follows: If the Average Annual Rate of Return, as defined below, to the Investor Partners is less than 12.8% of their Subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor Partners will increase by ten percentage points above the initial sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will decrease by ten percentage points below the initial sharing arrangements for the Managing General Partner, until the Average Annual Rate of Return increases to 12.8% or more, or until ten years and six months from the closing date of the Partnership expire, whichever event shall occur sooner. Average Annual Rate of Return for purposes of this preferred sharing arrangement means (1) the sum of the cash distributions and estimated initial tax savings of 25 percent of investor subscriptions, realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership. Thus, Investor Partners may receive up to 90% of Partnership distributions during the revision period. To the extent that the sharing arrangements change in any particular year, the allocations of the revenue to the Investor Partner will increase accordingly and the allocation of revenues to the Managing General Partner will correspondingly decrease. THE ABOVE-REFERENCED REVISED SHARING ARRANGEMENT POLICY IS NOT, AND NO INVESTOR PARTNER SHOULD CONSIDER THE POLICY TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH 4.02 OF THE PARTNERSHIP AGREEMENT. THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR THAT THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS PURSUANT TO THE POLICY, WILL ACHIEVE A 12.8 PERCENT RATE OF RETURN.


The foregoing allocation of profits and losses is an allocation of each item of income, gain, loss, and deduction which, in the aggregate, constitute a profit or a loss.

                                   -36-

Revenues

      Natural Gas Revenues; Sales Proceeds. The Partnership Agreement provides for the allocation of revenues from natural gas production and gain or loss from the sale or other disposition of productive wells and Leases 80% to the Investor Partners and 20% to the Managing General Partner. The revenues to be allocated are subject to the "Revision to Sharing Arrangement," immediately above, and to revisions due to increases in the Managing General Partners's Capital Contribution to cover tangible drilling and Lease Costs.

      Interest Income. The Program will credit to the Investor Partners 100% of any interest earned on the deposit of Subscription funds prior to the closing of the offering and funding of the respective Partnership. The Program will allocate and credit interest earned on the deposit of operating revenues and revenues from any other sources in the same percentages that oil and gas revenues are then being allocated to the Investor Partners and the Managing General Partner.

      Sale of Equipment. The Program will allocate to the Managing General Partner 100% of all revenues from sales of equipment.

Costs

      Organization and Offering Costs. The Managing General Partner, and not the Partnership, will pay Organization and Offering Costs, net of the Dealer Manager commissions, discounts and due diligence expenses, and wholesaling fees, of the Partnerships. The Managing General Partner will pay all legal, accounting, printing, and filing fees associated with the organization of the Partnerships and the offerings of Units. The Investor Partners will pay all Dealer Manager commissions, discounts, and due diligence reimbursement and will be allocated 100% of these costs. However, the Program will allocate and charge to the Managing General Partner 100% of Organization and Offering Costs in excess of 10 1/2% of Subscriptions.

      Management Fee. The Program will allocate the nonrecurring Management Fee 100% to the Investor Partners and 0% to the Managing General Partner.

      Lease Costs, Tangible Well Costs, and Gathering Line Costs. The Program will allocate the Costs of Leases, tangible Well Costs and gathering line Costs 0% to the Investor Partners and 100% to the Managing General Partner.

      The Managing General Partner will contribute and/or pay for the Partnership's share of all Leases, Tangible Drilling and Completion, and gathering line Costs. If such costs exceed the Managing General Partner's required 21-3/4% Capital Contributions, the Managing General Partner's will increase its Capital Contribution. If the Managing General Partner's Capital Contribution exceeds 21-3/4% of Subscriptions, the Managing General Partner's share of all items of profit and loss during the production phase of operations and cash available for distribution will be modified to equal for the Managing General Partner the percentage arrived at dividing the Capital Contributions of the Managing General Partner by the Capital Available for Investment. The Investor Partners' allocations of such items are changed accordingly.

      Intangible Drilling Costs. The Program will allocate Intangible Drilling Costs and recapture of Intangible Drilling Costs in proportion to the Investor Partners' and Managing General Partner's respective payment of Intangible Drilling Costs. Recapture, if any, attributable to intangible drilling and development costs will be allocable on the same percentage basis as the allocation of intangible drilling and development costs.
                                   -37-
      Investor Partners' portion of capital available for investment will pay the intangible expenses. If the Capital Contributions of the Investor Partners are insufficient to pay the Intangible Drilling Costs, the Managing General Partner will pay the additional amount of such costs, and in such circumstances the sharing arrangements for Intangible Drilling Costs and recapture of Intangible Drilling Costs will, be in proportion to the Investor Partners' and the Managing General Partners and respective payment of intangible drilling costs.

      Operating Costs. The Program will allocate and charge Operating Costs of Partnership wells 80% to the Investor Partners and 20% to the Managing General Partner.

      Direct Costs. The Program will allocate and change Direct Costs of the Partnerships 80% to the Investor Partners and 20% to the Managing General Partner.

      Administrative Costs.  The Program will allocate 100% of
Administrative Costs of the Partnerships  to the Managing General Partner.

      The table below summarizes the participation of the Managing General Partner and the Investor Partners, taking account of the Managing General Partner's Capital Contribution, in the costs and revenues of the Partnerships. See "Glossary of Terms," "Participation in Costs and Revenues," and the Partnership Agreement, Exhibit A to this Prospectus.

                                                         Managing
                                          Investor       General
                                          Partners(4)    Partner(4)
Partnership Costs

Broker-dealer Commissions and Expenses(1)      100%      0%
Management Fee . . . . . . . . . . . . . . . . 100%      0%
Undeveloped Lease Costs. . . . . . . . . . . .   0%    100%
Tangible Well Costs. . . . . . . . . . . . . .   0%    100%
Intangible Drilling and Development Costs      100%      0%
Total Drilling and Completion Costs. . . . . .  80%     20%
Operating Costs(2) . . . . . . . . . . . . . .  80%     20%
Direct Costs(3). . . . . . . . . . . . . . . .  80%     20%
Administrative Costs . . . . . . . . . . . . .   0%    100%

      Partnership Revenues

Sale of Oil and Gas Production . . . . . . . .  80%     20%
Sale of Productive Properties(5) . . . . . . .  80%     20%
Sale of Equipment. . . . . . . . . . . . . . .   0%    100%
Sale of Undeveloped Leases . . . . . . . . . .  80%     20%
Interest Income. . . . . . . . . . . . . . . .  80%     20%

(1) The Managing General Partner, not the Partnership, will pay Organization and Offering Costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees, of the Partnerships. In addition, the Managing General Partner, without recourse to the Partnership, will pay Organization and Offering Costs in excess of 10 1/2% of Subscriptions.

(2) Represents Operating Costs incurred after the completion of productive wells, including monthly per-well charges paid to the Managing General Partner.

(3) The Managing General Partner will receive monthly reimbursement from the Partnerships for their Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

(4) See "Participation in Costs and Revenues -- Revenues -- Preferred Cash Distributions" and "-- Costs -- Lease Costs, Tangible Well Costs, Gathering Line Costs; and Intangible Drilling Costs".

(5) In the event of the sale or other disposition of a productive well, a Lease upon which such well is situated, or any equipment related to any such Lease or well, the Program will allocate and credit to the Partners the gain from such sale or disposition as oil and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, Lease interest reserved, or other promotional consideration reserved by a Partnership in connection with any sale or disposition; the program will allocate these revenues to the Investor Partners and the Managing General Partner in the same percentages as allocation of oil and gas revenues.


      The Managing General Partner estimates that Direct Costs allocable to the Investor Partners for the initial 12 months of their operations will be approximately $8,000 if minimum Subscriptions ($1,500,000) are received (representing 0.5% of aggregate Partnership capital) and approximately $292,000 if maximum Subscriptions ($150,000,000) are received (representing 0.2% of aggregate Partnership capital). The following table sets forth the components of these estimated charges to the Investor Partners during the first year after a Partnership is formed, assuming the minimum and maximum Subscriptions are obtained:

                                                    Minimum        Maximum
                                                Subscriptions
Subscriptions
                                                  (75 Units)   (7,500 Units)

Administrative Costs(1). . . . . . . . . . . . .      $ -0-      $ -0-

        Total Administrative Costs . . . . . . .      $ -0-      $ -0-

Direct Costs:
    Audit and Tax Preparation. . . . . . . . . .      $5,000  $120,000
    Independent Engineering Reports. . . . . . .       2,000   130,000
    Materials, Supplies and Other. . . . . . . .       1,000   42,000

        Total Direct Costs . . . . . . . . . . .      $8,000  $292,000

___________________

(1) The Managing General Partner will bear all Administrative Costs of the Partnerships; however, the financial statements of the Partnerships will reflect these costs, since generally accepted accounting principles require that all costs of doing business be included in the historical financial statements.

      The following table presents for each partnership formed by the Managing General Partner in the last three years the dollar amount of direct costs and administrative costs incurred by the particular partnership in each year and the percentage of subscriptions raised reflected thereby.


                                Direct Costs
                1997                   1998                   1999
Partnership           % of                % of                       % of
Name         Amount   Subscrip-  Amount   Subscrip-      Amount  Subscrip-
                        tions                tions                  tions

PDC 1997-A    12,930      0.31%       9,244     0.22%     5,565   0.13%
PDC 1997-B    18,466      0.27%      10,139     0.15%     6,261   0.09%
PDC 1997-C    18,198      0.30%      10,243     0.17%     7,361   0.12%
PDC 1997-D    21,776      0.12%      23,412     0.13%    22,919   0.12%
PDC 1998-A      --         --        11,304     0.21%     9,287   0.18%
PDC 1998-B      --         --        14,921     0.21%     8,817   0.12%
PDC 1998-C      --         --        14,990     0.19%     9,518   0.12%
PDC 1998-D      --         --        17,780     0.09%    23,261   0.11%
PDC 1999-A      --         --          --         --     12,351   0.26%
PDC 1999-B      --         --          --         --     12,995   0.23%
PDC 1999-C      --         --          --         --      9,617   0.14%
PDC 1999-D      --         --          --         --     15,123   0.08%

                           Administrative Costs
                1997                   1998                1999
Partnership                % of               % of               % of
Name          Amount  Subscrip-      Amount Subscrip-    AmountSubscrip-
                          tions                 tions             tions
PDC 1997-A         0      0.00%           0     0.00%         0   0.00%
PDC 1997-B         0      0.00%           0     0.00%         0   0.00%
PDC 1997-C         0      0.00%           0     0.00%         0   0.00%
PDC 1997-D         0      0.00%           0     0.00%         0   0.00%
PDC 1998-A         -         -            0     0.00%         0   0.00%
PDC 1998-B         -         -            0     0.00%         0   0.00%
PDC 1998-C         -         -            0     0.00%         0   0.00%
PDC 1998-D         -         -            0     0.00%         0   0.00%
PDC 1999-A         -         -            -        -          0   0.00%
PDC 1999-B         -         -            -        -          0   0.00%
PDC 1999-C         -         -            -        -          0   0.00%
PDC 1999-D         -         -            -        -          0   0.00%
___________________

Allocations Among Investor Partners; Deficit Capital Account Balances

      The Program will allocate revenues and costs of a Partnership allocated to the Investor Partners among them to the proportion in which the amount of each Investor Partner's Capital Contribution bears to the aggregate of the Capital Contributions of all Investor Partners in the Partnership.

      To avoid the requirement of restoring a deficit Capital Account balance, there will be no allocation of losses to an Investor Partner to the extent such allocation would create or increase a deficit in the Capital Account (adjusted for certain liabilities, as provided in the Partnership Agreement).

Cash Distribution Policy

      - Distributions of Partnership cash are planned to be made on a monthly basis, but will be made no less often than quarterly, to the extent there are funds available for distribution.

      - The Program will make cash distributions of 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership; cash distributions may increase for Investor Partners and decrease for the Managing General Partner in view of the revised sharing arrangement policy and may decrease for Investor Partners and increase for the Managing General Partner if the Managing General Partner invests capital above its minimum Capital Contribution to cover additional tangible drilling and Lease Costs.

      - The Program cannot presently predict amounts of cash distributions from the Program.

      The Managing General Partner intends to distribute substantially all of the Partnerships' available cash flow on a monthly basis; however, the Managing General Partner will review the accounts of each Partnership at least quarterly for the purpose of determining the Distributable Cash available for distribution. The ability of the Partnerships to make or sustain cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the Investor Partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by the Managing General Partner or its Affiliates, or that any level of cash distributions can be maintained. See "Prior Activities."

      In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by each Partnership's activities and the amounts available for distribution to a Partnership's respective Partners will, therefore, decline in the absence of significant increases in the prices that the Partnerships receive for their > oil and gas production, or significant increases in the production of oil and gas from Prospects resulting from the successful additional development of such Prospects.

      In general, the Program will divide cash distributions 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership. However, the Managing General Partner will revise Partnership sharing arrangements during the ten year revision period if the average annual rate of return does not equal established goals. See "Revenues -- Revision to Sharing Arrangements" above. THE ABOVE-REFERENCED REVISED SHARING ARRANGEMENT POLICY IS NOT, AND NO INVESTOR PARTNER SHOULD CONSIDER THE POLICY TO BE, ANY FORM OF GUARANTEE OR ASSURANCE OF A RATE OF RETURN ON AN INVESTMENT IN THE PARTNERSHIP. THE POLICY IS THE RESULT OF A CONTRACTUAL AGREEMENT BY THE MANAGING GENERAL PARTNER AS SET FORTH IN PARAGRAPH 4.02 OF THE PARTNERSHIP AGREEMENT. THERE IS NO GUARANTEE OR ASSURANCE WHATSOEVER THAT THE PARTNERSHIP WILL DRILL COMMERCIALLY SUCCESSFUL GAS WELLS OR THAT THE CASH DISTRIBUTIONS TO THE PARTNERS, INCLUDING ANY CASH DISTRIBUTIONS PURSUANT TO THE POLICY, WILL ACHIEVE A 12.8% RATE OF RETURN. Cash will be distributed to the Managing General Partner and Investor Partners as a return on capital in the same proportion as their interest in the net income of the Partnership. However, no Investor Partner will receive distributions to the extent such would create or increase a deficit in that Partner's Capital Account.

      For a fuller discussion of Capital Accounts and tax allocations, see "Tax Considerations -- Partnership Allocations."

Termination

      Upon termination and final liquidation of a Partnership, the Program will distribute the assets of the Partnership to the Partners based upon their Capital Account balances. If the Managing General Partner has a deficit in its Capital Account, it must restore such deficit; however, no Investor Partner will be obligated to restore his or her deficit, if any.

Amendment of Partnership Allocation Provisions

      - The Managing General Partner may amend the Partnership Agreement without investor approval, if necessary for partnership allocations to be recognized for federal tax purposes.

      The Managing General Partner is authorized to amend the Partnership Agreement, if, in its sole discretion based on advice from its legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment must be made in a manner that would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the original allocations described herein. See Section
11.09 of the Partnership Agreement.

        COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

      The following is a tabular presentation of the items of compensation discussed more fully below:

Recipient           Form of Compensation    Amount

Managing General    Partnership interest    20% interest(1)
Partner

Managing General    Management fee          2.5% of Subscriptions
Partner                                     (nonrecurring fee)(2)

Managing General    Sale of Leases to       Cost, or fair market
Partner             Partnership             value if materially
                                            less than Cost(3)

Managing General    Contract drilling      Cost, or fair market
Partner             rates                   value if materially
                                            less than Cost(3)

Managing General    Operator's Per-Well     Cost, or fair market
Partner             Charges                 value if materially
                                            less than Cost(3)

Managing General    Direct Costs            Cost(3)
Partner

Managing General    Payment for equipment   Competitive prices(3)
Partner and         supplies, gas marketing,
Affiliates          and other services(4)

                                   -42-
Affiliate           Brokerage sales commi-   10.5% of Subscriptions
                    ssion reimbursement of   $157,500 ranging to
                    due diligence and        $15.75 million (5)
                    marketing support
                    expenses; wholesaling fee

_____________________

(1) The Managing General Partner will contribute to each Partnership an amount equal to at least 21-3/4% of the aggregate contributions of the Investor Partners. The Managing General Partner's share of operating profits in each Partnership will be 20%. The interests of the Managing General Partner and the Investor Partners may vary in view of the revised sharing arrangement policy, and if the Managing General
      Partner invests additional capital to fund tangible drilling and Lease
      Costs discussed above."

(2) The one-time fee will range from $37,500 if the minimum number of Units is sold to $3,750,000 if the maximum number of Units is sold.

(3) Cannot be quantified at the present time. See table on page 63 for various area rates.

(4)   Some of the gas produced by the Partnership may be marketed by Riley
      Natural Gas Company ("RNG"), a subsidiary of the Managing General
      Partner.

(5)   PDC Securities Incorporated, an Affiliate of the Managing General
      Partner, will receive as Dealer Manager of the offering sales commissions, reimbursement of due diligence and marketing support expenses and wholesaling fees payable from the Subscriptions of the Investor Partners of $15,750,000 for sale of the maximum number of Units. ranging to $157,500 for sale of the minimum number of Units.
      PDC Securities Incorporated may, as Dealer Manager, reallow such commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of 0.5% of Subscriptions, ranging from $750,000 for sale of the maximum number of Units to $7,500 for sale of the minimum number of Units.

      For a tabular presentation of payments to the Managing General Partner and Affiliates made by previous partnerships sponsored by the Managing General Partner, see "Conflicts of Interest -- Certain Transactions," below. The categories of compensation set forth above are comparable to the corresponding categories of compensation for other partnerships sponsored by the Managing General Partner disclosed in the "Certain Transactions" table below, except with respect to the management fee which was not a feature of the 1993 partnerships sponsored by the Managing General Partner.

      Upon completion of the offering with respect to each Partnership and upon funding of that Partnership, the Managing General Partner will receive a one-time Management Fee of 2.5% of total contributions of the Investor Partners to the Partnership, an amount equal to $37,500 for sale of the minimum number of Units ranging to $3,750,000 for sale of the maximum number of Units. Since the Program can sell a maximum of $15 million ($25 million with respect to each of PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership and PDC 2000-D Limited Partnership) of Units in any individual Partnership, the maximum amount of the Management Fee with respect to any individual Partnership would be $375,000 ($625,000 with respect to each of PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D Limited Partnership).
                                   -43-
      The Partnership will reimburse the Managing General Partner for all documented out-of-pocket expenses incurred on behalf of the Partnership; however, there will be no reimbursement of Administrative Costs.

      The Managing General Partner will sell (at the lower of fair market value on the date of purchase or the Managing General Partner's Cost of such Prospects) sufficient undeveloped Prospects to the Partnership to drill the Partnership's wells. Fair market value for Leases and Prospects transferred from the Managing General Partner's inventory will be based on the Cost at which similarly situated Leases and Prospects are available or traded from or between other unaffiliated companies operating in the same geographic area. The Cost of the Prospects will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, drafting, legal, and other like services allocated to the Partnership's properties. The Managing General Partner will not retain any overriding royalty for itself from such Prospects (see "Proposed Activities -- Acquisition of Prospects").

      Each Partnership will enter into a drilling contract with the Managing General Partner to drill and complete Partnership wells. In those cases where the Partnership acquires less than a 50% Working Interest in a Prospect, a party other than the Managing General Partner may drill, complete, and operate wells on such prospect. The Managing General Partner may use its own personnel and equipment during the drilling and completion phase of operations. The Managing General Partner will bill these services at rates not to exceed those charged for similar services and equipment by other non-affiliated operators in the Partnership area of operations. To the extent that the contract prices exceed the Managing General Partner's actual costs of drilling and completion, the Managing General Partner will be deemed to have received compensation. The amount of compensation which the Managing General Partner could earn as a result of these arrangements is dependent upon many factors, including the actual cost of wells and the number of wells drilled. The Managing General Partner estimates that it would need to drill approximately 70-80 wells annually to absorb fully existing technical, supervisory, and management costs.

       The Partnership will pay the Managing General Partner as Operator for drilling and completing the Partnership's wells based upon the depth of the well at its deepest penetration and whether the well is completed or plugged as a dry hole. Different footage rates are established for each area of operations based on drilling and completion costs for that area. A lower rate is charged for wells which the Managing General Partner elects to plug without attempting a completion. See "Proposed Activities, Drilling Activities and Completion Phase, Drilling and Operating Agreement"(page 58). In addition, in each area where the Partnership conducts its drilling activities, the Partnership will pay the Cost of the Prospect as defined and tangible costs of drilling and completing the Partnership wells. In the event the foregoing rates exceed competitive rates available from other persons in the area engaged in the business of providing comparable services or equipment, the foregoing rates will be adjusted to an amount equal to that competitive rate, but not less than the Cost of providing such services or equipment.

In the event that the competitive industry rates in the area and the costs of the Managing General Partner in providing these drilling and completion services are in excess of the Managing General Partner's contract drilling and completion rates, the Managing General Partner will be bound by contract with the Partnership to furnish the contracted services at the contract rates. The Managing General Partner reviews on an ongoing basis the rates of unaffiliated driller/operators to determine competitive rates in the geographic area. Rates will be comparable to those charged by other operators in the prospect area for equivalent services. Comparable rates will be acquired from one of the following sources: offering memoranda or prospectuses for private or public drilling programs, quoted rates, published rates on costs or competitive bids. In utilizing outside contractors for drilling and completion operations (rather than performing these services itself), the Managing General Partner will receive an overhead payment for services as defined in the Copas Accounting Procedure
- Joint Operations equal to the most recently published per well average monthly drilling overhead rate for gas wells in the area where they are located as published by Ernst & Young LLP in their 1998-1999 Survey of Combined Fixed Rate Overhead Charges for Oil and Gas Producers, and actual cost for any direct costs associated with drilling and completion operations. That monthly overhead rate as so published is currently
$4,875 per well per month for wells in the Appalachian Basin; $7,500 per well per month for wells up to 5,000 feet in the Michigan Basin; $6,514 per well per month for wells in Colorado; and $3,663 per well per month for wells up to 5,000 feet and $5,326 per well per month for wells 5,000 feet to 10,000 feet in depth in Utah. The total cost per well for wells drilled by unaffiliated operators, including direct and overhead charges, may exceed the footage rates listed in this prospectus. In the event the Managing General Partner determines to conduct its drilling activities in other geographical areas or to other geologic zones, the Program will supplement the prospectus to discuss the different areas or zones and the costs involved in conducting drilling activities in those areas or zones.

      During the production phase of operations, the Operator will receive for each producing well a monthly fee based upon competitive industry rates for operations and field supervision and $75 for Partnership accounting, engineering, management, and general and administrative expenses. The Operator will bill non-routine operations to the Partnership at their Cost. See "Proposed Activities -- Drilling and Completion Phase -- Drilling and Operating Agreement."

      The Partnerships will reimburse the Managing General Partner for Direct Costs incurred by the Managing General Partner on behalf of the Partnerships.

      The Managing General Partner and its Affiliates may enter into other transactions with the Partnerships for services, supplies and equipment, and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing
similar services, supplies and equipment.   The Managing General Partner
intends to market some of the gas produced through RNG, its subsidiary. See "Conflicts of Interest."

      PDC Securities Incorporated, an Affiliate of the Managing General Partner, will receive as sales commissions, for reimbursement of due diligence and marketing support expenses and wholesaling fees $15,750,000 for sale of the maximum number of Units ranging to $157,500 for sale of the minimum number of Units. PDC Securities Incorporated may, as Dealer Manager, reallow such sales commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of $7,500 ranging to $750,000.

                            PROPOSED ACTIVITIES
Introduction

      - The primary purpose of the Partnerships will be drilling, completing, and producing gas from development wells.

      -     Limited exploratory activities are allowed.

      - Partnerships will acquire up to 100% of the Working Interest of each Prospect, subject to royalty interests.

      -     Each Partnership will be a separate business entity.

      - Investors in one Partnership will have no interest in any of the other Partnerships.

      The Partnerships will drill, complete, own and operate natural gas wells. Partnership operations may include wells in West Virginia, Michigan, Pennsylvania and Colorado as described in this prospectus. The
Managing General Partner may also conduct Partnership operations in other formations not described in the prospectus in the previously listed states, or in New York, Utah, South Dakota, Kentucky, Tennessee, Indiana, Kansas, Wyoming North Dakota, Nebraska and/or Oklahoma, as it may deem advisable. The Partnerships intend to apply at least 90% of the Capital Contributions available for participation in drilling and completion activities to comparatively lower risk Development Wells but may apply some of the remaining 10% to comparatively higher risk Exploratory Wells. Risks will be spread to a limited extent by participating in drilling operations on a number of different Prospects. The cost of drilling wells in different wells in different geographic locations will vary greatly. If the Managing General Partner drills more expensive wells, the partnership will be able to drill fewer wells. As a result, the Partnership will be less able to diversify its investment, and the risk associated with drilling will increase. The number of wells drilled by a partnership is determined by the amount of funds raised for the partnership and the specific prospects drilled by that partnership, and cannot be determined in advance of the closing of a partnership.

      The Partnership's principal business objectives will be:

      (1) to generate cash flow to the Investor Partners from the sale of natural gas commencing within six months from the closing date of the Partnership; to provide initial tax savings and monthly cash distributions to the Investor Partners.

      (2) to preserve and protect the Partnership capital by investing in seven or more natural gas wells to provide diversification and to reduce the adverse impact of dry holes and substandard wells;

      (3) to provide tax deductions for the Investor Partners in the year of their investment in the Partnership equal to 87-89.5% of the investor's investment. For a one Unit investment of $20,000, a deduction of $17,400 - $17,900 will be generated, which could be used against ordinary income by Additional General Partners and against passive income by Limited Partners.

      (4) to develop long-lived natural gas reserves in areas where the average economic life of successful wells is expected to be twenty years or more; and

      (5) to distribute investor K-1 tax information during the first week of February of each year.

      The Investor Partners should be aware that distributions will decrease over time due to the declining rate of production from wells. Changes in gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "Risk Factors -- Special Risks of the Partnerships," "-- Risks Pertaining to Oil and Gas Investments," and "-- Tax Status and Tax Risks," "Prior Activities," and "Tax Considerations -- Summary of Conclusions," "-- Intangible Drilling and Development Costs," "-- Depletion Deduction," "-- Partnership Distributions," and "-- Partnership Allocations."

      The attainment of the Partnership's business objectives will depend upon many factors, including the ability of the Managing General Partner to select productive Prospects, the drilling and completion of wells in an economical manner, the successful management of such Prospects, the level of natural gas prices in the future, the degree of governmental regulation over the production and sale of natural gas, the future economic conditions in the United States (and the world), and changes in the Internal Revenue Code. Accordingly, there can be no assurance that the Partnership will achieve its business objectives. Moreover, because each Partnership will constitute a separate and distinct business and economic entity from each other Partnership, the degree to which the business objectives are achieved will vary among the Partnerships.

      Various of the activities and policies of the Partnership discussed throughout this section and elsewhere in the prospectus are defined in and governed by the Partnership Agreement (the amendment of which requires the affirmative vote of a majority of the then outstanding Units), including that at least 90% of the net offering proceeds will be used to drill Development Wells; the requirements relating to the acquisition of Prospects and the payment of royalties; the amount of the Managing General Partner's Capital Contribution to the Partnership; the guidelines with respect to well pricing and the cost of services furnished by the Managing General Partner and/or Affiliates; the states where the Partnership's wells will be drilled; assessment and borrowing policies; voting rights of Investor Partners; the term of the Partnership; and compensation of the Managing General Partner. Other policies and restrictions upon the activities of the Managing General Partner and the Partnership are not set forth in the Partnership Agreement, but instead reflect the current intention of the Managing General Partner and thus are subject to change at its discretion. For these later activities, the Managing General Partner, in making a change, will utilize its reasonable business judgment as manager of the Partnership and will exercise its judgment consistent with its obligations as a fiduciary to the Investor Partners.

      Upon the successful completion of the offering, the Partnership will effect the following transactions, each of which is more fully described below:

      (a) The Managing General Partner will assign to the Partnership up to 100% of the Working Interest in the Prospects;

      (b) the Partnership will enter into a drilling and operating agreement with the Managing General Partner or with unaffiliated persons as Operator, providing (i) for the drilling and completion of Partnership wells and (ii) for the subsequent supervision of field operations with respect to each producing well.

Drilling Policy

      -     Most wells will be direct offsets to producing wells.

      Each Partnership will invest in a number of Prospects, either by itself or in conjunction with other parties, consistent with the objective of maintaining a meaningful interest in the wells to be drilled. The Partnerships will not acquire any interest in currently or formerly producing gas wells. Most wells to be drilled by the Partnerships will be direct offsets to producing wells ("proved undeveloped prospects"). Therefore, it is unlikely that a well on a Prospect will have the effect of proving up any additional acreage outside of the Prospect. For this reason, the Partnerships are expected to acquire only spacing units on which wells are to be drilled without also acquiring any surrounding acreage. Nevertheless, if drilling on a Partnership Prospect proves up an adjoining spacing unit owned by the Managing General Partner, or if there is reliable evidence that there would be material drainage of a Partnership Prospect by an adjoining spacing unit in which the Managing General Partner owns an interest, the Managing General Partner will assign to the Partnership a proportionate interest in such spacing unit.

Acquisition of Undeveloped Prospects

      -     The Managing General Partner will select undeveloped Prospects.


      - Selection of Prospects for a Partnership will occur after that Partnership has been funded.

      -     At least 90% of Prospects will be development wells.

      - The Partnerships will acquire Prospects at the lesser of Cost or fair market value.

      -     Average royalty and overriding royalty burden will not exceed
            20%.

      - The Managing General Partner will not retain overriding royalty interests.

      The Managing General Partner will select undeveloped Prospects sufficient to drill the Partnerships' wells. No Prospects have been pre-selected by the Managing General Partner. Most Prospects to be selected for the Partnerships are expected to be single well proved undeveloped prospects. A Prospect may be generally defined as a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted.

      Depending on its attributes, a Prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of drilling operations in search of a new and yet undiscovered pool of oil and gas (or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of such pool), whereas development drilling involves drilling to a known producing formation in a previously discovered field.

      The Partnership intends to conduct development drilling operations in one or more of the following areas: North Central West Virginia to develop Benson, Riley and other shallow Upper Devonian and Mississippian Formations; Southern West Virginia to develop Ravencliff through Gordon Formations as well as the Devonian Shale; Southern and Central Pennsylvania to develop Upper Mississippian through Upper Devonian Reservoirs, western Pennsylvania to develop the Medina and Whirlpool reservoirs, Michigan to develop the Antrim Formation and in Colorado to develop
Cretaceous Sandstones. The Managing General Partner reserves the right to conduct Partnership operations in New York, Ohio, Utah, Montana,
South Dakota, Tennessee Kentucky, Indiana, Kansas, Wyoming, North Dakota, Nebraska, Ohio and/or Oklahoma and/or to such other formations as it may, in its sole and absolute discretion, deem advisable, provided that such locations and/or formations are, in the Managing General Partner's opinion, of comparable quality and character to those described herein.

      Wells in the intended area of operations are usually given a fracture treatment in which fluids are pumped into the potential zone in an attempt to create additional fractures and widen present fractures. It is anticipated that gas will be produced from all the subject wells. There could also be some oil and brine production.

      The Partnership will acquire Prospects under arrangements whereby the Partnership will acquire up to 100% of the Working Interest, subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average of such royalty interests for all Prospects of a particular Partnership will not exceed 20%. In its discretion the Managing General Partner may acquire less than 100% of the Working Interest in a prospect provided that costs are reduced proportionately. The Partnership Agreement forbids the Managing General Partner or any Affiliate from acquiring or retaining any overriding royalty interest in the Partnership's interest in the Prospects. The Partnerships will generally acquire less than 100% of the Working Interest in each Prospect in which they participate. In order to comply with certain conditions for the treatment of Additional General partners' interests in the Partnership as not passive activities (and thereby not subjecting the Additional General Partners to limitation on the deduction of Partnership losses attributable to such Additional General Partners to income from passive activities), the Managing General Partner has represented that the Partnerships will acquire and hold only operating mineral interests and that none of the Partnership's revenues will be from non-working interests. The Managing General Partner, for its sole benefit, may sell or otherwise dispose of Prospect interests not acquired by the Partnerships or may retain a Working Interest in such Prospects and participate in the drilling and development of the Prospect on the same basis as the Partnerships.

      In acquiring interests in Leases, the Partnerships may pay such consideration and make such contractual commitments and agreements as the Managing General Partner deems fair, reasonable and appropriate. While it is expected that the Managing General Partner will assign to the Partnerships a substantial portion of the Leases to be developed by the Partnerships, the Partnerships may also purchase Leases directly from unaffiliated persons. The Managing General Partner will transfer at its cost all Leases which are transferred to the Partnerships, unless the Managing General Partner has reason to believe that Cost is materially more than the fair market value of such property in which case the price will not exceed the fair market value of such property. The Managing General Partner will obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnerships.

      The actual number, identity and percentage of Working Interests or other interests in Prospects to be acquired by the Partnerships will depend upon, among other things, the total amount of Capital Contributions to a Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by Federal and state departments or agencies, agreements with other Working Interest owners in the Prospects, farm-ins, and continuing review of other Prospects that may be available.

Title to Properties

      -     The Partnership will hold record title to Leases in its name.

      Prior to the drilling of any Partnership well, the Managing General Partner will assign the Partnership interest in the Lease to the Partnership. Leases acquired by each Partnership may initially and temporarily be held in the name of the Managing General Partner, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the Leases are being held for the benefit of each particular Partnership and that the Leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnerships from the claims of creditors of the Managing General Partner.

      Investor Partners must rely on the Managing General Partner to use its best judgment to obtain appropriate title to Leases. Provisions of the Partnership Agreement relieve the Managing General Partner from any mistakes of judgment with respect to the waiver of title defects. The Managing General Partner will take such steps as it deems necessary to assure that title to Leases is acceptable for purposes of the Partnerships. The Managing General Partner is free, however, to use its own judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the Partnerships. Further, neither the Managing General Partner nor its Affiliates will warrant the validity or merchantability of titles to any Leases to be acquired by the Partnerships.

PDC Prospects

      It is anticipated that all prospects will be evaluated by PDC's four geologists (see "Management--Petroleum Development Corporation" for their resumes), utilizing log and geological data from PDC's historic operations, production records from PDC's and others' wells, and such other information as may be available and useful. The stratigraphic nature of the prospects in the areas currently being developed is best evaluated by subsurface mapping based on data from surrounding wells. As a result, nearly all wells drilled by the Partnership will be direct offsets to existing producing wells, at distances ranging from about 1,000 to 3,000 feet. Where multiple zone potential exists, as it frequently does in the proposed areas of operations, the geologists attempt to optimize well locations to create wells with two or more productive horizons.

      As of March 31, 2000, PDC had acreage available as listed in the following table within the prospect area.

                                       No. of
           County                     Acreage
West Virginia                         14,000
Pennsylvania                          19,200
Michigan                              21,900
Utah                                  58,800
Colorado                              14,200
                     Total           128,100

      In addition, PDC expects to acquire additional acreage on an ongoing basis throughout, 1999 and 2000 and beyond for the Program and future partnerships.

Prospect Area Descriptions

      Colorado. The Wattenberg Field, located North and East of Denver, Colorado, is the most prolific field in the Denver-Julesburg (DJ) basin. The field, which was discovered in 1970, has produced over 600 billion cubic feet of natural gas and 2.2 Million barrels of oil.

Natural gas is the primary hydrocarbon, however many wells will also produce economic quantities of oil. The gas stream generally has a high heating value (approximately 1200 btu/mcf) and the purchase price of the gas may include revenue from the recovery of fluids from the gas stream, as well as a premium for the higher energy content.

The producing formations are generally atight and require artificial stimulation for economic production. The typical production profile has an initial period of high production and relatively rapid decline, followed by years of relatively shallow decline.

RESERVOIR OVERVIEW
The present structural configuration of the DJ Basin was created by late cretaceous laramide deformation creating an asymmetric basin with a steeply dipping western flank and a gently dipping eastern flank. The structural axis of the dj basin trends approximately north-south, parallel to the present front range approximately 20 miles to the east of the mountain front. The Wattenberg Field is a basin-centered gas accumulation in which stacked reservoirs are found from depths of approximately 4,000 to 8,000 feet. Typical of many basin-centered accumulations, structural positioning is not a required trapping mechanism. Low reservoir permeability and a long period of hydrocarbon generation have caused the reservoirs to produce relatively water free.

GEOLOGIC OVERVIEW
Productive zones are cretaceous in age and include, from youngest to oldest, Sussex Sandstone, Shannon Sandstone, Niobrara Formation, Codell Sandstone,
D Sandstone, J Sandstone, and Dakota Sandstone. The topographic setting of the DJ basin is characterized as gently rolling grasslands with surface use dominated by cattle ranching and agriculture.

SUSSEX SANDSTONE
The Sussex is a fine-to-medium grained, glauconitic feldspanthic-litharenite that produces in the Hambert and Aristocrat Fields in the northern part of Wattenberg. The sandstones are thought to have been deposited as shallow-marine bars on a main shield within the late cretaceous seaway. The Sussex sandstone is found at depths that range from 3,750 to 5,250 feet. Reservoir quality varies dramatically from 60 feet of clean sand to 10 feet of thinly bedded clay-filled sands. Average porosity is approximately 14 percent with permeability ranging from approximately 0.5 To 1.0 Md. Reservoir productivity is forecasted based on ultimate production isopachs of surrounding wells. The reservoir drive mechanism is volumetric expansion. Original reservoir pressure was approximately 1,450-psi.

NIOBRARA FORMATION
The Niobrara is a succession of limestones (chalks) and calcareous shales approximately 300 feet thick. The Niobrara was deposited in a relatively deep-water sedimentary environment associated with the late cretaceous seaway. The Niobrara is recognized as a source rock and may have provided the necessary hydrocarbons for the underlying codell. Petroleum production in the Niobrara is established from the more pure limestone intervals. The Niobrara is found at depths that range from 6,500 to 7,500 feet. These limestones are widespread; contain porosities that range from approximately 10 to 15 percent and permeabilities that range from 0.1 To 1.0 Md. Original reservoir pressure was approximately 4,000-psi.

CODELL SANDSTONE
The Codell is a fine-grained to very fine-grained sandstone with abundant associated clays. The sands are widely distributed across Wattenberg and vary in thickness from 10 to 30 feet. The bioturbated nature of the sandstone suggests deposition on a shallow marine shelf associated with the late cretaceous seaway. The Codell sandstone is found at depths that range from approximately 6,750 to 7,750 feet. Porosity within the codell ranges from 10 to 20 percent, with permeabilities of 0.1 Md. Because of the widespread nature of the codell and the relatively uniform rock properties, productivity, with the appropriate analysis, can be predicted with a high degree of confidence. Reservoir pressure is approximately 4,000-psi. Reservoir productivity is forecasted based on ultimate production isopachs of surrounding wells.

J SANDSTONE

The J sandstone can be subdivided into two distinct members: the fort collins member and the horsetooth member. The fort collins member is a very fine-grained moderately sorted quartz arenite and sublitharenite. This sandstone was deposited in a shallow marine setting within the early cretaceous seaway and is erosionally overlain by the horsetooth member. The J sandstone is found at depths that range from 7,500 to 8,400 feet. Porosities range from 5 to 14 percent, with permeabilities that range from
0.003 To 0.05 Md. The J sandstone reservoir is a single-phase gas reservoir dominated by volumetric expansion. The original reservoir pressure of wells developed in the J sandstone has been approximately 1,950-psi. Production is characterized as dry gas with small amounts of water and condensate. The produced water is due to condensation within the well bore and does not reflect water movement from within the reservoir itself. Net sand thickness ranges from 2 to 90 feet averaging 28 feet. Reservoir productivity is forecasted based on ultimate production isopachs of surrounding wells.

PRODUCTION
The Wattenberg Field is a mature field and has thousands of producing wells. Economic success of the Codell/Niobrara and J sandstone reservoirs is dependent on reservoir quality and on recently improved completion techniques. The Sussex reservoir is more difficult to interpret because log analysis can be inconclusive. Sussex development is confined to those areas that have sufficient existing sussex production, and those areas that have similar log characteristics to offset producers.

PROPOSED DEVELOPMENT
PDC has acquired the between 78% and 100% of the working interest in approximately 150 Wattenberg Field locations with expectations to obtain additional locations. PDC and its partnerships will pay their proportionate share of the drilling and completion costs for their working interest. The wells will have third-party royalty and overriding royalty burdens of 20% or less, none of which are held by PDC or its affiliates.

OIL AND GAS MARKETS
There are extensive gas gathering facilities throughout the Wattenberg Field, reflecting its long history of production. Gas purchasers include North American Resources Company (NARCO), Duke Energy and KN Gas Gathering. In many cases new wells may have the option of choosing a sales market from two or more purchasers.

Gas in the Wattenberg Field currently sells at a discount to NYMEX pricing of about $.10 Per Mmbtu and gathering charges are approximately $.30 Per mmbtu, however the high btu content makes the price per mcf approximately equal to the NYMEX price per mmbtu.

Oil produced is a high grade crude, which will be sold to Ultramar Diamond Shamrock. Recent pricing has been in the range of West Texas Intermediate
(WTI) postings less $1.75 per barrel.


Colorado Piceance Basin Prospect. The Piceance Basin in Western Colorado has produced more hydrocarbons than any other basin or area in the state. Since the discovery of the giant rangely oil field in 1902 on its western flank, the basin has produced over 2.3 trillion cubic feet of natural gas and over 900 million barrels of oil.

The producing formation in this project is an interval of massively stacked lenticular "tight sands" which requires artificial stimulation for economic production. Improved technology for reservoir characterization and completion has enabled this previously bypassed natural gas resource to become an economically attractive play. Hydrocarbon production will be natural gas with very low quantities of associated oil. Typical production profile is one of an initial period of high production and rapid decline rate followed by years of relatively slow decline.

STRUCTURAL GEOLOGY AND RESERVOIR OVERVIEW
The Piceance Basin is a complex, asymmetrical basin formed by late cretaceous laramide tectonism. It has a gently dipping western flank and a steeply dipping eastern flank. The structural axis extends in a northwesterly to southeasterly direction approximately 20 miles to the east of the project. Similar to several other rocky mountain basins, the piceance is a basin-centered gas accumulation with overpressured gas down structure from more permeable water-filled reservoirs. Structural position is not a critical trapping requirement.

Three of the most prolific gas fields in the Piceance Basin, Grand Valley, Parachute, and Rulison, produce gas from the Mesaverde Group. Deposition of the Mesaverde Group mostly predates laramide structural development. The Mesaverde Group is divided into the predominantly non-marine Williams Fork Formation and the underlying Marine Iles Formation. The Williams Fork is primary objective in the above gas fields and this project. It is comprised of massively stacked lenticular sandstones and interstratified shales and coals. It ranges in depth from surface outcrops along the rim of the basin to depths of over 11,000 feet in the center of the basin. The underlying iles formation is comprised of laterally consistent blanket-like marine deposits including the Rollins, Cozette, Corcoran and Sego Sandstones.

MESAVERDE WILLIAMS FORK AND CAMEO FORMATIONS
The Williams Fork Formation ranges in thickness from 2,000 to 4,000 feet. Anticipated drilling depths are 7,000 to 10,000 feet. The lower interval of interstratified coals and sandstones which lies above the Rollins Sandstone is locally known as the Cameo Formation. The upper interval of fluvial sandstones is locally known as the Williams Fork or Mesaverde Formation. Because of authigenic clays, carbonate cement and quartz-overgrowths, the sandstones have low porosities of 6 to 12 percent and low matrix permeabilities, often below one microdarcy. Areas with natural fractures exhibit permeability increases of one to two orders of magnitude.

As recently as 1992, operators were routinely bypassing this interval in search of the deeper Corcoran-Cozette Sands. Only when the deeper zones were non-productive would they complete in the Williams Fork. Operators began experimenting with different completion designs to improve production in these massively stacked sands. Newer completion designs have nearly doubled the per well estimated ultimate recoveries. These newer designs include perforating multiple zones, increasing the size of the proppant load, and using sophisticated fracturing fluids.

                                   -54-
Advanced type-curve analysis, pressure testing in closely spaced wells and reservoir simulation are being used to establish optimum well drainage in this tight lenticular formation. History matching of long term production data indicates drainage of 10 to 20 acres in 30 years. Pressure testing in offset wells shows essentially no communication at 40 acre well spacing.

PDC has acquired the rights to develop approximately 7,500 acres of leasehold in the Piceance Basin with the expectation of obtaining additional acreage based upon the outcome of the initial wells. Current acreage will support the drilling of more than 100 wells on 40-acre spacing. Wells drilled will have third-party royalty and overriding royalty burdens of 20% or less, none of which are held by PDC or its affiliates. It is anticipated that PDC and its partnerships will own 100% of the working interest in each well drilled.

OIL AND GAS MARKETS
There are extensive gas gathering facilities throughout the area. Colorado Interstate Gas (CIG), Transcolorado, Unocal and Barrett Resources operate gathering and transmission gas pipelines in the local area. Gas purchasers include CIG, Transcolorado or others throughout the western united states.

Gas in Piceance Basin has sold recently at a discount to NYMEX of approximately $.10 To $.20 Per Mmbtu and gathering charges are approximately $.30 Per Mmbtu.

      Northern West Virginia. Northern West Virginia is a region characterized by thick Paleozoic sediments and gentle northeast trending folds. Upper Devonian and Mississippian sands have accounted for virtually all gas and oil production to date in this area. Approximately twenty
thousand feet of sediments underlie the area.   The Upper Devonian and
Mississippian Formations  are the targets for wells drilled in this area.

      The deepest target reservoirs at depths ranging to a maximum of about 6,000 feet are the Elk, Benson and Riley Sandstones of the Upper Devonian
Chemung Formation.   These reservoirs are pure stratigraphic traps, whose
gas accumulations are unrelated to structural features, although higher fluid saturations are commonly found in the structurally lower areas of the reservoirs. Commercial production is generally limited to those areas in which the sand is four feet thick or greater with porosity greater than 8%. These zones are found in narrow belts 1500 to 6000 feet wide. Thickness ranges from 4 to 12 feet in the inner channel facies of the reservoir with peak porosity varying from 8% to 18% or more. Permeability ranges from 0.01 to 2.0 millidarcies. The Balltown and Speechley Sandstones, located at depths from 2500 to 3500 feet, are interpreted as shallow shelf deposits and are the transitional sands from the marine rocks below to the marine/fluvial rocks above. These reservoirs are typically offshore bars or other related deposits and are somewhat thicker, cleaner and more coarse grained than the older deeper water marine rocks. Thickness ranges from 5 to 30 feet or more with average porosities from 6% to 12% with peak porosities as high as 20% or more.

      The Fifth through Keener formations represent the core of the coarse grained sediments of the Upper Devonian and Mississippian Sands. The lowermost sands represent the nearshore and shoreline environment while the upper sands exhibit the geometry of the fluvial reservoirs of the delta plain environment. During deposition of these sands sea level fluctuated causing a wide range of sand types to be deposited throughout the prospect area. Grain size ranges from coarse to pebbly. Most of the rocks were deposited in a high energy environment and are very clean and well sorted. Thickness ranges from 5 to 50 feet with porosity varying from 6% to 25% or more.

                                   -55-
      West Central and Southern Pennsylvania. The geology of this area is very similar to that of northern West Virginia with Devonian and Mississippian rocks accounting for the majority of the production. Production in the prospect area will come from the Bradford Group (Bradford, Balltown, Tiona, Speechley and Warren sandstones). These upper Devonian reservoirs are similar to Upper Devonian reservoirs in northern West Virginia.

      The primary drilling targets in the area are the First, Second and Third Bradford sands. Each of these reservoirs contains upper and lower members and production will typically come from 3 or 4 sands in any given well. In addition to these reservoirs, other mappable primary targets will include the Elk, Balltown, Tiona, Speechley and Warren sandstones. Secondary targets in portions of the prospect area are the Fifth and Bayard sandstones. Sand thickness for the primary target reservoirs ranges from 5 to 25 feet for any individual zone. Cumulative net sand thickness per well ranges from 40 to 100 feet. Porosity ranges from 5% to 15% with permeability of 0.1 millidarcies or less, classifying these reservoirs as "tight" sandstones. Typical natural shows from these reservoirs range from a show to 100 Mcfd and reflect the nature of the reservoir.

      Michigan. The Antrim Shale of the Michigan basin has been one of the most active shallow gas development plays in the U.S. over the last several years. The organic black shales of the Norwood and Lachine are the dominant producing horizons in the area and are separated by the light gray Paxton shales. Thickness of both the Lachine and Norwood black shales is somewhat uniform with the Norwood averaging 20 feet and the Lachine averaging approximately 80 feet in thickness.

      The Antrim is both source rock and reservoir with thermal maturation of kerogen responsible for the bulk of Antrim gas generated. The Antrim is an unconventional reservoir when gas storage mechanisms are considered.

      The Antrim is composed predominantly of organic rich black shales of late Devonian age and is found throughout the Michigan basin, encompassing an area of approximately 30,000 square miles. The Antrim is productive around the rim of the basin at drilling depths ranging from 500 to 2,500 feet. The main producing trend is located in the northern portion of the basin and comprises approximately 20% of the potential producing region, the remainder of the basin remains relatively untested. Much of the total gas in place is adsorbed within the organic shale matrix with the remainder existing as free gas in pore spaces or in open natural fractures. These natural fractures are typically water filled. The wells must be "dewatered" during the initial production phase to achieve commercial gas production.
As the water is produced from the natural fractures gas production increases, reaching a peak that may remain flat for several years followed by long term slow decline.

      Average recovery for the Antrim play as a whole is estimated to be approximately 500 MMcf per 100 acres of drainage. Thus, ultimate recovery per well is dependant upon well spacing and the development of fracture networks to effectively drain the reservoir. Production profiles vary depending upon the quality of well. The typical Antrim production profile begins with initial production in the range of 20 to 50 Mcfd and production inclines to a peak of approximately 115 to 150 Mcfd in six to eighteen months. At this point production may remain relatively flat for one to three years with production then declining at a rate of less than 10 percent per year. Wells that reach a peak of 100 Mcfd or less may remain flat for a longer period while the most productive wells, those producing in excess of 250 Mcfd may begin their decline earlier. The productive life of these wells can be 15 to 20 years or more. Initial water production rates may be several hundred barrels of water per day (bwpd), declining as gas production increases to less than 10 bwpd. Early Antrim projects drilled in the 1960's and 1970's are in production today, evidence of the long productive life of
these wells.   Many of the recently drilled Antrim projects are producing
200 to 300 Mcfd per well and estimated ultimate recovery will be in the range of 400 to 750 MMcf or greater per well. Advances over the past several years in completion and production methods, as well as drilling wells on 80 to 160 acre well spacing have greatly increased production and ultimate recovery per well. Nonetheless, because the Partnership will participate in new wells, there can be no assurance of the actual level of Partnership production or reserves.

      The production operations for Antrim wells are different than that for Appalachian Basin wells. This is due to the complicated and labor intensive operation of the compression, dehydration and water disposal facilities, as well as operation of the three gathering systems necessary for efficient production operations. The operational and field supervision services necessary during the production phase of Antrim wells is over and above normal production services provided for typical Appalachian Basin wells. These additional non-routine production services will be billed to the Partnership at direct cost if performed by an unaffiliated third party or at industry competitive rates if provided by the managing general partner. (See "Drilling and Operating Agreement".)

      Southern West Virginia.   The shallowest pays are the upper and lower
Ravencliff Sandstones (upper Hinton Formation), followed by the upper and lower Maxton Sandstone (lower Hinton Formation) and the Union member of the Big Lime (Greenbrier Limestone). Any combination of one to all three of these zones may be commercial in any given well.

      The upper and lower Ravencliff Sandstone pays range from 10 to 80 feet in gross sand thickness with net porous sand of 5 to 50 feet (feet of sand with porosity greater than 8%). In Southern West Virginia, the Ravencliff is typically a series of northeast-southwest trending channel fill sandstones than can be a single channel fill or multiple stacked channel fill sequences (the lower and upper Ravencliff as well as a third unnamed sand).

      The Maxton Sandstone is the drillers' term for the lower Hinton channel sandstones in the area. These sands are very similar to the Ravencliff in terms of geologic origin.

      Another potential pay in the prospect area is an oolitic limestone within the Union Member of the Big Lime (Greenbrier Limestone). These porous and permeable zones are buildups of individual ooliths. Ooliths are formed in high energy calcite rich waters by precipitation of calcite around a small fragment of shell, sand or other material. The grains are held in suspension by water energy and calcite precipitation forms concentric bands around the particle. Continual growth may generate coarse grain size balls. Banks or bars made up ooliths form when individual ooliths drop out of suspension around pre-existing topographic highs or are carried offshore and laid down in elongate tidal bars adjacent to tidal
channels.   Across the prospect area  these bars may be traced through older, established gas fields. The individual oolitic tidal bars are oriented northwest-southeast, perpendicular to the paleo-shoreline, average 4500 feet in width, 10 to 40 feet thick and up to 20 miles in length. The non-productive tidal channels separating these bars average 1.5 miles in width. Oolitic pay zones in the prospect area range from a few feet in thickness to 20 feet or more with porosity in the 6% range. Permeability in this reservoir is good but dolomitization of portions of the reservoir may enhance or destroy original reservoir character.

                                   -57-
Drilling and Completion Phase

      - Most Partnership wells in the Appalachian Basin will be development wells 3,000 to 5,500 feet deep.

      - Most Partnership wells in the Michigan Basin will be development wells 800-1,200 feet in depth.

      - Partnership wells in Colorado may be exploratory or developmental with depths expected to range from approximately 7,500 to 9,500 feet.


      - The Partnership will drill all wells prior to March 31, 2001 for all Partnerships designated "PDC 2000- Limited
            Partnership".

      - The Managing General Partner will drill Partnership wells near pipelines, gathering systems, or end users.

      - The Partnership will sell production on a competitive basis at the best available price.

      General: The following table shows the anticipated depths and target formations for planned areas of operations.

Location                Approximate                   Planned Target
                        Well Depths                   Formations
Appalachian Basin       2,000 - 5,500 feet            Various Devonian and
                                                      Mississippian
Michigan Basin          800 - 2,000  feet             Antrim Shale

Colorado (DJ, Piceance
Basins)                 6,500 - 9,500 feet            Cretaceous Sands

The Managing General Partner may drill some shallower or deeper development Prospects in these areas. If the Managing General Partner drills wells in other areas, it is likely that well depths will differ. After drilling the Operator will complete each well deemed by the Operator to be capable of production of oil or gas in commercial quantities. The Managing General Partner may drill exploratory wells to depths exceeding the proposed developmental well depths indicated above. In the event the funds allocated for exploratory wells are not used to drill exploratory wells, the Managing General Partner will utilize such funds together with unexpended completion funds to drill additional development wells. The Operator intends to drill all of the Partnerships' wells prior to March 31, 2001 for Partnerships designated "PDC 2000- Limited Partnership".

      The Operator, in its sole and absolute discretion, will determine the depth to which a particular well is drilled based on geologic and other information available to it. No representations are given in this prospectus as to the depths and formations to be encountered in each Partnership's wells, except that the depth of most Appalachian wells will be at least to a depth of at least 2,000 feet, most Michigan wells will be at least 800 feet and most Colorado wells will be at least 6,000 feet. The Managing General Partner may substitute another operator or operators to perform the duties of the Operator, on terms and conditions substantially the same as those discussed herein. Additionally, with respect to those Prospects as to which the Partnership owns less than a 50% Working Interest, it is possible that the majority owner of such Prospects will select the operator for the wells drilled on such Prospects and that the operator may not be the Managing General Partner. In the event another company acts as operator, the Managing General Partner will monitor the performance and activities of the Operator, participate as the Partnership's representative in decision-making with regard to the joint venture activities, and otherwise represent the Partnership with regard to the activities of the joint venture. Where someone other than the Managing General Partner serves as Operator, the cost of drilling to the Partnership will be the actual cost of third-party drilling, plus the Managing General Partner's costs of supervision, engineering, geology, accounting, and other services provided, as well as monthly overhead specified in "Compensation to the Managing General Partner and Affiliates," above. Prices of wells operated by third parties may exceed the footage based rates specified in the prospectus.

      The Managing General Partner will represent each Partnership in all operations matters, including the drilling, testing, completion and equipping of wells and the sale of each Partnership's oil and gas production from wells of which it is the operator. The Managing General Partner expects to be the operator of all Appalachian Basin wells in which the Partnerships own an interest.

      The Managing General Partner and its Affiliates will, in some cases, provide equipment and supplies, and will perform salt water disposal services and other services for the Partnerships, provided that all such transactions will be at competitive prices and upon competitive terms. The Managing General Partner and its Affiliates may sell equipment to the Partnerships as needed in the drilling or completion of Partnership wells. All such equipment will be sold at prices competitive in the area of operations.

      Gas Pipeline and Transmission: The Partnership's wells will be drilled in the vicinity of transmission pipelines, gathering systems, and/or end users. The Managing General Partner believes that there are sufficient transmission pipelines, gathering systems, and end users for the Partnership's production, subject to some seasonal curtailment.

      Sale of Production: Each Partnership will sell the oil and gas produced from its Prospects on a competitive basis at the best available terms and prices. The Managing General Partner intends to utilize the services of Riley, its subsidiary, in marketing the gas produced by the Partnership wells. The Managing General Partner will not make any commitment of future production that does not primarily benefit the Partnerships. Generally, purchase contracts for the sale of oil are cancelable on 30 days' notice, whereas purchase contracts for the sale of natural gas may have a term of a number of years and may require the dedication of the gas from a well for the life of its reserves.

      Each Partnership will sell natural gas discovered by it at negotiated prices based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission. The Partnership expects to sell oil discovered and sold by it at free market prices. See "Competition, Markets and Regulation."

      Drilling and Operating Agreement.

      - On wells where the Managing General Partner is Operator, it will have full control over the Partnerships' wells.

                                   -59-
      - The operator must commence drilling wells within 180 days after funding of the Partnership, but not later than, March 31, 2000 for Partnerships designated March 31, 2001 for
            Partnerships designated "PDC 2000-_ Limited Partnership".

      - The costs charged for drilling and completion, dry holes, monthly operations will be competitive with rates charges for similar services and will vary be the location of the wells. Rates for areas which are currently active are shown in the table in this section.

      Upon funding of each Partnership, the particular Partnership will enter into the Drilling and Operating Agreement (herein, the "Agreement") with the Managing General Partner as operator (herein, the "Operator"). The Agreement (filed as Exhibit 10(a) to the Registration Statement) provides that the Operator will conduct and direct and have full control of all operations on the Partnership's Prospects. The Operator will have no liability as operator to the Partnership for losses sustained or liabilities incurred, except as may result from the Operator's negligence or misconduct. Under the terms of the Agreement, the Managing General Partner may subcontract certain of those responsibilities as Operator for Partnership wells. The Managing General Partner will retain responsibility for work performed by subcontractors as set forth in this prospectus. It is possible that the Managing General Partner will not be operator on some of the Partnership prospects.

      Where the duties of operator are subcontracted to an independent third party, the cost of the wells to the partnership will be determined by the actual third party costs, plus Managing General Partner's charges for supervision, engineering, geology, accounting and other services and the fixed rate overhead charge for the area where the well is located. These charges are expected to be comparable to the rates in this Prospectus.

      The Partnership will pay a proportionate share of total lease, development, and operating costs, and will receive a proportionate share of production subject only to royalties and overriding royalties. At the discretion of the Managing General Partner, the partnership may enter into Joint Ventures which allow a functional allocation of tangible, intangible and lease costs, where each joint venturer is responsible for its overhead costs provided the partnership's interest in the revenues and income of such a joint venture is proportional to its contribution to the total cost of such venture. It is anticipated that the Partnerships, PDC, and other third party joint venturers will share the cost of the Michigan Antrim projects. The Partnership Agreement allocates to the Partnership the well cost with the additional project costs for multiple flow lines, saltwater injection well, equipment for the central production facility and Leases allocated by the other joint venture partners through the use of a tax partnership. In return for contribution of the well cost to an Antrim project, the Partnerships will acquire a 55% Working Interest in the project. Theremaining Working Interest will be allocated to the parties bearing the project costs for multiple flowlines, leases, salt water injection well, and equipment for the central production facility. Michigan Antrim project Leases are unitized for the purpose of payment of royalties, distribution of working interest revenue and allocation of project production expenses. Project working interest revenue and project production expenses are allocated to working interest owners based on the number of net wells drilled, completed and placed into production, expressed as a percentage of the total number of wells then producing in a project proportional to their ownership interest. To the extent that a Partnership drills and pays for less than the total number of wells in a project, its overall Working

Interest in the project will be proportionately reduced. Each Partnership will be responsible only for its obligations and will be liable only for its proportionate share of the costs of developing and operating the Prospects; and, in the event of the default of another party, the Managing General Partner has agreed to indemnify the Partnership and its Partners for the obligations of such party. If any party fails or is unable to pay its share of expense within 60 days after rendering a statement therefore by the Managing General Partner, the Managing General Partner will pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties.

      In the event not all participants in a well wish to participate in a completion attempt, the parties desiring to do so may pay all costs of the completion attempt including the cost of necessary well equipment and a gathering pipeline, and such parties will receive all income and pay all operating costs from the well until they have received an amount equal to 300% of the completion and connection costs, after which time the non-consenting parties will have the right to receive their original interest in further revenues and expenses.

      The Operator is obligated to commence drilling the wells on each Prospect within 180 days of the date of the funding of the Partnership, but in no case later than March 31, 2001 for Partnerships designated
"PDC 2000-_ Limited Partnership". The Operator's duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the Prospect is located. The Managing General Partner will pay the drilling and completion costs of the Operator as incurred, except that the Managing General Partner is permitted to make advance payments to the Operator where necessary to secure tax benefits of prepaid drilling costs and there is a valid business reason. In order to comply with conditions to secure the tax benefits of prepaid drilling costs, the Operator under the terms of the Agreement will not refund any portion of amounts paid in the event actual costs are less than amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partnership. If the Operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the Operator will plug and abandon the well in accordance with applicable regulations.

      Each Partnership will bear its proportionate share of the cost of drilling and completing or drilling and abandoning Appalachian Basin wells, where the Managing General Partner serves as operator as follows:

      1)    The Cost of the Prospect, as defined; and

      2)    For intangible well Costs:

            (a) For each well completed and placed in production, an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by the "intangible drilling and completion cost" in the following table, plus the actual extra completion cost of zones completed in excess of the cost of the first zone and actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run; plus the actual cost for directional drilling services, if required, or




                                   -61-

            (b) For each well which the Partnership elects not to complete, an amount equal to the "intangible dry hole cost" in the following table, plus actual additional cost for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; and

      3) The tangible Costs of drilling and completing the Partnership wells and of gathering pipelines necessary to connect the well to the nearest appropriate sales point or delivery point.

      To the extent that a Partnership acquires less than 100% of a Prospect, its Drilling and Completion Costs of that Prospect will proportionately decrease.

                                    FOOTAGE BASED RATES

                                                       Intangible
Intangible
                Target             Approximate         Drilling and        Dry
Hole
Location        Formations         Well Depth          Completion Cost     Cost

Northern West
Virginia and    Upper Devonian     2,000 - 5,000 feet  $60 per foot for    $33
per foot
Pennsylvania    and Mississippian                      first 2,200 feet    for
the first
                                                       plus $16 per foot   2,200
feet plus
                                                       for each additional $9 per
foot for
                                                       foot below 2,200    each
additional
                                                       feet                foot
below 2,200
                                                                           feet


Michigan        Antrim Shale       800 - 1,200 feet    $138 per foot for   $60
per foot for
                                                       the first 1,000     the
first 1,000
                                                       feet plus $22 per   feet
plus $12 for
                                                       foot for each       each
additional
                                                       additional foot     foot
below 1,000
                                                       below 1,000 feet    feet

Wattenberg      Cretaceous         6500-7800'          $50 per foot        $18
per foot
Field           Codell

Wattenberg      Cretaceous         7000-8000'          $67 per foot        $21
per foot
 Field          J Sandstone

Piceance        Cretaceous         7000-10,000         $130 per foot       $75
per foot
Basin           Mesaverde

*The depth used for determination well charges will be the deepest penetration by the drilling bit.
-

      In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, the foregoing rates will adjust to an amount equal to that competitive rate.

      The Agreement provides that the Partnership will pay the Operator the Prospect Cost and the Dry Hole Cost for each planned well prior to the Spud date, and the balance of the completed well Costs when the well is completed and ready for production, in the case of a completed well.


                                   -63-

      The Operator will provide all necessary labor, vehicles, supervision, management, accounting, and overhead services for normal production operations, and will deduct from Partnership revenues a monthly charge based upon competitive industry rates for each producing well for operations and field supervision and a monthly charge of $75 per well for Partnership accounting, engineering, management, and general and administrative expenses charges for areas with current operations. Michigan Basin wells will have an additional monthly charge for the operation of compression, water disposal, gas injection, and other facilities. Non-routine operations will be billed to the Partnership at their Cost.

                    INITIAL PER WELL OPERATING CHARGES

      WELL LOCATIONS          MONTHLY PARTNERSHIP     MONTHLY WELLTENDING
                              ADMINISTRATION          FEE

Appalachian Basin*                 $75                   $225
Michigan Basin**                   $75                   $225
Colorado                           $75                   $600


*     Northern West Virginia, Southern West Virginia, Pennsylvania.
** Does not include the monthly charge for operation of the compression, water disposal, gas injection, and other facilities.


      The Partnership will have the right to take in kind and dispose of its share of all oil and gas produced from its Prospects, excluding its proportionate share of production required for lease operations and production unavoidably lost. Initially the Partnership will designate the Operator to enter into and bind the Partnership in such agreements as it deems in the best interest of the Partnership for the sale of such oil and/or gas. If pipelines which have been built by the Managing General Partner are used in the delivery of natural gas to market, the Operator may charge a gathering fee not to exceed that which would be charged by a non-affiliated third party for a similar service.

      The production and accounting charges may be adjusted annually beginning / January 1, 2002 for Partnerships designated "PDC 2000-_
Limited Partnership", to an amount equal to the rates initially established by the Agreement, multiplied by the ratio of the then current average weekly earnings of Crude Petroleum and Gas Production workers to the average weekly earnings of Crude Petroleum and Gas Production workers for 1999, as published by the United States Department of Labor, Bureau of Labor Statistics, provided that the charge may not exceed the rate which would be charged by the comparable operators in the area of operations.

      The Agreement will continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of 180 days from cessation of all production.

Production Phase of Operations

      - The Partnership will sell the produced gas to industrial users, gas brokers, interstate pipelines, or local utilities, subject to market sensitive contracts whereby the price of gas sold will vary as a result of market forces.

      - The Partnership will not complete contracts for sale of gas until after the drilling of the wells.

      General. Once the Partnership's wells are "completed" (i.e., all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline), production operations will commence.








                                   -63-

      The Partnership intends to sell gas production from the Partnership's wells to industrial users, gas brokers, interstate pipelines or local utilities. The Managing General Partner may utilize RNG, its subsidiary,
in marketing the gas produced by the Partnership wells.   The Managing
General Partner is currently in negotiations with various parties to obtain gas purchase contracts. Due to rapidly changing market conditions and normal contracting procedures, final terms and contracts will not be completed until after the wells have been drilled. The Managing General Partner has sold most of the gas from prior programs' wells to Hope Gas, Inc. or to spot market purchasers on the CNG Transmission and MichCon system. While this practice has resulted in favorable pricing and sales results in the short term, this market concentration also creates certain risks. See "Risk Factors -- Competition, Markets and Regulations," above and "Competition and Markets," below. Seasonal factors, such as effects of weather on costs, may impact the Partnership's results. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

      Expenditure of Production Revenues. The Partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs.

      The above items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. The Partnership's only source of revenues will be from production operations, because the Partnership may not borrow any funds it may require to meet operation expenditures (see "Risk Factors -- Shortage of Working Capital" and "Source of Funds and Use of Proceeds -- Subsequent Source of Funds"). It is the practice of the Managing General Partner to deduct operating expenses from the production revenue for the corresponding period , and to defer the collection of operating expenses when revenues are insufficient to render full payment.

Interests of Parties

      The Managing General Partner, Investor Partners, and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the Partnership has an interest. The following chart expresses such interest of gross revenues derived from the wells. For the purpose of this chart, "gross revenues" is defined as the "Well Head Gas Price" paid by the gas purchaser. In the event the Partnership acquires less than a 100% Working Interest, the percentages available to the Partnership will decrease proportionately.

                                   Program Revenue Sharing
                                                 Partnership
                                  Third Party    Working Interest
Entity           Interest         Royalties:   If 12.5% /If 20% (1)
_________________________
Managing        20% Partnership
General         Interest (2)                  17.50%      16.00%
Partner

Investor        80% Partnership
Partners        Interest (2)                  70.00%      64.00%

Third           Landowners and Over-
Parties         riding Royalties              12.50%      20.00%

                                             100.0%         100.0%
____________________

(1) Landowner and other royalty interests payable to unaffiliated third parties may vary, provided that the weighted average of such royalty interests for all Prospects of a Partnership shall not exceed 20%.

(2) The revenues to be distributed are subject to the revised sharing arrangement policy and to revisions if the Managing General Partner makes a Capital Contribution greater than its 21-3/4% requirement.


                                   -64-

Insurance

      - The Managing General Partner will carry public liability insurance of not less than $10 million during drilling operations and will maintain other insurance as appropriate.

      - The Managing General Partner has a good faith duty to provide insurance coverage, sufficient, in its judgment, to protect the Investors against the foreseeable risks of drilling.

      - Increasing cost of insurance could reduce Partnership funds available for drilling.

      The Managing General Partner, in its capacity as operator, will carry blowout, pollution, public liability and workmen's compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each Unit held by the Additional General Partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. which may result in unanticipated additional liability materially in excess of the per Unit Subscription amount.

      The Managing General Partner has obtained various insurance policies, as described below, and intends to maintain such policies subject to its analysis of their premium costs, coverage and other factors. The Managing General Partner may, in its sole discretion, increase or decrease the policy limits and types of insurance from time to time as it deems appropriate under the circumstances, which may vary materially. The following types and amounts of insurance have been obtained and are expected to be maintained. The Managing General Partner is the beneficiary under each policy and pays the premiums for each policy, except the Managing General Partner and the Partnership are co-insured and co-beneficiaries with respect to the insurance coverage referred to in #2 and #5 below.

      1. Workmen's compensation insurance in full compliance with the laws for the States of West Virginia, Michigan, Pennsylvania and Colorado; this insurance will be obtained for any other jurisdictions where a Partnership conducts its business;

      2. Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

      3. Employer's liability insurance with a limit of not less than $1,000,000;

      4. Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment; and

      5. Operator's umbrella liability insurance with a limit of $49,000,000.

      Petroleum Development Corporation ("PDC"), as Managing General Partner and Operator, has determined in good faith, in the exercise of its fiduciary duty as Managing General Partner and as Operator, that adequate insurance has been obtained on behalf of the Partnerships to provide the Partnership with such coverage as PDC believes is sufficient to protect the Investor Partners against the foreseeable risks of drilling. The Managing General Partner will obtain and maintain public liability insurance, including umbrella liability insurance, of at least two times the Partnership's capitalization, but in no event less than $10 million during drilling operations. In the event that two Partnerships are conducting drilling activities simultaneously, as provided for under "Proposed Activities -- Introduction" above, and the investor capital of such Partnerships is in excess of $25 million in the aggregate, the Managing General Partner will obtain additional liability insurance coverage during drilling in order to provide the above-referenced two-times insurance coverage (with respect to the total capitalization of those Partnerships which are conducting simultaneous drilling activities). The Managing General Partner will maintain such two-times insurance coverage during such drilling activities. PDC will review the Partnership insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. PDC will obtain and maintain such insurance coverage as it determines to be commensurate with the level of risk involved. In more than 30 years of operations, drilling in more than 2,000 wells in Tennessee, Ohio, Pennsylvania, Michigan, Colorado, Montana and West Virginia, PDC's largest insurance claim has been less than $80,000.
                                   -65-
      Upon completion of drilling of a particular Partnership, the Managing General Partner will convert all Units of general partnership interest of that Partnership into Units of limited partnership interest of that Partnership.

      The annual cost of such insurance to the Partnership is estimated to be approximately $625 per well in the year that it is drilled (plus blowout insurance for Colorado wells of approximately $2,000 per well) and approximately $140 per each producing well for the Partnership liability and other insurance coverages. The costs of insurance are allocated based primarily upon the level of natural gas operations. Insurance premiums may increase in the future. The primary effect of increasing premiums cost is to reduce funds otherwise available for Partnership drilling operations or for distribution to investors.

      The Managing General Partner will notify all Additional General Partners at least 30 days prior to any material change in the amount of such insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular Partnership, Additional General Partners have the right to convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner and will have limited liability for any Partnership operations conducted after the conversion date as a Limited Partner effective upon the filing of an amendment to the Certificate of Limited Partnership of a Partnership. At any time during this 30-day period, upon receipt of the required written notice from the Additional General Partner of his intent to convert, the Managing General Partner will amend the Partnership Agreement and will file such amendment with the State of West Virginia prior to the effective date of the change in insurance coverage and thereby effectuate the conversion of the interest of the former Additional General Partner to that of a Limited Partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the Partnership for federal income tax purposes. However, even after an election of conversion, an Additional General Partner will continue to have unlimited liability regarding Partnership activities arising prior to the effective date of such conversion. See "Terms of the Offering."

The Managing General Partner's Policy Regarding Roll-Up Transactions

      Although the Managing General Partner has no intention of engaging the Partnership in a "roll-up" transaction, it is possible at some indeterminate time in the future that the Partnership will become so involved. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to Investor Partners in cases where there is also a significant adverse change in the voting rights of the Partnership, the term of existence of the Partnership, the compensation of the Managing General Partner, or the investment objectives of the Partnership. The determination of "significant adverse change" will be made solely by the Managing General Partner in the exercise of its reasonable business judgment as manager of the Partnership and consistent with its obligations as a fiduciary to the Investor Partners.

      The Partnership Agreement provides various policies in the event that a Roll-Up should occur in the future. These policies include:

      (1) An appraisal of all Partnership assets will be obtained from a competent independent expert, and a summary of the appraisal will be included in a report to the Investor Partners in connection with a proposed Roll-Up;

      (2) Any participant who votes "no" on the proposal will be offered a choice of:

            (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

            (ii) either (A) remaining an Investor Partner in the Partnership and preserving his or her interests in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the Partnership's net assets;

                                   -66-
      (3) The Partnership will not participate in a proposed Roll-Up (i) which would result in the diminishment of an Investor Partner's voting rights under the Roll-Up Entity's chartering agreement;
            (ii) in which the Investor Partners' right of access to the records of the Roll-Up Entity would be less than those provided by the Partnership Agreement; or (iii) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by the Investor Partners.

The Partnership Agreement further provides that the Partnership will not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners. See
Section 5.07(m) of the Partnership Agreement.

                    COMPETITION, MARKETS AND REGULATION

      - Competition is intense in all phases of the oil and gas industry, including the acquisition of Prospects and the sale of production.

      - Competition for equipment and services is keen and can adversely affect drilling costs and the timing of drilling.

      - Excess supplies and competition have depressed gas prices at times and there is no way to predict when unfavorable conditions may exist in the future.

      - The Partnership expects to sell its gas subject to market sensitive contracts, so the price of gas sold will vary as a result of market forces.

Competition and Markets

      Competition is keen among persons and companies involved in the exploration for and production of oil and gas. The Partnership will encounter strong competition at every phase of its business including acquiring properties suitable for exploration and development and marketing of oil and gas. It will compete with entities having financial resources and staffs substantially larger than those available to the Partnership. There are thousands of oil and gas companies in the United States. The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of this competition and Federal Energy Regulatory Commission ("FERC") and Congressional deregulation of the natural gas industry and gas prices, prices are generally determined by competitive forces.

 There will also be competition among operators for drilling equipment, tubular goods, and drilling crews. Such competition may affect the ability of each Partnership to acquire Leases suitable for development by the Partnerships and to develop expeditiously such Leases once they are acquired.

      The marketing of any oil and gas produced by the Partnership will be affected by a number of factors which are beyond the Partnership's control and whose exact effect cannot be accurately predicted. These factors include the volume and prices of crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels (such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand. Among other factors, the supply and demand balance of crude oil and natural gas in world markets have caused significant variations in the
prices of these products over recent years.   Moreover, new pipeline
projects recently approved by, or presently pending before, the FERC could substantially increase the availability of gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from Partnership wells.

      FERC Order No. 636, issued in 1992, requires pipelines to separate their storage, sales and transportation functions, and establish an industry-wide structure for "open-access" transportation services under which pipelines must provide third parties non-discriminatory access to transportation service on their systems. Order No. 636 has restructured the natural gas industry and made it more competitive. Order No. 637, issued in February, 2000, further enhanced competitive initiatives, by removing price caps on short-term capacity release transactions.

                                   -67-
      Order No. 637 also enacted other regulatory policies that are intended to increase the flexibility of interstate gas transportation, to maximize shippers' supply alternatives, and to encourage domestic natural gas production in order to meet projected increases in natural gas demand. Such increases in demand, should they materialize, will come from a number of sources, including as boiler fuel to meet increase electric power generation needs and as an industrial fuel that is environmentally preferable to alternatives such as nuclear power and coal.

      The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a convergence of the gas and electric industries. CNG Transmission, which has purchased Partnership production in the past, is an example of the convergences, having completed its merger with Dominion Resources, Inc., a large, Virginia-based provider of electric services, in January, 2000. Demand for natural gas by the electric power sector is expected to increase through the next decade. Nearly half of that states have enacted legislation to increase competition in the electric industry, and convergent mergers of gas and electric companies typically include safeguards to prevent a gas company from exercising a marketing advantage in negotiations with an electric affiliate. Increased competition, particularly where coupled with the enforcement of stringent environmental regulations, may increase the electric industry's reliance on natural gas.

      Beginning in 1995, the North American Free Trade Agreement ("NAFTA") eliminated trade and investment barriers in the United States, Canada, and Mexico, thereby increasing foreign competition for natural gas production. Legislation that Congress may consider with respect to oil and gas increase or decrease the demand for the Partnerships' production in the future depending on whether such legislation is directed toward decreasing demand or increasing supply.

      Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. The Managing General Partner is unable to predict what effect, if any future OPEC actions will have on the quantity of or prices received for oil and gas produced and sold from the Partnerships' wells.

      Various parts of the prospect area are crossed by pipelines belonging to Hope Gas, Equitable Gas, CNG Transmission, MichCon and Equitrans. These companies have all traditionally purchased substantial portions of their supply from West Virginia, Michigan or Pennsylvania producers. In addition, all are subject to regulations that require them to transport gas for other end users under certain conditions. Such regulations are either mandated by the state commissions of West Virginia, Michigan or Pennsylvania or by the FERC. Transportation on these systems generally requires that gas delivered meet certain quality standards and that a tariff be paid for quantities transported.

      The Partnership expects to sell gas from its wells to Hope Gas, Equitable Gas, and other local distribution companies ("LDCs"), or on the spot market via open access transportation arrangements through CNG Transmission, Hope Gas, Eastern American Energy, MichCon, Colorado Interstate Gas, Equitrans or other pipelines. Order No. 636 restructured long-term gas supply by requiring interstate gas pipelines to separate their merchant activities from their transportation activities and by requiring LDCs to take a much more active role in acquiring their own gas supplies. Consequently, pipelines and LDC's are buying gas directly from gas producers and marketers, and retail unbundling efforts are causing many end-users to buy their own reserves. Activity by state regulatory commissions to review LDC procurement practices more carefully and to unbundle retail sales from transportation has caused gas purchasers to minimize their risks in acquiring and attaching gas supply and has added to competition in the natural gas marketplace.

      In Order No. 587 and other initiatives, FERC required pipelines to develop electronic communication in order to ensure that the gas industry is more competitive. Pipelines must provide standardized access via the internet to information concerning capacity and prices and standardized procedures are now available for nominating and scheduling deliveries. The industry also is developing method to access and integrate all gas supply and transportation information on a nationwide basis, so as to create a national market. Furthermore, parallel developments toward an electronic marketplace for electric power, mandated by the FERC in Order Nos. 888 and 2000, are serving to create multi-national markets for energy products generally. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in West Virginia, could, for example, be used
in Seattle.   Although this system may initially lower prices due to
increased competition, it is anticipated to expand natural gas markets and to improve the reliability of the markets.

      The Partnership anticipates that it will sell the gas from its wells subject to market sensitive contracts, the price of which will increase or decrease with market forces beyond the control of the Managing General Partner. In the past, the Managing General Partner has sold as much as 70% of the gas produced by its wells to Hope Gas or CNG Transmission, both subsidiaries of Consolidated Natural Gas. Neither of these companies is affiliated with the Managing General Partner. While these markets have provided above average prices and sales in the past, this substantial concentration could result in increased risk of shut-in wells and/or lower prices in the future.

Regulation

      - Federal and state laws and regulations have a significant impact on drilling and production operations.

      - Environmental protection regulations may necessitate significant capital outlays by the Partnership.

      Federal and state regulations will affect production of Partnership oil and gas. In most areas of operations the production of oil is regulated by conservation laws and regulations, which set allowable rates of production and otherwise control the conduct of oil operations.

      The Partnership's drilling and production operations will also be subject to environmental protection regulations established by Federal, state, and local agencies which in turn may necessitate significant capital outlays which would materially affect the financial position and business operations of the Partnership (see "Risk Factors -- Environmental Hazards and Liabilities").

      Certain states control production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production.

Through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and Federal environmental controls will also affect Partnership operations. Such regulations could affect Partnership operations and could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a Partnership for violating such regulations, that Partnership's operations could be adversely affected.

      In prior programs, expenses associated with compliance with environmental regulations have represented approximately 10-15% of the cost of drilling and completing wells, and it is expected that similar costs will be incurred in this program. These costs are included in the footage-based rates described at "Proposed Activities -- Drilling and Operating Agreement," above.

Natural Gas Pricing

      - The Managing General Partner anticipates that the prices of the Partnerships' gas will be deregulated, and that the gas will be sold at fair market value.

      Sale of natural gas by the Partnerships will be subject to regulation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing gas well is located supervises production activities and the transportation of gas sold into intrastate markets. The FERC regulates the rates for interstate transportation of natural gas but, pursuant to the Wellhead Decontrol Act of 1989, FERC may not regulate the price of gas. Deregulated gas production may be sold at market prices determined by supply, demand, Btu content, pressure, location of wells, and other factors.

                                  - 69 -
Proposed Regulation

      Various legislative proposals in Congress and in state legislatures could, if enacted, affect the petroleum and natural gas industries. Such proposals involve, among other things, imposition of direct or indirect price limitations on natural gas production, imposition of land use controls (such as prohibiting drilling activities on certain Federal and state lands in roadless wilderness areas) and other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on the Partnerships' operations.

MANAGEMENT

General Management

      The Managing General Partner of the Partnership is Petroleum Development Corporation ("PDC"), a publicly-owned Nevada corporation organized in 1955. Since 1969, PDC has been engaged in the business of exploring for, developing and producing oil and gas primarily in the Appalachian Basin area of West Virginia, Tennessee, Pennsylvania and Ohio
 Michigan and the Rocky Mountains. As of March 31, 2000, PDC had approximately 91 employees. PDC will make available to Investor
Partners, upon request, audited financial statements of PDC for the most recent fiscal year and unaudited financial statements for interim periods.

      The Managing General Partner will actively manage and conduct the business of the Partnerships, devoting such time and talents to such management as it shall deem reasonably necessary. The Managing General Partner will have the full and complete power to do any and all things necessary and incident to the management and conduct of each Partnership's business. The Managing General Partner will be responsible for maintaining Partnership bank accounts, collecting Partnership revenues, making distributions to the Partners, delivering reports to the Partners, and supervising the drilling, completion, and operation of the Partnerships' gas wells.

Experience and Capabilities as Driller/Operator

      PDC (the "Company" or the "Managing General Partner") will act as driller/operator for the Program wells. Since 1969 the Company has drilled over 1,900 wells in West Virginia, Tennessee, Ohio, Michigan, Colorado and Pennsylvania. The Company currently operates approximately 2,000 wells.

      The Company employs four geologists who develop Prospects for drilling by the Company and who help oversee the drilling process. In addition, the Company has an engineering staff of four who are responsible for well completions, pipelines, and production operations. The Company retains drilling subcontractors, completion subcontractors, and a variety of other subcontractors in the performance of the work of drilling contract wells.
In addition to technical management, the Company may provide services, at competitive rates, from one of two Company-owned service rigs, a water truck, frac tanks, roustabouts, and other assorted small equipment. The Company may lay short gathering lines, or may subcontract all or part of the work where it is more cost effective for a partnership. The Company employs full-time welltenders and supervisors to operate its wells. In addition, the engineering staff evaluates reserves of all wells at least annually and reviews well performance against expectations. All services provided by the Managing General Partner are provided at rates less than or equal to prevailing rates for similar services provided by unaffiliated persons in the area.













                                   -70-

Petroleum Development Corporation

      The executive officers, directors and key technical personnel of PDC, their principal occupations for the past five years and additional information are set forth below:


                                       Positions and        Held Current
Name                      Age          Offices Held         Position Since

James N. Ryan             68           Chairman, Chief      November 1983
                                       Executive Officer
                                       and Director

Steven R. Williams        49           President and        March 1983
                                       Director

Dale G. Rettinger         55           Chief Financial      July 1980
                                       Officer, Executive
                                       Vice President,
                                       Treasurer
                                       and Director

Roger J. Morgan           72           Secretary and        November 1969
                                       Director

Vincent F. D'Annunzio     48           Director             February 1989

Jeffrey C. Swoveland      44           Director             March 1991

Donald B. Nestor          51           Director             March 2000

Thomas E. Riley           47           Vice President       April 1996
                                       Marketing and
                                       Acquisitions

Ersel Morgan              56           Vice President       April 1995
                                       Production

Eric Stearns              42           Vice President       April 1985
                                       Exploration and
                                       Development

Alan Smith                42           Senior Geologist     April 1980

Bob Williamson            46           Geologist            February 1991

Susan Foster              39           Engineer             June 1997

Tom Carpenter             48           Senior Geologist     December 1997


      James N. Ryan has served as President and Director of PDC from 1969 to 1983 and was elected Chairman and Chief Executive Officer in March 1983.

      Steven R. Williams has served as President and Director of PDC since March 1983. Prior to joining the Company, Mr. Williams was employed by Exxon until 1979 and attended Stanford Graduate School of Business, graduating in 1981. He then worked with Texas Oil and Gas until July 1982, when he joined Exco Enterprises, an oil and gas investment company, as manager of operations.

      Dale G. Rettinger has served as Vice President and Treasurer of PDC since July 1980, and was appointed Chief Financial Officer in September 1997. Mr. Rettinger was elected Director in 1985. Previously, Mr. Rettinger was a partner with Main Hurdman, Certified Public Accountants, having served in that capacity since 1976.

      Roger J. Morgan has been a member of the law firm of Young, Morgan & Cann, Clarksburg, West Virginia, for more than the past five years. Mr. Morgan is not active in the day-to-day business of PDC, but his law firm provides legal services to PDC.

                                   -71-
      Vincent F. D'Annunzio has for the past five years served as president of Beverage Distributors, Inc., located in Clarksburg, West Virginia. Mr. D'Annunzio is a director of West Union Bank, West Union, West Virginia.

      Jeffrey C. Swoveland has been Director of Finance with Equitable Resources, Inc. since September 1994. Prior thereto, he was a lending officer with Mellon Bank N.A. since July 1989. Mr. Swoveland was Senior Planning Analyst with Consolidated Natural Gas in 1988 and 1989. Mr. Swoveland received an MS degree in finance from Carnegie Mellon University.

      Donald B. Nestor, was elected as a director in March, 2000, is a Certified Public Accountant and a Partner in the CPA firm of Toothman Rice, P.L.L.C. and is in charge of the firm's Buckhannon, West Virginia office. Mr. Nestor has served in that capacity for more than the past five years.

      Thomas Riley has served as Vice President - Gas Marketing and Acquisitions of PDC since April of 1996. Prior to joining PDC, Mr. Riley was president of Riley Natural Gas (RNG) a natural gas marketing company from its inception in 1987. PDC acquired RNG in April, 1996, and Mr. Riley continues to serve as president of the wholly owned subsidiary.

      Ersel Morgan was elected Vice President-Production in April 1995. He joined PDC as a landman in 1980.

      Eric Stearns was elected Vice President-Exploration and Development in April 1995. Mr. Stearns joined PDC in 1985 after working as a mudlogger for Hywell, Incorporated logging wells in the Appalachian Basin between 1982 and 1985.

      Alan Smith joined PDC in April 1980 as a geologist in the Tennessee Division. He has a BS degree in geology from Tennessee Technological University. As a senior geologist he has been responsible for the development of prospects and supervision of drilling operations since 1983.

      Bob Williamson joined PDC on February 1, 1991, as a geologist. Mr. Williamson received a B.S. degree in geology from West Virginia University in 1980. Prior to joining PDC, he worked as a geologist for Ramco in Belpre, Ohio, for nearly nine years on projects in West Virginia, Kentucky, Kansas, and Oklahoma.

      Susan Foster joined PDC on June 2, 1997, as a petroleum engineer. Ms. Foster has a B.S. degree in Petroleum Engineering from Pennsylvania State University. Prior to joining PDC, Ms. Foster worked as a petroleum engineer for several Appalachian Basin oil and gas companies.

      Tom Carpenter joined PDC on December 1, 1997, as a Senior Geologist. Mr. Carpenter has a B.A. degree in geology from Miami University of Ohio and an M.S. degree in geology from West Virginia University as well as other post-graduate studies and seminars. Prior to joining PDC Mr. Carpenter was employed as Manager of Exploration and Development of Alamco Inc. from 1996-1997, and by Ashland Exploration, Inc. and Shell Oil Company.

Certain Shareholders of Petroleum Development Corporation

      The following table sets forth information as of March 31, 2000, with respect to the common stock of PDC owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors individually, and by all directors and officers as a group.

                                 Amount              Percent
      Name                    Beneficially          of Class
                              Owned(1)

Fidelity Management                1,573,800               9.9
James N. Ryan(2)(3)                  986,320               6.1
Dimensional Fund Advisors Inc.       906,700               5.7
Steven R. Williams(3)                590,576               3.7
Dale G. Rettinger(3)                 527,850               3.3
Roger J. Morgan(4)                    82,500               *
Vincent F. D'Annunzio(5)              43,600               *
Jeffrey C. Swoveland(6)               18,094               *
All directors and
executive officers as a
 group (6 persons)(7)              2,248,940              13.6

* Less than 1%


(1) Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 219,738 shares owned jointly with Mr. Ryan's wife, 379,750 shares owned by Mr. Ryan's wife and 64,258 shares owned by Mr. Ryan's wife as guardian for their minor grandchildren. The balance of the shares are owned solely by Mr. Ryan.

(3) Includes options to purchase 178,000 shares that such person can currently exercise or that will become exercisable within 60 days.

(4) Includes options to purchase 47,500 shares that Mr. Morgan can currently exercise or that will become exercisable within 60 days.

(5) Includes options to purchase 13,600 shares that Mr. D'Annunzio can currently exercise or that will become exercisable within 60 days.

(6) Includes options to purchase 3,550 shares that Mr. Swoveland can currently exercise or that will become exercisable within 60 days.

(7) Includes options to purchase 598,650 shares that such persons can currently exercise or that will become exercisable within 60 days.


Remuneration

     No officer or director of the Managing General Partner will receive any direct remuneration or other compensation from the Partnerships. Such persons will receive compensation solely from PDC. Information as to compensation paid by the Managing General Partner to its directors and executive officers may be obtained from publicly available reports filed by the Managing General Partner with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Legal Proceedings

     The Managing General Partner as driller/operator is subject to certain minor legal proceedings arising from the normal course of business. Such legal actions are not considered material to the operations of the Managing General Partner or the Partnership.

                           CONFLICTS OF INTEREST

      - The Managing General Partner currently manages and in the future will sponsor and manage natural gas drilling programs similar to the Partnerships.

      - The Managing General Partner decides which Prospects each Partnership will acquire.

      - The Managing General Partner will act as operator of the Partnership wells; the terms of the drilling and operating agreement have not been negotiated by non-affiliated persons.

      - The Managing General Partner will providedrilling and completion services with respect to Partnership wells.

      - The Managing General Partner is general partner of numerous other partnerships, and owes duties of good-faith dealing to such other partnerships.

      - The Managing General Partner and affiliates engage in significant drilling, operating, and producing activities for other partnerships.

      The Partnerships are subject to various conflicts of interest arising out of their relationship with the Managing General Partner. These conflicts include, but are not limited to, the following:

      Future Programs by Managing General Partner and Affiliates. The Managing General Partner has the right, and expects to continue, to organize and manage oil and gas drilling programs in the future similar to the subject Partnerships, and to conduct operations now and in the future, jointly or separately, on its own behalf or for other private or public investors. Affiliates of the Managing General Partner also intend to conduct such activities on their own behalf. Officers, directors and employees of the Managing General Partner have participated, and will participate in the future, at cost, in Working Interests in wells in which the Managing General Partner and its partnerships participate. To the extent Affiliates of the Managing General Partner invest in the Partnerships or other partnerships sponsored by the Managing General Partner, conflicts of interest will arise.

      Fiduciary Responsibility of the Managing General Partner. The Managing General Partner is accountable to the Partnership as a fiduciary and consequently has a duty to exercise good faith and to deal fairly with the investors in handling the affairs of the Partnership. While the Managing General Partner will endeavor to avoid conflicts of interest to the extent possible, such conflicts nevertheless may occur and, in such event, the actions of the Managing General Partner may not be most advantageous to the Partnership and could fall short of the full exercise of such fiduciary duty. In the event the Managing General Partner should breach its fiduciary responsibilities, an Investor Partner would be entitled to an accounting and to recover any economic losses caused by such breach, only after either proving a breach in court or reaching a settlement as provided with the Managing General Partner.

      Independent Representation in Indemnification Proceeding. Counsel to the Partnership and to the Managing General Partner in connection with this offering are the same. Such dual representation will continue in the future. However, in the event of an indemnification proceeding between the Managing General Partner and the Partnership, the Managing General Partner will cause the Partnership to retain separate and independent counsel to represent its interest in such proceeding.

      Due Diligence Review. PDC Securities Incorporated, the Dealer Manager of the offering, is an Affiliate of the Managing General Partner and its due diligence examination concerning this offering cannot be considered to be independent. See "Plan of Distribution."

      Managing General Partner's Interest. Although the Managing General Partner believes that its interest in Partnership profits, losses, and cash distributions is equitable (see "Participation in Costs and Revenues"), such interest was not determined by arm's-length negotiation.

      Transactions between the Partnership and Operator. The Managing General Partner will also act as Operator. Accordingly, although the Managing General Partner believes the terms of the Drilling and Operating Agreement will be equitable, it will not be the subject of arm's-length negotiation. Furthermore, the Managing General Partner may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the Partnership under such Operating Agreement. See "Transactions with the Managing General Partner or Affiliates Thereof," below.

      Conflicting Drilling Activities. Affiliates of the Managing General Partner have engaged in significant drilling and producing activities for the accounts of affiliated partnerships related to previous drilling programs. In addition, the Managing General Partner and its Affiliates manage and operate gas properties for investors in such other drilling programs. Although the Partnership Agreement attempts to minimize any potential conflicts, the Managing General Partner will be in a position to decide whether a gas property will be retained or acquired for the account of the Partnership or other drilling programs which the Managing General Partner or its Affiliates may presently operate or operate in the future.

      Conflicts with Other Programs. The Managing General Partner realizes that its conduct and the conduct of its Affiliates in connection with the other drilling programs could give rise to a conflict of interest between the position of PDC as Managing General Partner of the Partnership and the position of PDC or one of its Affiliates as general partner or sponsor of such additional programs. In resolving any such conflicts, each Partnership will be treated equitably with such other partnerships on a basis consistent with the funds available to the partnerships and the time limitations on the investment of funds. However, no provision has been made for an independent review of conflicts of interest. The Managing General Partner believes that the possibility of conflicts of interest between the Partnership and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which the Managing General Partner or an Affiliate serves as general partner have been committed to a specific drilling program.

      The Managing General Partner follows a policy of developing next what it judges to be the best available Prospect. Acquisition of new Leases and information derived from wells already drilled result in a constant change in this assessment. The Managing General Partner anticipates that generally only one Partnership will be actively engaged in drilling at any time. However, in the event more than one Partnership has funds available for drilling, the Partnerships will alternate drilling of wells based on the "best available Prospect" format. The determination of the "best available Prospect" is based on the Managing General Partner's assessment of the economic potential of a Prospect and its suitability to a particular partnership, and considers various factors including estimated reserves, target geological formations, gas markets, geological and gas market diversification within the partnership, royalties and overrides on the Prospect, estimated lease and well costs, and limitations imposed by the prospectus and/or partnership agreements.

      The Partnership Agreement authorizes the Managing General Partner to cause the Partnership to acquire undivided interests in natural gas properties, and to participate with other parties, including other drilling programs heretofore or hereafter conducted by the Managing General Partner or its Affiliates, in the conduct of exploration and drilling operations thereon. Because the Managing General Partner must deal fairly with the investors in all of its drilling programs, if conflicts between the interest of the Partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of the Partnership.

      From time to time, the Managing General Partner may cause Partnership Prospects to be enlarged or contracted on the basis of geological data to define the productive limits of any pool discovered. The Partnership is not required to expend additional funds for the acquisition of property unless such acquisition can be made from the Capital Contributions. In the event such property is not acquired by the Partnership, the Partnership may lose a promising Prospect. Except as otherwise provided by the Partnership Agreement, such Prospect might be acquired by the Managing General Partner or an Affiliate thereof or other drilling programs conducted by them.

      In addition, subject to the restrictions set forth below, the Managing General Partner in its sole discretion decides which Prospects and what interest therein to transfer to the Partnership. This may result in another drilling program sponsored by the Managing General Partner acquiring property adjacent to Partnership property. Such other program could gain an advantage over the Partnership by reason of the knowledge gained through the Partnership's prior experience in the area or if such other drilling program were the first to discover or develop a productive pool of oil or natural gas.

      Acquisition of Prospects. The Managing General Partner has discretion in selecting leases to be acquired by the Partnership from the Managing General Partner or its Affiliates or third parties and the location and type of operations which the Partnership will conduct on such leases. Certain of such leases may be part of the Managing General Partner's existing inventory, although no leases have been designated for inclusion in the Partnership at the present time. Neither the Managing General Partner nor any Affiliate will retain undeveloped acreage adjoining a Partnership Prospect in order to use Partnership funds to "prove up" the acreage owned for its own account.

      Whenever the Managing General Partner sells, transfers or conveys an interest in a Prospect to a particular Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all of its Leases in the same Prospect (except any interests in producing wells). If the Managing General Partner or an Affiliate (except another affiliated limited partnership in which the interest of the Managing General Partner or its Affiliates is identical or less than their interest in the Partnerships) subsequently proposes to acquire an interest in a Prospect in which a Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such Prospect acquisition, the Managing General Partner or such Affiliate will offer an equivalent interest therein to the Partnership; and, if cash or financing is not available to such Partnership to enable it to consummate a purchase of an equivalent interest in such property, neither the Managing General Partner nor any of its Affiliates will acquire such interest or property, but the term "Affiliate" will not include another partnership where the Managing General Partner's or its Affiliates' interest is identical to, or less than, their interest in the subject Partnerships. The term "abandon" means the termination, either voluntarily or by operation of the Lease or otherwise, of all of a Partnership's interest in the Prospect. These limitations will not apply after the lapse of five years from the date of formation of a Partnership.

      A sale, transfer or conveyance to the Partnership of less than all of the Managing General Partner's or its Affiliates' interest in any Prospect is prohibited unless the interest retained by the Managing General Partner or its Affiliates is a proportionate Working Interest, the respective obligations of the Partnership and the Managing General Partner or its Affiliates are substantially the same immediately after the sale of the interest, and the Managing General Partner's or its Affiliates' interest in revenues does not exceed an amount proportionate to the retained Working Interest. Neither the Managing General Partner nor its Affiliates will retain any Overriding Royalty Interests or other burdens on the Lease interests conveyed to the Partnerships, and will not enter into any Farmout arrangements with respect to its retained interest, except to nonaffiliated third parties.

      The Partnerships will acquire only those Leases reasonably expected to meet the stated purposes of the Partnerships. The Partnerships will not acquire any Lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnerships' best interest. The Managing General Partner expects that the Partnership will develop substantially all of its Leases and will farm out few, if any, Leases. The Partnerships will not farm out, sell or otherwise dispose of Leases unless the Managing General Partner, exercising the standard of a prudent operator, determines that: (a) a Partnership lacks sufficient funds to drill on the Lease and cannot obtain suitable alternative financing; (b) downgrading subsequent to a Partnership's acquisition has rendered drilling undesirable; (c) drilling would concentrate excessive funds in one location creating undue risk to a Partnership; or (d) the best interests of a Partnership, based on the standard of a prudent operator, would be served by such disposition. In the event of a Farmout, the Managing General Partner will retain for the Partnerships such economic interests and concessions as a reasonably prudent operator would retain under the circumstances. The Managing General Partner will not farm out a Lease for the primary purpose of avoiding payments of its Partnership share of costs of drilling thereon. However, the decision with respect to making Farmouts and the terms thereof involve conflicts of interest because the Managing General Partner may benefit from cost savings and reduction of risk, and in the event of a Farmout to an affiliated limited partnership or other Affiliate, the Managing General Partner or its Affiliates will represent both related entities.

      Transactions with the Managing General Partner or Affiliates Thereof. The Managing General Partner will furnish drilling and completion services
with respect to some or all of the Partnership wells.   A subsidiary of the
Managing General Partner may market gas produced from Partnership wells.
In addition, the Managing General Partner will act as operator for the producing wells of the Partnership. The prices to be charged the Partnership for such supplies and services will be competitive with the prices of other unaffiliated persons in the same geographic area engaged in similar businesses. The Managing General Partner expects to earn a profit for such services.

      Neither the Managing General Partner nor any Affiliate thereof will render to the Partnership any gas field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the gas industry in addition to partnerships in which the Managing General Partner or its Affiliate has an interest, or, if such person is not engaged in such a business then such compensation, price or rental will be the cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less. Notwithstanding any provision to the contrary, the Managing General Partner and its Affiliates may not profit by drilling in contravention of their fiduciary obligations to the Investor Partners. Any services not otherwise described in this Prospectus for which the Managing General Partner or any of its Affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid.

      All benefits from marketing arrangements or other relationships affecting the property of the Managing General Partner or its Affiliates and the Partnerships will be fairly and equitably apportioned according to the respective interests of each.

      Partnership funds will not be commingled with those of any other entity.

      No loans may be made by the Partnership to the Managing General Partner or any Affiliate thereof.

      The Managing General Partner or any Affiliate, other than other programs sponsored by the Managing General Partner or its Affiliates, may not purchase the Partnerships' producing properties.

      Conflict in Establishing Unit Repurchase Price. Under the Managing General Partner's Unit Repurchase Program (See "Terms of the Offering -- Unit Repurchase Program" above), the Managing General Partner, once it has received a request from an Investor Partner that the Managing General Partner repurchase that Partner's Units, will establish an offering price. The Managing General Partner will determine arbitrarily the offering price, which will not necessarily represent the fair market value of the Units.
The Managing General Partner in setting the price will consider its available funds and its desire to acquire production as represented by the Units. A conflict will arise in that the price to be set will be that which the Managing General Partner considers in its own best interest (to keep the repurchase price as low as possible) and not necessarily in the best interest of the Investor Partner who is presenting the Units for repurchase.

Certain Transactions

      As of March 31, 2000, previous limited partnerships sponsored by the Managing General Partner and its Affiliates had made payments to the Managing General Partner or its Affiliates as follows:

                                              Footage
                                              and
                                              Daywork
                                              Drilling            General
                                              Contracts,          and
              Non-                Turnkey     Services,           Admini-
              recurring           Drilling    Chemicals,          strative
Name          Manage-             and         Supplies   Opera-   Expense
of             ment    Sales      Completion  and        tor's  Reimburse-
Partnership     Fee    of Leases  Contracts   Equipment  Charges    ment


Pennwest
Petroleum
Group 1984    $61,556     $46,250    $   --     $1,824,938  $187,119$ --

Pennwest
Petroleum
Group
 1985-A        58,125      43,400        --      1,829,937   187,334--

Petrowest
Gas Group
 1986-A        29,605      22,400        --        873,847    89,624--

Petrowest
Gas Group
 1987          35,395      24,850        --      1,062,332   108,718--

Petrowest
Gas Group
 1987-B        30,461      21,350        --        913,794    93,514--

PDC 1987       14,079       8,715       459,153      --        --       --

PDC 1988       23,842      17,150        --      708,200      72,534    --

PDC 1988-B     26,053      16,450        --      779,587      79,604    --

PDC 1988-C     41,052      26,250     1,361,857      --        --       --

PDC 1989-P     47,171      34,230        --    1,445,275     143,875    --

PDC 1989-A     30,250      57,137        --    1,085,641       --       --

PDC 1989-B     92,750     175,194     3,328,695      --        --       --

PDC 1990-A     35,150      62,209        --    1,265,680       --       --

PDC 1990-B     55,525      72,100        --    2,025,511       --       --


                                  - 78 -

PDC 1990-C     86,950     117,215        --    3,167,563       --       --

PDC 1990-D     92,138     137,225     3,343,524     --         --       --

PDC 1991-A     68,475      75,193        --    2,511,640       --       --

PDC 1991-B     46,587      62,209        --    1,697,764       --       --

PDC 1991-C     68,400      70,235        --    2,513,765       --       --

PDC 1991-D    131,463     153,721     4,812,667      --        --       --

PDC 1992-A     72,717      77,319        --    2,669,888       --       --

PDC 1992-B     74,478      58,829        --    2,754,778       --       --

PDC 1992-C    159,722     149,657        --    5,884,302       --       --

PDC 1993-A      --        101,335     2,840,609      --        --       --

PDC 1993-B      --         80,470        --    2,286,886       --       --

PDC 1993-C      --         96,248        --    2,849,439       --       --

PDC 1993-D      --         94,098        --    2,724,096       --       --

PDC 1993-E      --        272,730     6,930,264     --         --       --

PDC 1994-A     51,387     110,084        --    2,248,204       --       --

PDC 1994-B     67,245      85,240        --    2,921,974       --       --

PDC 1994-C     58,647      63,548        --    2,545,795       --       --

PDC 1994-D    188,719     232,410     8,024,046     --         --       --

PDC 1995-A     36,640      36,389        --    1,566,615       --       --

PDC 1995-B     46,441      59,044        --    1,972,759       --       --

PDC 1995-C    52,862      35,768        --    2,276,962       --        --

PDC 1995-D    203,927     293,036     8,628,760     --         --       --

PDC 1996-A     64,405     109,573        --    2,692,045       --       --

PDC 1996-B     67,118     106,300        --    2,813,259       --       --

PDC 1996-C     98,662     174,509        --    4,117,286       --       --

PDC 1996-D    382,543     565,628    16,075,000     --         --       --

PDC 1997-A    104,174     179,882        --    4,351,672       --       --

PDC 1997-B    168,987     271,709        --    7,079,215       --       --

PDC 1997-C    151,081     257,165        --    6,314,878       --       --

PDC 1997-D    462,989     593,138   19,546,905      --         --       --

PDC 1998-A    131,803     178,267        --    5,555,181       --       --

                                  - 79 -
PDC 1998-B    178,628     228,938        --    7,541,358       --       --

PDC 1998-C    195,320     221,506        --    8,274,895       --       --

PDC 1998-D    513,631     414,444   21,906,777       --        --       --

PDC 1999-A    120,018     173,267            --  5,047,537     --   --

PDC 1999-B    138,497     167,131            --  5,372,762     --   --

PDC 1999-C    177,189     298,744            --  7,408,976     --   --

PDC 1999-D(1) 467,734     795,958    19,550,451        --      --   --
____________________

(1)   Partnership funded in December 1999.


         FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

      - The Managing General Partner is accountable to the Partnerships as a fiduciary and must exercise good faith respecting the Partnerships.

      - The Partnership Agreement includes provisions indemnifying the Managing General Partner against liability for losses suffered by the Partnership resulting from actions by the Managing General Partner.

      The Managing General Partner is accountable to the Partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling Partnership affairs. Under West Virginia law, the Managing General Partner will owe the Investor Partners a duty of utmost good faith, fairness, and loyalty. In this regard, the Managing General Partner is required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the Managing General Partner must act at all times in the best interests of the Partnership and the Investor Partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the Managing General Partner should consult their own counsel. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in Federal courts to enforce their rights under the Federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the Federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the Partnership and/or the Investor Partners, the Managing General Partner, depending upon the particular circumstances involved, might be able to avail itself under West Virginia law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrines such as the "clean hands" doctrine.

                                  - 80 -
      The Partnership Agreement provides for indemnification of the Managing General Partner against liability for losses arising from the action or inaction of the Managing General Partner, if the Managing General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner may not be indemnified for any such liability arising out of a breach of its duty to the Partnership or the negligence, fraud, bad faith or misconduct of the Managing General Partner in the performance of its fiduciary duty. The Partnership Agreement provides for indemnification of the Managing General Partner by the Partnership for any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Nevertheless, the Managing General Partner shall not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units. A successful claim for indemnification would deplete Partnership assets by the amount paid. As a result of such indemnification provisions, a purchaser of Units may have a more limited right of legal action than he would have if such provision were not included in the Partnership Agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      The Partnership Agreement also provides that the Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

                             PRIOR ACTIVITIES

Prior Partnerships

      Petroleum Development Corporation ("PDC"), as general partner, has previously sponsored ten private and seven public drilling programs. PDC 2000 Drilling Program (the "Program") is the eighth public drilling program sponsored by PDC as general partner. The various drilling programs sponsored by PDC, including the first four limited partnerships in the Program (PDC 1998-A through -D Limited Partnerships) have raised a total of $202,846,596.





                                  - 81 -

      Each of the prior programs has had as its objective the drilling, completion, and production of oil and natural gas from development wells. The 1984 and 1985 partnerships split investment between shallow oil wells located in Pennsylvania, and gas wells located in the Appalachian Basin. All of the partnerships since and including 1986 were targeted at shallow development gas wells. All funds raised for previous partnerships were spent according to plans as described in the respective private placement memorandum or prospectus. All of the partnerships continue in operation, with monthly cash distributions to investors in all programs continuing.
All of the previous programs realized the anticipated tax benefits, and to date the IRS has neither audited any partnership nor challenged any deductions or credits claimed by investors, to the best of the Managing General Partner's knowledge.

      FOR SEVERAL REASONS, INCLUDING THE UNPREDICTABILITY OF NATURAL GAS DEVELOPMENT AND PRICING AND DIFFERENCES IN PROPERTY LOCATIONS, PROGRAM SIZE, AND ECONOMIC CONDITIONS, OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS. INVESTOR PARTNERS IN THE OFFERING COVERED BY THIS PROSPECTUS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PROGRAMS.








































                                  - 82 -

      The following table is presented to indicate certain sale characteristics concerning previous gas limited partnerships sponsored by the Managing General Partner and its Affiliates.

                                          Number
               Date of      Date of       of               Subscrip-    Previous
               Partnership  First Revenue Units   Price    tions from   Assess-
Partnership    Formation    Distribution  Sold    Per Unit Participants ment
                              (1)
Pennwest
Petroleum
Group 1984         12/84      4/85        32.83 $75,000    $2,462,500     --

Pennwest
Petroleum
Group 1985-A       11/85      3/86        31.00  75,000     2,325,000     --

Petrowest
Gas Group
 1986-A            11/86      4/87        15.00  75,000     1,125,000     --

Petrowest
Gas Group
 1987              8/87       1/88        67.25  20,000     1,345,000     --

Petrowest
Gas Group
 1987-B            11/87      4/88        57.875 20,000     1,157,500     --

PDC 1987           12/87      6/88        26.75  20,000       535,000     --

PDC 1988           7/88       12/88       45.30  20,000       906,000     --

PDC 1988-B         11/88      4/89        49.50  20,000       990,000     --

PDC 1988-C         12/88      6/89        78.00  20,000     1,560,000     --

PDC 1989-P         6/89       12/89       89.625 20,000     1,792,500     --

PDC 1989-A         10/89      4/90        60.50  20,000     1,210,000     --

PDC 1989-B         12/89      6/90       185.50  20,000     3,710,000     --

PDC 1990-A         6/90       11/90       70.30  20,000     1,406,000     --

PDC 1990-B         9/90       1/91       111.05  20,000     2,221,000     --

PDC 1990-C         11/90      5/91       173.90  20,000     3,478,000     --

PDC 1990-D         12/90      6/91       184.275 20,000     3,685,500     --

PDC 1991-A         3/91       11/91      136.95  20,000     2,739,000     --

PDC 1991-B         9/91       2/92        93.175 20,000     1,863,500     --

PDC 1991-C         11/91      4/92       136.80  20,000     2,736,000     --

PDC 1991-D         12/91      6/92       262.925 20,000     5,258,500     --

                                    - 83 -

PDC 1992-A         5/92       11/92      145.435 20,000     2,908,700     --

PDC 1992-B         9/92       1/93       148.955 20,000     2,979,100     --

PDC 1992-C         11/92      4/93       319.444 20,000     6,388,900     --

PDC 1993-A         12/92      6/93       151.30  20,000     3,026,000     --

PDC 1993-B         5/93       11/93      121.75  20,000     2,435,000     --

PDC 1993-C         9/93       2/94       152.34  20,000     3,046,700     --

PDC 1993-D         11/93      4/94       145.45  20,000     2,909,000     --

PDC 1993-E         12/93      7/94       367.94  20,000     7,358,800     --

PDC 1994-A         5/94       11/94      102.775 20,000     2,055,500     --

PDC 1994-B         9/94       2/95       134.49  20,000     2,689,804     --

PDC 1994-C         11/94      4/95       117.294 20,000     2,345,870     --

PDC 1994-D         12/94      6/95       377.438 20,000     7,548,761     --

PDC 1995-A         5/95       10/95       73.28  20,000     1,465,603     --

PDC 1995-B         9/95       1/96        92.88  20,000     1,857,648     --

PDC 1995-C         11/95      4/96       105.72  20,000     2,114,496     --

PDC 1995-D         12/95      6/96       407.854 20,000     8,157,071     --

PDC 1996-A         6/96       11/96      128.81  20,000     2,576,200     --

PDC 1996-B         9/96       3/97       134.24  20,000     2,684,707     --

PDC 1996-C         11/96      5/97       197.32  20,000     3,946,478     --

PDC 1996-D         12/96      6/97       765.09  20,000    15,301,726     --

PDC 1997-A         5/97       11/97      208.85  20,000     4,166,946     --

PDC 1997-B         9/97       3/98       337.97  20,000     6,759,470     --

PDC 1997-C         11/97      5/98       302.16  20,000     6,043,257     --

PDC 1997-D         12/97      6/98       925.98  20,000    18,519,579     --

PDC 1998-A         6/98       12/98      263.61  20,000     5,272,135     --

PDC 1998-B         9/98       3/99       357.25  20,000     7,145,101     --

PDC 1998-C         11/98      5/99       390.64  20,000     7,812,783     --

PDC 1998-D         12/98      7/99     1,026.26  20,000    20,525,261     --

PDC 1999-A          5/99      11/99      240.08  20,000     4,800,739     --

PDC 1999-B          9/99       3/00      278.00  20,000     5,539,893     --

PDC 1999-C         11/99       5/00(2)   354.38  20,000     7,087,559     --

                                     -84-
PDC 1999-D         12/99       7/00(3)   935.47  20,000    18,709,342     --
______________



(1)   Cash distribution made each month since date of first distribution.

(2) Partnership closed on November 15, 1999. Wells were drilled in the fourth quarter of 1999 and the first quarter of 2000; first revenue distribution commenced in May, 2000.

(3) Partnership closed on December 31, 1999. Wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.


INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.









































                                 - 85 -

Previous Drilling Activities

      The following table reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of March 31, 2000. All of the wells drilled were Development Wells, except as otherwise noted.


                             Productive Well Table
                                March 31, 2000

                Gross Wells(1)                              Net Wells(2)
Partnership     Oil         Gas       Dry        Oil        Gas        Dry

Pennwest
Petroleum
Group 1984      27        13           -         27         5.5         -

Pennwest
Petroleum
Group 1985-A    14        13           1         14         7.8         .6

Petrowest
Gas Group
 1986-A          -         8           2          -         5.4         1.0

Petrowest
Gas Group
 1987            -         9           1(3)       -         7.1         .1(3)

Petrowest
Gas Group
                 -         9           1          -         5.5         .6

PDC 1987         -         7           -          -         2.6         -

PDC 1988         -         5           1          -         4.1         .8

PDC 1988-B       -         5           -          -         4.7         -

PDC 1988-C       -         9           1          -         7.0         .8

PDC 1989-P       -         8           1          -         7.8         .9

PDC 1989-A       -         6           1          -         5.5         .9

PDC 1989-B       -        19           2          -        17.0         1.8

PDC 1990-A       -         7           1          -         6.0         .9

PDC 1990-B       -        11           -          -        10.3         -

PDC 1990-C       -        15           2          -        14.4         2.0

PDC 1990-D       -        16           1          -        15.8         1.0

PDC 1991-A       -        13           -          -        12.0         -

PDC 1991-B       -         8           2          -         7.2         2.0

                                    - 86 -
PDC 1991-C       -        12           2          -        11.2         1.5

PDC 1991-D       -        21           5          -        20.4         4.4

PDC 1992-A       -        12           2          -        11.0         2.0

PDC 1992-B       -        14           1          -        12.3         .5

PDC 1992-C       -        26           3          -        24.8         2.5

PDC 1993-A       -        16           1          -        14.7         1.0

PDC 1993-B       -        11           4          -        10.8         4.0

PDC 1993-C       -        15           2          -        13.8         2.0

PDC 1993-D       -        13           2          -        12.1         2.0

PDC 1993-E       -        34           2          -        33.3         2.0

PDC 1994-A       -         9           1          -         8.9         1.0

PDC 1994-B       -        13           1          -        12.4         1.0

PDC 1994-C       -        12           1          -        11.1         1.0

PDC 1994-D       -        39           4          -        35.4         4.0

PDC 1995-A       -         8           1          -         7.1         1.0

PDC 1995-B       -         8           3          -         7.1         3.0

PDC 1995-C       -        12           1          -         9.6         1.0

PDC 1995-D       -        42           2          -        37.5         2.0

PDC 1996-A       -        14           2          -        11.5         2.0

PDC 1996-B       -        15           -          -        13.2         -

PDC 1996-C       -        22           2          -        17.6         1.9

PDC 1996-D       -        80           5          -        62.3         4.3

PDC 1997-A       -        21           1          -        11.1         0.1

PDC 1997-B       -        34           2          -        23.4         2.0

PDC 1997-C       -        28           2          -        19.5         1.1

PDC 1997-D       -        94           7          -        72.7         4.5

PDC 1998-A       -        29           2          -        19.2         2.0

PDC 1998-B       -        41           2          -        26.9         1.9

PDC 1998-C       -        37           1          -        29.9         1.0

PDC 1998-D       -        89(4)        8(5)       -        70.8(4)       7.6(5)


                                     -87-

PDC 1999-A       -         24          0          -        19.5           0

PDC 1999-B       -         26          1          -        21.0          0.5

PDC 1999-C(6)    -         24          2          -        20.9          2.0

PDC 1999-D(7)    -         51          0          -        37.5            0

 Total ......   41      1,127          92        41       916.2         80.2
_____________________


(1) Gross wells include all wells in which the partnerships owned a Working Interest.

(2) Net wells are the number of gross wells multiplied by the percentage Working Interest owned by the partnerships in the gross wells.

(3)   The dry hole indicated represents an exploratory well.

(4) One of the gas wells represents an exploratory well with a net interest of .9.

(5) Three of the dry holes represent exploratory wells with a net interest of 2.7.

(6) Partnership funded in November 1999. Wells were drilled in the fourth quarter of 1999 and first quarter of 2000.

(7) Partnership funded in December 1999. Wells were drilled in first quarter of 2000.



INVESTOR SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.























                                 - 88 -

Payout and Net Cash Tables

     The following tables provide information concerning the operating results of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of March 31, 2000.

                       Participants' Payout Table
                             March 31, 2000

                                          Revenues Before Deducting
                                          Operating Costs(3)
                              Total
                              Expendi-
              Investors'      tures       Total       During Three
              Funds           Including   As of       Months Ended
              Invested(1)     Operating   March       March 31,
                              Costs(2)    31, 2000    2000

Pennwest
Petroleum
Group 1984    $2,093,125    $3,226,515   $2,145,276      $ 13,009

Pennwest
Petroleum
Group          1,976,250     3,068,422    1,752,336        21,779

Petrowest
Gas Group
1986-A           956,250     1,533,545    1,000,178        10,855

Petrowest
Gas Group
1987           1,143,250     1,862,608    1,476,403        15,212

Petrowest
Gas Group
1987-B           983,875     1,475,101      770,659         6,946

PDC 1987         454,750       722,797      520,039         5,328

PDC 1988         770,100     1,268,527    1,105,182        11,296

PDC 1988-B       841,500     1,282,353      577,023         8,306

PDC 1988-C     1,326,000     2,054,769    1,121,512        15,872

PDC 1989-P     1,523,625     2,355,572    1,719,079        21,716

PDC 1989-A     1,028,500     1,650,275    1,283,805        27,111

PDC 1989-B     3,153,500     4,608,161    2,577,993        30,182

PDC 1990-A     1,195,100     1,684,144      698,610         8,858

PDC 1990-B     1,887,850     2,760,514    1,502,921        22,517

PDC 1990-C     2,956,300     4,304,972    2,182,275        45,307

PDC 1990-D     3,132,674     4,486,858    2,204,344        38,242


                                 - 89 -
PDC 1991-A     2,328,150     3,358,138    2,005,402        29,826

PDC 1991-B     1,583,975     2,230,233    1,135,232        20,093

PDC 1991-C     2,325,600     3,305,225    1,760,257        34,245

PDC 1991-D     4,469,725     6,189,496    2,403,048        53,372

PDC 1992-A     2,472,396     3,364,002      969,279        17,809

PDC 1992-B     2,532,246     3,581,710    2,056,124        50,078

PDC 1992-C     5,430,563     7,745,731    5,114,338       113,105

PDC 1993-A     2,647,750     3,991,568    3,859,967        52,261

PDC 1993-B     2,130,620     2,825,249    1,213,962        29,680

PDC 1993-C     2,665,865     3,544,036    1,302,421        36,374

PDC 1993-D     2,545,375     3,305,303    1,386,991        40,933

PDC 1993-E     6,438,950     7,854,310    3,391,755        99,707

PDC 1994-A     1,798,563     2,421,021      847,679        20,404

PDC 1994-B     2,353,579     3,057,210    1,288,489        41,973

PDC 1994-C     2,052,636     2,646,448      972,772        34,616

PDC 1994-D     6,605,166     8,452,682    3,159,055       106,062

PDC 1995-A     1,282,403     1,701,472      759,777        25,525

PDC 1995-B     1,625,442     2,013,591      537,001        15,412

PDC 1995-C     1,850,184     2,354,203      659,603        22,578

PDC 1995-D     7,137,437     8,897,537    2,676,583       107,817

PDC 1996-A     2,241,294     2,848,381    1,409,892        58,852

PDC 1996-B     2,335,695     2,907,021    1,053,241        55,683

PDC 1996-C     3,433,436     4,173,479    1,098,985        59,665

PDC 1996-D    13,312,502    16,102,195    3,880,670       248,017

PDC 1997-A     3,625,243     4,312,173      938,713        54,882

PDC 1997-B     5,880,739     6,967,216    1,223,918       109,969

PDC 1997-C     5,257,634     6,361,567    1,465,125       142,040

PDC 1997-D    16,112,034    19,314,715    2,361,856       315,747






                                 - 90 -

PDC 1998-A     4,586,758     5,509,743      836,995       176,964

PDC 1998-B     6,216,237     7,409,899      937,753       288,915

PDC 1998-C     6,797,121     8,117,172    1,064,616       267,413

PDC 1998-D    17,856,977    20,960,407    1,588,085       488,030

PDC 1999-A     4,176,643     4,865,975      336,379       140,713

PDC 1999-B     4,819,707     5,631,303      380,624       127,645

PDC 1999-C(4)  6,166,176     7,087,559         -             -

PDC 1999-D(5) 16,277,127    18,709,342         -             -
_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, inclusive of operating costs. None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited to the participants from oil and gas revenues net of royalties to landowners, overriding royalty interest, and other burdens, excluding interest income.

(4) Partnership funded in November 1999; wells were drilled in the fourth quarter of 1999 and first quarter of 2000; first revenue distribution commenced in May, 2000.

(5) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.


INVESTOR SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.



















                                 - 91 -

                              Participants' Net Cash Table
                                     March 31, 2000

                                    Total Revenues
                                    After Deducting         Cash
                                    Operating Costs(3)      Distributions(4)

                        Total                  Three              Three   Aggre-
            Investors'  Expendi-     Total     Months    Total    Months  gate
Partner-    Funds       tures, Net   As of     Ended     As of    Ended   Sect-
ship        Invested    of Operat-   March     March     March    March   ion 29
            ing Costs   31, 2000     31, 2000  31,       31,      Tax     (5)
                                               2000      2000     Credit
            (1)         (2)
Pennwest
Petroleum
Group
1984       $2,093,125  $2,462,500  $1,381,261 $ 1,199  $1,311,759  $ 1,199
$527,682

Pennwest
Petroleum
Group
1985-A      1,976,250   2,325,000   1,008,913   7,078     965,641    7,078
636,447

Petrowest
Gas Group
1986-A        956,250   1,125,000     591,632   5,066     564,862    5,066
458,676

Petrowest
Gas Group
1987        1,143,250   1,345,000     958,795   4,450     916,175    4,450
516,732

Petrowest
Gas Group
 1987-B       983,875   1,157,500     453,058   1,098     426,688    1,098
362,356

PDC 1987      454,750     535,000     332,241   1,450     314,669    1,450
232,550

PDC 1988      770,100     906,000     742,655   6,031     705,766    6,031
474,208

PDC 1988-B    841,500     990,000     284,671   1,153     260,831    1,153
258,876

PDC 1988-C  1,326,000   1,560,000     626,743   4,706     583,687    4,706
490,847

PDC 1989-P  1,523,625   1,792,500   1,156,007  10,177   1,078,122   10,177
774,636

PDC 1989-A  1,028,500   1,210,000     843,531  18,549     800,447   18,549
533,471

PDC 1989-B  3,153,500   3,710,000   1,679,832   9,219   1,574,196    9,219
764,067

PDC 1990-A  1,195,100   1,406,000     420,466   1,985     360,253    1,985
139,201

PDC 1990-B  1,887,850   2,221,000     963,406   2,759     925,646    2,759
616,732

PDC 1990-C  2,956,300   3,478,000   1,355,303  18,508   1,286,065   18,508
627,897

PDC 1990-D  3,132,674   3,685,500   1,402,986  17,383   1,342,119   17,383
813,556


                                         - 92 -

PDC 1991-A  2,328,150   2,739,000   1,386,264  12,594   1,282,799   12,594
838,653

PDC 1991-B  1,583,975   1,863,500     768,499  11,783     739,624   11,783
487,365

PDC 1991-C  2,325,600   2,736,000   1,191,032  20,573   1,104,432   20,573
740,147

PDC 1991-D  4,469,725   5,258,500   1,472,052  23,339   1,399,040   23,339
951,210

PDC 1992-A  2,472,396   2,908,700     513,977   4,071     435,253    4,071
373,093

PDC 1992-B  2,532,246   2,979,100   1,453,514  32,991   1,392,457   32,991
876,034

PDC 1992-C  5,430,563   6,388,900   3,757,507  74,251   3,635,393   74,251
1,706,425

PDC 1993-A  2,647,750   3,026,000   2,894,399  31,154   2,700,223   31,154
127,783

PDC 1993-B  2,130,620   2,435,000     823,714  16,796     764,807   16,796
   --

PDC 1993-C  2,665,865   3,046,700     805,085  15,901     748,699   15,901
   --

PDC 1993-D  2,545,375   2,909,000     990,688  25,941     949,450   25,941
   --

PDC 1993-E  6,438,950   7,358,800   2,896,245  56,801   2,747,297   56,801
   --

PDC 1994-A  1,798,563   2,055,500     482,158   8,555     442,188    8,555
   --

PDC 1994-B  2,353,579   2,689,804     921,083  22,824     865,825   22,824
   --

PDC 1994-C  2,052,636   2,345,870     672,194  20,275     615,757   20,275
   --

PDC 1994-D  6,605,166   7,548,761   2,255,134  60,569   2,068,279   60,569
   --

PDC 1995-A  1,282,403   1,465,603     523,908  15,450     475,849   15,450
   --

PDC 1995-B  1,625,442   1,857,648     381,058   7,254     325,050    7,254
   --

PDC 1995-C  1,850,184   2,114,496     419,896   8,899     363,099    8,899
   --

PDC 1995-D  7,137,437   8,157,071   1,936,117  58,961   1,725,421   58,961
   --

PDC 1996-A  2,241,294   2,576,200   1,137,711  36,392   1,002,893   36,392
   --

PDC 1996-B  2,335,695   2,684,707     830,927  40,247     706,011   40,247
   --

PDC 1996-C  3,433,436   3,946,478     889,984  37,446     772,709   37,446
   --

PDC 1996-D 13,312,502  15,301,726   3,080,202 151,814   2,722,112  151,814
   --

PDC 1997-A  3,625,243   4,166,946     793,486  34,758     699,565   34,758
   --

PDC 1997-B  5,880,739   6,759,470   1,016,171  96,449     866,770   96,449
   --

PDC 1997-C  5,257,634   6,043,257   1,146,815  98,230     824,904   98,230
   --

PDC 1997-D 16,112,034  18,519,579   1,566,720 166,349   1,182,835  166,349
   --






                                         - 93 -

PDC 1998-A  4,586,758   5,272,135     599,386 112,657     448,359  112,657
   --

PDC 1998-B  6,216,237   7,145,101     672,955 191,913     579,557  191,813
   --

PDC 1998-C  6,797,121   7,812,783     760,227 166,031     494,570  166,031
   --

PDC 1998-D 17,856,977  20,525,261   1,152,939 315,208     691,375  315,208
   --

PDC 1999-A  4,176,643   4,800,739     271,143 106,354     131,554  106,354
   --

PDC 1999-B  4,819,707   5,539,893     289,213 102,009     102,009  102,009
   --

PDC
 1999-C(6)  6,166,176   7,087,559          --      --          --      --
   --

PDC
 1999-D(7) 16,277,127  18,709,342          --      --          --      --
   --
_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, exclusive of operating costs. None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, Landowners' Royalty
      Interests, Overriding Royalty Interests, and other burdens.

(4) Represents the net cash distributed to the partnerships. All cash distributions to the partners were made from operations and constituted ordinary income.

(5)   Wells drilled after December 31, 1992 do not qualify for the credit.


(6) Partnership funded in November 1999; wells were drilled in the fourth quarter of 1999 and the first quarter of 2000; first revenue distribution commenced in May, 2000.

(7) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.











                                 - 94 -

                    Managing General Partner's Payout Table
                                March 31, 2000

                                         Revenues Before Deducting
                    Total Expenditures   Operating Costs(2)
                    Including            Total As of       During Three Months
Partnership         Operating Costs(1)   March 31, 2000    Ended March 31, 2000

Pennwest Petroleum
Group 1984          $  160,664            $273,452          $ 2,125

Pennwest Petroleum
Group 1985-A           150,187             230,775            3,566

Petrowest Gas
Group 1986-A            80,708             159,886            1,850

Petrowest Gas
Group 1987              98,028             227,991            2,523

Petrowest Gas
Group 1987-B            77,638             119,342            1,164

PDC 1987                38,044              81,214              899

PDC 1988                66,752             179,619            1,922

PDC 1988-B              67,495              95,255            1,426

PDC 1988-C             109,146             178,392            2,655

PDC 1989-P             123,971             269,062            3,610

PDC 1989-A             220,894             318,730            6,778

PDC 1989-B             555,665             620,565            7,546

PDC 1990-A             196,163             161,320            2,214

PDC 1990-B             340,817             365,670            5,629

PDC 1990-C             518,425             510,749           11,327

PDC 1990-D             526,559             495,306            9,560

PDC 1991-A             403,392             486,528            7,457

PDC 1991-B             258,360             273,828            5,023

PDC 1991-C             391,424             425,548            8,561

PDC 1991-D             702,841             554,126           13,343

PDC 1992-A             296,250              85,543              -0-

PDC 1992-B             421,255             503,612           12,519

PDC 1992-C             907,078           1,208,446           28,276

                                    - 95 -
PDC 1993-A             489,764             838,624           11,472

PDC 1993-B             317,153             258,603            6,515

PDC 1993-C             388,139             243,706            7,985

PDC 1993-D             360,959             272,793            8,985

PDC 1993-E             803,618             682,636           21,887

PDC 1994-A             536,176             202,143            5,101

PDC 1994-B             676,673             312,938           10,493

PDC 1994-C             585,896             240,452            8,711

PDC 1994-D           1,866,830             763,906           26,380

PDC 1995-A             376,963             182,989            6,074

PDC 1995-B             441,730             123,802            3,462

PDC 1995-C             518,349             155,677            5,317

PDC 1995-D           1,955,884             631,777           23,903

PDC 1996-A             656,590             352,473           14,713

PDC 1996-B             673,947             263,311           13,921

PDC 1996-C             983,379             274,746           14,916

PDC 1996-D           3,864,275             970,167           62,004

PDC 1997-A           1,014,038             234,678           13,720

PDC 1997-B           1,649,600             305,978           27,492

PDC 1997-C           1,468,948             366,281           35,510

PDC 1997-D           4,338,204             590,463           78,937

PDC 1998-A           1,206,093             209,249           44,241

PDC 1998-B           1,620,260             234,438           72,229

PDC 1998-C           1,775,378             266,153           66,853

PDC 1998-D           4,573,031             397,020          122,007

PDC 1999-A           1,060,471              84,095           35,178

PDC 1999-B           1,227,780              95,156           31,911

PDC 1999-C(3)        1,541,544                   -                -

PDC 1999-D(4)        4,069,282                   -                -

_____________________

                                 - 96 -

(1)   Includes Managing General Partner share of drilling costs.

(2) Represents the accrued gross revenues credited to the managing general partner(s).

(3) Partnership funded in November 1999; wells were drilled during the fourth quarter of 1999 and the first quarter of 2000; first revenue distribution commenced in May, 2000.

(4) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.


INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.










































                                 - 97 -

                      Managing General Partner's Net Cash Table
                                   March 31, 2000

                                    Total Revenues
                                    After Deducting         Cash
                                    Operating Costs(2)      Distributions(3)

                 Total
                 Expendi-
Aggregate
                 itures                  Three                  Three
Section
                 Net of     Total        Ended     Total        Months       29
Tax
                 Operating  As of March  March     As of March  Ended March
Credits
Partnership      Costs      31, 2000     31, 2000  31, 2000     31, 2000     (4)

Pennwest
Petroleum
Group 1984    $ 129,605    $242,393     $ 1,814   $238,735    $  1,814
$27,773

Pennwest
Petroleum
Group 1985-A    122,368     202,956       3,179    200,679       3,179
33,497

Petrowest
Gas Group
 1986-A          59,210     138,388       1,545    133,948       1,545
24,141

Petrowest
Gas Group
 1987            70,789     200,752       1,957    194,540       1,957
27,196

Petrowest
Gas Group
 1987-B          60,921     102,626         857     98,251         857
19,071

PDC 1987         28,158      71,328         695     68,684         695
12,239

PDC 1988         47,684     160,551       1,645    155,002       1,645
24,958

PDC 1988-B       52,105      79,866       1,050     75,259       1,050
13,625

PDC 1988-C       82,105     151,351       2,067    144,034       2,067
25,834

PDC 1989-P       94,342     239,433       3,003    226,045       3,003
40,770

PDC 1989-A      114,278     212,114       4,637    201,343       4,637
133,368

PDC 1989-B      350,389     415,289       2,305    388,880       2,305
191,017

PDC 1990-A      132,789      97,946         496     82,893         496
34,800

PDC 1990-B      209,761     234,614         690    225,174         690
154,183

PDC 1990-C      328,478     320,802       4,627    303,492       4,627
156,974

PDC 1990-D      348,075     316,823       4,346    301,606       4,346
203,389


                                       - 98 -

PDC 1991-A      258,683     341,818       3,148    315,952       3,148
209,663

PDC 1991-B      175,997     191,466       2,946    185,691       2,946
121,841

PDC 1991-C      258,400     292,524       5,143    270,874       5,143
185,037

PDC 1991-D      496,639     347,924       5,835    329,671       5,835
237,803

PDC 1992-A      274,711      64,004         -0-     44,323         -0-
-0-

PDC 1992-B      281,361     363,719       8,248    351,508       8,248
219,009

PDC 1992-C      603,396     904,764      18,562    880,342      18,562
426,606

PDC 1993-A      294,194     643,054       6,839    600,430       6,839
28,751

PDC 1993-B      236,736     178,186       3,687    165,255       3,687
--

PDC 1993-C      296,207     151,773       3,490    139,396       3,490
--

PDC 1993-D      282,819     194,653       5,694    185,601       5,694
--

PDC 1993-E      715,438     594,456      12,468    561,760      12,468
--

PDC 1994-A      449,641     115,608       2,139    106,834       2,139
--

PDC 1994-B      588,395     224,660       5,706    210,845       5,706
--

PDC 1994-C      513,159     167,715       5,102    153,606       5,102
--

PDC 1994-D    1,651,292     548,368      15,065    501,654      15,065
--

PDC 1995-A      320,601     126,628       3,677    114,613       3,677
--

PDC 1995-B      406,361      88,434       1,630     74,432       1,630
--

PDC 1995-C      462,546      99,874       2,096     85,675       2,096
--

PDC 1995-D    1,784,359     460,252      13,072    407,578      13,072
--

PDC 1996-A      560,324     256,207       9,098    222,503       9,098
--

PDC 1996-B      583,924     173,288       7,192    142,059       7,192
--

PDC 1996-C      858,359     149,726       9,361    120,407       9,361
--

PDC 1996-D    3,328,126     434,019      37,953    344,497      37,953
--

PDC 1997-A      906,311     126,951       8,689    103,471       8,689
--

PDC 1997-B    1,470,185     126,563      (9,804)    89,213      (9,804)
--

PDC 1997-C    1,314,409     211,742      24,557    131,264      24,557
--

PDC 1997-D    4,028,009     280,267      41,586    184,296      41,586
--





                                       - 99 -

PDC 1998-A    1,146,758     149,846      28,164    112,089      28,164
--

PDC 1998-B    1,554,059     168,237      47,978    144,888      47,978
--

PDC 1998-C    1,699,280     190,055      41,507    123,641      41,507
--

PDC 1998-D    4,464,244     288,233      78,801    172,842      78,801
--

PDC 1999-A    1,044,161      67,785      26,588     32,888      26,588
--

PDC 1999-B    1,204,927      72,303      25,502     25,502      25,502
--

PDC 1999-C(5) 1,541,544          --          --         --         --
--

PDC 1999-D(6) 4,069,282          --          --         --         --
--

_____________________

(1) Includes Managing General Partner share of drilling costs, exclusive of operating costs.

(2) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, landowners' royalty interests, Overriding Royalty Interests, and other burdens.

(3) Represents the net cash received from the partnerships' cash distributions. All cash distributions to the managing general partner were made from operations.

(4)   Wells drilled after December 31, 1992 do not qualify for the credit.

(5) Partnership funded in November 1999; wells were drilled during the fourth quarter of 1999 and the first quarter of 2000; first revenue distribution commenced in May, 2000.

(6) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.


INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

















                                 - 100 -

Tax Deductions and Tax Credits of Participants in Previous Partnerships

      The following table reflects the participants' share of the previous limited partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnerships' operations and are subject to audit adjustments by the Service. The table also reflects the aggregate Section 29 nonconventional fuel production credit as a percentage of the participants' initial investment over the life of each partnership through March 31, 2000, and the federal tax savings from deductions and tax credits based on the maximum marginal tax rate in each year. Wells drilled after December 31, 1992 do not qualify for the credit. The final column shows these tax shelter ratios calculated in accordance with Service regulations. Programs with anticipated tax shelter ratios of greater than 2:1 in any of the first five years must register as tax shelters. The Managing General Partner does not expect any of the prior partnerships or the Partnerships in the current Program to exceed the 2:1 ratio. The following table is based on past experience and should not be considered as necessarily indicative of the results that may be expected in these Partnerships. It is suggested that prospective subscribers consult with their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

                                                      Estimated
               First       Aggregate   Aggregate      Federal     Tax
               Year Tax    Deductions  Section 29     Tax         Shelter
               Deductions  Thereafter  Tax Credits(1) Savings(2)  Ratio(3)

*Pennwest
 Petroleum
 Group 1984      70.87%       27.09%       21.43%       67.99%     1.4:1

*Pennwest
 Petroleum
 Group 1985-A    69.51%       28.02%       27.37%       72.69%     1.5:1

*Petrowest
 Gas Group
 1986-A          70.10%       28.64%       40.77%       85.80%     1.8:1

*Petrowest
 Gas Group
 1987            63.09%       33.77%       38.42%       74.17%     2.3:1

*Petrowest
  Gas Group
 1987-B          68.70%       26.67%       31.31%       66.78%     2.0:1

*PDC 1987        70.30%       32.39%       43.47%       81.58%     2.5:1

*PDC 1988        68.57%       33.25%       52.34%       86.30%     2.9:1

*PDC 1988-B      66.70%       32.35%       26.15%       59.31%     1.9:1


                                 - 101 -

*PDC 1988-C      69.20%       30.23%       31.46%       64.75%     2.1:1

*PDC 1989-P      63.68%       31.40%       43.22%       75.21%     2.5:1

*PDC 1989-A      69.80%       35.16%       44.09%       79.62%     2.6:1

*PDC 1989-B      69.10%       28.54%       20.59%       53.39%     1.7:1

*PDC 1990-A      67.92%       18.85%        9.90%       38.94%     1.2:1

*PDC 1990-B      71.50%       23.31%       27.77%       59.69%     1.9:1

*PDC 1990-C      70.60%       26.57%       18.05%       50.98%     1.6:1

*PDC 1990-D      69.70%       29.14%       22.07%       55.68%     1.8:1

*PDC 1991-A      69.80%       22.20%       30.62%       60.61%     2.0:1

*PDC 1991-B      67.00%       26.88%       26.15%       56.58%     1.9:1

*PDC 1991-C      69.60%       27.22%       27.05%       58.73%     1.9:1

*PDC 1991-D      69.80%       23.47%       18.09%       48.50%     1.6:1

*PDC 1992-A      68.24%       18.02%       12.83%       40.95%     1.3:1

*PDC 1992-B      69.60%       28.18%       29.41%       61.95%     2.0:1

*PDC 1992-C      69.20%       30.94%       26.71%       60.19%     1.9:1

*PDC 1993-A      69.00%       39.19%        4.22%       40.89%     1.2:1

*PDC 1993-B      68.10%       24.17%       --           34.06%     0.9:1

*PDC 1993-C      68.80%       22.27%       --           33.58%     0.9:1

*PDC 1993-D      68.60%       20.64%       --           32.85%     0.9:1

*PDC 1993-E      67.60%       23.85%       --           33.77%     0.9:1

*PDC 1994-A      87.70%        4.93%       --           36.68%     0.9:1

*PDC 1994-B      89.40%        6.67%       --           38.04%     1.0:1

*PDC 1994-C      89.70%        5.52%       --           37.71%     1.0:1

*PDC 1994-D      89.90%        6.25%       --           38.08%     1.0:1

PDC 1995-A       85.66%       12.32%       --           38.80%     1.0:1

PDC 1995-B       89.02%        5.62%       --           37.48%     0.9:1

PDC 1995-C       89.71%        5.08%       --           37.54%     0.9:1

PDC 1995-D       89.94%        5.08%       --           37.63%     1.0:1

PDC 1996-A       89.94%        6.87%       --           38.34%     1.0:1

PDC 1996-B       86.82%        7.74%       --           37.45%     0.9:1


                                 - 102 -

PDC 1996-C       89.42%        4.43%       --           37.16%     0.9:1

PDC 1996-D       89.49%        4.03%       --           37.03%     0.9:1

PDC 1997-A       89.50%        2.73%       --           36.52%     0.9:1

PDC 1997-B       89.50%        2.65%       --           36.49%     0.9:1

PDC 1997-C       89.50%        3.70%       --           36.91%     0.9:1

PDC 1997-D       89.50%        2.30%       --           36.35%     0.9:1

PDC 1998-A       89.50%        2.57%       --           36.46%     0.9:1

PDC 1998-B       89.50%        2.95%       --           36.61%     0.9:1

PDC 1998-C       89.50%        2.31%       --           36.35%     0.9:1

PDC 1998-D       89.50%        1.31%       --           35.96%     0.9:1

PDC 1999-A       89.50%        0.44%       --           35.61%     0.9:1

PDC 1999-B       89.50%        0.15%       --           35.50%     0.9:1

PDC 1999-C(4)    89.50%        0.00%       --           35.44%     0.9:1

PDC 1999-D(5)    89.50%        0.00%       --           35.44%     0.9:1


*Partnerships in existence for over five years.
_____________________

(1)   Wells drilled after December 31, 1992 do not qualify for the credit.

(2) The Estimated Federal Tax Savings column reflects the percentage savings in taxes which would have been paid by an investor had he not had the use of the various deductions and credits available to a Partner in the Program and it assumes full use of deductions and tax credits at maximum Federal tax rates of 50% in 1984-1986, 40% in 1987 and 1988, and 33% in 1989 and 1990, 31% in 1991-1992, 36% in
      1993, and 39.6% in 1994 and thereafter.

(3) Total deductions plus 200% of credits generated for partnerships first offered before December 31, 1986. Total deductions plus 350% of credits generated for partnerships offered after December 31, 1986.

(4)   Partnership funded in November 1999.

(5)   Partnership funded in December 1999.




INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.



                                 - 103 -

                  Percentage of Gross Return on Subscriptions Through
                                    March 31, 2000
                       From Cash Distributions, Tax Savings from
                             Deductions and Tax Credits(1)


                                                              TOTAL
                 CASH                  TOTAL      TAX         RETURN
                 DISTRI-               CASH       DEDUC-      OF CASH
                 BUTIONS    SEC-       AND        TIONS,      AND TAX
YEARS/MONTHS
                 CUMULATIVE TION 29    TAX        TAX         DEDUC-    ALL WELLS
PROGRAM          (2)        CREDITS(3) CREDIT     EFFECTED(4) TIONS(5)  PRODUCING


*Pennwest 1984     53.23%    21.43%    74.66%     50.48%      125.14%       15/0
*Pennwest 1985-A   41.30%    27.37%    68.68%     49.22%      117.89%       14/1
**Petrowest 1986   49.95%    40.77%    90.73%     48.98%      139.71%       13/0
**Petrowest 1987   67.88%    38.42%   106.29%     39.63%      145.92%       12/3
**Petrowest 1987-B 36.78%    31.31%    68.09%     39.29%      107.37%       12/0
**PDC 1987         58.52%    43.47%   101.98%     42.22%      144.21%       11/10
**PDC 1988         77.17%    52.34%   129.51%     38.03%      167.54%       11/4
**PDC 1988-B       26.30%    26.15%    52.45%     37.12%       89.57%       11/0
**PDC 1988-C       37.31%    31.46%    68.78%     37.27%      106.04%       10/10
**PDC 1989-P       59.51%    43.22%   102.73%     35.80%      138.52%       10/4
**PDC 1989-A       65.82%    44.09%   109.91%     39.73%      149.64%       10/0
**PDC 1989-B       42.24%    20.59%    62.84%     36.70%       99.53%       9/10
**PDC 1990-A       25.62%     9.90%    35.52%     32.51%       68.03%       9/5
**PDC 1990-B       41.48%    27.77%    69.25%     35.71%      104.96%       9/3
**PDC 1990-C       36.64%    18.05%    54.69%     36.81%       91.50%       8/11
**PDC 1990-D       36.24%    22.07%    58.32%     37.56%       95.88%       8/10
**PDC 1991-A       46.70%    30.62%    77.32%     33.67%      110.99%       8/5
**PDC 1991-B       39.43%    26.15%    65.59%     34.18%       99.77%       8/2
**PDC 1991-C       40.07%    27.05%    67.12%     35.55%      102.68%       8/0
**PDC 1991-D       26.46%    18.09%    44.55%     34.14%       78.69%       7/10
**PDC 1992-A       14.97%    12.83%    27.79%     31.58%       59.37%       7/5
**PDC 1992-B       46.15%    29.41%    75.56%     36.46%      112.02%       7/3
**PDC 1992-C       55.83%    26.71%    82.54%     37.49%      120.03%       7/0
**PDC 1993-A       87.59%     4.22%    91.82%     41.00%      132.82%       6/10
**PDC 1993-B       31.14%    --        31.14%     37.75%       68.90%       6/5
**PDC 1993-C       24.37%    --        24.37%     37.22%       61.60%       6/2
**PDC 1993-D       32.05%    --        32.05%     36.42%       68.48%       6/0
**PDC 1993-E       36.99%    --        36.99%     37.43%       74.42%       5/9
**PDC 1994-A       20.90%    --        20.90%     40.38%       61.28%       5/5
**PDC 1994-B       31.10%    --        31.10%     41.89%       72.99%       5/2
**PDC 1994-C       25.72%    --        25.72%     41.51%       67.24%       5/0
**PDC 1994-D       26.44%    --        26.44%     41.92%       68.36%       4/10
**PDC 1995-A       31.40%    --        31.40%     42.72%       74.12%       4/6
**PDC 1995-B       16.92%    --        16.92%     41.26%       58.19%       4/3
**PDC 1995-C       16.62%    --        16.62%     41.33%       57.95%       4/0
**PDC 1995-D       20.92%    --        20.92%     41.43%       62.35%       3/10
**PDC 1996-A       37.66%    --        37.66%     42.21%       79.87%       3/5
**PDC 1996-B       25.06%    --        25.06%     41.23%       66.29%       3/1
**PDC 1996-C       18.30%    --        18.30%     40.92%       59.21%       2/11
**PDC 1996-D       16.07%    --        16.07%     40.78%       56.84%       2/10
**PDC 1997-A       15.60%    --        15.60%     40.21%       55.81%       2/5
**PDC 1997-B       11.53%    --        11.53%     40.18%       51.70%       2/1
**PDC 1997-C       12.73%    --        12.73%     40.63%       53.36%       1/11
**PDC 1997-D        5.97%    --         5.97%     40.03%       46.00%       1/9
**PDC 1998-A        8.50%    --         8.50%     40.14%       48.65%       1/4
**PDC 1998-B        8.11%    --         8.11%     40.31%       48.42%       1/1

                                         - 104 -

**PDC 1998-C        6.33%    --         6.33%     40.03%       46.36%       0/11
**PDC 1998-D        3.37%    --         3.37%     39.59%       42.96%       0/9
**PDC 1999-A        2.74%    --         2.74%     39.21%       41.95%       0/5
**PDC 1999-B        1.84%    --         1.84%     39.09%       40.93%       0/1
**PDC 1999-C(6)     0.00%    --         0.00%     39.02%       39.02%       0/0
**PDC 1999-D(7)     0.00%    --         0.00%     39.02%       39.02%       0/0


*   Program contains oil & gas production
**  Program contains gas production
_____________________
(1) This table assumes investors were able to fully utilize all tax benefits at the maximum marginal Federal rate plus an assumed state rate of 4%

(2) Cash distributions to investors divided by investors' initial investment.

(3) Credit earned on qualified production. Wells drilled after December 31, 1992 do not qualify for the credit.

(4) Tax savings from deductions assuming investor is in the highest marginal bracket. Rates used were 54% in 1984, 1985 and 1986, 42.5% in 1987, 37% in 1988, 1989 and 1990, 35% in 1991 and 1992, 40% in
      1993, and 43.6% in 1994 and thereafter.

(5) This column represents the sum of the percentage amounts set forth in columns 1, 2, and 4 of this table.

(6) Partnership funded in November 1999; wells were drilled during the fourth quarter of 1999 and the first quarter of 2000; first revenue distribution commenced in May, 2000.

(7) Partnership funded in December 1999; wells were drilled in the fourth and the first quarter 2000; first revenue distribution to commence in July, 2000.

INVESTOR SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.




















                                 - 105 -

Partnership Estimated Proved Reserves and Future Net Revenues

      The following table presents information regarding the public drilling programs sponsored by the Managing General Partner. The table reflects with respect to each partnership the estimated proved reserves and future net reserves as of January 1, 2000. The information presented has been derived from reports prepared by an independent petroleum consultant, Wright & Company, Inc. and by the Managing General Partner's petroleum engineers as noted below.



                       Partnership Proved Reserves and Future Net Revenues
                                    as of January 1, 2000(1)

                                           Estimated   Estimated
Percent
                                           Net Oil BBL Net Gas    Estimated
Value
                  Category of              Reserves    Reserves   Future Net
at 10% Per
Partnership       Proved Reserves          BBL         MCF        Revnues
Annum

PDC 1989-A(2).....Proved Developed        74,289     699,530    $2,512,336
$919,538
                  Proved Undeveloped                                     -
      -
                                   Totals 74,289     699,530    $2,512,336
$919,538

PDC 1989-B(2).....Proved Developed             -     868,746    $1,088,606
$494,607
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     868,746    $1,088,606
$494,607

PDC 1990-A(2).....Proved Developed             -     185,298      $166,338
$101,476
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     185,298      $166,338
$101,476

PDC 1990-B(2).....Proved Developed             -     908,911    $1,527,737
$427,844
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     908,911    $1,527,737
$427,844

PDC 1990-C(2).....Proved Developed             -   1,352,069    $2,138,263
$882,260
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,352,069    $2,138,263
$882,260

PDC 1990-D(2).....Proved Developed             -   1,852,164    $3,028,473
$941,893
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,852,164    $3,028,473
$941,893

PDC 1991-A(2).....Proved Developed             -   1,076,916    $1,591,994
$514,817
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,076,916    $1,591,994
$514,817

PDC 1991-B(2).....Proved Developed             -     808,269    $1,404,561
$583,489
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     808,269    $1,404,561
$583,489

PDC 1991-C(2).....Proved Developed             -   1,261,450    $1,909,232
$657,947
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,261,450    $1,909,232
$657,947

PDC 1991-D(2).....Proved Developed             -   1,537,323    $2,284,487
$977,741
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,537,323    $2,284,487
$977,741

                                             - 106 -
PDC 1992-A(2).....Proved Developed             -     240,538      $253,254
$153,330
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     240,538      $253,254
$153,330

PDC 1992-B(2).....Proved Developed             -   2,014,676    $3,225,125
$1,099,980
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   2,014,676    $3,225,125
$1,099,980

PDC 1992-C(2).....Proved Developed             -   3,520,851    $5,857,807
$2,603,934
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   3,520,851    $5,857,807
$2,603,934

PDC 1993-A(2).....Proved Developed             -   1,641,727    $2,576,724
$883,285
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,641,727    $2,576,724
$883,285

PDC 1993-B(2).....Proved Developed             -   1,134,522    $1,793,194
$647,173
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,134,522    $1,793,194
$647,173

PDC 1993-C(2).....Proved Developed             -   1,884,169    $3,326,479
$1,050,325
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,884,169    $3,326,479
$1,050,325

PDC 1993-D(2).....Proved Developed             -   1,465,134    $2,518,505
$803,682
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,465,134    $2,518,505
$803,682

PDC 1993-E(2).....Proved Developed         3,097   3,973,279    $6,955,078
$2,182,565
                  Proved Undeveloped                       -             -
      -
                                   Totals  3,097   3,973,279    $6,955,078
$2,182,565

PDC 1994-A(2).....Proved Developed             -     906,022    $1,394,953
$430,224
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     906,022    $1,394,953
$430,224

PDC 1994-B(2).....Proved Developed             -   1,248,766    $2,100,211
$858,829
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,248,766    $2,100,211
$858,829

PDC 1994-C(2).....Proved Developed             -   1,204,411    $2,015,723
$714,428
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,204,411    $2,015,723
$714,428

PDC 1994-D(2).....Proved Developed             -   3,259,918    $5,415,330
$2,266,064
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   3,259,918    $5,415,330
$2,266,064

PDC 1995-A(2).....Proved Developed             -     711,605      $975,223
$494,330
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     711,605      $975,223
$494,330

PDC 1995-B(2).....Proved Developed             -     530,656      $856,146
$307,080
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     530,656      $856,146
$307,080

PDC 1995-C(2).....Proved Developed             -     650,795      $783,295
$366,655
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     650,795      $783,295
$366,655


                                             - 107 -

PDC 1995-D(2).....Proved Developed             -   2,134,423    $2,866,463
$1,549,272
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   2,134,423    $2,866,463
$1,549,272

PDC 1996-A(2).....Proved Developed             -   1,087,960    $1,886,496
$971,911
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,087,960    $1,886,496
$971,911

PDC 1996-B(2).....Proved Developed             -     901,311    $1,184,975
$684,284
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     901,311    $1,184,975
$684,284

PDC 1996-C(2).....Proved Developed             -   1,184,745    $1,621,370
$855,348
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,184,745    $1,621,370
$855,348

PDC 1996-D(2).....Proved Developed             -   4,978,478    $6,681,857
$3,604,734
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   4,978,478    $6,681,857
$3,604,734

PDC 1997-A(2).....Proved Developed             -     829,406    $1,188,850
$672,483
                  Proved Undeveloped                       -             -
      --
                                   Totals      -     829,406    $1,188,850
$672,483

PDC 1997-B(2).....Proved Developed             -   1,439,718    $1,909,143
$1,139,079
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   1,439,718    $1,909,143
$1,139,079

PDC 1997-C(2).....Proved Developed             -   2,829,964    $4,579,592
$2,345,974
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   2,829,964    $4,579,592
$2,345,974

PDC 1997-D(3).....Proved Developed             -   6,313,050   $10,799,608
$5,269,317
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   6,313,050   $10,799,608
$5,269,317

PDC 1998-A(3).....Proved Developed             -   3,528,019    $5,401,068
$3,216,135
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   3,528,019    $5,401,068
$3,216,135

PDC 1998-B(3).....Proved Developed             -   6,359,734   $10,329,354
$5,958,968
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   6,359,734   $10,329,354
$5,958,968

PDC 1998-C(3).....Proved Developed             -   5,603,611    $8,165,363
$5,106,221
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   5,603,611    $8,165,363
$5,106,221

PDC 1998-D(3).....Proved Developed             -   9,050,807    15,674,942
$8,638,087
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   9,050,807    15,674,942
$8,638,087

PDC 1999-A(3).....Proved Developed             -   3,769,217     7,514,392
$3,680,417
                  Proved Undeveloped                       -             -
      --
                                   Totals      -   3,769,217     7,514,392
$3,680,417

PDC 1999-B(3).....Proved Developed        35,916   5,056,558    10,253,444
$5,319,900
                  Proved Undeveloped                       -             -
      --
                                   Totals 35,916   5,056,558    10,253,444
$5,319,900


                                              -108-

PDC 1999-C(3).....Proved Developed        36,650   3,147,846     6,925,986
$3,823,823
                  Proved Undeveloped                       -             -
      --
                                   Totals 36,650   3,147,846     6,925,986
$3,823,823


PDC 1999-D(4).....Proved Developed             -           -             -
      -
                  Proved Undeveloped                       -             -
      --
                                   Totals      -           -             -
      -

____________________
(1) For the Partnerships PDC 1989-A through PDC 1992-C and from 1994-A through 1999-C, the Managing General Partner owns 20% of the reserves listed and the Investor Partners own 80% of the reserves listed above. In the PDC 1993-A, PDC 1993-B, PDC 1993-C, PDC 1993-D and PDC 1993-E Limited Partnerships, the Managing General Partner owns 18% of the reserves listed and the Investor Partners own 82% of the reserves listed above.

(2) Reserve reports prepared by the Managing General Partner's petroleum engineers.

(3) Reserve reports prepared by an independent petroleum engineer, Wright & Company, Inc.

(4) The wells of this Partnership were drilled after December 31, 1999; therefore, a reserve study has not been conducted.


INVESTORS SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.





























                                  -109-



TAX CONSIDERATIONS

      The tax opinion of Duane, Morris & Heckscher LLP is attached to the Prospectus as Appendix D. All prospective investors should review Appendix D in its entirety before investing in the Program. All references in this "Tax Considerations" section are to the tax opinion set forth in Appendix D.

      The following is a summary of the opinions of Duane, Morris & Heckscher LLP , counsel to the Partnerships (collectively, the "Partnership"), which represent counsel's opinions on all material federal income tax consequences to the Partnership and to the Investor Partners. There may be aspects of a particular investor's tax situation which are not addressed in the following discussion or in Appendix D. Additionally, the resolution of certain tax issues depends upon future facts and circumstances not known to counsel as of the date of this Prospectus; thus, no assurance as to the final resolution of such issues should be drawn from the following discussion.

      The following statements are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly modify the statements and opinions expressed herein. Such changes could be retroactive with respect to the transactions prior to the date of such changes.

      Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership.
Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and any such challenge could be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the Partnership will be realized. Counsel's opinion is based upon the transactions described in this Prospectus (the "Transaction") and upon facts as they have been represented to counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.

      Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

Summary of Conclusions

      Opinions expressed: The following is a summary of the specific opinions expressed by counsel with respect to Tax Considerations discussed herein. TO BE FULLY UNDERSTOOD, THE DISCUSSION OF THESE MATTERS SET FORTH IN THE TAX OPINION IN APPENDIX D SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER.

      1. The material federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

      2. The Partnership will be treated as a partnership for federal income tax purposes and not as association taxable as a corporation or as a "publicly traded partnership." See "Partnership Status;" "Federal Taxation of Partnerships."

      3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 1998 with respect to the Partnerships designated "PDC 1998-_ Limited Partnership", in 1999 with respect to the Partnerships designated "PDC 1999-_ Limited Partnership", and in 2000 with respect to the Partnerships designated "PDC 2000-_ Limited Partnership". See "Intangible Drilling and Development Costs Deductions."

      4. Neither the at risk nor the limitations related to the adjusted basis of an Investor in his or her Partnership interest will limit the deductibility of losses generated from the Partnership. See "Basis and At Risk Limitations."


                                  -110-

      5. An additional General Partner's interest will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

      6. A Limited Partner's interest (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions. See "Passive Loss and Credit
Limitations."

      7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests. See "Conversion of Interests."

      8. To the extent provided herein, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement. See "Partnership Allocations."

      9. The Partnership will not be required to register with the Service as a tax shelter. See "Registration as a Tax Shelter."

      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following:

      1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue. See "Alternative Minimum Tax."

      2. Whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction. See "Profit Motive."

      3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer and on the Partner's other oil and gas production. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion. See "Depletion Deductions."

      4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon. See "Interest Deductions."

      5. Whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, counsel is unable to express an opinion regarding such treatment. See "Transaction Fees."

      General Information: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of Property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax. See "General Tax Effects of Partnership Structure," "Gain or Loss on Sale of Properties or Units," "Partnership Distributions," "Administrative Matters," "Accounting Methods and Periods," "Social Security Benefits; Self-Employment Tax," and "State and Local Tax."

                                  -111-
      Facts and Representations: The opinions of counsel are also based upon the facts described in this Prospectus and upon certain representations made to it by the Managing General Partner for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

      1. The Partnership Agreement to be entered into by and among the Managing General Partner and Investor Partners and any amendments thereto will be duly executed and will be made available to any Investor Partner upon written request. The Partnership Agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Act.

      2.    No election will be made by the Partnership, Investor
Partners, or Managing General Partner to be excluded from the application of the provisions of Subchapter K of the Code.

      3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the Drill Sites and none of the Partnership's revenues will be from non-working interests.

      4. The respective amounts that will be paid to the General Partners as Drilling Fees, Operating Fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between Persons having no affiliation and dealing with each other at arms' length.

      5. The Managing General Partner will cause the Partnership to properly elect to deduct currently all Intangible Drilling and Development Costs.

      6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

      7. The Drilling and Operating Agreement to be entered into by and among the Managing General Partner and the Partnership will be duly executed and will govern the drilling of the Partnership's Wells. All Partnership wells will be spudded by not later than March 30, 2000 for Partnerships designated "PDC 1999-_ Limited Partnership" and March 30, 2001 for Partnerships designated "PDC 2000-_ Limited Partnerships". The entire amount to be paid to the Managing General Partner under the Drilling and Operating Agreement is attributable to Intangible Drilling and Development Costs.

      8. The Drilling and Operating Agreement will be duly executed and will govern the operation of the Partnership's Wells.

      9. Based upon the Managing General Partner's review of its experience with its previous drilling programs since 1984 (see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships", above) and upon the intended operations of the Partnership, the Managing General Partner has represented that the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, the Managing General Partner has reviewed the economics of its similar oil and gas drilling programs for the past several years, and has represented that it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, the Managing General Partner has represented that the deductions that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.





                                  -112-

      10. The Managing General Partner has represented that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The Managing General Partner has represented that it does not believe any market will ever exist for the sale of Units and the Managing General Partner will not make a market for the Units and that it will not make a market for the Units. Further, the Units will not be traded on an established securities market.

      11. The Partnership will have the objective of carrying on business for profit and dividing the gain therefrom.

      12. The Managing General Partner will not permit the purchase of Units by tax-exempt investors or foreign investors.

      The opinions of counsel are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion and in the opinion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

      Each prospective Investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH THE OPINIONS OF COUNSEL SET FORTH IN THIS DISCUSSION AND APPENDIX D OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIP. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN AND IN APPENDIX D ON HIS INDIVIDUAL TAX SITUATION.

General Tax Effects of Partnership Structure

      Each Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of West Virginia.

      NO TAX RULING WILL BE SOUGHT FROM THE SERVICE AS TO THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

      - Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

      - While counsel has opined that the Partnership will initially be treated as a partnership for federal tax purpose, that opinion is not binding on the Service.

      The applicability of the federal income tax consequences described herein depends on the treatment of the Partnerships as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

      Counsel to the Partnership is of the opinion that, at the time of its formation, each of the Partnerships will be treated as a partnership for federal income tax purposes. The opinion is based on the provisions of the Partnership Agreement and applicable state law and representations made by the Managing General Partner. The opinion of counsel is not binding on the Service and is based on existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, no assurance can be given that a Partnership will not lose partnership status as a result of changes in the manner in which it is operated or other facts upon which the opinion of counsel is based.

      Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take
                                  -113-
such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.

Intangible Drilling and Development Costs Deductions

      - Provided drilling is completed in a timely manner, investors will have the option of deducting their proportionate share of IDC in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership", in 1999 for Partnerships designated "PDC 1999-_ Limited Partnership", and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" or capitalizing it and deducting it over a 60-month period from the date of investment.

      - 87% of Subscriptions will be utilized for IDC, which is deductible in the year of investment against any form of income (by Additional General Partners) or passive income (by Limited Partners); a one Unit investor in a 39.6% marginal federal income tax bracket would reduce his taxes payable by $6,890.

      Congress granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). The Secretary's rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

      The Prospectus provides that 87% of the Investor Partners' capital contributions (i.e, Subscriptions net of Dealer Manager commissions, discounts, due diligence expenses, and wholesaling costs and the Management Fee) will be utilized for IDC, which is deductible in the year of investment. As a result, Additional General Partners will realize a deduction of 87% of their investment against any form of income in the year in which the investment is made, provided wells are spudded within the first 90 days of the following year. The deduction by Limited Partners will be restricted to passive income. Based on an 87% deduction, a one Unit ($20,000) investor in a 39.6% marginal Federal tax bracket would reduce taxes payable by $6,890. The investor could also realize additional tax savings on state income taxes in many states, and self-employed investors could realize additional tax savings on self-employment taxes.

      A.    Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no salvage value. In previous partnerships sponsored by the Managing General Partner from 1984 through 1998 (see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships", above), intangible drilling costs have ranged from 64.6% to 89.9% of the investor's contributions. While the planned activities of the Partnership are similar in nature to those of prior partnerships, the amount of expenditures classified as IDC could be greater than or less than prior partnerships. In addition, a partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labelled as IDC as a cost which must be capitalized. To the extent not deductible, such amounts will be included in the Partnership's basis in mineral property and in the Partners' bases of their interests in the Partnership.

      B.    Timing of Deductions

      Although the Partnership will elect to deduct IDC, each investor has an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a sixty-month period, beginning with the taxable month in which the expenditure is made. In addition to the effect of this change on regular taxable income, the two methods have different treatment under the AMT (see "Alternative Minimum Tax").



                                  -114-

      In order for the IDC to qualify for deduction in  2000, the wells for Partnerships designated "PDC 2000-_ Limited Partnerships" must be spudded by March 31, 2001Certain other requirements must also be met.  Although PDC will attempt to satisfy each requirement of the
Service and judicial authority for deductibility of IDC in  2000 for Partnerships designated "PDC 2000-_ Limited Partnership"), no assurance can be given that the Service will not successfully contend that the IDC of a well which is not completed until 2001 for Partnerships designated "PDC 2000_- Limited Partnership") are not deductible in whole or in part until 2001 for Partnerships designated "PDC 2000- _ Limited Partnership"). Further, to the extent drilling of the Partnership's wells does not commence by March 31, 2001 for Partnerships designated "PDC 2000-_ Limited Partnership"), the deductibility of all or a portion of the IDC may be deferred. Notwithstanding the foregoing, no assurance can be given that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.

      C.    Recapture of IDC

      IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Depletion Deductions

      - Investors who are "independent producers" of oil and gas will be entitled to claim a percentage depletion deduction on their oil and gas income. In 2000 the deduction is 19% of gross income not to exceed 64% of the taxpayer's taxable income (subject to certain adjustments for wells producing 90 Mcf per day or 15 barrels of oil per day). After 1999 the depletion rate may change but not below a minimum rate of 15%, and the amount of depletion which may be claimed for a property will be limited to 100% of the taxable income (excluding depletion) from that property. Wells producing over 90 Mcf per day or 15 barrels of oil per day will be a percentage depletion deduction of 15% of the gross income.

      The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 5,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under section 1254.

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost or other basis of the mineral interest and the denominator of which is total reserves available at the beginning of the period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

                                  -115-
      Percentage depletion is a statutory allowance pursuant to which a deduction equal to a percentage of the taxpayer's gross income from each property is allowed in any taxable year, with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The allowable deduction is limited to 100% of net income on a property by property basis, and further limited to 65% of the taxpayer's taxable income. In the case of "stripper well property," as that term defined in Code Section 613A(c)(6)(D), the 100% of taxable income limitation has been eliminated for taxable years 1998 to 2001. Code Section 613A(c)(6)(H). It is anticipated that some of the properties of the Partnerships will likely constitute "stripper well properties" for this purpose. The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. For 2000 the rate is 19%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner.

Depreciation Deductions

      The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership Property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for AMT purposes. Investor partners will not be able to claim depreciation deductions because all tangible costs have been allocated to the Managing General Partner.

Interest Deductions

      In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance from the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

Transaction Fees

      - Partnership expenditures classified as organizational expenses, and start-up expenses may be amortized over periods ranging from 60 months to the life of the property.

      - No deduction is permitted for syndication expenses, including sales commissions for the purchase of Units.

                                  -116-
      The Partnership may classify a portion of the fees to be paid to third parties and to the Managing General Partner or to the Operator and its affiliates (as described in the Prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months commencing with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

      No deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

      No deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months.

      The Partnership intends to make payments to the Managing General Partner, as described in greater detail in the Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner and thereby decrease the net loss, or increase the net income among all partners. If the Service were to successfully challenge the Managing General Partner's allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

Basis and At Risk Limitations

      - Partners contributing cash from 'personal funds' will not be limited, to the extent of cash contributed, in their deductibility of loss by the "at risk" basis rules or the limitations related to a Partner's basis in their Partnership interest.

      A Partner's share of Partnership losses will be allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. In general a Partnership is "at risk" to the extent of the amount of cash and the adjusted basis of other property contributed to the Partnership. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      The Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in the opinion of counsel, neither the at risk rules nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership. In no event, however, may a partner utilize his distributive share of partnership loss where such share exceeds the partner's basis in the partnership.

Passive Loss Limitations

      A.    Introduction

      The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

      The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. In addition, no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.

      A passive activity loss ("PAL") is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year.

      Individuals and personal service corporations will be entitled to PALs only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all activities of the taxpayer are aggregated. PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      B.    General Partner Interests

      - General Partner Interests will not be considered as investments in passive activities for federal tax purposes.

      - Additional General Partners who convert to limited partner status after recording a tax loss from their investment in any year will continue to have income treated as non-passive, but may have some or all of their deductions treated as passive.

      An Additional General Partner's interest in the Partnership will not be considered a passive activity and losses generated while such general partner interest is held will not be limited by the passive activity provisions, unless there is partnership income or losses from non-working interests.

      Notwithstanding this general rule, however, the economic performance rules are applied in a different manner from that described above in "Intangible Drilling and Development Costs Deductions." Economic performance under the passive loss rules is defined as economic performance, without regard to the spudding rule. Accordingly, if an Additional General Partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur, but prior to the spudding date, any post-conversion losses will be passive, notwithstanding the availability of such losses in a year in which the taxpayer held the interest in an entity that did not limit his liability. The "spudding rule" and "spudding date" refer to the date that drilling commences.

      If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.
      Accordingly, any loss arising therefrom should be treated as a PAL with the benefits thereof limited as described above. However, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

      C.    Limited Partner Interests

      - Income and losses of Limited Partners will be treated as "passive" for federal tax purposes.

      If an Investor Partner invests in the Partnership as a Limited Partner, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

      Limited Partners should generally be entitled to offset their distributive shares of passive income from the Partnerships with deductions from other passive activities.

Conversion of Interests

      The Partnership, in the opinion of counsel, will not be terminated solely as a result of the conversion by Additional General Partners of their Partnership interests into limited partnership interests. In the event a constructive termination does occur, however, there will be a deemed distribution of the Partnership's assets to the Partners and a recontribution by such Partners to the Partnership. This constructive termination could have adverse Federal income tax consequences, described in the opinion in Appendix D. For a discussion of the conversion feature of the Program, see "Terms of the Offering -- Conversion of Units by Additional General Partners."

Alternative Minimum Tax

      - Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.

      Tax benefits associated with oil and gas exploration activities similar to that of the Program have been subject to the AMT in the past. Specifically, prior to January 1, 1993, intangible drilling cost ("IDC") was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over ten years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.

      For independent producers in taxable years beginning after 1992, the Energy Policy Act repealed the treatment of percentage depletion as a preference item for AMT purposes and provided a limited benefit from the preference on expensing IDC. However, their AMTI may not be reduced by more than 40% of the AMTI determined without this benefit.

      For corporations, other than integrated oil companies, the adjusted current earning ("ACE") adjustments were also repealed.

Gain or Loss on Sale of Property or Units

      - Sale or exchange of property by the Partnership or a Unit by an investor could result in taxable income in the year of the sale to the investor in excess of the value of money and property received from the sale.

      - Investors who fail to report a sale or exchange of a Unit in the Partnership could be subject to a penalty of 10% of the aggregate income not reported.

      In the event some or all of the property of the Partnership is sold, or upon sale of a Unit (including a sale under the Unit Repurchase Program), an investor will recognize gain to the extent the amount realized exceeds his basis in the investment. In addition, there may be recapture of IDCs and depletion which is treated as additional ordinary income for tax purposes. If the gain exceeds the amount of the recaptured income, the investor will recognize ordinary income to the extent of the recapture and capital gains for the balance.

      It is possible that an investor will be required to recognize ordinary income pursuant to the recapture rules in excess of the taxable income of the disposition transaction or in a situation where the disposition transaction resulted in a taxable loss. To balance the excess income, the investor would recognize a capital loss for the difference between the gain and the income. Depending on an investor's particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

      Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of such transaction in accordance with Regulations and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. The notice must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      Any investor who is required to notify the Partnership of a transfer of his Partnership interest, and, who fails to do so, may be fined $50 for each failure, limited to $100,000, provided there is no intentional disregard of the filing requirement. Similarly, the Partnership may be fined for failure to report the transfer. The partnership's penalty is $50 for each failure, limited to $250,000, provided there is no intentional disregard of the filing requirement.

      The tax consequences to an assignee purchaser of a Unit from a Partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

Partnership Distributions

      Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership.

      The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables or substantially appreciated inventory. The Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's Capital Account.

Partnership Allocations

      The Partners' distributive shares of partnership income, gain, loss, and deduction should be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

      The Service could contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner.

Profit Motive

      - Investors who enter a business without economic, nontax profit motive may be denied the benefits of deductions associated with the business to the extent they exceed the income from the business.

      The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

      Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes); any remaining deductions will be limited to gross income from the activity for the year. Should it be determined that a Partner's activities with respect to the Transaction are "not for profit," the Service could disallow all or a portion of the deductions generated by the Partnership's activities.

      The Code generally provides for a presumption that an activity is entered into for profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.

      Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, counsel does not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.

Administrative Matters

      Returns and Audits. While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns, which are subject to audit by the Service. Any such audit may lead to adjustments, in which event the Investor Partners may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of an Investor Partner's individual tax return and adjustments to items unrelated to an investment in units.

      For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Regulations provide are more appropriately determined at the partnership level than the partner level. The Service generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the Service at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions therein, except in the case of partners with less than 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the Service also must mail notice to a partner appointed by that group to receive notice. All partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the Partnership Agreement provides for waiver of certain of these rights by the Investor Partners. All Investor Partners, including those not entitled to notice, may be bound by a settlement reached by the Partnership's representative "tax matters partner", which will be Petroleum Development Corporation. If a proposed tax deficiency is contested in any court by any Partner of a Partnership or by the Managing General Partner, all Partners of that Partnership may be deemed parties to such litigation and bound by the result reached therein.

      Consistency Requirements. An Investor Partner must generally treat Partnership items on his federal income tax returns consistently with the treatment of such items on the Partnership information return unless he files a statement with the Service identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the Investor Partner's treatment of the item with the treatment of the item on the Partnership return. Intentional or negligent disregard of the consistency requirement may subject an Investor Partner to substantial penalties.

      Compliance Provisions. Taxpayers are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

      Except in the case of understatements attributable to "tax shelter" items, an item of understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or (b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Regulations, however, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

      In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of federal income tax. Under the GATT legislation, a corporation is generally held to a higher standard to avoid the substantial understatement penalty.

      Based on the definition of a "tax shelter" in the Regulations, performance of previous partnerships sponsored by the Managing General Partner since 1984, and the planned activities of the Program, the Managing General Partner has represented that the Partnerships will qualify not as "Tax Shelters" under the Code, and will not register them as such. See "Prior Activities -- Tax Deductions and Tax Credits of Participants in Previous Partnerships", above.

Accounting Methods and Periods

      The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

Social Security Benefits; Self-employment Tax

      A General Partner's share of any income or loss attributable to Units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a Limited Partner's share of such items will not constitute "net earnings from self-employment." Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by Limited Partners. If a General Partner is receiving Social Security benefits, his taxable income attributable to his investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."

State and Local Taxes

      The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the Partnership.

Individual Tax Advice Should Be Sought

      The foregoing is only a summary of the material tax considerations that may affect an investor's decision regarding the purchase of Units. The tax considerations attendant to an investment in a Partnership are complex, vary with individual circumstances, and depend in some instances upon whether the investor acquires General Partner Interests or Limited Partner Interests. Each prospective Investor Partner should review such tax consequences with his tax advisor.

                    SUMMARY OF PARTNERSHIP AGREEMENT

      The Limited Partnership Agreement (the "Partnership Agreement") in the form attached to this Prospectus as Appendix A will govern the rights and obligations of the Partners. Each prospective investor, together with his personal advisers, should carefully study the Partnership Agreement in its entirety before submitting a subscription. The following statements concerning the Partnership Agreement are merely a summary of all the material terms of the Partnership Agreement, but do not purport to be complete and in no way amend or modify the Partnership Agreement.

Responsibility of Managing General Partner

      The Managing General Partner shall have the exclusive management and control of all aspects of the business of the Partnership. Sections 5.01 and 6.01 of the Partnership Agreement. No Investor Partner shall have any voice in the day-to-day business operations of the Partnership. Section
7.01. The Managing General Partner is authorized to delegate and subcontract its duties under the Partnership Agreement to others, including entities related to it. Section 5.02.

Liabilities of General Partners, Including Additional General Partners

      General Partners, including Additional General Partners, will have unlimited liability for Partnership activities. The Additional General Partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Section 7.12.
      The Managing General Partner, as Operator, maintains general liability insurance. In addition, the Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Section 7.02.

      The Additional General Partners, by execution of the Partnership Agreement, grant to the Managing General Partner the exclusive authority to manage the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. The Additional General Partners may not participate in the management of the Partnership business; and the Partnership Agreement prohibits the Additional General Partners from acting in a manner harmful to the assets or the business of the Partnership or to do any other act which would make it impossible to carry on the ordinary business of the Partnership. If an Additional General Partner acts in contravention of the terms of the Partnership Agreement, losses caused by his or her actions will be borne by such Additional General Partner alone and such Additional General Partner may be liable to other Partners for all damages resulting from his or her breach of the Partnership Agreement. Section
7.01. Additional General Partners who choose to assign their Units in the future may do so only as provided in the Partnership Agreement and liability of Partners who have assigned their Units may continue after such assignment unless a formal assumption and release of liability is effected. Section 7.03.

Liability of Limited Partners

       The West Virginia Uniform Limited Partnership Act will govern the Partnerships under which law a Limited Partner's liability for the obligations of the partnership is limited to his or her Capital Contribution, his or her share of Partnership assets and the return of any part of his or her Capital Contribution for a period of one year after such return (or six years in the event such return is in violation of the Agreement). A Limited Partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Limited Partner, such person takes part in the control of the business of the Partnership. Section 7.01.

Allocations and Distributions

      General: Profits and losses are to be allocated and cash is to be distributed in the manner described in the section entitled "Participation in Costs and Revenues." See Article III of the Partnership Agreement.

      Time of Distributions: The Managing General Partner will determine and distribute not less frequently than quarterly cash available for distribution. Section 4.01. The Managing General Partner may, at its discretion, make distributions more frequently. Notwithstanding any other provision of the Partnership Agreement to the contrary, no Partner will receive any distribution to the extent such distribution will create or increase a deficit in that Partner's Capital Account (as increased by his or her share of Partnership Minimum Gain). Section 4.03.

      Liquidating Distributions: Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the Partnership, distributions will be made only after due provision has been made for, among other things, payment of all Partnership debts and liabilities. Section 9.03.

Voting Rights

      Investor Partners owning 10% or more of the then outstanding Units entitled to vote have the right to require the Managing General Partner to call a meeting of the Partners. Section 7.07.

      Investor Partners may vote with respect to Partnership matters. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided in the Partnership Agreement, at any meeting of Investor Partners, approval of any matters considered at the meeting requires a vote of a majority of Units represented at such meeting, in person or by proxy, at the meeting at which a quorum is present. Approval of any of the following matters requires a vote of a majority of the then outstanding Units entitled to vote:

      (a) The sale of all or substantially all of the assets of Partnership;

      (b) Removal of the Managing General Partner and election of a new managing general partner;

      (c)   Dissolution of the Partnership;

      (d)   Any non-ministerial amendment to the Partnership Agreement;

      (e) Cancellation of contracts for services with the Managing General Partner or Affiliates; and

      (f) The appointment of a liquidating trustee in the event the Partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining General Partner.

      Additionally, the Partnership is not permitted to participate in a Roll-Up transaction unless the Roll-Up has been approved by at least 66 2/3% in interest of Investor Partners. Sections 5.07(m) and 7.08. The Managing General Partner if it were removed by the Investor Partners may elect to retain its interest in the Partnership as a Limited Partner in the successor limited partnership (assuming that the Investor Partners determined to continue the Partnership and elected a successor managing general partner), in which case the former Managing General Partner would be entitled to vote its interest as a Limited Partner. Section 7.06.

      Investor Partners may review the Partnership's books and records and list of Investor Partners at any reasonable time and have a copy of the list of Investor Partners mailed to the requesting Investor Partner at the latter's expense. Investor Partners may submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the Partnership's assets, Investor Partners may exercise dissenter's rights for fair appraisal of their Units in accordance with Section 31-1-123 of the West Virginia Corporation Law. Sections 7.07, 7.08, and 8.01.

Retirement and Removal of the Managing General Partner

      In the event that the Managing General Partner desires to withdraw from the Partnership for whatever reason, it may do so only upon one hundred twenty (120) days prior written notice and with the written consent of the Investor Partners owning a majority of the then outstanding Units. Section 6.03.

      In the event that the Investor Partners desire to remove the Managing General Partner, they may do so at any time upon ninety (90) days written notice, with the consent of the Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner, within such ninety-day period, by the Investor Partners owning a majority of the then outstanding Units.
Section 7.06.

Term and Dissolution

      The Partnership will continue for a maximum period ending December 31, 2048 unless earlier dissolved upon the occurrence of any of the following:

      (a) the written consent of the Investor Partners owning a majority of the then outstanding Units;
                                  -125-

      (b) the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the Partners pursuant to the Partnership Agreement or the remaining managing general partner, if any, continues the Partnership's business;

      (c) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; or

      (d) the occurrence of any event causing dissolution of the Partnership under the laws of the State of West Virginia.

Section 9.01.

Indemnification

      The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty losses which exceed available insurance coverage and Partnership assets. Section 7.02.

      If obligations incurred by the Partnership are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner will be unenforceable as to such Additional General Partner and such Additional General Partner will be liable to all other Partners for damages and obligations resulting therefrom. Section 7.02.

      The Managing General Partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the Partnership's business, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such expenditures, losses or judgments were not the result of the negligence or misconduct on the part of the Managing General Partner. Section 6.04. The Managing General Partner will have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner will be indemnified by the Partnership to the limit of the insurance proceeds and tangible net assets of the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner.

      Notwithstanding the above, the Managing General Partner will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units.

      In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division, or other respective state securities division with respect to the issue of indemnification for securities laws violations.
                                  -126-
      The Partnership will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified. Section 6.04.

Reports to Partners

      The Managing General Partner will furnish to the Investor Partners of each Partnership certain semi-annual and annual reports which will contain financial statements (including a balance sheet and statements of income, Partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the Investor Partners for Federal income tax purposes. Financial statements furnished in a Partnership's semi-annual reports will not be audited. Semi-annually, all Investor Partners will also receive a summary itemization of the transactions between the Managing General Partner or any Affiliate thereof and the Partnership showing all items of compensation received by the Managing General Partner and its Affiliates. Annually beginning with the fiscal year ended December 31, 1998 with respect to Partnerships designated "PDC 1998-_ Limited Partnership", December 31, 1999 with respect to Partnerships designated "PDC 1999-_ Limited Partnership," and December 31, 2000 with respect to Partnerships designated "PDC 2000- Limited Partnership", oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the Investor Partners. Annual reports will be provided to the Investor Partners within 120 days after the close of each Partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of each Partnership fiscal year. In addition, the Investor Partners will receive on a monthly basis while the Partnership is participating in the drilling and completion activities of a Program, reports containing a description of the Partnership's acquisition of interests in Prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All Investor Partners will receive a report containing information necessary for the preparation of their Federal income tax returns and any required state income tax returns by March 15 of each calendar year. Investor Partners will also receive in such monthly reports a summary of the status of wells drilled by the Partnership, the amount of oil or gas from each well and the drilling schedule for proposed wells, if known. The Managing General Partner may provide such other reports and financial statements as it deems necessary or desirable. Section 8.02.

Power of Attorney

      Each Partner will grant to the Managing General Partner a power of attorney to execute certain documents deemed by the Managing General Partner to be necessary or convenient to the Partnership's business or required in connection with the qualification and continuance of the Partnership. Section 10.01.

Other Provisions

      Other provisions of the Partnership Agreement are summarized in this Prospectus under the headings "Terms of the Offering," "Source of Funds and Use of Proceeds," "Participation in Costs and Revenues," "Management," "Fiduciary Responsibility of the Managing General Partner," and
"Transferability of Units." We direct the attention of prospective investors to these sections.

                        TRANSFERABILITY OF UNITS

      - The sale of Units by investors is limited; no market for the Units will develop.

      - Purchasers of Units from investors must satisfy the suitability requirements of this offering and as imposed by law.

      No market for the Units will develop. An investor should consider an investment in the Partnerships an illiquid investment. Investors may not be able to sell their Units. In addition, as a basis of counsel's opinion that the Partnerships will not be treated as "publicly traded partnerships," the Managing General Partner has represented that the Units will not be traded on an established securities market or the substantial equivalent thereof.

                                  -127-
      While Units of the Partnership are transferable, assignability of the Units is limited, requiring among other things the consent of the Managing General Partner. Section 7.03. Transfers of fractional Units are prohibited, unless the Investor Partner owns a fractional Unit, in which case his or her entire fractional interest must be transferred. Investors may assign Units only to a person otherwise qualified to become an Investor Partner, including the satisfaction of any relevant suitability requirements, as imposed by law or the Partnership. In no event may any assignment be made which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code, unless the Managing General Partner consents to such an assignment, or which, in the opinion of counsel to the Partnership, would result in the Partnership being treated as a publicly traded partnership, or which, in the opinion of counsel to the Partnership, may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. Upon receipt of notice of a purported transfer or assignment of a Unit of general partnership interest, the Managing General Partner, after having determined that the purported transferee satisfies the suitability standards of an Additional General Partner and other conditions established by the Program, will promptly notify the purported transferee of the Partnership's consent to the transfer and will include with the notice a copy of the Partnership Agreement, together with a signature page. In such notification, the Managing General Partner will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other Additional General Partner and that he will not become a Partner of record until he returns the executed signature page to the Partnership. A Partnership need not recognize any assignment until the instrument of assignment has been delivered to the Managing General Partner. The assignee of such interests has certain rights of ownership but may become a substituted Investor Partner and thus be entitled to all of the rights of an Additional General Partner or Limited Partner only upon meeting certain conditions, including (i) obtaining the consent of the Managing General Partner to such substitution, (ii) paying all costs and expenses incurred in connection with such substitution, (iii) making certain representations to the Managing General Partner and (iv) executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable Partnership Agreement.

      Conversion of Units by the Managing General Partner and by Additional General Partners. Upon completion of drilling of a particular Partnership, the Managing General Partner will convert all Units of general partnership interest of that Partnership into Units of limited partnership interest of that Partnership. Moreover, upon written notice to the Managing General Partner, Additional General Partners will have the right to convert their interests into limited partnership interests and thereafter become Limited Partners of the Partnership. See "Terms of the Offering -- Conversion of Units by the Managing General Partners and by the Additional General Partners."

      Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Partners may tender their Units to the Managing General Partner for repurchase, subject to certain conditions. See "Terms of the Offering -- Unit Repurchase Program."

                          PLAN OF DISTRIBUTION

      - An affiliate of the Managing General Partner is dealer manager of the offering.

      - Sales will be made on a "minimum-maximum best efforts" basis through NASD-licensed broker-dealers.

      - Broker-dealers will receive an amount equal to 10 1/2% of the subscription proceeds as sales commissions, expenses, and wholesaling fees.

      - Purchase of Units by the Managing General Partner and/or Affiliates may allow the offering to satisfy the minimum sales requirements and thereby allow the offering to close and a partnership to be funded.
                                  -128-
      We are offering for sale units of preformation limited and general partnership interest through PDC Securities Incorporated, the Dealer Manager, an Affiliate of the Managing General Partner, as principal distributor, and through NASD-licensed broker-dealers on a "minimum-maximum best efforts" basis for each Partnership, to a select group of investors who meet the suitability standards set forth under "Terms of the Offering -- Investor Suitability." We will not sell units to tax-exempt investors or to foreign investors. "Minimum-maximum best efforts" means (1) that the various broker-dealers which will sell the Units (a) will not be obligated to sell or to purchase any amount of Units but (b) will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many Units as possible and (2) that the offering will not close unless the minimum number of Units (75 Units aggregating $1.5 million; 125 Units aggregating $2.5 million with respect to each of PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership and PDC 2000-D Limited Partnership) is sold within the offering period. The term "maximum" refers to the maximum proceeds of $15 million ($25 million with respect to PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D Limited Partnership) that can be raised with respect to any Partnership.

      The Dealer Manager, an NASD member, will receive a sales commission equal to 8% of the Investor Partners' Subscriptions and reimbursement of due diligence expenses, marketing support fees, and other compensation equal to 2% of the Investor Partners' Subscriptions, and wholesaling fees equal to 0.5% of the Investor Partners' Subscriptions, for an aggregate of $15,750,000 for the sale of the maximum number of 1,250 Units ($157,500 for the sale of the minimum number of 75 Units), which the Dealer Manager may reallow, in whole or in part, to NASD-licensed broker-dealers for sale of the Units. The Dealer Manager will not reallow the wholesaling fees. In no event will the total compensation paid to NASD members exceed 10.5% of Subscriptions (compromised of 8% in sales commissions, 0.5% in wholesaling fees, and 1.5% in marketing support fees and other compensation and 0.5% of Subscriptions for reimbursement of bona fide due
diligence expenses).   Any such commissions and other remuneration will be
paid in cash solely on the amount of initial Subscriptions and only as permitted under Federal and state securities laws and applicable rules and regulations. As provided in the soliciting dealers agreements between PDC Securities Incorporated and the various soliciting dealers, the Managing General Partner, prior to the time that $1.5 million or more of subscription funds have been received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners in the Partnership in which Units are then being offered, may advance to the various NASD-licensed broker-dealers from the Managing General Partner's own funds the sales commissions and due diligence expenses which would otherwise be payable in connection with subscription funds received and cleared from subscribers that the Managing General Partner deems suitable to be Investor Partners prior to the close and funding of the Partnership. In the event that the minimum sale of 75 Units has not occurred as of such time as the particular offering terminates or the Managing General Partner determines not to organize and fund the Partnership for any reason, such broker-dealers which have been advanced commissions and due diligence expenses by the Managing General Partner with respect to the sale of Units in that Partnership are required by the soliciting-dealers agreements to return such commissions and due diligence expenses to the Managing General Partner promptly.

      No sales commissions will be paid on sales of Units to officers, directors, employees, or registered representatives of a Soliciting Dealer if such Soliciting Dealer, in its discretion, has elected to waive such sales commissions. Any Units so purchased will be held for investment and not for resale.

      The Managing General Partner, the Dealer Manager, and soliciting dealers have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act of 1933, as amended. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act of 1933, as amended, and their commissions and other payments may be deemed to be underwriting compensation.

      The Dealer Manager may offer the Units and receive commissions in connection with the sale of Units only in those states in which it is lawfully qualified to do so.

                                  -129-

      The Managing General Partner and its Affiliates may elect to purchase Units in the offering on the same terms and conditions as other investors, net of commissions. The purchase of Units by the Managing General Partner and/or its Affiliates may have the effect of allowing the offering to be subscribed to the minimum, thereby satisfying an express condition of the offering, and thus allow the offering to close. The Managing General Partner and/or its Affiliates will not purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership. Additionally, not more than $50,000 of Units purchased by the Managing General Partner and Affiliates are permitted to be applied to satisfying
the minimum requirement.   Any Units purchased by the Managing General
Partner and/or its Affiliates will be held for investment and not for resale.

                            SALES LITERATURE

      In connection with the offering, the NASD-registered broker-dealers may utilize various sales literature which discusses certain aspects of the Program, namely, a Program highlight information piece which will constitute the Prospectus summary ("Program Summary" in bullet format), an introduction to the Program ("Flip Chart/Slide Presentation"), and prospect letters ("Broker-Dealer Guide"). The Program may also utilize a Program general summary piece ("Program Summary" in text format), a sheet presenting information regarding comparative investment deductions ("Investment Deductions") and a web site at www pdcgas.com. Such sales material will not contain any material information which is not also set forth in the Prospectus. The offering of Units will be made only by means of this Prospectus.

                             LEGAL OPINIONS

      The validity of the Units offered hereby and certain Federal income tax matters discussed under "Tax Considerations" and in the tax opinion set forth in Appendix D to the Prospectus have been passed upon by Duane, Morris & Heckscher LLP, 1667 "K" Street, N. W., Suite 700, Washington, D.C. 20006.

                                 EXPERTS

      The Partnership reserve and future net revenues information which has been presented under "Prior Activities -- Partnership Proved Reserves and Future Net Revenues" has been prepared by Wright & Company, Inc., Brentwood, Tennessee, independent petroleum consultants.

      The consolidated balance sheets of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998, included herein and in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         ADDITIONAL INFORMATION

      A Registration Statement on Form S-1 (Reg. No. 333-41977) with respect to the Units offered hereby has been filed on behalf of the Partnerships with the Securities and Exchange Commission, Washington,
D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Reference is made to such Registration Statement, including exhibits for further information. This Registration Statement, as well as all exhibits and amendments thereto, have been filed and will be filed electronically with the Commission through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") system. Such Registration Statement and all exhibits and amendments thereto are publicly available through the Commission's website (http://www. sec. gov). We hereby make reference to the copy of documents filed as exhibits to the Registration Statement for full statements of the provisions thereof, and we qualify each such statement in this Prospectus in all respects by this reference. You may obtain copies of any materials filed as a part of the Registration Statement from the Securities and Exchange Commission by payment of the requisite fees therefor or you may examined these documents in the offices of the Commission without charge. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.
                                  -130-
                            GLOSSARY OF TERMS

      The following terms used in this Prospectus shall (unless the context otherwise requires) have the following respective meanings:

Act:  The West Virginia Uniform Limited Partnership Act.

Additional General Partners: Those Investor Partners who purchase Units as additional general partners, and their transferees and assigns.

Administrative Costs: All customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

Affiliate: An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

Assessment: Additional amounts of capital which may be mandatorily required of or paid voluntarily by an Investor Partner beyond his Subscription commitment.


Capital Accounts: The accounts to be maintained for each Partner on the books and records of the Partnership pursuant to Section 3.01 of the Partnership Agreement.

Capital Available for Investment: The sum of (a) the Subscriptions, net of the sales commissions, due diligence expenses, marketing support fees and other compensation, and wholesaling fees, which aggregate 10.5% of Subscriptions, and the Management Fee and (b) the Capital Contribution of the Managing General Partner.

Capital Contribution: With respect to each Investor Partner, the total investment, including the original investment, assessments and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section 2.02 of the Partnership Agreement and, with respect to the Managing General Partner and Initial Limited Partner, the total investment, including the original investment, assessments and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 of the Partnership Agreement.

Capital Expenditures: Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

Carried Interest:   An equity interest in a program issued to a person
without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the participants.

Code:  The Internal Revenue Code of 1986, as amended.

Cost: When used with respect to the sale of property to the Partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated
                                  -131-

to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection
(d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

Dealer Manager: PDC Securities Incorporated, an affiliate of the Managing General Partner.

Development Well: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.


Direct Costs:   All actual and necessary costs directly incurred for the
benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing

Limited Partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

Distributable Cash: Cash remaining for distribution to the Managing General Partner and the Investor Partners after the payment of all Partnership obligations, including debt service and the establishment of contingency reserves for anticipated future costs as determined by the Managing General Partner.

Drilling and Completion Costs: All costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering systems and of acquiring leasehold interests.

Dry Hole: Any well abandoned without having produced oil or gas in commercial quantities.

Escrow Agent: Chase Manhattan Trust Company ,Pittsburgh, Pennsylvania, or its successor.

Exploratory Well: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Farmout: An agreement whereby the owner of a leasehold or Working Interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

Horizon: A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

IDC:  Intangible drilling and development costs.


                                  -132-
Independent Expert: A person with no material relationship to the Managing General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

Initial Limited Partner: Steven R. Williams or any successor to his interest.

Investor Partner: Any investor participating in the Partnership as an Additional General Partner or a Limited Partner, but excluding the Managing General Partner and Initial Limited Partner.

Landowners' Royalty Interest: An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Lease:  Full or partial interests in:  (i) undeveloped oil and gas leases;
(ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

Limited Partners: Those Investor Partners who purchase Units as Limited Partners, transferees or assignees who become Limited Partners, or Additional General Partners whose interests are converted to limited partnership interests pursuant to the provisions of the Partnership Agreement.

Loss: The excess of the Partnership's losses and deductions over the Partnership's income and gains, computed in accordance with the provisions of the Federal income tax laws.

Management Fee: The fee to which the Managing General Partner is entitled pursuant to Section 6.06 of the Partnership Agreement.

Managing General Partner: Petroleum Development Corporation or its successors.

Mcf: One thousand cubic feet of natural gas measured at the standard temperature of 60 degrees Fahrenheit and pressure of 14.65 psi.

Net Subscriptions: An amount equal to total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

Net Well: The sum of fractional Working Interests owned and drilled by the Partnership.

Non-capital Expenditures: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

Offering Termination Date: December 31, 1998 with respect to Partnerships designated "PDC 1998-_ Limited Partnership", December 31, 1999 with respect to Partnerships designated "PDC 1999-_ Limited Partnership", and December 29, 2000 with respect to Partnerships designated "PDC
2000-_ Limited Partnership" or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall select.

Oil and Gas Interest: Any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

Operating Costs: Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

                                  -133-

Organization and Offering Costs: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

Overriding Royalty Interest: An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

Participant:  The purchaser of a Unit in the Program.

Partners: The Managing General Partner, the Additional General Partners other than the Managing General Partner, and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

Partnership or Partnerships: One or all of the limited partnerships to be formed in the PDC 2000 Drilling Program comprised of a series of up to twelve limited partnerships to be designated as the PDC 1998-A Limited Partnership, the PDC 1998-B Limited Partnership, the PDC 1998-C Limited Partnership, PDC 1998-D Limited Partnership, PDC 1999-A Limited Partnership, PDC 1999-B Limited Partnership, PDC 1999-C Limited Partnership, PDC 1999-D Limited Partnership, PDC 2000-A Limited Partnership, PDC 2000-B Limited Partnership, PDC 2000-C Limited Partnership, and PDC 2000-D Limited Partnership. The Partnerships will be governed by the West Virginia Uniform Limited Partnership Act. Together the Partnerships, for purposes of this offering, are referred to as the PDC 2000 Drilling Program or sometimes as the Program.

Partnership Agreement: The Limited Partnership Agreement as it may be amended from time to time, the form of which is attached to the Prospectus as Appendix A.

Partnership Minimum Gain: Partnership Minimum Gain as defined in Treas. Reg. Section 1.704-2(d)(1).

PDC:  Petroleum Development Corporation.

Profit: The excess of the Partnership's income and gains over the Partnership's losses and deductions, computed in accordance with the provisions of the Federal income tax laws.

Program: One or more limited partnerships formed, or to be formed, for the primary purpose of exploring for oil or gas. Herein, PDC 2000 Drilling Program.

Prospect: A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which a Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

Prospectus: The Partnership's Prospectus, including a preliminary prospectus, of which the Partnership Agreement is a part, pursuant to which the Units are being offered and sold.

                                  -134-
Proved Developed Oil and Gas Reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Oil and Gas Reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

      (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

      (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

      (iii) Estimates or proved reserves do not include the following:
            (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Undeveloped Reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled Units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Reservoir: A separate structural or stratigraphic trap containing an accumulation of oil or gas.

Roll-Up: A transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

      (a) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
                                  -135-
      (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

            (1)   voting rights;

            (2)   the term of existence of the Partnership;

            (3)   sponsor compensation; or

            (4)   the Partnership's investment objectives.

Roll-Up Entity: A partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

Royalty: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease
("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

Securities Act:  Securities Act of 1933, as amended.

Sponsor: Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

Spudding Date:  The date that drilling commences.

Subscriptions: The Subscription Agreement(s) or the amount indicated on the Subscriptions Agreements that the Additional General Partners and the Limited Partners have agreed to pay to a Partnership.

Tangible Costs: Those costs which are generally accepted as capital expenditures pursuant to the provisions of the Code.

Treas. Reg.: A regulation promulgated by the Treasury Department under Title 26 of the United States Code.

Unit: An undivided interest of an Investor Partner in the aggregate interest in the capital and profits of the Partnership.

Well Head Gas Price: The price paid by a gas purchaser for gas produced from Partnership wells excluding any tax reimbursements or transportation allowances.

Wholesaling Fee: A fee paid to the representative of the Dealer Manager who helps introduce and explain the Program to registered representatives with firms executing a selling agreement with the Dealer Manager for the Program.

Working Interest: An interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.








                                  -136-













            Petroleum Development Corporation and Subsidiaries
                        Consolidated Balance Sheets
                        December 31, 1999 and 1998
                (With Independent Auditor's Report Thereon)

























































                                    F-1

                       Independent Auditors' Report




The Stockholders and Board of Directors
Petroleum Development Corporation:


We have audited the accompanying consolidated balance sheets of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998, in conformity with generally accepted accounting principles.






                                                               /s/KPMG LLP











Pittsburgh, Pennsylvania
March 6, 2000











                                    F-2




            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        Consolidated Balance Sheets

                        December 31, 1999 and 1998



                                                1999        1998

          Assets

Current assets:
  Cash and cash equivalents (includes
   restricted cash of $614,300 and
   $156,200, respectively)                 $29,059,200   34,894,600
  Notes and accounts receivable             10,263,200    6,024,100
  Inventories                                  577,600      702,400
  Prepaid expenses                           2,360,100    2,496,100

                Total current assets        42,260,100   44,117,200


Properties and equipment:
  Oil and gas properties (successful
   efforts accounting method)              105,837,900   81,592,700
  Pipelines                                  8,643,400    7,669,700
  Transportation and other equipment         2,686,800    2,332,200
  Land and buildings                         1,181,000    1,152,700

                                           118,349,100   92,747,300

  Less accumulated depreciation,
   depletion and amortization               31,207,300   27,356,700

                                            87,141,800   65,390,600

Other assets                                 2,681,700    1,901,200



                                          $132,083,600  111,409,000



AN INVESTOR IN PDC 2000 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION





                                                        (Continued)
                                  F-3





            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        Consolidated Balance Sheets

                        December 31, 1999 and 1998

                                                  1999            1998

       Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                           $ 14,678,900   11,218,900
  Accrued taxes                                   276,400         -
  Other accrued expenses                        2,643,700    1,959,900
  Advances for future drilling contracts       25,137,400   28,320,800
  Funds held for future distribution            2,027,600      984,200

                Total current liabilities      44,764,000   42,483,800

Long-term debt                                  9,300,000        -
Other liabilities                               3,160,600    2,233,500
Deferred income taxes                           4,134,100    3,945,000

Commitments and contingencies

Stockholders' equity:
  Common stock, par value $.01 per share;
    authorized 50,000,000 shares; issued and
    outstanding 15,737,795 and 15,510,762         157,400      155,100
  Additional paid-in capital                   32,071,000   31,873,100
  Warrants outstanding                               -          46,300
  Retained earnings                            38,496,500   30,672,200


                Total stockholders' equity     70,724,900   62,746,700

                                             $132,083,600  111,409,000


See accompanying notes to consolidated balance sheets.



AN INVESTOR IN PDC 2000 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

(1)  Summary of Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated balance sheets include the accounts of Petroleum Development Corporation and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investment in limited partnerships under the proportionate consolidation method. Under this method, the Company's balance sheets include its prorata share of assets and liabilities of the limited partnerships in which it participates.

     The Company is involved in three business segments. The segments are drilling and development, natural gas sales and well operations. (See
       Note 14)

     The Company grants credit to purchasers of oil and gas and the owners of managed properties, substantially all of whom are located in West Virginia, Tennessee, Pennsylvania, Ohio, Michigan and Colorado.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Inventories

     Inventories of well equipment, parts and supplies are valued at the lower of average cost or market. An inventory of natural gas is recorded when gas is purchased in excess of deliveries to customers and is recorded at the lower of cost or market.

     Oil and Gas Properties

     Exploration and development costs are accounted for by the successful efforts method.

     The Company assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized in each year's calculation for measurement purposes and expected costs are held constant throughout the estimated life of the properties. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.






                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        December 31, 1999 and 1998

     Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered economically producible reserves. If reserves are not discovered, such costs are expensed as dry holes. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized.

     Unproved properties are assessed on a property-by-property basis and properties considered to be impaired are charged to expense when such impairment is deemed to have occurred.

     Costs of proved properties, including leasehold acquisition, exploration and development costs and equipment, are depreciated or depleted by the unit-of-production method based on estimated proved developed oil and gas reserves.

     Upon sale or retirement of complete units of depreciable or depletable property, the net cost thereof, less proceeds or salvage value, is credited or charged to income. Upon retirement of a partial unit of property, the cost thereof is charged to accumulated depreciation and depletion.

     Based on the Company's experience, management believes site restor-ation, dismantlement and abandonment costs net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

     Transportation Equipment, Pipelines and Other Equipment

     Transportation equipment, pipelines and other equipment are carried at cost. Depreciation is provided principally on the straight-line method over useful lives of 3 to 17 years. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss based on estimated fair value is recorded when the review indicates that the related expected future net cash flow (undiscounted and without interest charges) is less than the carrying amount of the asset.

     Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Upon the sale or other disposition of assets, the cost and related accumulated depreciation, depletion and amortization are removed from the accounts, the proceeds applied thereto and any resulting gain or loss is reflected in income.

     Buildings

     Buildings are carried at cost and depreciated on the straight-line method over estimated useful lives of 30 years.


                                                               (Continued)
                                    F-6

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        December 31, 1999 and 1998

     Advances for Future Drilling Contracts

     Represents funds received from Partnerships and other joint ventures for drilling activities which have not been completed and accordingly have not yet been recognized as income in accordance with the Company's income recognition policies.

     Retirement Plans

     The Company has a 401-K contributory retirement plan (401-K Plan) covering full-time employees. The Company provides a discretionary matching of employee contributions to the plan.

     The Company also has a profit sharing plan covering full-time employees. The Company's contributions to this plan are discretionary.

     The Company has a deferred compensation arrangement covering executive officers of the Company as a supplemental retirement benefit.

     The Company has established split-dollar life insurance arrangements with certain executive officers. Under these arrangements, advances are made to these officers equal to the premiums due. The advances are collateralized by the cash surrender value of the policies. The Company records as other assets its share of the cash surrender value of the policies.

     Revenue Recognition

     Oil and gas wells are drilled primarily on a contract basis.  The
       Company follows the percentage-of-completion method of income recognition for drilling operations in progress.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheets carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Derivatives

     Gains and losses related to qualifying hedges of firm commitments or anticipated transactions through the use of natural gas futures and option contracts are deferred and recognized in income or as adjustments of carrying amounts when the underlying hedged transaction occurs. In order for futures contracts to qualify as a hedge, there must be sufficient correlation to the underlying hedged transaction. The change in the fair value of derivative instruments which do not qualify for hedging are recognized into income currently.
                                                               (Continued)
                                    F-7
            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

             Notes to Consolidated Balance Sheets (Continued)

                        December 31, 1999 and 1998

     Stock Compensation

     The Company has adopted SFAS No. 123, "Accounting for Stock-Based
       Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to measure compensation cost for stock-based awards using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and to provide pro forma net income and pro forma earnings per share disclosures as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123. See note 5 to the balance sheets.

     Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these balance sheets in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated balance sheets include estimates of oil and gas reserves and future cash flows from oil and gas properties.

     Fair Value of Financial Instruments

     The carrying values and fair values of the Company's receivables, payables and debt obligations are estimated to be substantially the same as of December 31, 1999 and 1998.

     New Accounting Standards

       Statement of Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), was issued by the Financial Accounting Standards Board in June, 1998. SFAS No. 133 standardized the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 133 is effective for years beginning after June 15, 2000; however, early adoption is permitted. On adoption, the provisions of SFAS No. 133 must be applied prospectively. At the present time, the Company cannot determine the impact that SFAS No. 133 will have on its balance sheets upon adoption, as such impact will be based on the extent of derivative instruments, such as natural gas futures and option contracts, outstanding at the date of adoption.

(2)  Notes and Accounts Receivable

     Included in other assets are noncurrent notes and accounts receivable as of December 31, 1999 and 1998, in the amounts of $494,000 and $617,900 net of the allowance for doubtful accounts of $216,900 and $129,800, respectively.

     The allowance for doubtful current accounts receivable as of December
       31, 1999 and 1998 was $221,500 and $144,800, respectively.

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

(3)  Long-Term Debt

     On June 22, 1999 the Company executed an Amendment to its Credit
       Agreement with First National Bank of Chicago. The amendment provides a $20.0 million borrowing base, subject to adequate oil and gas reserves. The Company has activated $10.0 million of such borrowing base, and has at its discretion the ability to activate the additional $10.0 million. The Company is required to pay a commitment fee of 1/4 percent on the unused portion of the activated credit facility. Interest accrues at prime, with LIBOR (London Interbank Market Rate) alternatives available at the discretion of the Company. No principal payments are required until the credit agreement expires on December 31, 2002.

     As of December 31, 1999 the outstanding balance was $9,300,000 of which $6,300,000 is at a prime rate of 8.5% and $3,000,000 at a LIBOR rate of 7.73%. At December 31, 1998 there was no balance outstanding. Any amounts outstanding under the credit agreement are secured by substantially all properties of the Company. The credit agreement requires, among other things, the existence of satisfactory levels of natural gas reserves, maintenance of certain working capital and tangible net worth ratios along with a restriction on the payment of dividends.

(4)  Income Taxes

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:

                                            1999         1998
Deferred tax assets:
  Allowance for doubtful accounts      $   175,400      108,600
  Drilling notes                           105,700      109,200
  Alternative minimum tax credit
   carryforwards (Section 29)            1,982,300    1,783,000
  Future abandonment                       273,100         -
  Deferred compensation                  1,213,800      968,500
  Other                                     51,600      148,300
    Total gross deferred tax assets      3,801,900    3,117,600
    Less valuation allowance                  -        (375,000)
    Deferred tax assets                  3,801,900    2,742,600
    Less current deferred tax assets
     (included in prepaid expenses)     (1,007,600)    (927,400)
    Net non-current deferred
     tax assets                          2,794,300    1,815,200
Deferred tax liabilities:
  Plant and equipment, principally
   due to differences in
   depreciation and amortization        (6,928,400)  (5,760,200)
    Total gross deferred
     tax liabilities                    (6,928,400)  (5,760,200)
    Net deferred tax liability         $(4,134,100)  (3,945,000)

     The net changes in the total valuation allowance were decreases of $375,000, $473,200 and $782,300 for the years ended December 31, 1999,
     1998 and 1997, respectively.

     At December 31, 1999, the Company has alternative minimum tax credit carryforwards (Section 29) of approximately $1,982,300 which are available to reduce future federal regular income taxes over an indefinite period.

                                                              (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        December 31, 1999 and 1998

(5)  Common Stock

     Changes in capital during 1999 and 1998 are as follows:

                                  Common stock
                                     issued
                               Number            Additional Warrants
                               of                paid-in    out-       Retained

                               shares    Amount  capital    standing   earnings
    Total
Balance December 31, 1997   15,245,758 $152,500 31,553,100    46,300   24,014,200
55,766,100
Issuance of common stock:
  Exercise of employee
   stock options               324,333    3,200    300,800      -            -
      304,000
Amortization of stock award       -         -       12,200      -            -
       12,200
Repurchase and cancellation
 of treasury stock             (59,329)    (600)  (303,400)     -            -
     (304,000)
Income tax benefit from the
 exercise of stock options        -         -      310,400      -            -
      310,400
Net income                        -         -         -         -       6,658,000
 6,658,000

 Balance December 31, 1998  15,510,762 $155,100 31,873,100    46,300   30,672,200
62,746,700

Issuance of common stock:
  Exercise of employee
   stock options               324,333    3,200    300,800      -            -
      304,000
Amortization of stock award       -         -       12,200      -            -
       12,200
Repurchase and cancellation
 of treasury stock             (97,300)    (900)  (303,100)     -            -
     (304,000)
Income tax benefit from the
 exercise of stock options        -         -      141,700      -            -
      141,700
Warrants expired                  -         -       46,300   (46,300)        -
         -
Net income                        -         -         -         -       7,824,300
 7,824,300

 Balance December 31, 1999  15,737,795 $157,400 32,071,000      -      38,496,500
70,724,900

Options

Options amounting to 145,000 and 20,000 shares were granted during 1999 and 1998, respectively, to certain employees and directors under the Company's Stock Option Plans. These options were granted with an exercise price equal to market value as of the date of grant and vest over a six month period for the 1999 grant and a two year period for the 1998 grant. The outstanding options expire from 2000 to 2009.

The estimated fair value of the options granted during 1999 and 1998 was $2.44 and $3.92 per option, respectively. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions for the 1999 and 1998 grant, respectively: risk-free interest rate of 5.1% and 5.9% expected dividend yield of 0%, expected volatility of 61.3% and 58.0% and expected life of 7 years.

                                                      Average     Range of
                                        Number        Exercise    Exercise
                                        of Shares     Price       Prices
Outstanding December 31, 1997        1,872,650       $2.10     .94 - 5.13

Granted                                 20,000       $6.13   6.13 -  6.13
Exercised                             (324,333)      $0.94    .94 -   .94
Expired                                   -          $ -      .   -   .

Outstanding December 31, 1998        1,568,317       $2.39     .94 - 6.13

Granted                                145,000       $3.75    3.75 - 3.75
Exercised                             (324,333)      $0.94    .94 -  .94
Expired                                   -          $ -          -

Outstanding December 31, 1999        1,388,984       $2.87    .94 -  6.13

                                                              (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                        December 31, 1999 and 1998

   As of December 31, 1999, there were 723,984 options outstanding and exercisable in the $.94 to $1.62 exercise price range which have a weighted average remaining contractual life of 2.7 years and weighted average exercise price of $1.05. Also as of December 31, 1999 there were 665,000 options outstanding and exercisable at a $3.75 to $6.13 exercise price range having a weighted average remaining contractual life of 7.9 years and weighted average exercise price of $4.86.

Stock Redemption Agreement

   The Company has stock redemption agreements with three officers of the Company. The agreements require the Company to maintain life insurance on each executive in the amount of $1,000,000. The agreements provide that the Company shall utilize the proceeds from such insurance to purchase from such executives' estates or heirs, at their option, shares of the Company's stock. The purchase price for the outstanding common stock is to be based upon the average closing asked price for the Company's stock as quoted by NASDAQ during a specified period. The Company is not required to purchase any shares in excess of the amount provided for by such insurance.

(6)  Employee Benefit Plans

   During 1999, 1998 and 1997 the Company expensed and established a liability for $90,000 each year under a deferred compensation arrangement with the executive officers of the Company.

   In 1995, a total of 90,000 restricted shares of the Company's common stock were granted to certain employees and available to them upon retirement. The market value of shares awarded was $101,300. This amount was recorded as unamortized stock award. The unamortized stock award is being amortized to expense over the employees' expected years to retirement and amounted to $12,200, $12,200 and $12,300 in 1999, 1998 and 1997, respectively.

   At December 31, 1999 and 1998, the Company has recorded as other assets
     $300,000 and $240,000, respectively as its share of the cash surrender value of the life insurance pledged as collateral for the payment of premiums on split-dollar life insurance policies owned by certain executive officers.

(7)  Transactions with Affiliates

   As part of its duties as well operator, the Company received $24,002,500 in 1999 and $22,997,300 in 1998 representing proceeds from the sale of oil and gas and made distributions to investor groups according to their working interests in the related oil and gas properties. The Company provided oil and gas well drilling services to affiliated partnerships, substantially all of the Company's oil and gas well drilling operations was for such partnerships. The Company also provided related services of operation of wells, reimbursement of syndication costs, management fees, tax return preparation and other services relating to the operation of the partnerships. The Company received $10,322,500 in 1999 and $9,621,700 in 1998 for those services.

   During 1999 and 1998, the Company paid $31,600 and $30,000, respectively to the Corporate Secretary's law firm for various legal services.

(8)  Commitments and Contingencies

   The nature of the independent oil and gas industry involves a dependence on outside investor drilling capital and involves a concentration of gas sales to a few customers. The Company sells natural gas to various public utilities and industrial customers.

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

   Substantially all of the Company's drilling programs contain a repurchase provision where Investors may tender their partnership units for repurchase at any time beginning with the third anniversary of the first cash distribution. The provision provides that the Company is obligated to purchase an aggregate of 10% of the initial subscriptions per calendar year (at a minimum price of four times the most recent 12 months' cash distributions), only if such units are tendered, subject to the Company's financial ability to do so. The maximum annual 10% repurchase obligation, if tendered by the investors, is currently approximately $759,000. The Company has adequate capital to meet this obligation.

   The Company is not party to any legal action that would materially affect the Company's results of operations or financial condition.

(9)  Acquisitions

   On February 19, 1998, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to 1993. The Company purchased approximately $2.3 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1998. The Company utilized capital received from its Public Stock Offering to fund this purchase.

   On June 12, 1998 the Company purchased for $3.1 million a majority interest in the assets of Pemco Gas, Inc., a Pennsylvania producing company. The assets include 122 natural gas wells, 2,700 undeveloped acres, gathering systems, natural gas compressors and other facilities. The Company estimates that its interest includes 4.7 Bcf of natural gas reserves. The Company utilized capital received from its Public Stock Offering to fund this purchase.

   On November 16, 1998, the Company purchased all of the working interest in a 13 well Antrim Shale production unit and adjacent development locations in Montmorency County, Michigan. The Company estimates that the purchase includes approximately 4 Bcf of proved developed producing reserves and 1.5 Bcf of proved undeveloped reserves, with an acquisition cost of approximately $2.8 million. The Company utilized capital received from its Public Stock Offering to fund this purchase.

   On January 29, 1999, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to 1996. The Company purchased approximately $1.8 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1999. The Company utilized capital received from its Public Stock Offering to fund this purchase.

   On December 15, 1999, the Company purchased all of the working interest in 53 producing wells in the D-J Basin of Colorado. The Company estimates that the purchase includes proved developed reserves of approximately 3.6 Bcf of natural gas and 370,000 barrels of oil or approximately 5.8 Bcf equivalent (Bcfe), along with another 3.0 Bcfe of proved undeveloped reserves. Also included in the acquisition was 16.5 net development drilling locations. The total acquisition cost for the wells and locations was $5.2 million. The company utilized part of its existing line of credit to fund the transaction. The effective date of the transaction was December 1, 1999.

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

(10) Derivatives and Hedging Activities

     The company utilizes commodity based derivative instruments as hedges to manage a portion of its exposure to price volatility stemming from its integrated natural gas production and marketing activities.
       These instruments consist of natural gas futures and option contracts traded on the New York Mercantile Exchange. The futures and option contracts hedge committed and anticipated natural gas purchases and sales, generally forecasted to occur within a 12 month period. The Company does not hold or issue derivatives for trading or speculative purposes.

     As of December 31, 1999 and 1998, the Company had futures contracts for the purchase of $4,318,000 and $1,120,300 of natural gas, respectively. While these contracts have nominal carrying value, their fair value, represented by the estimated amount that would be received upon termination of the contracts, based on market quotes, was a net value of $350,500 at December 31, 1999 and $(105,400) at December 31, 1998.

     The Company is required to maintain margin deposits with brokers for outstanding futures contracts. As of December 31, 1999 and 1998, cash in the amount of $614,300 and $156,200 was on deposit.

(11) Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

     Costs incurred by the Company in oil and gas property acquisition, exploration and development are presented below:

                                     Years Ended December 31,
                                      1999          1998
   Property acquisition cost:
     Proved undeveloped
     properties                    $2,532,200     1,903,200
     Producing properties           6,997,500     8,679,000
   Development costs               17,168,000    14,902,500
                                  $26,697,700    25,484,700

     Property acquisition costs include costs incurred to purchase, lease or otherwise acquire a property. Development costs include costs incurred to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

(12) Oil and Gas Capitalized Costs

     Aggregate capitalized costs for the Company related to oil and gas exploration and production activities with applicable accumulated depreciation, depletion and amortization are presented below:

                                              December 31,
                                           1999            1998
Proved properties:
  Tangible well equipment             $ 62,996,900      46,722,500
  Intangible drilling costs             36,270,300      28,379,200
  Well equipment leased to others        4,063,600       4,063,600
  Undeveloped properties                 2,507,100       2,427,400
                                       105,837,900      81,592,700
     Less accumulated depreciation,
      depletion and amortization        23,652,000      20,395,400
                                      $ 82,185,900      61,197,300

                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

(13) Net Proved Oil and Gas Reserves (Unaudited)

     The proved reserves of oil and gas of the Company have been estimated by an independent petroleum engineer, Wright & Company, Inc. at December 31, 1999 and 1998. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. An analysis of the change in estimated quantities of oil and gas reserves, all of which are located within the United States, is shown below:

                                           Oil (BBLS)
                                       1999          1998
Proved developed and
 undeveloped reserves:
   Beginning of year                    29,000       45,000
   Revisions of previous estimates      67,000      (10,000)
   Beginning of year as revised         96,000       35,000
   New discoveries and extensions      404,000         -
   Dispositions                           -            -
   Acquisitions                        662,000        2,000
   Production                           (8,000)      (8,000)
   End of year                       1,154,000       29,000
Proved developed reserves:
   Beginning of year                    29,000       45,000
   End of year                         798,000       29,000

                                             Gas (MCF)
                                        1999         1998
Proved developed and
 undeveloped reserves:
   Beginning of year                80,819,000   57,243,000
   Revisions of previous estimates  (4,475,000)  (3,517,000)
   Beginning of year as revised     76,344,000   53,726,000
   New discoveries and extensions   24,781,000   23,552,000
   Dispositions to partnerships     (8,774,000)  (6,009,000)
   Acquisitions                     12,345,000   12,003,000
   Production                       (3,451,000)  (2,453,000)
   End of year                     101,245,000   80,819,000
 Proved developed reserves:
   Beginning of year                64,562,000   42,411,000
   End of year                      82,628,000   64,562,000

(14) Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)

     Summarized in the following table is information for the Company with respect to the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. Future cash inflows are computed by applying year-end prices of oil and gas relating to the Company's proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the statutory rate in effect at the end of each year to the future pretax net cash flows, less the tax basis of the properties and gives effect to permanent differences, tax credits and allowances related to the properties.


                                                               (Continued)

            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998

                                     Years Ended December 31,
                                       1999          1998
     Future estimated cash flows  $307,816,000  186,598,000
     Future estimated production
       and development costs      (129,557,000) (95,670,000)
     Future estimated income
       tax expense                 (39,930,000) (20,322,000)
       Future net cash flows       138,329,000   70,606,000
     10% annual discount for
       estimated timing of cash
       flows                       (79,875,000) (40,412,000)
       Standardized measure of
        discounted future
        estimated net cash flows  $ 58,454,000   30,194,000

     The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

                                     Years Ended December 31,
                                       1999          1998
       Sales of oil and gas
        production, net of
        production costs           $(6,206,000)  (4,605,000)
       Net changes in prices
        and production costs        29,547,000  (23,083,000)
       Extensions, discoveries
        and improved recovery,
        less related cost           39,653,000   18,615,000
       Dispositions to partnerships (6,152,000)  (5,762,000)
       Acquisitions                 31,915,000   13,938,000
       Development costs incurred
        during the period           17,168,000   14,903,000
       Revisions of previous
        quantity estimates          (4,944,000)  (5,605,000)
       Changes in estimated
        income taxes               (19,608,000)     459,000
       Changes in discount         (39,463,000)   1,224,000
       Changes in production rates
        (timing) and other         (13,650,000)  (7,826,000)
                                 $  28,260,000    2,258,000

     It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.

                                                               (Continued)



                                   F-15
            PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Balance Sheets

                        December 31, 1999 and 1998


(15) Business Segments (Thousands)

PDC's operating activities can be divided into three major segments: drilling and development, natural gas sales, and well operations. The Company drills natural gas wells for Company-sponsored drilling partnerships and retains an interest in each well. The Company also engages in oil and gas sales to residential, commercial and industrial end-users. The Company charges Company-sponsored partnerships and other third parties competitive industry rates for well operations and gas gathering. Segment information for the years ended December 31, 1999 and 1998 is as follows:

                                            1999          1998
   SEGMENT ASSETS
     Drilling and Development              $23,957        27,288
     Natural Gas Sales                      93,073        65,256
     Well Operations                         7,977         7,136
     Unallocated amounts
       Cash                                  1,967         7,814
       Other                                 4,934         3,806
                Total                     $131,908       111,300

                                            1999          1998
   EXPENDITURES FOR SEGMENT
   LONG-LIVED ASSETS
     Drilling and Development              $ 1,710         1,953
     Natural Gas Sales                      24,613        23,645
     Well Operations                         1,328           947
     Unallocated amounts                       107            85
                Total                      $27,758        26,630


                                     F-16
              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets
                     March 31, 2000 and December 31, 1999



  ASSETS

                                                    2000             1999
                                                (Unaudited)

Current assets:
  Cash and cash equivalents                    $ 13,838,100    $ 29,059,200
  Accounts and notes receivable                  11,856,600      10,263,200
  Inventories                                       364,700         577,600
  Prepaid expenses                                3,085,800       2,360,100

           Total current assets                  29,145,200      42,260,100

Properties and equipment                        120,456,900     118,349,100
  Less accumulated depreciation,
  depletion and amortization                     32,694,800      31,207,300
                                                 87,762,100      87,141,800

Other assets                                      2,505,800       2,681,700

                                               $119,413,100    $132,083,600

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses        $ 18,322,400    $ 17,599,000
  Advances for future drilling contracts          7,183,900      25,137,400
  Funds held for future distribution              1,838,500       2,027,600

           Total current liabilities             27,344,800      44,764,000


Long-term debt, excluding current maturities     10,000,000       9,300,000
Other liabilities                                 3,502,600       3,160,600
Deferred income taxes                             4,382,300       4,134,100
Commitments and contingencies
Stockholders' equity:
  Common stock                                      159,800         157,400
  Additional paid-in capital                     32,285,700      32,071,000
  Retained earnings                              41,737,900      38,496,500

           Total stockholders' equity            74,183,400      70,724,900


                                               $119,413,100    $132,083,600


AN INVESTOR IN PDC 2000 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION


                                     F-17

              PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES
                     Notes to Consolidated Balance Sheets


1.    Accounting Policies
      Reference is hereby made to the Company's audited Consolidated Balance Sheet at December 31, 1999 which contains a summary of significant accounting policies followed by the Company in preparation of its consolidated financial statements. These policies were also followed in preparing the unaudited balance sheet at March 31, 2000 included herein.

2.    Basis of Presentation
      The Management of the Company believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of March 31, 2000 have been made.

3.    Oil and Gas Properties
      Oil and Gas Properties are reported on the successful efforts method.

4.    Contingencies and Commitments
      There are no material loss contingencies at March 31, 2000. There has been no change in commitments and contingencies as described in Note 8 of the Consolidated Balance Sheet at December 31, 1999.




AN INVESTOR IN PDC 2000 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

























                                     F-18



                             APPENDIX A








                                FORM OF
                     LIMITED PARTNERSHIP AGREEMENT
                                  OF
                   PDC 1998-___ LIMITED PARTNERSHIP
                  [PDC 1999-___ LIMITED PARTNERSHIP]
                  [PDC 2000-___ LIMITED PARTNERSHIP]




                            TABLE OF CONTENTS

        Page

ARTICLE I:    The Partnership

              1.01  Organization. . . . . . . . . . . . . . . . . . . 1
              1.02  Partnership Name. . . . . . . . . . . . . . . . . 1
              1.03  Character of Business . . . . . . . . . . . . . . 1
              1.04  Principal Place of Business . . . . . . . . . . . 1
              1.05  Term of Partnership . . . . . . . . . . . . . . . 2
              1.06  Filings . . . . . . . . . . . . . . . . . . . . . 2
              1.07  Independent Activities. . . . . . . . . . . . . . 2
              1.08  Definitions . . . . . . . . . . . . . . . . . . . 3

ARTICLE II:   Capitalization. . . . . . . . . . . . . . . . . . . . .12

              2.01  Capital Contributions of the Managing General
                     Partner and Initial Limited Partner. . . . . . .12
              2.02  Capital Contributions of the Investor
                    Partners. . . . . . . . . . . . . . . . . . . . .12
              2.03  Additional Contributions. . . . . . . . . . . . .13

ARTICLE III:  Capital Accounts and Allocations. . . . . . . . . . . .14

              3.01  Capital Accounts. . . . . . . . . . . . . . . . .14
              3.02  Allocation of Profits and Losses. . . . . . . . .16
              3.03  Depletion . . . . . . . . . . . . . . . . . . . .22
              3.04  Apportionment Among Partners. . . . . . . . . . .22

ARTICLE IV:   Distributions . . . . . . . . . . . . . . . . . . . . .23

              4.01  Time of Distribution. . . . . . . . . . . . . . .23
              4.02  Distributions . . . . . . . . . . . . . . . . . .23
              4.03  Capital Account Deficits. . . . . . . . . . . . .24
              4.04  Liability Upon Receipt of Distributions . . . . .24

ARTICLE V:    Activities. . . . . . . . . . . . . . . . . . . . . . .24

              5.01  Management. . . . . . . . . . . . . . . . . . . .25
              5.02  Conduct of Operations . . . . . . . . . . . . . .25
              5.03  Acquisition and Sale of Leases. . . . . . . . . .27
              5.04  Title to Leases . . . . . . . . . . . . . . . . .27
              5.05  Farmouts. . . . . . . . . . . . . . . . . . . . .28
              5.06  Release, Abandonment, and Sale or Exchange
                    of Properties . . . . . . . . . . . . . . . . . .28
              5.07  Certain Transactions. . . . . . . . . . . . . . .29

ARTICLE VI:   Managing General Partner. . . . . . . . . . . . . . . .33

              6.01  Managing General Partner. . . . . . . . . . . . .33
              6.02  Authority of Managing General
                    Partner . . . . . . . . . . . . . . . . . . . . .34
              6.03  Certain Restrictions on Managing General
                    Partner's Power and Authority . . . . . . . . . .35
              6.04  Indemnification of Managing General
                    Partner . . . . . . . . . . . . . . . . . . . .  37
              6.05  Withdrawal. . . . . . . . . . . . . . . . . . .  38
              6.06  Management Fee. . . . . . . . . . . . . . . . . .38
              6.07  Tax Matters and Financial Reporting Partner . . .38

ARTICLE VII:  Investor Partners . . . . . . . . . . . . . . . . . . .39

              7.01  Management. . . . . . . . . . . . . . . . . . . .39
              7.02  Indemnification of Additional
                    General Partners. . . . . . . . . . . . . . . . .39
              7.03  Assignment of Units . . . . . . . . . . . . . . .40
              7.04  Prohibited Transfers. . . . . . . . . . . . . . .41
              7.05  Withdrawal by Investor Partners . . . . . . . . .42
              7.06  Removal of Managing General Partner . . . . . . .42
              7.07  Calling of Meetings .  . . . . . . . . . . . . . 43
              7.08  Additional Voting Rights. . . . . . . . . . . . .43
              7.09  Voting by Proxy . . . . . . . . . . . . . . . . .43
              7.10  Conversion of Additional General Partner
                    Interests into Limited Partner Interests. . . . .43
              7.11  Unit Repurchase Program . . . . . . . . . . . . .44
              7.12  Liability of Partners . . . . . . . . . . . . . .45
                                    i
ARTICLE VIII:       Books and Records . . . . . . . . . . . . . . . .46

              8.01  Books and Records . . . . . . . . . . . . . . . .46
              8.02  Reports . . . . . . . . . . . . . . . . . . . . .47
              8.03  Bank Accounts . . . . . . . . . . . . . . . . . .49
              8.04  Federal Income Tax Elections. . . . . . . . . . .49

ARTICLE IX:   Dissolution; Winding-up . . . . . . . . . . . . . . . .49

              9.01  Dissolution . . . . . . . . . . . . . . . . . . .49
              9.02  Liquidation . . . . . . . . . . . . . . . . . . .50
              9.03  Winding-up  . . . . . . . . . . . . . . . . . . .50

ARTICLE X:    Power of Attorney . . . . . . . . . . . . . . . . . . .51

              10.01 Managing General Partner as Attorney-in-Fact. . .51
              10.02 Nature of Special Power . . . . . . . . . . . . .52

ARTICLE XI:   Miscellaneous Provisions  . . . . . . . . . . . . . . .53
              11.01 Liability of Parties  . . . . . . . . . . . . . .53
              11.02 Notices . . . . . . . . . . . . . . . . . . . . .53
              11.03 Paragraph Headings  . . . . . . . . . . . . . . .53
              11.04 Severability  . . . . . . . . . . . . . . . . . .53
              11.05 Sole Agreement. . . . . . . . . . . . . . . . . .53
              11.06 Applicable Law. . . . . . . . . . . . . . . . . .53
              11.07 Execution in Counterparts . . . . . . . . . . . .53
              11.08 Waiver of Action for Partition  . . . . . . . . .53
              11.09 Amendments  . . . . . . . . . . . . . . . . . . .54
              11.10 Consent to Allocations and Distributions. . . . .54
              11.11 Ratification. . . . . . . . . . . . . . . . . . .54
              11.12 Substitution of Signature Pages . . . . . . . . .55
              11.13 Incorporation by Reference  . . . . . . . . . . .55

                    Signature Page. . . . . . . . . . . . . . . . . .56



                                   ii
                                 FORM OF
                      LIMITED PARTNERSHIP AGREEMENT
                  OF PDC 1998-____ LIMITED PARTNERSHIP,
                   [PDC 1999-____LIMITED PARTNERSHIP,]
                   [PDC 2000-___ LIMITED PARTNERSHIP]
                   A WEST VIRGINIA LIMITED PARTNERSHIP

      This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of this _ day of ___________, 1998 [1999; 2000] by and among Petroleum Development Corporation, a Nevada corporation, as managing general partner (the "Managing General Partner"), Steven R. Williams, a resident of West Virginia, as the Initial Limited Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as additional general partners (the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with Additional General Partners, the "Investor Partners"), pursuant to the provisions of the West Virginia Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:

                                ARTICLE I

                             The Partnership

      1.01 Organization. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

      1.02 Partnership Name. The name of the Partnership shall be PDC 1998-_ Limited Partnership, [PDC 1999-_ Limited Partnership; PDC 2000-_ Limited Partnership] a West Virginia limited partnership, and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

      1.03 Character of Business. The principal business of the Partnership shall be to acquire Leases, drill sites, and other interests in oil and/or gas properties and to drill for oil, gas, hydrocarbons, and other minerals located in, on, or under such properties, to produce and sell oil, gas, hydrocarbons, and other minerals from such properties, and to invest and generally engage in any and all phases of the oil and gas business. Such business purpose shall include without limitation the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

      1.04 Principal Place of Business. The principal place of business of the Partnership shall be at 103 East Main Street, Bridgeport, West Virginia, 26330. The Managing General Partner may change the principal place of business of the Partnership to any other place within the State of West Virginia upon ten days notice to the Investor Partners.

      1.05 Term of Partnership. The Partnership shall commence on the date the Partnership is organized, as set forth in Section 1.01, and shall continue until terminated as provided in Article IX hereof. Notwithstanding the foregoing, if Investor Partners agreeing to purchase $1,500,000 ($2,500,000 with respect to PDC 1998-D Limited Partnership, PDC 1999-D Limited Partnership, and PDC 2000-D Limited Partnership) in Units have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Managing General Partner and its Affiliates may purchase up to 10% (and no more) of the Units subscribed for by Investor Partners in the Partnership; however, not more than $50,000 of the Units purchased by the Managing General Partner and/or its Affiliates will be applied to satisfying the minimum.


                                    1

      1.06  Filings.

      (a) A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of West Virginia in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of West Virginia. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

      (b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

      (c) The agent for service of process on the Partnership shall be Steven R. Williams or any successor as appointed by the Managing General Partner.

      (d) Upon the dissolution of the Partnership, the Managing General Partner (or any successor managing general partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

      1.07 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

      1.08 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

      (a) "Act" shall mean the Uniform Limited Partnership Act of the State of West Virginia, as set forth in Sections 47-9-1 through 47-9-63 thereof, as amended from time to time (or any corresponding provisions of succeeding law).

      (b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10 herein.

      (c) "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.






                                    2

      (d) "Affiliate" of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person, and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

      (e) "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

      (f) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01 hereof.

      (g) "Capital Available for Investment" shall mean the sum of (a) Subscriptions, net of total underwriting and brokerage discounts, commissions, and expenses, up to an aggregate of 10.5% of Subscriptions, and the Management Fee and (b) the Capital Contribution of the Managing General Partner.

      (h) "Capital Contribution" shall mean, the total investment, including the original investment, assessments, and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to
Section 2.02 herein, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment, including the original investment, assessments, and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 herein.

      (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      (j) "Cost," when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification, When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

      (k) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be

                                    3
determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

      (l) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

      (m) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

      (n) "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

      (o) "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.

      (p) "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

      (q) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

      (r) "General Partners" shall mean the Additional General Partners and the Managing General Partner.

      (s) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

            (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b) (2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;



                                    4

            (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

            (4) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg.
      Section 1.704-1(b)(2) (iv)(m) and Section 3.02(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Section (2) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section
      (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section (i), Section (ii), or (iv) hereof, such Gross Asset value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      (t)   "IDC" shall mean intangible drilling and development costs.

      (u) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

      (v) "Initial Limited Partner" shall mean Steven R. Williams or any successor to his interest.

      (w) "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on Exhibit A, attached hereto, as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

      (x) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

      (y) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement.
"Limited Partners" shall mean all such Investor Partners.

      (z) "Management Fee" shall mean that fee to which the Managing General Partner is entitled pursuant to Section 6.06 hereof.

      (aa) "Managing General Partner" shall mean Petroleum Development Corporation or its successors, in their capacity as the Managing General Partner.

      (bb)  "Mcf" shall mean one thousand cubic feet of natural gas.

      (cc) "Net Subscriptions" shall mean an amount equal to the total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.






                                    5

      (dd) "Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year shall equal the net increase in the amount of Partnership Minimum Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

      (ee) "Nonrecourse Liability" shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(3) and 1.752-1(a)(2).

      (ff) "Offering Termination Date" shall mean December 31, 1998 with respect to Partnerships designated "PDC 1998-_ Limited Partnership (December 31, 1999 with respect to Partnerships designated "PDC 1999-_ Limited Partnership", and December 31, 2000 with respect to Partnerships designated "PDC 2000-_ Limited Partnerships) or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect.

      (gg) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

      (hh) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

      (ii) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

      (jj) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

      (kk) "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i).

      (ll) "Partner Nonrecourse Debt" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4).

      (mm) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).




                                    6
      (nn) "Partners" shall mean the Managing General Partner, the Initial Limited Partner, and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

      (oo) "Partnership" shall mean the partnership pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

      (pp) "Partnership Minimum Gain" shall have the meaning set forth in Treas. Reg. Sections 1.704-2(b)(2) and 1.704-2(d)(1).

      (qq) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.03 herein.

      (rr) "Person" shall mean any individual, partnership, corporation, trust, or other entity.

      (ss) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be added to such taxable income or loss;

            (2)   Any expenditures of the Partnership described in Code
      Section 705(a)(2)(B) or treated as Code Section 705(a) (2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be subtracted from such taxable income or loss;

            (3) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(2) or Section 1.08(r)(3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

            (4) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account
      Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(r) hereof; and

            (6) Notwithstanding any other provisions of this Section 1.08(rr), any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

      (tt) "Prospect" shall mean a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner of such Partnership and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be

                                    7

different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

      (uu) "Prospectus" shall mean that Prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

      (vv) "Proved Developed Oil and Gas Reserves" shall mean the reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

      (ww) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

            (1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

            (2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

            (3) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves";
      (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

      (xx) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

                                    8
      (yy) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

      (zz) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

            (1) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

            (2) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                  (i)   voting rights;

                  (ii)  the term of existence of the Partnership;

                  (iii) sponsor compensation; or

                  (iv)  the Partnership's investment objectives.

      (aaa) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

      (bbb) "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

      (ccc) "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.

      (ddd) "Subscription Agreement" shall mean the Agreement, attached to the Prospectus as Appendix B, pursuant to which an Investor subscribes to Units in the Partnership.

      (eee) "Substituted Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.03(c) hereof.

      (fff) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      (ggg) "Unit" shall mean an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $20,000 to the Partnership.

      (hhh) "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.






                                    9

                               ARTICLE II

                             Capitalization

      2.01 Capital Contributions of the Managing General Partner and Initial Limited Partner.

            (a) On or before the Offering Termination Date, the Managing General Partner shall make a Capital Contribution in cash to the Partnership of an amount equal to not less than 21-3/4% of the aggregate Capital Contributions of the Investor Partners. The Managing General Partner shall pay all Lease and tangible drilling costs as well as all Intangible Drilling Costs in excess of such costs paid by the Investor Partners with respect to the Partnership; to the extent that such costs are greater than the Managing General Partner's Capital Contribution set forth in the previous sentence, the Managing General Partner shall make such additional contributions in cash to the Partnership equal to such additional Costs; in the event of such additional Capital Contribution, the Managing General Partner's share of profits and losses and distributions shall equal the percentage arrived at by dividing the Managing General Partner's Capital Contribution by the Capital Available for Investment of the Partnership, except that such percentage may be revised by Sections 3.02 and 4.02. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the interest in the Partnership allocated in Article III hereof.

            (b) The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

      2.02  Capital Contributions of the Investor Partners.

            (a) Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which Subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $20,000 for each Unit purchased. The minimum subscription by an Investor Partner is one-quarter Unit ($5,000).

            (b) The contributions of the Investor Partners pursuant to subsection 2.02(a) hereof shall be in cash or by check subject to collection.

            (c) Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the Prospectus, all monies received from persons subscribing as Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the Prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

            (d) Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the Prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

            (e) Except as provided in Section 4.03 hereof, any proceeds of the offering of Units for sale pursuant to the Prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investors for selling expenses, management fees, and offering expenses allocable to the return of capital.



                                   10
            (f) Until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

      2.03 Additional Contributions. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in
Section 2.02 hereof, or (b) to lend any funds to the Partnership. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II and, except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution. The Units are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with West Virginia law.

                               ARTICLE III

                    Capital Accounts and Allocations

      3.01  Capital Accounts.

            (a) General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership of the Partners), are computed in order to comply with such regulations, the Managing General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 9.03 hereof upon the dissolution of the Partnership. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(q), and
(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg.
Section 1.704-1(b).

            (b) Increases to Capital Accounts. Each Partner's Capital Account shall be credited with (i) the amount of money contributed by him to the Partnership; (ii) the amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code Section 752(a); (iii) the Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and (iv) allocations to him of Partnership Profits (or items thereof), including income and gain exempt from tax and Income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).

            (c) Decreases to Capital Accounts. Each Partner's Capital Account shall be debited with (i) the amount of money distributed to him by the Partnership; (ii) the amount of his individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg. Section 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code Section 752(b)); (iii) the Gross Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code Section 752); (iv) allocations to him of expenditures of the Partnership not deductible in computing Partnership



                                   11
taxable income and not properly chargeable to Capital Account (as described in Code Section 705(a)(2)(B)), and (v) allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (iv) above and excluding loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(iii) (relating to excess percentage depletion).

            (d)   Adjustments to Capital Accounts Related to Depletion.

                        (i)   Solely for purposes of maintaining the
                  Capital Accounts, each year the Partnership shall compute (in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code Section 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under Section 3.03(a) hereof. In no event shall the Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property (maintained solely for Capital Account purposes).

                        (ii) Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.01(d)(i) hereof. The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

            (e) Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither an Investor Partner nor the Initial Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account. The Managing General Partner shall be obligated to restore the deficit balance in its Capital Account.

      3.02  Allocation of Profits and Losses.

            (a)   General.  Except as provided in this Section 3.02 or in
Section 2.01(a) and Section 3.03 hereof, Profits and Losses during the production phase of the Partnership shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; provided, that if the Managing General Partner's share of cash distributions is revised pursuant to Section 4.02 the allocations of Profits and Losses of the Partnership shall be allocated to reflect such revision. Notwithstanding the above allocations, the following special allocations shall be employed:


                                   12

                  (i) IDC and recapture of IDC shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner , except as otherwise provided in the following clause; however, in the event that a portion of the Capital Contribution of the Managing General Partner is utilized for IDC, then IDC and recapture of IDC shall be allocated to the Investor Partners and the Managing General Partner in a percentage equal to their respective contribution to IDC;

                  (ii) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, the following provisions shall apply:
            Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be paid by the Managing General Partner; such commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner; except that Organization and Offering Costs in excess of 10 1/2% of Subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners;

                  (iii) irrespective of any revisions effected by Section
            2.01(a) or Section 4.02, the Management Fee shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner;

                  (iv) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, Costs of Leases and Costs of tangible equipment, including depreciation or cost recovery benefits, and revenues from the sale of equipment shall be allocated 0% to the Investor Partners and 100% to the Managing General Partner;

                  (v) Drilling and Completion Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner;

                  (vi) Direct Costs and Operating Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; and

                  (vii) irrespective of any revisions effected by Section
            2.01(a) or Section 4.02, Administrative Costs shall be borne 100% by and allocated 100% to the Managing General Partner.

            (b) Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.02(a), no Investor Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Investor Partner's Capital Account.

                  (i)   Obligations to Restore.  For purposes of this
            Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4),
            (5), and (6) and shall be increased by any amounts which such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5). Further, such
            Capital Accounts shall otherwise meet the requirements of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                  (ii) Reallocations. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner.



                                   13

                  (iii) Qualified Income Offset.  In the event any
            Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(i)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this
            Section 3.02(b)(iii) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account (as adjusted in Section 3.02(b)(i)) after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.02(b)(iii) were not in the Agreement.

                  (iv) Gross Income Allocations. In the event an Investor Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of
            (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(iv) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.02(b)(iii) hereof and this Section 3.02(b)(iv) were not in the Agreement.

            (c) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. Section 1.704-2(f)(1), all Partners shall be allocated items of partnership income and gain for that year equal to that partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. Section 1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6). This
Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this Section 3.02(c) only, each Partner's Capital Account (as adjusted in Section 3.02(b)(i)) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

            (d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3 except Section 3.02(c), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg.
Section 1.704-2(i)(4). This Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each Person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such fiscal year, other than allocations pursuant to Section 3.02(c) hereof.

            (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg. Section 1.704-2.


                                   14
            (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse
Deductions are attributable in accordance with Treas. Reg. Section
1.704-2(i).

            (g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

            (h)   Curative Allocations.

                        (i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(ii) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iii) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iv) hereof.

                        (ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(ii), (iii), and (iv) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(ii) shall only be made with respect to allocations pursuant to Section 3.02(g) hereof to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                        (iii) The "Nonrecourse Regulatory Allocations"
                  consist of all allocations pursuant to Section 3.02(c) and 3.02(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iii) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(iii) shall be deferred with respect to allocations pursuant to Section 3.02(e) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

                        (iv)  The "Partner Nonrecourse Regulatory
                  Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred.
                  For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iv) shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(iv) shall be deferred with respect to allocations pursuant to Section 3.02(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(d) hereof.

                  (v) The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(ii), (iii), and (iv) hereof among the Partners in a manner that is likely to minimize such economic distortions.

            (i) Other Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

            (j) Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.

            (k) Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Investor Partners, 80% (in proportion to their Units) and the Managing General Partner, 20%.

            (l) Allocation Variations. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

                  (i) It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code Section 704(b). In order to preserve and protect the allocations provided for in this Article 3, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this Article 3, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article 3 would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code
            Section 704(b) and the Regulations promulgated thereunder.
            Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article 3, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

                  (ii) In making any such allocation (the "new allocation") under this Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code Section 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this Article 3 which is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code Section 704(b) and the Regulations thereunder.

                  (iii) If the Managing General Partner is required by
            this Section 3.02(l) to make any new allocation in a manner less favorable to the Investor Partners than is otherwise expressly provided for in this Article 3, then the Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article 3.

                  (iv) Any new allocation made by the Managing General Partner under this Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any Investor Partner.

            (m) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(r)(1).

      In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(1) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      3.03  Depletion.

            (a) The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with Code Section 613A(c)(7)(D) for Federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership. Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

            (b) Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for Federal income tax purposes) as follows:

                  (i) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d) hereof) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a) hereof; and

                  (ii) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 hereof as if such gain constituted an item of Profit.

      3.04  Apportionment Among Partners:

            (a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners shall be apportioned among them pro rata based on Units held by the Partners.

            (b) For purposes of Section 3.04(a) hereof, an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.04(c) hereof.

            (c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code Section 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code Section 706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code Section 706(d)(2)(B) and the regulations thereunder.

                               ARTICLE IV

                              Distributions

      4.01 Time of Distribution. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such distributions shall be made not less frequently than quarterly.

      4.02  Distributions.

            (a) Except as otherwise provided below and in Section 2.01(a), all distributions (other than those made to wind up the Partnership in accordance with Section 9.03 hereof) shall be made 80% to the Investor Partners and 20% to the Managing General Partner. If the performance standard as defined below in subsection (b) is not fulfilled by a particular Partnership, that Partnership's sharing arrangement shall be modified, as set forth herein, for up to a ten-year period commencing six months after the closing date of the Partnership and ending ten years following such closing date.

            (b)   The performance standard shall be as follows:

                  (i) If the Average Annual Rate of Return, as defined below, to the Investor Partners is less than 12.8% of their subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor Partners shall be increased by ten percentage points above the then-current sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will be decreased by ten percentage points below the then-current sharing arrangements for the Managing General Partner, until the Average Annual Rate of Return shall have increased to 12.8% or more, or until the ten year and six months shall have expired from the closing date of the Partnership, whichever event shall occur sooner.

                  (ii) Average Annual Rate of Return for purposes of this sharing arrangement shall be defined as (1) the sum of cash distributions and estimated tax savings of 25% of Subscriptions realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership.

            (c) The Partnership shall not require that Investor Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner's account.

      4.03 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Partner's Capital Account (as adjusted in Section 3.02(b)(i)). Any distribution which is hereby prohibited shall be made to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts. Any cash available for distribution remaining after reduction of all adjusted Capital Accounts to zero shall be distributed to the Managing General Partner.

      4.04  Liability Upon Receipt of Distributions.

            (a) If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

            (b) If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

                                   19
            (c) A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by West Virginia law, of his Capital Contribution which has not been distributed to him.

                                ARTICLE V

                               Activities

      5.01 Management. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership
in any manner.   The Managing General Partner shall manage the affairs of
the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

      5.02  Conduct of Operations.

            (a)(i) The Managing General Partner shall establish a program of operations for the Partnership which shall be in conformance with the following policies: (x) no less than 90% of the Capital Contributions net of Organization and Offering Costs and the Management Fee shall be applied to drilling and completing Development Wells; (y) the Partnership shall drill all of its wells in West Virginia, Ohio, Pennsylvania, Colorado, New York, Kentucky, Michigan, Indiana, Kansas, Montana, South Dakota, Tennessee, Utah, Wyoming and/or Oklahoma and (z) the Prospects will be acquired pursuant to an arrangement whereby the Partnership will acquire up to 100% of the Working Interest, subject to landowners' royalty interests and the royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average of such royalty interests for all Prospects of the Partnership shall not exceed 20%.

                  (ii) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

            (b) All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07 hereof.

            (c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in kind or separately dispose of its proportionate share of the oil and gas produced from such Lease exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if the Managing General Partner is the operator of such Lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for Federal income tax purposes.

            (d) The relationship of the Partnership and the Managing General Partner (or any Affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an Operating Agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind, naming the Managing General Partner as operator and the Partnership as a nonoperator, and with the accounting procedure to govern as the accounting procedures under such Operating Agreements.

            (e) The Managing General Partner is generally expected to act as the operator of Partnership wells, and the Managing General Partner may designate such other persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

            (f) As operator of Partnership wells, the Managing General Partner or its Affiliates shall receive per-well charges for each producing well based on the Working Interest acquired by the Partnership. These per-well charges shall be subject to annual adjustment beginning January 1, 2000 [with respect to Partnerships designated as "PDC 1998-_ Limited Partnership", January 1, 2001 with respect to Partnerships designated as "PDC 1999-_ Limited Partnership", and January 1, 2002 with respect to Partnerships designated as "PDC 2000-_ Limited Partnership"] as provided in the accounting procedures of the operating agreements.

            (g) The Managing General Partner shall drill wells pursuant to drilling contracts with the Partnership based upon competitive prices and terms in the geographic area of operations, and to the extent that such prices exceed its Costs, the Managing General Partner shall be deemed to have received compensation.

            (h) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs. The Managing General Partner shall not be reimbursed for any Administrative Costs. All other expenses shall be borne by the Partnership.

            (i) The Managing General Partner and its Affiliates may enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

            (j) The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

            (k) Neither the Managing General Partner nor any Affiliate shall loan any funds to the Partnership.

            (l) The funds of the Partnership shall not be commingled with the funds of any other Person.

            (m) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

            (n) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

      5.03  Acquisition and Sale of Leases.

            (a) To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner, the remainder of the interest in such Lease may be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any Leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnership. Neither the Managing General Partner nor any Affiliate shall

                                   21
acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section 5.05 hereof.

            (b) The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

            (c) Neither the Managing General Partner nor its Affiliates, except other partnerships sponsored by them, shall purchase any productive properties from the Partnership.

      5.04  Title to Leases.

            (a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership.

            (b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

      5.05  Farmouts.

            (a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner determines that
(i) the Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing, (ii) the Leases have been downgraded by events occurring after assignment to the Partnership, (iii) drilling on the Leases would result in an excessive concentration, of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership, or (iv) the Managing General Partner, exercising the standard of a prudent operator, determines that the farmout is in the best interests of the Partnership.

            (b) Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

      5.06 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor. In the event the Managing General Partner sells, transfers, or otherwise disposes of nonproducing property of the Partnership, the sale, transfer, or disposition shall, to the extent possible, be made at a price which is the higher of the fair market value of the property on the date of the sale, transfer, or disposition or the Cost of such property to the Partnership.

      5.07  Certain Transactions.

            (a) Whenever the Managing General Partner or its Affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

            (b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or Affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of proved undeveloped reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

            (c) The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

            (d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (excluding another partnership where the Managing General Partner's or its Affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.

            (e) Any services, equipment, or supplies which the Managing General Partner or an Affiliate furnishes to the Partnership shall be furnished at the lesser of the Managing General Partner's or the Affiliate's Cost or a competitive rate which could be obtained in the geographical area of operations unless the Managing General Partner or any Affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, in which event, the services, supplies, or equipment may be provided by such person to the Partnership at prices competitive with those charged by others in the geographical area of operations which would be available to the Partnership. If such entity is not engaged in the business as set forth above, then such compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. Any drilling services provided by the Managing General Partner or its Affiliates shall be billed only on a per foot, per day, or per hour rate, or some combination thereof. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid.

            (f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs.

            (g) Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

            (h) No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these restrictions.

            (i) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

                  (1) If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

                  (2) If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

            (j) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

            (k) Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

                  (1) A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

                  (2) A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

                  (3) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

                  (4) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

            (l) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

                  (1) there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

                  (2) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

                  (3) there will be no diminishment in the voting rights of the Investor Partners.

            (m) In connection with a proposed Roll-Up, the following shall apply:

                  (1) An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

                  (2) In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

                        (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

                        (ii) (a) remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or
                  (b) receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

                  (3) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

                  (4) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

                  (5) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under
            Section 8.01 of this Agreement.

                  (6) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

                  (7) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.

                               ARTICLE VI

                        Managing General Partner

      6.01 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in
Section 1.03 hereof and to conduct the activities of the Partnership as set forth in Article V hereof. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

      6.02 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

            (a) Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

            (b) Enter into and execute pooling agreements, farm out agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

            (c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

            (d) Manage, operate, and develop any Partnership property, and enter into operating agreements with respect to properties acquired by the Partnership, including an operating agreement with the Managing General Partner as described in the Prospectus, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

            (e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

                                   27
            (f) Subject to the provisions of Section 8.04 hereof, make or revoke any election permitted the Partnership by any taxing authority;

            (g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

            (h) Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time;

            (i) Buy, sell, or lease property or assets on behalf of the Partnership;

            (j) Enter into agreements to hire services of any kind or nature;

            (k)   Assign interests in properties to the Partnership;

            (l) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the Prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners; and

            (m) Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

      6.03 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

            (a) Borrow any money in the name or on behalf of the Partnership;

            (b) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and Offering Expenses; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a Lease;

            (c) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

                  (i) sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX hereof), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

                  (ii)  dispose of the good will of the Partnership;

                  (iii) do any other act which would make it impossible to
            carry on the ordinary business of the Partnership; or

                  (iv) agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;


                                   28

            (d) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

            (e) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

            (f) Use the Partnership name, credit, or property for other than Partnership purposes;

            (g) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

            (h) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership;

            (i) Utilize Partnership funds to invest in the securities of another person except in the following instances:

                  (1) investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

                  (2)   temporary investments made in compliance with
            Section 2.02(f) of this Agreement;

                  (3) investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

                  (4) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

            (j) Sell, transfer, or assign its interest (except for a collateral assignment which may be granted to a bank or other financial institution) in the Partnership, or any part thereof, or otherwise to withdraw as Managing General Partner of the Partnership without one hundred twenty (120) days prior written notice and the written consent of Investor Partners owning a majority of the then outstanding Units.

      6.04 Indemnification of Managing General Partner. The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.




                                   29

      Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under Federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the program agreement and (ii) in which plaintiffs claim they were offered or sold program units.

      In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the Tennessee Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

      The advancement of Partnership funds to a sponsor or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

            (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

            (b) the legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

            (c) the sponsor or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

      The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

      6.05  Withdrawal.

            (a) Notwithstanding the limitations contained in Section 6.03(l) hereof, the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as managing general partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.

            (b) The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of direct costs or administrative costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal.

                                   30
      6.06 Management Fee. The Partnership shall pay the Managing General Partner, on the date the Partnership is organized (as set forth in Section 1.01), a one-time management fee equal to 2.5% of the total Subscriptions.

      6.07 Tax Matters and Financial Reporting Partner. The Managing General Partner shall serve as the Tax Matters Partner for purposes of Code Sections 6221 through 6233 and as the Financial Reporting Partner. The Partnership may engage its accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.

                               ARTICLE VII

                            Investor Partners

      7.01 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

            (a) Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

            (b)   Dispose of the goodwill of the business;

            (c) Do any other act which would make it impossible to carry on the ordinary business of the Partnership;

            (d)   Confess a judgment;

            (e) Submit a Partnership claim or liability to arbitration or reference;

            (f) Make a contract or bind the Partnership to any agreement or document;

            (g) Use the Partnership's name, credit, or property for any purpose;

            (h) Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

            (i) Perform any act in violation of any applicable law or regulations thereunder, or perform any act which is inconsistent with the terms of this Agreement.

      7.02 Indemnification of Additional General Partners. The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the





                                   31

Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

      7.03  Assignment of Units.

            (a) An Investor Partner may transfer all or any portion of his Units and the transferee shall become a Substituted Investor Partner (subject to all duties and obligations of an Investor Partner, including those contained in Section 4.04 herein, except to the extent excepted in the Act) subject to the following conditions (any transfer of such Units satisfying such conditions being referred to herein as a "Permitted Transfer"):

                  (i) Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer;

                  (ii) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

                  (iii) The written consent of the Managing General
            Partner to such transfer shall have been obtained, the granting or denial of which shall be within the absolute discretion of the Managing General Partner.

            (b) A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

            (c) Subject to the other provisions of this Article VII, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

                  (i) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

                  (ii) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

                  (iii) The transferee becomes a party to this Agreement
            as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

                  (iv) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units; and
                                   32
                  (v) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

                  (vi) In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted Investor Partners, although the Managing General Partner may do so more frequently. In the case of assignments, where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

            (d) Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that
(i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code
Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

      7.04  Prohibited Transfers.

            (a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, that, if the Partnership is required to recognize a transfer that is not a Permitted Transfer (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

            (b) In the case of a transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

      7.05 Withdrawal by Investor Partners. Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

      7.06  Removal of Managing General Partner.

            (a) The Managing General Partner may be removed at any time, upon ninety (90) days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner or partners, within such ninety-day period by Investor Partners owning a majority of the then outstanding Units.

            (b) Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

            (c) In the event a managing general partner is removed, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed managing general partner's interest in the Partnership assets may be distributed to it or the interest of the managing general partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed managing general partner would impose financial or operational hardship upon the Partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed managing general partner may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor managing general partner shall have the option to purchase at least 20% of the removed managing general partner's interest for the value determined by the independent appraisal. The removed managing general partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed managing general partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

            (d) Upon effectiveness of the removal of the managing general partner, the assets, books, and records of the Partnership shall be surrendered to the successor managing general partner, provided that the successor managing general partner shall have first (i) agreed to accept the responsibilities of the managing general partner, and (ii) made arrangements satisfactory to the original managing general partner to remove such managing general partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original managing general partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the managing general partner, the successor managing general partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

      7.07 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within fifteen days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty nor more than sixty days after the date of mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

      7.08 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the Prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section and in Section 5.07(m), holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new managing general partner, (d) amend the Agreement, (e) elect a new managing general partner if the managing general partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon sixty days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the assets of the Partnership, Investor Partners shall have the right to exercise dissenter's rights in accordance with Section 31-1-123 of the West Virginia Corporation Law.

      7.09 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

      7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

            (a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

            (b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

            (c) The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited Partners in that Partnership upon completion of drilling of that Partnership.

            (d) The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any Partnership obligation or liability arising prior to the conversion.

            (e) Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

      7.11  Unit Repurchase Program.

            (a) Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to the Managing General Partner's available borrowing capacity under its loan agreements to repurchase and the Managing General Partner's receipt of an opinion of counsel that the Managing General Partner's repurchase of Units pursuant to this Section will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code Sections 469 and 7704. Failure to receive such opinion shall preclude the Managing General Partner from making any offers to repurchase Units. Subject to such borrowing capacity and legal opinion, the Managing General Partner shall offer to annually repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership.

            (b) The Unit Repurchase Program shall be subject to the following conditions:

                  (i) The Managing General Partner must receive written notification from the particular Investor Partner of such Partner's intention to exercise the repurchase right; and

                  (ii) The Managing General Partner shall provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of written notification; and

                  (iii) The Managing General Partner's offer shall remain
            open for 30 days after the Managing General Partner's mailing of the offer to the Investor Partner.

            (c) The Managing General Partner shall not favor one particular Partnership of which it is a Managing General Partner over another in the repurchase of Units. Each Partnership shall stand on equal footing before the Managing General Partner. To the extent that the Managing General Partner is unable, due to limitations imposed by the Code or insufficient borrowing capacity under the Managing General Partner's loan agreement(s) with banks, to repurchase all Units tendered, each tendering Investor Partner shall be entitled to have his Units repurchased on a "first come-first served" basis, regardless of Partnership, provided that the Managing General Partner determines that the repurchase of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes and in the Partnership's being treated as a "publicly traded partnership." If more than 10% of the Units of a particular Partnership are tendered during that Partnership's taxable year, Units shall be purchased on a "first come-first served" basis with respect to that Partnership to the extent that the Managing General Partner is unable to repurchase all Units tendered at the same time by Partner of any Partnership, the Managing General Partnership shall repurchase those particular Units on a pro rata basis.

            (d) The offer price which the Managing General Partner shall make shall be a cash amount equal to four times cash distributions attributable to the tendered Unit from production for the 12 months prior to the month in which the above-referenced written notification is actually received by the Managing General Partner at its corporate offices. The Managing General Partner may, in its sole and absolute discretion, increase the offer price for interests tendered for sale.

            (e) Upon any repurchase, the Managing General Partner shall hold such purchased Units for its own use and not for resale and it shall not create a market in the Units.

      7.12 Liability of Partners. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

                              ARTICLE VIII

                            Books and Records

      8.01  Books and Records.

            (a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

            (b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

            (c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time.

            (d)(i) An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

                  (ii) The participant list shall be updated at least quarterly to reflect changes in the information contained therein;

                  (iii) A copy of the participant list shall be mailed to
            any Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

                  (iv) The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

                  (v) If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

      8.02 Reports. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

            (a) Within 75 days after the end of the first six months of each fiscal year (for such six month period) and within 120 days after the end of each fiscal year (for such year), financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for federal income tax reporting purposes.

            (b) Annually by March 15 of each year, a report containing such information as may be deemed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

            (c) Annually within 120 days after the end of each fiscal year (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and
(iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such reported shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves, or product price changes, a new summary conforming to the requirements set forth above in this Section 8.02(c) shall be delivered to the Investor Partners.

            (d) Within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year,
(i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing General Partner and its Affiliates, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Lease) and the costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investing Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of Section 8.02(c).

            (e) Monthly within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases including the cost, location, number of acres under lease, and the interest owned therein by the program (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the person to whom made and the terms thereof, and
(iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subsection (iii).

            (f) The Managing General Partner shall cause the Partnership's independent auditors to audit the financial statements of the Partnership in accordance with generally accepted auditing standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, which would include an assessment as to whether or not the method used to make allocations of costs was consistent with the method described in the Prospectus. If the Managing General partner subsequently decides to allocate expenses in a manner different from the manner described in the Prospectus, such change shall be reported by the Managing General Partner to the investor partners together with an explanation of why such change was made and the basis for determining the reasonableness of the new allocation method.

            (g) Such other reports and financial statements as the Managing General Partner shall determine from time to time.

            (h) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.

      8.03 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any person authorized to do so by the Managing General Partner.

      8.04  Federal Income Tax Elections.

            (a) Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

            (b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

                               ARTICLE IX

                         Dissolution; Winding-up

      9.01  Dissolution.

            (a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership.
The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII hereof; provided, further, that upon the withdrawal of an additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

            (b) The Partnership shall be dissolved upon the earliest to occur of: (i) the written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership; (ii) subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate managing general partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner; (iii) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; (iv) December 31, 2048;
(v) a dissolution event described in Subsection (a) above; or (vi) any event causing dissolution of the Partnership under the Act.

            (c) In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Partners owning a majority of the then outstanding Units within ninety (90) days after such 9.01(b)(ii) event, and if such Investor Partners agree, within such 90 day period to continue the business of the Partnership, or if the remaining managing general partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

            (d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

      9.02 Liquidation. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other person or entity selected by the Investor Partners (hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including contributions, if any, of the Managing General Partner pursuant to Section 3.01(e) herein) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b) herein, be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.

      9.03  Winding-up.

            (a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

            (i) all of the Partnership's debts and liabilities to persons other than the Managing General Partner shall be paid and discharged;

            (ii) all outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

            (iii) assets shall be distributed to the Partners to the extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

            (iv) any assets remaining after the Partners' Capital Accounts have been reduced to zero pursuant to Section 9.03(c) herein shall be distributed 80% to the Investor Partners and 20% to the Managing General Partner, except as otherwise revised pursuant to Section 2.01(a) and/or section 4.02.

            (b) Distributions pursuant to this Section 9.03 shall be made in cash or in kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in kind and separately dispose of their share of production.

            (c) Any in kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:

                  (1) the Managing General Partner shall offer the individual Investor Partners the election of receiving in kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

                  (2) there are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

      The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.

                                ARTICLE X

                            Power of Attorney

      10.01 Managing General Partner as Attorney-in-Fact. The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

            (a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

            (b) Any amendment to the Agreement pursuant to and which complies with Section 11.09 herein.

            (c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

            (d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

            (e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

            (f) Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

      10.02 Nature of Special Power.  The foregoing grant of authority:

            (a) is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

            (b) shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute general or limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

            (c) may be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

                               ARTICLE XI

                        Miscellaneous Provisions

      11.01 Liability of Parties. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

      11.02 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, 103 East Main Street, Bridgeport, West Virginia 26330; if to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on

Exhibit A attached hereto. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

      11.03 Paragraph Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

      11.04 Severability. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

      11.05 Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.09 of this Agreement.

      11.06 Applicable Law. This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith.

      11.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

      11.08 Waiver of Action for Partition. Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

      11.09 Amendments.

            (a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

            (b) The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of these Articles, or consent to and execute any amendment to these Articles, to reflect:

                  (i) A change in the name or location of the principal place of business of the Partnership;

                  (ii) The admission of substituted or additional Investor Partners in accordance with these Articles;

                  (iii) A reduction in, return of, or withdrawal of, all
            or a portion of any Investor Partner's Capital Contribution;

                  (iv) A correction of any typographical error or omission;

                  (v) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

                  (vi) A change in the allocation provisions, in accordance with the provisions of Section 3.02(l) herein, in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

                  (vii) Any other amendment similar to the foregoing;
            provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor Partners.

      11.10 Consent to Allocations and Distributions. The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

      11.11 Ratification. The Investor Partner whose signature appears at the end of this Article hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

      11.12 Substitution of Signature Pages. This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

      11.13 Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

                               *  *  *  *  *

                         SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER:                    INITIAL LIMITED PARTNER:

Petroleum Development Corporation         Steven R. Williams
103 East Main Street                      103 East Main Street
Bridgeport, West Virginia  26330          Bridgeport, West Virginia 26330

By:________________________________
         Steven R. Williams
            President

INVESTOR PARTNERS

COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

         ADDITIONAL GENERAL PARTNER(S):

NUMBER OF UNITS            Name:__________________________________
  PURCHASED               (Print Name)

___________________        ______________________________________
                          (Signature)
SUBSCRIPTION PRICE

$__________________        Address:_______________________________

______________________________________________________________________

         By:  Petroleum Development Corporation

         By:     __________________________________
         its     ______________________________
                     Attorney-in-Fact

COMPLETE TO INVEST AS LIMITED PARTNER

         LIMITED PARTNER(S):

NUMBER OF UNITS PURCHASED
Name:__________________________________
  (Print Name)

______________________________________
  (Signature)

SUBSCRIPTION PRICE
$__________________

Address:_______________________________
_______________________________________

                          By:  Petroleum Development Corporation

                          By: __________________________________
                          its______________________________
                                   Attorney-in-Fact

                              EXHIBIT A

                                 TO

                   AGREEMENT OF LIMITED PARTNERSHIP
                                 OF
                   PDC 1998-___ LIMITED PARTNERSHIP,
                   [PDC 1999-___ LIMITED PARTNERSHIP,]
                   [PDC 2000-___ LIMITED PARTNERSHIP,]
                   A WEST VIRGINIA LIMITED PARTNERSHIP


Names and Addresses of Investors   Nature of Interest   Number of Units

                        APPENDIX B TO PROSPECTUS

                         SUBSCRIPTION AGREEMENT
                     PDC 1998-_ Limited Partnership
                    [PDC 1999-_ Limited Partnership]
                   [PDC 2000-___ Limited Partnership,]

      I hereby agree to purchase ______ Unit(s) in the PDC 1998-_ Limited Partnership [PDC 1999-_ Limited Partnership; PDC 2000-_ Limited Partnership] (the "Partnership") at $20,000 per Unit. Enclosed please find my check in the amount of $________. My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein and in the Prospectus, I represent that:

      (a)   I have received a copy of the Prospectus for the Partnership.

      (b) I have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have 1998 [1999; 2000] taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of at least $60,000, without regard to an investment in the Partnership.

      (c) If a resident of Alabama, Alaska, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont, or Washington, I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

      (d) If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules:
Program selling expenses may exceed the established limit; and the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

      (e) Except as set forth in (f) below, I am purchasing Units for my own account.

      (f) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.

      (g) I certify that the number shown as my Social Security or Taxpayer Identification Number on the signature page is correct.






                                   B-1

      THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

      The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

                                 NOTICES

      (i) The purchase of Units as an Additional General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

      (ii) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions of transferability of the Units; and (E) the tax consequences of the investment.

      (iii)  The investment IN THE UNITS is not liquid.

      Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.


                     Signature and Power of Attorney

      I hereby appoint Petroleum Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in Article X of the Limited Partnership Agreement.

      If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3, C-4 and C-5 of Appendix C to the Prospectus.





                                   B-2

Date:  _________________, 2000.

____________________________________
             Signature
____________________________________
              Signature

_____________________________
____________________________________
      Please Print Name                                    Please Print
Name

_____________________________           __________________________________
      Social Security or Tax               Social Security or Tax
      Identification Number                Identification Number

      I utilize the calendar year as my Federal income tax year, unless indicated otherwise as follows: _________________________.

Mailing Address:

________________________________________________________________________
                                                              Street
____________________   ______________________________   ____________
City                         State                       Zip Code

Address for Distributions and Notices, if different from above:

________________________________________________________________________
Street
_________________________________________________________________________
City            State                            Zip Code (Account
                                                         or Reference No.)

Business Telephone No. (  ) _________  Home Telephone No. (  ) __________


Type of Units Purchased: (check one below):
IF NO SELECTION IS MADE, THE
PARTNERSHIP CANNOT ACCEPT YOUR
SUBSCRIPTION AND WILL HAVE TO   [ ] Units as an Additional General Partner

                                [ ] Units as a Limited Partner
RETURN THIS SUBSCRIPTION AGREEMENT
AND YOUR MONEY TO YOU.

                                 Title to Units to be held:

[ ] Individual Ownership
[ ] Joint Tenants with Right
    of Survivorship


(both persons must sign)
 [ ] Tenants in Common (both

 [ ] Other _______________
     persons must sign)
                                   B-3


          TO BE COMPLETED BY PETROLEUM DEVELOPMENT CORPORATION

      Petroleum Development Corporation, as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

ATTEST:                             PETROLEUM DEVELOPMENT CORPORATION



______________________________            By:____________________________
             Secretary

Title:______________________________
Date:_______________________________


              TO BE COMPLETED BY REGISTERED REPRESENTATIVE
                   (For Commission and Other Purposes)

      I hereby represent that I have discharged my affirmative obligations under Sections 3(b) and 4(d) of Appendix F to the NASD's Rules of Fair Practice and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

______________________________

____________________________________
Name of Brokerage Firm         Office Number    FC  RR  AE Number

________________________________
____________________________________
Registered Representative Office Address  FC  RR AE Name (Please Print)

____________________________________
City               State        Zip Code  FC  RR AE Social Security Number

_______________________________,2000
Area Code             Telephone Number    FC  RR  AE  Signature   Date






                                B-4


                        APPENDIX C TO PROSPECTUS
                        PDC 2000 DRILLING PROGRAM
                    SPECIAL SUBSCRIPTION INSTRUCTIONS

      Checks for Units should be made payable to "Chase as Escrow Agent for PDC 1998-_ Limited Partnership [PDC 1999-_ Limited Partnership;
2000-_ Limited Partnership]" and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (one-quarter
Unit).

Signature Requirement.

      - Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

Notice to Alaska Residents.

      - Alaska investors are not permitted to make an investment unless they meet either of the following requirements: the Alaska purchaser must be (a) a person whose total purchase does not exceed 5% of his/her net worth if the purchase of securities is at least $10,000, or (B) a person with yearly income in excess of $70,000 in the past two years as well as the current year provided the amount of securities purchased does not exceed 10% of the current year's expected income.
            In addition, an Alaska resident must have either: (i) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (ii) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.

Transfer of Units by Missouri Residents.

      - The Commissioner of Securities of Missouri classifies the securities (the Units) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

Notice to New Hampshire Investors.

      - If a New Hampshire resident, I have either: (1) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (2) a net worth of not less than $125,000 (exclusive of home, furnishings and automobiles), and $50,000 in taxable income.

Subscribers of Limited Partnership Interests:

      - If a North Carolina resident, I have either: (1) a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated 1998 for Partnerships designated "PDC 1998-_ Limited Partnership", 1999 for Partnerships designated "PDC 1999-_ Limited Partnership" and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" taxable income as defined in
            Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in a Partnership.

      - If a Pennsylvania or South Dakota resident, I have either: (1) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (2) a net worth of at least $60,000 (exclusive of home, furnishings and automobiles) and a taxable income in 1997 for Partnerships designated "PDC 1998-_ Limited Partnership", 1998 for Partnerships designated "PDC 1999-_ Limited Partnership" and 1999 for Partnerships designated "PDC 2000-_ Limited Partnership" of $60,000 or estimate that I will have an annual taxable income of $60,000 during my current tax year; or that I am purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income. My investment in the Partnership will not be equal to or more than 10% of my net worth.

Additional General Partner Subscribers:

      - Except as otherwise provided below,if a resident of Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Vermont or Washington I (i) have an individual or joint minimum net worth with my spouse of $225,000 without regard to the investment in the program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years; an investor in Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Missouri, New Mexico, Ohio, Oklahoma, Oregon, Vermont and Washington must represent that he has an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (ii) have an individual or joint minimum net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) have an individual or joint minimum net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (iv) have a combined minimum gross income of $200,000 in the current year and the two previous years.

      - If resident of South Dakota , I (i) have net worth, or a joint net worth with my spouse, of not less than $1,000,000 at the time of the purchase or (ii) have an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year, or (iii) have an individual or joint minimum net worth (exclusive of home, home furnishings, and automobile) with his or her spouse of $225,000, without regard to an investment in the Program, an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

      - If I am A Michigan, New Mexico Ohio, Pennsylvania, or South Dakota resident, my investment in the Partnership will not be equal to more than 10% of my net worth.

                     ATTENTION CALIFORNIA INVESTORS

      - A resident of California who subscribes for Units of general partnership interest must represent that he (i) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and had annual gross income during 1997 for Partnerships designated "PDC 1998-_ Limited Partnership", 1998 for Partnerships designated "PDC 1999-_ Limited Partnership" and 1999 for Partnerships designated "PDC 2000-_ Limited Partnership" of $120,000 or more, or expects to have gross income in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership", 1999 for Partnerships designated "PDC 1999-_ Limited Partnership" and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" of $120,000 or more, or (ii) has a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (iii) has a net worth of not less than $1,000,000, or (iv) expects to have gross income in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership", 1999 for Partnerships designated "PDC 1999-_ Limited Partnership" and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" of not less than $200,000.

      - A resident of California who subscribes for Units of limited partnership interest must represent that he (1) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership, 1999 for Partnerships designated "PDC 1999-_ Limited Partnership and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" of $65,000 or more, or (2) has net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership", 1999 for Partnerships designated "PDC 1999-_ Limited Partnership" and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" of not less than $200,000.

      - If a resident of California, I am aware that: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

      As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

      California Administrative Code, Title 10, CH. 3, Rule 260.141.11. Restriction on transfer. (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and 260.534.10 shall cause a copy of this Section to be delivered to each issue or transferee of such security at the time the certificate evidencing the security is delivered to the issue or transferee.

      (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

            (1)   to the issuer;

            (2)   pursuant to the order or process of any court;

            (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

            (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

            (5) to the holders of securities of the same class of the same issuer;

            (6)   by way of gift or donation intervivos or on death;

            (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

            (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

            (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

            (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

            (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

            (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under
                  Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

            (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

             (14) to the State Controller pursuant to the Unclaimed
                  Property Law or to the administrator of the unclaimed property law of another state;

            (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

            (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

      (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

      As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California.
                                     C-5

                      APPENDIX D TO THE PROSPECTUS

                      DUANE, MORRIS & HECKSCHER LLP
                      1667 K Street, NW, Suite 700
                          Washington, DC 20006


June 1, 2000



Petroleum Development Corporation
103 East Main Street
Bridgeport, West Virginia  26330

      Re:   PDC 2000 Drilling Program

Dear Sirs:

      We have acted as counsel for PDC 2000 Drilling Program, in connection with the offer and sale of securities (the "Units") in a series of limited partnerships, PDC 1998-_ Limited Partnerships, PDC 1999-_ Limited Partnerships, and PDC 2000-_ Limited Partnerships (the "Partnerships") to be organized as limited partnerships under the West Virginia Uniform Limited Partnership Act and in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement"). Capitalized terms used herein shall have the meaning ascribed to such terms in the Registration Statement, unless otherwise provided.

      We have examined and are familiar with: (i) the Registration Statement, including a prospectus (the "Prospectus"), (ii) the Partnerships' form of limited partnership agreement (the "Partnership Agreement"), and (iii) such other documents and instruments as we have considered necessary for purposes of the opinions hereinafter set forth.

      In our examination we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of the Managing General Partner of the Partnerships and its affiliates with respect to the factual determinations underlying the legal conclusions set forth herein, including a representation of Petroleum Development Corporation as to its net worth. We have not attempted to verify independently such representations and statements.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We are unable to render opinions as to a number of federal income tax issues relating to an investment in Units and the operations of the Partnerships. Finally, we are not expressing any opinion with respect to the amount of allowable losses or credits that may be generated by the Partnerships or the amount of each Investor Partner's share of allowable losses or credits from the Partnerships' activities.

      This Appendix D to the Prospectus constitutes our opinion as to all material tax considerations of the offering. In our opinion, each of the legal conclusions rendered in this Appendix D to the Prospectus is correct in all material respects as of the date of this opinion, under the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder, and existing interpretations thereof.

                                   D-1
      The following opinion and statements are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including revisions to the Code effected by the Revenue Reconciliation Act of 1990 (the "1990 Act"), which was enacted into law on November 5, 1990, the Omnibus Budget Reconciliation Act of 1990, the Tax Relief Act of 1997, enacted into law on August 5, 1997, existing and proposed regulations thereunder, current administrative rulings, and court decisions. The federal income tax law is uncertain as to many of the tax matters material to an investment in the Partnership, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. While this opinion fairly states our views as Counsel concerning the tax aspects of an investment in the Partnership, both the Service and the courts may disagree with our position on certain issues.

      Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership. Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and there is no assurance that any such challenge will not be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the partnership will be realized.

      Our opinions are based upon the transactions described in the Prospectus (the "Transaction") and upon facts as they have been represented to us or determined by us as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered. In our opinion, the preponderance of the material tax benefits, in the aggregate, will be realized by the Investor Partners. It is possible, however, that some of the tax benefits will be eliminated or deferred to future years.

      Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.


SUMMARY OF CONCLUSIONS

      Opinions expressed: The following is a summary of the specific opinions expressed by us with respect to Tax Considerations discussed herein. TO BE FULLY UNDERSTOOD, THE COMPLETE DISCUSSION OF THESE
MATTERS SHOULD BE READ BY EACH PROSPECTIVE INVESTOR PARTNER.

      1. The material federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

      2. The Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or a publicly traded partnership.

      3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 1998, with respect to Partnerships designated "PDC 1998-_ Limited Partnership," 1999 with respect to Partnerships designated "PDC 1999-_ Limited Partnership" and 2000 with respect to Partnerships designated "PDC 2000-_ Limited Partnership."

      4. The deductibility of losses generated from the Partnership will not be limited by the at risk rules or the limitations related to an Investor's adjusted basis in his Partnership interest.

      5. Additional General Partners' interests will not be considered a passive activity within the meaning of Code section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions.

      6. Limited Partners' interests (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered interests in a passive activity within the meaning of Code section 469 and losses generated therefrom will be limited by the passive activity provisions.

      7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests.

      8. To the extent provided herein, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the Partnership Agreement.

      9. The Partnership will not be required to register with the Service as a tax shelter.

      No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, we express no opinion on the following:

      1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue.

      2. Whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction.

      3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion.

      4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

      5. Whether the fees to be paid to the Managing General Partner and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment.

      General Information: Certain matters contained herein are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax.

      Our opinions are also based upon the facts described in this Prospectus and upon certain representations made to us by the Managing General Partner for the purpose of permitting us to render our opinions, including the following representations with respect to the Program:

      1. The Partnership Agreement to be entered into by and among the Managing General Partner and Investor Partners and any amendments thereto will be duly executed and will be made available to any Investor Partner upon written request. The Partnership Agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for the continuation thereof in accordance with the terms of the Partnership Agreement. The Partnership will at all times be operated in accordance with the terms of the Partnership Agreement, the Prospectus, and the Act.

      2.    No election will be made by the Partnership, Investor
Partners, or Managing General Partner to be excluded from the application of the provisions of Subchapter K of the Code.

      3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the Drill Sites and none of the Partnership's revenues will be from non-working interests.

      4. The respective amounts that will be paid to the General Partners as Drilling Fees, Operating Fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between Persons having no affiliation and dealing with each other at "arms' length."

      5. The Managing General Partner will cause the Partnership to properly elect to deduct currently all Intangible Drilling and Development Costs.

      6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

      7. The Drilling Agreement to be entered into by and among the Managing General Partner and the Partnership will be duly executed and will govern the drilling of the Partnership's Wells. All Partnership wells will be spudded by not later than March 30, 1999 with respect to Partnerships designated "PDC 1998-_ Limited Partnership," March 30, 2000 with respect to Partnerships designated "PDC 1999-_ Limited Partnership," and March 30, 2001 with respect to Partnerships designated "PDC 2000-_ Limited Partnership." The entire amount to be paid to the Managing General Partner under the Operating Agreement is attributable to Intangible Drilling and Development Costs and does not include a profit for services performed or materials provided by third parties which are passed through at actual cost.

      8. The Operating Agreement will be duly executed and will govern the operation of the Partnership's Wells.

      9. Based upon the Managing General Partner's review of its experience with its previous drilling programs for the past several years and upon the intended operations of the Partnership, the sum of
(i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, the Managing General Partner has reviewed the economics of its similar oil and gas drilling programs for the past several years, and has represented that it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, the Managing General Partner has represented that the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believes that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.

      10. At least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. The Managing General Partner does not believe that any market will ever exist for the sale of Units and the Managing General Partner will not make a market for the Units. Further, the Units will not be traded on an established securities market or the substantial equivalent thereof.

      11. The Partnership will have the objective of carrying on business for profit and dividing the gain therefrom.

      12. The Managing General Partner will not permit the purchase of Units by tax-exempt investors or foreign investors.

      Our opinions are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the Partnership Agreement and to take any and all actions thereunder in connection with the transactions contemplated thereby.

      Each prospective Investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH OUR OPINIONS SET FORTH IN THIS DISCUSSION OR IN THE TAX REPORTING POSITIONS TAKEN BY THE PARTNERS OR THE PARTNERSHIP. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED HEREIN ON HIS INDIVIDUAL TAX SITUATION.

PARTNERSHIP STATUS

      The Partnership will be formed as a limited partnership pursuant to the Partnership Agreement and the laws of the State of West Virginia. The characterization of the Partnership as a partnership by state or local law, however, will not be determinative of the status of the Partnership for federal income tax purposes. The availability of any federal income tax benefits to an investor is dependent upon classification of the Partnership as a partnership rather than as a corporation or as an association taxable as a corporation for federal income tax purposes.

      We are of the opinion that the Partnership will be treated as a partnership for federal income tax purposes, and not as a corporation or as an association taxable as a corporation. However, there can be no assurance that the Service will not attempt to treat the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes. If the Service were to prevail on this issue, the tax benefits associated with taxation as a partnership would not be available to the Partners.

      Although the Partnership will be validly organized as a limited partnership under the laws of the state of West Virginia and will be subject to the Act, whether it will be treated for federal income tax purposes as a partnership or as a corporation or as an association taxable as a corporation will be determined under the Code rather than local law. As discussed below, our opinion that the Partnership will not be classified a corporation or as an association taxable as a corporation is based in part on newly promulgated entity classification regulations and in part on the fact that in our opinion the Partnership will not constitute a "publicly traded partnership."

A.  Association Taxable as a Corporation

      Our opinion that the Partnership will not be treated as an association taxable as a corporation is based on regulations issued by the Internal Revenue Service on December 17, 1996, generally effective as of January 1, 1997, regarding the tax classification of certain business organizations (the "Check the Box Regulations").

      Under the Check the Box Regulations, in general, a business entity that is not otherwise required to be treated as a corporation under such regulations will be classified as a partnership if it has two or more members, unless the business entity elects to be treated as a corporation. The Partnership is not required under the Check the Box Regulations to be treated as a corporation and the Managing General Partner will not elect that the Partnership be treated as a corporation. Accordingly, in our opinion the Partnership will not be treated as an association taxable as a corporation.

B.  Publicly Traded Partnerships

      The Revenue Act of 1987 (the "1987 Act") added Code section 7704, "Certain Publicly Traded Partnerships Treated as Corporations." In treating certain "publicly traded partnerships" ("PTPs") as corporations for federal income tax purposes, Congress defined a PTP as any partnership, interests in which are either traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof). Code section 7704(b). Regulation Section 1.7704-1(b) provides that an "established securities market" includes a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act"), a national securities exchange exempt under the 1934 Act because of the limited volume of transactions, certain foreign security laws, regional or local exchanges, and an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers. The Managing General Partner has represented that the Units will not be traded on an established securities market.

      Notwithstanding the above general treatment of PTPs, Code
section 7704(c) creates an exception to the treatment of PTPs as corporations for any taxable year if 90% or more of the gross income of the partnership for such taxable year consists of "qualifying income." Code section 7704(c)(2). For this purpose, qualifying income is defined to include, inter alia, "income and gains derived from the exploration, development, mining or production, processing, refining . . . or the marketing of any mineral or natural resource . . ." Code section 7704(d)(1)(E). The Managing General Partner has represented that it believes that, for all taxable years of the Partnership, 90% or more of the Partnership's gross income will consist of such qualifying income.
      Regarding the definition of PTPs contained in the Code, the Committee Reports to the 1987 Act provide that PTPs include entities with respect to which, inter alia, (i) "the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests," (ii)
"prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a market maker would provide," and
(iii) there exists a "regular plan of redemptions or repurchases, or similar acquisitions of interests in the partnership such that holders of interests have readily available, regular and ongoing opportunities to dispose of their interests."

      The Service issued Regulation section 1.7704-1 to clarify when partnership interests that are not traded on an established securities market will be treated as readily tradable on a secondary market or the substantial equivalent thereof. Essentially, the proposed Regulation provides that such a situation occurs if partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. It is unclear whether the limited safe harbors provided in the Regulation would result in the Units being treated as not publicly traded and we express no opinion regarding this matter. However, the Managing General Partner's obligation to offer to purchase any Units is conditioned upon the receipt by the Partnership from its counsel of an opinion that such offers or obligations to offer will not cause the Partnership to be treated as "publicly traded."

      Due to the presence of the opinion of counsel condition, the Partnership, in our opinion, will not be treated as a PTP prior to the time any such offers are made to Investor Partners. Accordingly, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes under Code Paragrph 7704 in the absence of the Partnership's interests being "readily tradable on a secondary market (or the substantial equivalent thereof)."

      Notwithstanding the above, the Service may promulgate regulations or release announcements which take the position that interests in partnerships such as the Partnership are readily tradable on a secondary market or the substantial equivalent thereof. However, treatment of the Partnership as a PTP should not result in its treatment as a corporation for federal income tax purposes due to the exception contained in Code section 7704(c) relating to PTPs meeting the 90% of gross income test so long as such gross income test is satisfied.

C.  Summary

      In our opinion the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes by reason of the Check the Box Regulations. Further, since any right of the Managing General Partner to offer to purchase Units is conditioned upon the receipt of an opinion of counsel that the Partnership will not be treated as a PTP, and assuming the Partnership satisfies the 90% gross income test of Code paragraph 7704, the Partnership, in our opinion, will not be treated as a corporation for federal income tax purposes. Accordingly, the Partnership in our opinion will be treated as a partnership for federal income tax purposes. If challenged by the Service on this issue, the Partners should prevail on the merits, and each Partner should be required to report his proportionate share of the Partnership's items of income and deductions on his individual federal income tax return.

      If in any taxable year the Partnership were to be treated for federal income tax purposes as a corporation or as an association taxable as a corporation, the Partnership income, gain, loss, deductions, and credits would be reflected only on its "corporate" tax return rather than being passed though to the Partners. In such event, the Partnership would be required to pay income tax at corporate rates on its net income, thereby reducing the amount of cash available to be distributed to the Partners. Additionally, all or a portion of any distribution made to Partners would be taxable as dividends, which would not be deductible by the Partnership and which would generally be treated as ordinary portfolio income to the Partners, regardless of the source from which such distributions were generated.

      The discussion that follows is based on the assumption that the Partnership will be classified as a partnership for federal income tax purposes.

FEDERAL TAXATION OF THE PARTNERSHIP

      Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.


REGISTRATION AS A TAX SHELTER

      The Code provides that certain investments must be registered as tax shelters with the Service. Registration numbers for such tax shelters must be supplied to investors who are required to report the numbers on their personal tax returns. Any organizer of a "potentially abusive tax shelter" and any person selling an interest in such shelter are required to maintain a list of investors in such tax shelter to whom interests were sold (together with other identifying information) and to make the list available to the Service upon request. Any tax shelter which is required to be registered and any other plan or arrangement which is of a type determined by the Regulations as having a potential for tax avoidance or evasion is considered a potentially abusive tax shelter for this purpose.

      The registration requirements apply only to an investment with respect to which any person could reasonably infer from the representations made, or to be made, in connection with the offering for sale of interests in the investment that the "tax shelter ratio" for any investor is greater than two to one as of the close of any of the first five years ending after the date on which such investment is offered for sale.

      The Managing General Partner has represented that, (i) based upon its experience with its previous drilling programs and upon the intended operations of the Partnership, it does not believe that the Partnership will have a tax shelter ratio greater than two to one, (ii) the deductions and credits that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one, and (iii) based upon a review of the economics of its similar oil and gas drilling programs for the past several years, it has determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Accordingly, the Managing General Partner does not intend to cause the Partnership to register with the Service as a tax shelter. Based on the foregoing representations, we are of the opinion that the Partnership will not be required to register with the Service as a tax shelter.

      If it is subsequently determined that the Partnership was required to be registered with the Service as a tax shelter, the Partnership would be subject to certain penalties under IRC section 6707, including a penalty ranging from $500 to 1% of the aggregate amount invested in Units for failing to register and $100 for each failure to furnish to a Partner a tax shelter registration number, and each Partner would be liable for a $250 penalty for failure to include the tax registration number on his tax return, unless such failure was due to reasonable cause. A Partner also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his Partnership interest. Counsel can give no assurance that, if the Partnership is determined to be a tax shelter which must be registered with the Service, the above penalties will not apply.


INTANGIBLE DRILLING AND DEVELOPMENT COSTS DEDUCTIONS

      Under Code section 263(a), taxpayers are denied deductions for capital expenditures, which expenditures are those that generally result in the creation of an asset having a useful life which extends substantially beyond the close of the taxable year. See also Treas. Reg.
section 1.461-1(a)(2). In Indopco, Inc. v. Commissioner, 92-1 USTC paragraph 50,113 (1992) the Supreme Court seemed to further limit the capitalization criteria by stating that the costs should be capitalized when they provide benefits that extend beyond one tax year. Notwithstanding these statutory and judicial general rules, Congress has granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). Code section 263. The Secretary's rules are embodied in Treas. Reg. section 1.612-4 and state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

      With respect to IDC incurred by a partnership, Code section 703 and Treas. Reg. section 1.703-1(b) provide that the option to deduct such costs is to be exercised at the partnership level and in the year in which the deduction is to be taken. All partners are bound by the partnership's election. The Managing General Partner has represented that the Partnership will elect to deduct IDC in accordance with Treas. Reg.
section 1.612-4. In this regard, Additional General Partners will be entitled to deduct IDC against any form of income in the year in which the investment is made, provided wells are spudded within the first ninety days of the following year; subject to the same provision, Limited
Partners will be entitled to deduct IDC against passive income.

A.  Classification of Costs

      In general, IDC consists of those costs which in and of themselves have no salvage value. Treas. Reg. section 1.612-4(a) provides examples of items to which the option to deduct IDC applies, including all amounts paid for labor, fuel, repairs, hauling, and supplies, or any of them, which are used (i) in the drilling, shooting, and cleaning of wells,
(ii) in such clearing of ground, draining, road making, surveying, and geological works as are necessary in the preparation for the drilling of wells, and (iii) in the construction of such derricks, tanks, pipelines, and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas. The
Service, in Rev. Rul. 70-414, 1970-2 C.B. 132, set forth further classifications of items subject to the option and those considered capital in nature. The ruling provides that the following items are not subject to the election of Treas. Reg. section 1.612-4(a): (i) oil well pumps (upon initial completion of the well), including the necessary housing structures; (ii) oil well pumps (after the well has flowed for a time), including the necessary housing structures; (iii) oil well separators, including the necessary housing structures; (iv) pipelines from the wellhead to oil storage tanks on the producing lease; (v) oil storage tanks on the producing lease; (vi) salt water disposal equipment, including any necessary pipelines; (vii) pipelines from the mouth of a gas well to the first point of control, such as a common carrier pipeline, natural gasoline plant, or carbon black plant; (viii) recycling equipment, including any necessary pipelines; and (ix) pipelines from oil storage tanks on the producing leasehold to a common carrier pipeline.

      A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labelled as IDC as a cost which must be capitalized. In Bernuth v. Commissioner, 57 T.C. 225
(1971), aff'd, 470 F.2d 710 (2nd Cir. 1972), the Tax Court denied taxpayers a deduction for that portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question under a turnkey contract, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service, in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are no__deductible as IDC:

      [O]nly that portion of the amount of the taxpayer's total investment that is attributable to intangible drilling and development costs that would have been incurred in an arm's-length transaction with an unrelated drilling contractor (in accordance with the economic realities of the transaction) is deductible [as IDC].

      To the extent the Partnership's prices meet the reasonable price standards imposed by Bernuth, supra, and Rev. Rul 73-211, supra, and to the extent such amounts are not allocable to tangible property, leasehold costs, and the like, the amounts paid to the Managing General Partner under the drilling contract should qualify as IDC and should be deductible at the time described below under "B. Timing of Deductions." That portion of the amount paid to the Managing General Partner that is in excess of the amount that would be charged by an independent driller under similar conditions will not qualify as IDC and will be required to be capitalized.

      We are unable to express an opinion regarding the reasonableness or proper characterization of the payments under the drilling agreement, since the determination of whether the amounts are reasonable or excessive is inherently factual in nature. No assurance can be given that the Service will not characterize a portion of the amount paid to the Managing General Partner as an excessive payment, to be capitalized as a leasehold cost, assignment fee, syndication fee, organization fee, or other cost, and not deductible as IDC. To the extent not deductible, such amounts will be included in the Partners' bases of their interests in the Partnership.

B.  Timing of Deductions

      As described above, Code section 263(c) and Treas. Reg. section 1.612-4 allow the Partnership to expense IDC as opposed to capitalizing such amounts. Even if the Partnership elects to expense the IDC, assuming a taxpayer is otherwise entitled to such a deduction, the taxpayer may elect to capitalize all or a part of the IDC and amortize same on a straight-line basis over a sixty month period, beginning with the taxable month in which such expenditure is made. Code section 59(e)(1) and (2)(c).

      For taxpayers entitled to deduct IDC, the timing of such deduction can vary, depending, in part, upon the taxpayer's method of accounting.
The Managing General Partner has represented that the Partnership will use the accrual method of accounting. Under the accrual method, income is recognized when all the events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Treas. Reg. section 1.451-1(a). With respect to deductions, recognition results when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. Treas. Reg. section 1.461-1(a)(2). Regarding deductions, Code section 461(h)(1) provides that ". . . the all events test shall not be treated as met any earlier than when economic performance with respect to such item occurs."

      Code section 461(i)(2), provides that, in the case of a "tax shelter," economic performance with respect to the act of drilling an oil or gas well will ". . . be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of the taxable year." "Tax shelter," for purposes of Code section 461, is defined to include the Partnership. However, with respect to a tax shelter which is a partnership, the maximum deduction that would be allowable for any prepaid expenses under this exception would be limited to the partner's "cash basis" in the partnership. Code section 461(i)(2)(B)(i). Such "cash basis" equals the partner's adjusted basis in the partnership, determined without regard to (i) any liability of the partnership and (ii) any amount borrowed by the partner with respect to the partnership which (I) was arranged by the partnership or by any person who participated in the organization, sale, or management of the partnership (or any person related to such person within the meaning of Code section 465(b)(3)(C)) or (II) was secured by any assets of the partnership. Code section 461(i)(2)(C). The Managing General Partner has represented that, as Operator, it will commence drilling operations by spudding each well on or before March 30, 1999 for Partnerships designated "PDC 1998-_ Limited Partnership," March 30, 2000 for
Partnerships designated "PDC 1999-_ Limited Partnership," and March 30,
2001 for Partnerships designated "PDC 2000-_ Limited Partnership," and will complete each well, if completion is warranted, with due diligence thereafter. Further, the Managing General Partner has represented that, in any event, the Partnership will not have any such liability referred to in Code section 461(i)(2)(C), and the Partners will not so incur any such debt so as to result in application of the limiting provisions contained in Code section 461(i)(2)(B)(i).

      Notwithstanding the above, the deductibility of any prepaid IDC will be subject to the limitations of case law. These limitations provide that prepaid IDC is deductible when paid if (i) the expenditure constitutes a payment that is not merely a deposit, (ii) the payment is made for a business purpose, and (iii) deductions attributable to such outlay do not result in a material distortion of income. See Keller v. Commissioner, 79 T.C. 7 (1982), aff'd, 725 F.2d 1173 (8th Cir. 1984),
Rev. Rul. 71-252, 1971-1 C.B. 146, Pauley v. U.S., 63-1 U.S.T.C.
paragraph  9280 (S.D. Cal. 1963), Rev. Rul. 80-71, 1980-1 C.B. 106,
Jolley v. Commissioner, 47 T.C.M. 1082 (1984), Dillingham v. U.S., 81-2 U.S.T.C. paragraph 9601 (W.D. Okla. 1981), and Stradlings Building Materials, Inc. v. Commissioner, 76 T.C. 84 (1981). Generally, these requirements may be met by a showing of a legally binding obligation (i.e., the payment was not merely a deposit), of a legitimate business purpose for the payment, that performance of the services was required within a reasonable time, and of an arm's-length price. Similar requirements apply to cash basis taxpayers seeking to deduct prepaid IDC.

                                  D-12
      The Managing General Partner is unable to represent that all of the Wells will be completed in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership," 1999 for Partnerships designated "PDC 1999- _ Limited Partnership," and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership"; however, the Managing General Partner has represented that any Well that is not completed in 1998 with respect to Partnerships designated "PDC 1998-_ Limited Partnership," in 1999 with respect to Partnerships designated "PDC 1999-_ Limited Partnership," and in 2000 with respect to Partnerships designated "PDC 2000-_ Limited Partnership" will be spudded by not later than March 30, 1999 for Partnerships designated "PDC 1998-_ Limited Partnership," March 30, 2000 for Partnerships designated "PDC 1999-_ Limited Partnership," and March 30, 2001 for Partnerships designated "PDC 2000-_ Limited Partnership," respectively.

      The Service has challenged the timing of the deduction of IDC when the wells giving rise to such deduction have been completed in a year subsequent to the year of prepayment. The decisions noted above hold that prepayments of IDC by a cash basis taxpayer are, under certain circumstances, deductible in the year of prepayment if some work is performed in the year of prepayment even though the well is not completed that year.

      In Keller v. Commissioner, supra, the Eighth Circuit Court of Appeals applied a three-part test for determining the current deductibility of prepaid IDC by a cash basis taxpayer, namely whether
(i) the expenditure was a payment or a mere deposit, (ii) the payment was made for a valid business purpose and (iii) the prepayment resulted in a material distortion of income. The facts in that case dealt with two different forms of drilling contracts: footage or day-work contracts and turnkey contracts. Under the turnkey contracts, the prepayments were not refundable in any event, but in the event work was stopped on one well the remaining unused amount would be applied to another well to be drilled on a turnkey basis. Contrary to the Service's argument that this substitution feature rendered the payment a mere deposit, the court in Keller concluded that the prepayments were indeed "payments" because the taxpayer could not compel a refund. The court further found that the deduction clearly reflected income because under the unique characteristics of the turnkey contract the taxpayer locked in the price and shifted the drilling risk to the contractor, for a premium, effectively getting its bargained for benefit in the year of payment. Therefore, the court concluded that the cash basis taxpayers in that case properly could deduct turnkey payments in the year of payment.
With respect to the prepayments under the footage or day-work contracts, however, the court found that the payments were mere deposits on the facts of the case, because the partnership had the power to compel a refund. The court was also unconvinced as to the business purpose for prepayment under the footage or day-work contracts, primarily because the testimony indicated that the drillers would have provided the required services with or without prepayment.

      Under the terms of the Drilling and Operating Agreement, if amounts paid by the Partnership prior to the commencement of drilling exceed amounts due the Managing General Partner thereunder, the Managing General Partner will not refund any portion of amounts paid by the Partnership, but rather will create a credit once the actual costs incurred by the Managing General Partner are compared to the amounts paid. Further, the Managing General Partner will expend such credit for additional IDC on additional wells selected by the Managing General Partner.

                                  D-13

      The Service has adopted the position that the relationship between the parties may provide evidence that the drilling contract between the parties requiring prepayment may not be a bona fide arm's-length transaction, in which case a portion of the prepayment may be disallowed as being a "non-required payment." Section 4236, Internal Revenue Service Examination Tax Shelters Handbook (6-27-85). A similar position is taken by the Service in the Tax Shelter Audit Technique Guidelines. Internal Revenue Service Examination Tax Shelter Handbook.

      The Service has formally adopted its position on prepayments to related parties in Revenue Ruling 80-71. 1980-1 C.B. 106. In this ruling, a subsidiary corporation, which was a general partner in an oil and gas limited partnership, prepaid the partnership's drilling and completion costs under a turnkey contract entered into with the corporate parent of the general partner. The agreement did not provide for any date for commencing drilling operations and the contractor, which did not own any drilling equipment, was to arrange for the drilling equipment for the wells through subcontractors. Revenue Ruling 71-252, supra, was factually distinguished on the grounds of the business purpose of the transaction, immediate expenditure of prepaid receipts, and completion of the wells within two and one-half months. Rev. Rul. 80-71 found that the prepayment was not made in accordance with customary business practice and held on the facts that the payment was deductible in the tax year that the related general contractor paid the independent subcontractor.

      However, in Tom B. Dillingham v. United States, 1981-2 USTC paragraph 9601 (D.C. Okla. 1981), the court held that, on the facts before it, a contract between related parties requiring a prepaid IDC did give rise to a deduction in the year paid. In that case, Basin Petroleum Corp. ("Basin") was the general partner of several drilling partnerships and also served as the partnership operator and general contractor. As general contractor, Basin was to conduct the drilling of the wells at a fixed price on a turnkey basis under an agreement that required payment prior to the end of the year in question. The stated reason for the prepayment was to provide Basin with working capital for the drilling of the wells and to temporarily provide funds to Basin for other operations. The agreement required drilling to commence within a reasonable period of time, and all wells were completed within the following year. Some of the wells were drilled by Basin with its own rigs and some were drilled by subcontractors. The court stated:

      The fact that the owner and contractor is the general partner of the partnership-owner does not change this result where, as here, the Plaintiffs have shown that prepayment was required for a legitimate business purpose and the transaction was not a sham to merely permit Plaintiff to control the timing of the deduction. IRC, Sec. 707(a). Plaintiffs were entitled to rely upon Revenue Ruling 71-252 by reason of Income Tax Regulations 26 C.F.R.
      Section 601.601(d)(2)(v)(e) . . .

Notwithstanding the foregoing, no assurance can be given that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.




                                  D-14

      The timing of the deductibility of prepaid IDC is inherently a factual determination which is to a large extent predicated on future events. The Managing General Partner has represented that the Drilling and Operating Agreement to be entered into with PDC by the Partnership will be duly executed by and delivered to PDC, the Partnership, and PDC as attorney-in-fact for the Partners and will govern the drilling, and, if warranted, the completion of each of the Wells. The Drilling and Operating Agreement requires PDC to commence drilling operations by spudding each Well on or before March 30, 1999 for Partnerships designated "PDC 1998-_ Limited Partnership," March 30, 2000 for Partnerships designated "PDC 1999-_ Limited Partnership," and March 30, 2001 for Partnerships designated "PDC 2000-_ Limited Partnership," and to complete each Well, if completion is warranted, with due diligence thereafter. Also, under the terms of the Drilling and Operating Agreement, PDC, as general contractor, will not refund any portion of amounts paid in the event actual costs are less than the amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partners. Based upon this representation and others included within the opinion and assuming that the Drilling and Operating Agreement will be performed in accordance with its terms, we are of the opinion that the payment for IDC under the Drilling and Operating Agreement, if made in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership," 1999 for Partnerships designated "PDC 1999- _ Limited Partnerships," and 2000 for Partnerships designated "PDC 2000- _ Limited Partnership" will be allowable as a deduction in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership," 1999 for Partnerships designated "PDC 1999-_ Limited Partnerships," and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" subject to the other limitations discussed in this opinion. Although PDC will attempt to satisfy each requirement of the Service and judicial authority for deductibility of IDC in 1998 for Partnerships designated "PDC 1998-_ Limited Partnership," 1999 for Partnerships designated "PDC 1999-_ Limited Partnerships," and 2000 for Partnerships designated "PDC 2000-_ Limited Partnership" no assurance can be given that the Service will not successfully contend that the IDC of a well which is not completed until 1999 for Partnerships designated "PDC 1998-_ Limited Partnership," 2000 for Partnerships designated "PDC 1999-_ Limited Partnership," and 2001 for Partnerships designated "PDC 2000-_ Limited Partnership" are not deductible in whole or in part until 1999 or 2000 or 2001, respectively. Further, to the extent drilling of the Partnership's wells does not commence by March 30, 1999 for Partnerships designated "PDC 1998-_ Limited Partnership," March 30, 2000 for Partnerships designated "PDC 1999-_ Limited Partnership," and March 30, 2001 for Partnerships designated "PDC 2000-_ Limited Partnership," the deductibility of all or a portion of the IDC may be deferred under Code section 461.
                                  D-15
C.    Recapture of IDC

      IDC which has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property.
IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Treas. Reg. section 1.1254-5(b). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property) a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.
Treas. Reg. section 1.1254-1(c).

DEPLETION DEDUCTIONS

      The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. Code section 613A(c)(7)(D). Notwithstanding this requirement, however, the Partnership, pursuant to Section 3.01(d)(i) of the Partnership Agreement, will compute a "simulated depletion allowance" at the Partnership level, solely for the purposes of maintaining Capital Accounts. Code sections 613A(d)(2) and 613A(d)(4).

      Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost of the mineral interest and the denominator of which is the estimated recoverable units of reserve available as of the beginning of the depletion period. See
Treas. Reg. sections 1.611-2(a). In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

      Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more 50,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.
      In general, (i) component members of a controlled group of corporations, (ii) corporations, trusts, or estates under common control by the same or related persons and (iii) members of the same family (an individual, his spouse and minor children) are aggregated and treated as one taxpayer in determining the quantity of production (barrels of oil or cubic feet of gas per day) qualifying for percentage depletion under the independent producer's exemption. Code section 613A(c) (8). No aggregation is required among partners or between a partner and a partnership. An individual taxpayer is related to an entity engaged in refining or retail marketing if he owns 5% or more of such entity. Code section 613A(d)(3).

      Percentage depletion is a statutory allowance pursuant to which, under current law, a minimum deduction equal to 15% of the taxpayer's gross income from the property is allowed in any taxable year, in general not to exceed (i) 100% of the taxpayer's taxable income from the property (computed without the allowance for depletion) or (ii) 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). Code sections 613(a) and 613A(d)(1). In the case of "stripper well property," as that term is defined in Code Section 613A(c)(6)(D), the 100% of taxable income limitation has been eliminated for taxable years 1998 and 1999. Code Section 613A(c)(6)(H). It is anticipated that the properties of the Partnerships will likely constitute "stripper well properties" for this purpose. The rate of the percentage depletion deduction will vary with the price of oil. In the case of production from marginal properties, the percentage depletion rate may be increased. Section 613A(c)(6). For purposes of computing the percentage depletion deduction, "gross income from the property" does not include any lease bonus, advance royalty, or other amount payable without regard to production from the property. Code section 613A(d)(5). Depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

      Percentage depletion will be available, if at all, only to the extent that a taxpayer's average daily production of domestic crude oil or domestic natural gas does not exceed the taxpayer's depletable oil quantity or depletable natural gas quantity, respectively. Generally, the taxpayer's depletable oil quantity equals 1,000 barrels and depletable natural gas quantity equals 6,000,000 cubic feet. Code section 613A(c)(3) and (4). In computing his individual limitation, a Partner will be required to aggregate his share of the Partnership's oil and gas production with his share of production from all other oil and gas investments. Code section 613A(c). Taxpayers who have both oil and gas production may allocate the deduction limitation between the two types of production.

      The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner. For properties placed in service after 1986, depletion deductions, to the extent they reduce the basis of an oil and gas property, are subject to recapture under Section 1254.

      SINCE THE AVAILABILITY OF PERCENTAGE DEPLETION FOR A PARTNER IS DEPENDENT UPON THE STATUS OF THE PARTNER AS AN INDEPENDENT PRODUCER, WE ALSO ARE UNABLE TO EXPRESS AN OPINION ON THIS MATTER. BECAUSE OF THE FOREGOING, WE ARE UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.

DEPRECIATION DEDUCTIONS

      The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership Property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under "MACRS." The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention.

INTEREST DEDUCTIONS

      In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance of the Managing General Partner or any of its affiliates, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, we are unable to express an opinion with respect to the deductibility of any interest paid or incurred thereon.

TRANSACTION FEES

      The Partnership may classify a portion of the fees (the "Fees") to be paid to third parties and to the Managing General Partner or to the Operator and its affiliates (as described in the Prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the Fees to deductible and nondeductible items.

      Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

      A partnership may elect to amortize and deduct its organizational expenses (as defined in Code section 709(b)(2) and in Treas. Reg.
section 1.709-2(a)) ratably over a period of not less than 60 months commencing with the month the partnership begins business.
Organizational expenses are expenses which (i) are incident to the creation of the partnership, (ii) are chargeable to capital account, and
(iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would (but for Code section 709(a)) be amortized over such life. Id. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Treas. Reg. section 1.709-2(a).

      Under Code section 709, no deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Treas. Reg. section 1.709-2(b). Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets. Code section 263.

      Under Code section 195, no deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months. Start-up expenditures are defined as amounts (i) paid or incurred in connection with (I) investigating the creation or acquisition of an active trade or business, (II) creating an active trade or business, or (III) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business, and (ii) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (i) above), would be allowable as a deduction for the taxable year in which paid or incurred. Code section 195(c)(1).

      The Partnership intends to make payments to the Managing General Partner, as described in greater detail in the Prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner (see Pratt v. Commissioner, 550 F.2d 1023 (5th Cir. 1977)), and thereby decrease the net loss or increase the net income among all partners.

      To the extent these expenditures described in the Prospectus are considered syndication costs (such as the fees paid to brokers and broker-dealers, and the fees paid for printing the Prospectus and possibly all or a portion of the Managing General Partner's management fee), they will be nondeductible by the Partnership. To the extent attributable to organization fees (such as the amounts paid for legal services incident to the organization of the Partnership), the expenditures may be amortizable over a period of not less than 60 months, commencing with the month the Partnership begins business, if the Partnership so elects; if no election is made, no deduction is available. Finally, to the extent any portion of the expenditures would be treated as "start-up," they could be amortized over a 60 month or longer period, provided the proper election was made.

      Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, we are unable to express an opinion regarding such treatment. If the Service were to successfully challenge the Managing General Partner's allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

BASIS AND AT RISK LIMITATIONS

      A Partner's share of Partnership losses will not be allowed as a deduction to the extent such share exceeds the amount of the Partner's adjusted tax basis in his Units. A Partner's initial adjusted tax basis in his Units will generally be equal to the cash he has invested to purchase his Units. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Partnership, including his share of net income, (ii) additional capital contributions, if any, and
(iii) his share of Partnership borrowings, if any, based on the extent of his economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his share of loss, (ii) his depletion deductions on his share of oil and gas income (until such deductions exhaust his share of the basis of property subject to depletion), (iii) distributions of cash and the adjusted basis of property other than cash made to him, and (iv) his share of reduction in the amount of indebtedness previously included in his basis.

      In addition, Code section 465 provides, in part, that, if an individual or a closely held C (i.e., regularly taxed) corporation engages in any activity to which Code section 465 applies, any loss from that activity is allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. Code section 465(a)(1). A closely held C corporation is a corporation, more than fifty percent (50%) of the stock of which is owned, directly or indirectly, at any time during the last half of the taxable year by or for not more than five (5) individuals. Code sections 465(a)(1)(B), 542(a)(2). For purposes of Code section 465, a loss is defined as the excess of otherwise allowable deductions attributable to an activity over the income received or accrued from that activity. Code section 465(d). Any such loss disallowed by Code section 465 shall be treated as a deduction allocable to the activity in the first succeeding taxable year. Code section 465(a)(2).

      Code section 465(b)(1) provides that a taxpayer will be considered as being "at risk" for an activity with respect to amounts including (i) the amount of money and the adjusted basis of other property contributed by the taxpayer to the activity, and (ii) amounts borrowed with respect to such activity to the extent that the taxpayer (I) is personally liable for the repayment of such amounts, or (II) has pledged property, other than property used in the activity, as security for such borrowed amounts (to the extent of the net fair market value of the taxpayer's interest in such property). No property can be taken into account as security if such property is directly or indirectly financed by indebtedness that is secured by property used in the activity. Code section 465(b)(2). Further, amounts borrowed by the taxpayer shall not be taken into account if such amounts are borrowed (i) from any person who has an interest (other than an interest as a creditor) in such activity, or (ii) from a related person to a person (other than the taxpayer) having such an interest. Code section 465(b)(3).

      Related persons for purposes of Code section 465(b)(3) are defined to include related persons within the meaning of Code section 267(b) (which describes relationships between family members, corporations and shareholders, trusts and their grantors, beneficiaries and fiduciaries, and similar relationships), Code section 707(b)(1) (which describes relationships between partnerships and their partners) and Code section 52 (which describes relationships between persons engaged in businesses under common control). Code section 465(b)(3)(C).
                                  D-20
      Finally, no taxpayer is considered at risk with respect to amounts for which the taxpayer is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or other similar arrangements. Code section 465(b)(4).

      The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

      The Treasury has published proposed regulations relating to the at risk provisions of Code section 465. These proposed regulations provide that a taxpayer's at risk amount will include "personal funds" contributed by the taxpayer to an activity. Prop. Treas. Reg.
section 1.465-22(a). "Personal funds" and "personal assets" are defined in Prop. Treas. Reg. section 1.465-9(f) as funds and assets which (i) are owned by the taxpayer, (ii) are not acquired through borrowing, and
(iii) have a basis equal to their fair market value.

      In addition to a taxpayer's amount at risk being increased by the amount of personal funds contributed to the activity, the excess of the taxpayer's share of all items of income received or accrued from an activity during a taxable year over the taxpayer's share of allowable deductions from the activity for the year will also increase the amount at risk. Prop. Treas. Reg. section 1.465-22. A taxpayer's amount at risk will be decreased by (i) the amount of money withdrawn from the activity by or on behalf of the taxpayer, including distributions from a partnership, and (ii) the amount of loss from the activity allowed as a deduction under Code section 465(a). Id.

      The Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in our opinion, neither the at risk rules nor the limitations related to adjusted basis will limit the deductibility of losses generated from the Partnership.


PASSIVE LOSS AND CREDIT LIMITATIONS

A.  Introduction

      Code section 469 provides that the deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations. Code section 469(a)(2).

      The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Code section 469(c). Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." Code section 469(c)(3),(4).
                                  D-21
      A passive activity loss ("PAL") is defined as the amount (if any) by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year. Code section 469(d)(1).

      Classification of an activity as passive will result in the income and expenses generated therefrom being treated as "passive" except to the extent that any of the income is "portfolio" income and except as otherwise provided in regulations. Code section 469(e)(1)(A).
Portfolio income is income from, inter alia, interest, dividends, and royalties not derived in the ordinary course of a trade or business. Income that is neither passive nor portfolio is "net active income." Code section 469(e)(2)(B).

      With respect to the deductibility of PALs, individuals and personal service corporations will be entitled to deduct such amounts only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. Code section 469(a)(1), (e)(2). In calculating passive income and loss, however, all activities of the taxpayer are aggregated. Code section 469(d)(1). PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income. Code section 469(b).

      Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the Code section 469 passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

      As noted above, a passive activity includes an activity with respect to which the taxpayer does not "materially participate." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. Code section 469(h)(1). With respect to the determination as to whether a taxpayer's participation in an activity is material, temporary regulations issued by the Service provide that, except for limited partners in a limited partnership, an individual will be treated as materially participating in an activity if and only if (i) the individual participates in the activity for more than 500 hours during such year, (ii) the individual's participation in the activity for the taxable year constitutes substantially all of the participation in such activity of all individuals for such year, (iii) the individual participates in the activity for more than 100 hours during the taxable year, and such individual's participation in such activity is not less than the participation in the activity of any other individual for such year,
(iv) the activity is a trade or business activity of the individual, the individual participates in the activity for more than 100 hours during such year, and the individual's aggregate participation in all significant participation activities of this type during the year exceeds 500 hours, (v) the individual materially participated in the activity for 5 of the last 10 years, or (vi) the activity is a personal service activity and the individual materially participated in the activity for any 3 preceding years. Temp. Treas. Reg. section 1.469-5T(a).


                                  D-23

      Notwithstanding the above, and except as may be provided in regulations, Code section 469(h)(2) provides that no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates. The temporary regulations create several exceptions to this rule and provide that a limited partner will not be treated as not materially participating in an activity of the partnership of which he is a limited partner if the limited partner would be treated as materially participating for the taxable year under paragraph (a)(1), (5), or (6) of Treas. Reg. section 1.469-5T (as described in (i), (v), and (vi) of the above paragraph) if the individual were not a limited partner for such taxable year. Temp. Treas. Reg. section 1.469-5T(e). For purposes of this rule, a partnership interest of an individual will not be treated as a limited partnership interest for the taxable year if the individual is an Additional General Partner in the partnership at all times during the partnership's taxable year ending with or within the individual's taxable year. Id.

B.  General Partner Interests

      Due to the factual nature of the applicability of the material participation factors to an Additional General Partner's participation in the activities of the Partnership, we cannot express an opinion with respect to whether such participation will be material. However, the "working interest" exception to the passive activity rules applies without regard to the level of the taxpayer's participation. Nevertheless, the presence or absence of material participation may be relevant for purposes of determining whether the investment interest expense rules of Code section 163(d) apply to limit the deductibility of interest incurred in connection with any borrowings of an Additional General Partner.

      As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the taxpayer's liability with respect to such interest. Temp. Treas. Reg.
section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or (iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited. Id.

      The Joint Committee on Taxation's General Explanation of the Tax Reform Act of 1986 (the "Bluebook") indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and



                                  D-23

some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. The Regulations define a working interest as "a working or operating mineral interest in any tract or parcel of land (within the meaning of section 1.612-4(a))." Treas. Reg. section 1.469-1(e)(4)(iv). Under Treas. Reg. section 1.614-2(b), an operating mineral interest is defined as a separate mineral interest as described in
            section 614(a), in respect of which the costs of production are required to be taken into account by the taxpayer for purposes of computing the limitation of 50 percent of the taxable income from the property in determining the deduction for percentage depletion computed under section 613, or such costs would be so required to be taken into account if the . . . well . . . were in the production stage. The term does not include royalty interests or similar interests, such as production payments or net profits interests. For the purpose of determining whether a mineral interest is an operating mineral interest, "costs of production" do not include intangible drilling and development costs, exploration expenditures under section 615, or development expenditures under section
            616. Taxes, such as production taxes, payable by holders of nonoperating interests are not considered costs of production for this purpose. A taxpayer may not aggregate operating mineral interests and nonoperating mineral interests such as royalty interests.

      The Managing General Partner has represented that the Partnership will acquire and hold only operating mineral interests, as defined in Code section 614(d) and the regulations thereunder, and that none of the Partnership's revenues will be from non-working interests.

      To the extent that the Additional General Partners (in their capacity as general partners) have working interests in the activities of the Partnership for purposes of Code section 469, we are of the opinion that an Additional General Partner's interest in the Partnership (as a general partner) will not be considered a passive activity within the meaning of Code section 469 and losses generated while such general partner interest is held will not be limited by the passive activity provisions.

      Notwithstanding this general rule, however, for purposes of Code section 469, the economic performance rules of Code section 461 are applied in a different manner from that described above in "Intangible Drilling and Development Costs Deductions." Economic performance under the passive loss rules is defined in Temp. Treas. Reg. section 1.469-1T(e)(4)(ii)(C)(2)(ii) as economic performance within the meaning of Code section 461(h), without regard to Code section 461(i)(2) (which contains the spudding rule). Accordingly, if an Additional General Partner's interest is converted to that of a limited partner after the end of the year in which economic performance is deemed to occur (under Code section 461), but prior to the spudding date provided in Code section 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code section 461) in a year in which the taxpayer held the interest in an entity that did not limit his liability.
                                  D-24
      Notwithstanding the above, there can be no assurance that the Service will not contend that all general partner interests should be regarded as interests in a passive activity from the Partnership's inception due to the conversion feature contained in the Partnership Agreement. However, due to the exposure to unlimited liability for Partnership obligations incurred prior to such conversion, an attack by the Service with respect to the foregoing should not be successful. In addition, the temporary regulations, at section 1.469-1T(e)(4)(iii), example (1), respect the nature of a general partnership interest prior to its conversion into limited partnership form:

            A, a calendar year individual, acquires on January 1, 1987, a general partnership interest in P, a calendar year partnership that holds a working interest in an oil or gas property.
            Pursuant to the partnership agreement, A is entitled to convert the general partnership interest into a limited partnership interest at any time. On December 1, 1987, pursuant to a contract with D, an independent drilling contractor, P commences drilling a single well pursuant to the working interest. Under the drilling contract, P pays D for the drilling only as the work is performed. All drilling costs are deducted by P in the year in which they are paid. At the end of 1987, A converts the general partnership interest into a limited partnership interest, effective immediately.
            The drilling of the well is completed on February 28, 1988.

Since, in the example, A holds the working interest through an entity that does not limit A's liability throughout 1987 and through an entity that does limit A's liability in 1988, the example in the regulation concludes that A's interest in P's well is not an interest in a passive activity for 1987 but is an interest in a passive activity for 1988.

      If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the Partnership Agreement, the character of a subsequently generated tax attribute will be dependent upon, inter alia, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

      Assuming the activities of a converting partner will not result in the Partner's being treated as materially participating under Temp. Treas. Reg. section 1.469-5T(a)(1), (5), or (6), as described above, the Limited Partner's activity after conversion should be treated as a passive activity. Code section 469(c)(1). Accordingly, any loss arising therefrom should be treated as a PAL under Code section 469(d), with the benefits thereof limited by Code section 469(a)(1), as described above. However, Code section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

C.  Limited Partner Interests

      If an Investor Partner (other than an Additional General Partner who converts his interest into that of a Limited Partner) invests in the Partnership as a Limited Partner, in the opinion of counsel, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income for such year. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years. Further, upon the complete disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

      Regarding Partnership income, Limited Partners should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Partnership income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, a Limited Partner's share of income from royalties, income from the investment of the Partnership's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code section 469(l)(3) grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

D.  Publicly Traded Partnerships

      Notwithstanding the above, Code section 469(k) treats net income from PTPs as portfolio income under the PAL rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Id. Losses attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above. Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses are allowed (as described above with respect to the passive loss rules). As noted above, we have opined that the Partnership will not be a PTP.

      In the event the Partnership were treated as a PTP, any net income would be treated as portfolio income and each Partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Partnership should not be treated as a PTP, the provisions of Code section 469(k), in our opinion, will not apply to the Partners in the manner outlined above prior to the time that such Partnership becomes a PTP. However, unlike the PTP rules of Code section 7704, the passive activity rules of Code section 469 do not provide an exception for partnerships that pass the 90% test of Code section 7704. Accordingly, if the Partnership were to be treated as a PTP under the passive activity rules, passive losses could be used only to offset passive income from the Partnership.

CONVERSION OF INTERESTS

      Code section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, inter alia, there is "a sale or exchange of 50 percent or more of the total interest in partnership capital and profits" within a 12 month period. If a conversion of an Additional General Partner's interest into a Limited Partner interest were treated as a "sale or exchange" for purposes of Code section 708, the Partnership would be terminated for federal income tax purposes if 50% or more of the profits and capital interests in the Partnership were sold or exchanged within a 12 month period.

      In Rev. Rul. 84-52, 1984-1 C.B. 157, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code section 741 or section 1001. The holding of Rev. Rul. 84-52 was confirmed in Rev. Rul. 95-37, 1995-1 C.B. 130. The ruling noted that, under Code section 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code section 708 since (i) the business of the partnership will continue after the conversion and (ii) pursuant to Treas. Reg.
section 1.708-1(b)(1)(ii) a transaction governed by Code section 721 is not treated as a sale or exchange for purposes of Code section 708.

      Assuming that Rev. Rul. 84-52, supra, is not overruled, revoked, or modified, the Partnership, in our opinion, will not be terminated under Code section 708 solely as a result of the conversion of Partnership interests.

      Code section 752(b) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting partner's share of liabilities is deemed to decrease, such decrease will result in gain to the partner to the extent it exceeds the partner's basis in his partnership interest.

      Code section 1245(a) provides that, inter alia, when Section 1245 property is disposed of, the amount by which the lower of (i) the property's recomputed basis or (ii) the amount realized (on the sale, exchange, or involuntary conversion) of the property or the fair market value (on any other disposition) of the property exceeds the property's adjusted basis is to be treated as ordinary income. Code section 1245(b)(3) provides that, if the basis of the property in the hands of the transferee is determined by reference to its basis in the hands of the transferor by reason of, inter alia, Code section 721, then the gain taken into account for purpose of Code section 1245(a) is not to exceed the gain taken into account by the transferor of such property (without regard to Code section 1245(b)). To the extent the conversion of General Partner interests to Limited Partner interests is governed by Code section 721, the converting Partner will only be required to include in ordinary income the amount of gain he otherwise would recognize with respect to the "Section 1245" property attributable to him.

      Code section 1254(a) provides, in part, that when a property is disposed of, the taxpayer must recapture as ordinary income any gain on disposition in an amount equal to the aggregate of amounts deductible as IDC, in excess of the amount deductible without regard to Code section 263, and depletion.  Code section 1254 (a) (1).  Code section 1254(b) provides that rules similar to the rules of subsections
(b) and (c) of Code section 1245 are to be applied for purposes of Code section 1254. Consequently, to the extent that a Partner could recognize ordinary income under Code section 1245 upon conversion, the Partner could also recognize ordinary income under Code section 1254.

      Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Temporary and Proposed Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials which have not yet been provided at the time of such conversion will constitute losses from a passive activity. Thus, in our opinion, if a Partner were to convert his general partner interest to that of a limited partner prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of the conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the conversion were to occur after the filing of the Partnership's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the Investors to file amended returns. Further, the Code provides that if a taxpayer has any loss attributable to a working interest which is treated in any taxable year as a loss which is not from a passive activity, then any net income attributable to the working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Accordingly, if an Additional General Partner converts his interest into a Limited Partner interest, any income from that interest with respect to which he claimed deductions will be treated as nonpassive income.

ALTERNATIVE MINIMUM TAX

      For taxable years beginning after December 31, 1992, Code Section 55 imposes on noncorporate taxpayers a two-tiered, graduated rate schedule for alternative minimum tax ("AMT") equal to the sum of (i) 26% of so much of the "taxable excess" as does not exceed $175,000, plus
(ii) 28% of so much of the "taxable excess" as exceeds $175,000.  Code section 55(b)(1)(A)(i). "Taxable excess" is defined as so much of the alternative minimum taxable income ("AMTI") for the taxable year as exceeds the exemption amount. Code section 55(b)(1)(A)(ii). AMTI is generally defined as the taxpayer's taxable income, increased or decreased by certain adjustments and items of tax preference. Code section 55(b)(2).

      The exemption amount for noncorporate taxpayers is (i) $45,000 in the case of a joint return or a surviving spouse, (ii) $33,750 in the case of an individual who is not a married individual or a surviving spouse, and (iii) $22,500 in the case of a married individual who files a separate return or an estate or trust. Such amounts are phased out as a taxpayer's AMTI increases above certain levels. Code section 55(d)(1) and (3).

      The corporate AMT is similar to that of the individual AMT, with the corporation's regular taxable income increased or decreased by certain adjustments and items of tax preference, resulting in AMTI. The AMTI is reduced by $40,000 (which amount is phased-out as AMTI increases from $150,000 to $310,000) with the balance being taxed at twenty percent (20%). Code section 55(b), (d). The excess of this figure over the regular tax liability is the AMT.

      Individuals subject to the AMT are generally allowed a credit, equal to the portion of the AMT imposed by Code section 55 arising as a result of deferral preferences (or, with certain adjustments, equal to the entire AMT in the case of corporate AMT for use against the taxpayer's future regular tax liability (but not the minimum tax liability). Code section 53.

      Under the AMT provisions, adjustments and items of tax preference that may arise from a Partner's acquisition of an interest in the Partnership include the following:

      1. Taxpayers which do not meet the definition of an integrated oil company as defined in Code section 291(b)(4) are not subject to the preference item for "excess IDC." Code section 57(a)(2)(E)(i). The benefit of the elimination of the preference is limited in any taxable year to an amount equal to 40 percent of the alternative minimum taxable income for the year computed as if the prior law "excess IDC" preference item has not been eliminated. Code section 57(a)(2)(E)(ii). Excess IDC is defined as the excess of (i) IDC paid or incurred (other than costs incurred in drilling a nonproductive well) with respect to which a deduction is allowable under Code section 263(c) for the taxable year over (ii) the amount which would have been allowable for the taxable year if such costs had been capitalized and (I) amortized over a 120 month period beginning with the month in which production from such well begins or (II) recovered through cost depletion. Code section 57(a)(2)(B). However, any portion of the IDC to which an election under Code section 59(e) applies will not be treated as an item of tax preference under Code section 57(a). Code section 59(e)(6).
With respect to IDC paid or incurred, corporate and individual taxpayers are allowed to make the Code section 59(e) election and, for regular tax and AMT purposes, deduct such expenditures over the 60 month period beginning with the month in which such expenditure is paid or incurred. Code section 59(e)(1).

      2. Excess depletion constitutes a preference only in the case of integrated oil companies. Code section 57(a)(1).

      3. Each Partner's AMTI will be increased (or decreased) by the amount by which the depreciation deductions allowable under Code sections 167 and 168 with respect to such property exceeds (or is less than) the depreciation determined under the alternative depreciation system using the one hundred fifty percent (150%) declining balance method switching to the straight-line method, when that produces a greater deduction, in lieu of the straight-line method otherwise prescribed by the ADS. Code section 56(a)(1). No ACE depreciation adjustment is necessary with respect to a corporate Partner for property placed in service in taxable years beginning after December 31, 1993. Code section 56(g)(4)(A)(i).

      4. AMTI for a corporate Partner will be increased by seventy-five percent (75%) of the excess of the taxpayer's "adjusted current earnings" ("ACE") over the AMTI amount (computed without the ACE adjustment and without the net operating loss deduction). Code section 56(g)(1). As noted above, both corporate and individual taxpayers may elect this method of amortization for regular tax purposes. For years beginning after December 31, 1992, for corporations other than integrated oil companies, the ACE adjustments for percentage depletion and IDC are repealed. Code sections 56(g)(4)(F) and (D)(i), respectively. The IDC modification applies to IDCs paid or incurred in taxable years beginning after December 31, 1992.

      Due to the inherently factual nature of the applicability of the AMT to a Partner, we are unable to express an opinion with respect to such issues. Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.


GAIN OR LOSS ON SALE OF PROPERTIES

      Gain from the sale or other disposition of property is realized to the extent of the excess of the amount realized therefrom over the property's adjusted basis; conversely, loss is realized in an amount equal to the excess of the property's adjusted basis over the amount realized from such a disposition. Code section 1001(a). The amount realized is defined as the sum of any money received plus the fair market value of the property (other than money) received. Code section 1001(b). Accordingly, upon the sale or other disposition of the Partnership properties, the Partners will realize gain or loss to the extent of their pro rata share of the difference between the Partnership's adjusted basis in the property at the time of disposition and the amount realized upon disposition. In the absence of nonrecognition provisions, any gain or loss realized will be recognized for federal income tax purposes.

      Gain or loss recognized upon the disposition of property used in a trade or business and held for more than one year will be treated as long term capital gain or as ordinary loss. Code section 1231(a). Notwithstanding the above, however, any gain realized may be taxed as ordinary income under one of several "recapture" provisions of the Code or under the characterization rules relating to "dealers" in personal property.

      Code section 1254 generally provides for the recapture of capital gains, arising from the sale of property which was placed in service after 1986, as ordinary income to the extent of the lesser of (i) the gain realized upon sale of the property, or (ii) the sum of (I) all IDC previously deducted and (II) all depletion deductions that reduced the property's basis. Code section 1254(a)(1).

      Ordinary income may also result from the recapture, pursuant to Code section 1245, of depreciation on the Partnership properties. Such recapture is the amount by which (i) the lower of (I) the recomputed basis of the property, or (II) the amount realized on the sale of the property exceeds (ii) the property's adjusted basis. Code section 1245(a)(1). Recomputed basis is generally the property's adjusted basis increased by depreciation and amortization deductions previously claimed with respect to the property. Code section 1245(a)(2).

                                  D-30
      Unrecaptured section 1250 gain may result from the recapture of depreciation related to the sale of the Partnership's section 1250 property held for more than one year. Code section 1(h)(7). Currently, unrecaptured section 1250 gain is taxed at a rate of 25%. Code section 1(h)(1)(D).

GAIN OR LOSS ON SALE OF UNITS

      If the Units are capital assets in the hands of the Partners, gain or loss realized by any such holders on the sale or other disposition of a Unit will be characterized as capital gain or capital loss. Code section 1221. Such gain or loss will be a long term capital gain or loss if the Unit is held for more than one year and short term capital gain if held one year or less. However, the portion of the amount realized by a Partner in exchange for a Unit that is attributable to the Partner's share of the Partnership's "unrealized receivables" or "inventory items" will be treated as an amount realized from the sale or exchange of property other than a capital asset. Code section 751.

      Unrealized receivables are defined in Code section 751(c) to include ". . . oil [or] gas . . . property . . . to the extent of the amount which would be treated as gain to which section
 . . . 1245(a) . . . or 1254(a) would apply if . . . such property had been sold by the partnership at its fair market value." A sale by the Partnership of the Partnership's properties could give rise to treatment of the gain thereunder as ordinary income as a result of Code sections 1245(a) or 1254(a). Accordingly, gain recognized by a Partner on the sale of a Unit would be taxed as ordinary income to the Partner to the extent of his share of the Partnership's gain on property that would be recaptured, upon sale, under those statutes.

      Property treated as an "inventory item" for purposes of Code section 751 includes (i) stock in trade of the partnership or other property of a kind which would properly be included in its inventory if on hand at the end of the taxable year, (ii) property held by the partnership primarily for sale to customers in the ordinary course of its trade or business, and (iii) any other partnership property which would constitute neither a capital asset nor property used in a trade or business under Code section 1231. Code sections 751(d)(2) and 1221(1).

      Under the aforementioned provisions, a Partner would recognize ordinary income with respect to any deemed sale of assets under Code section 751; further, this ordinary income may be recognized even if the total amount realized on the sale of a Unit is equal to or less than the Partner's basis in the Unit.

      Any partner who sells or exchanges interests in a partnership holding unrealized receivables (which include IDC recapture and other items) or certain inventory items must notify the partnership of such transaction in accordance with Regulations under Code section 6050K and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. Regulations promulgated by the service provide that such notice to the partnership must be given in writing within 30 days of the sale or exchange (or, if earlier, by January 15 of the calendar year following the calendar year in which the exchange occurred), and must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. Code section 6721 provides that persons who fail to furnish this information to the partnership will be penalized $50 for each such failure, or, if such failure is due to intentional

                                  D-31

disregard to the filing requirement, the person will be penalized the greater of (i) $100 or (ii) 10% of the aggregate amount to be reported. Furthermore, a partnership is required to notify the Service of any sale or exchange of interests of which it has notice, and to report the names and addresses of the transferee and the transferor, along with all other required information. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

      The tax consequences to an assignee purchaser of a Unit from a Partner are not described herein. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.


PARTNERSHIP DISTRIBUTIONS

      Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership. Code section 752(a), (b).

      The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables, substantially appreciated inventory or, in some cases, Code section 731 (c) marketable securities, i.e., actively traded financial instruments, foreign currencies or interests in certain defined properties. Further, the Partnership Agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's Capital Account.


PARTNERSHIP ALLOCATIONS

      Allocations - General. Generally, a partner's taxable income is increased or decreased by his ratable share of partnership income or loss. Code section 701. However, the availability of these losses may be limited by the at risk rules of Code section 465, the passive activity rules of Code section 469, and the adjusted basis provisions of Code section 704(d).

      Code section 704(b) provides that if a partnership agreement does not provide for the allocation of each partner's distributive share of partnership income, gain, loss, deduction, or credit, or if the allocation of such items under the partnership agreement lacks "substantial economic effect," then each partner's share of those items must be allocated "in accordance with the partner's interest in the partnership."
                                  D-32
      As discussed below, regulations under Code section 704(b) define substantial economic effect and prescribe the manner in which partners' capital accounts must be maintained in order for the allocations contained in the partnership agreement to be respected. Notwithstanding these provisions, special rules apply with respect to nonrecourse deductions since, under the Regulations, allocations of losses or deductions attributable to nonrecourse liabilities cannot have economic effect.

      The Service may contend that the allocations contained in the Partnership Agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner. We are of the opinion that, to the extent provided herein, if challenged by the Service on this matter, the Partners' distributive shares of partnership income, gain, loss, deduction, or credit will be determined and allocated substantially in accordance with the terms of the Partnership Agreement to have substantial economic effect.

      Substantial Economic Effect. Although a partner's share of partnership income, gain, loss, deduction, and credit is generally determined in accordance with the partnership agreement, this share will be determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances) and not by the partnership agreement if the partnership allocations do not have "substantial economic effect" and if the allocations are not respected under the nonrecourse deduction provisions of the regulations. Code section 704(b); Treas. Reg. sections 1.704-1(b)(2)(i), 1.704-2.

      Treasury regulations provide that:

            In order for an allocation to have economic effect, it must be consistent with the underlying economic arrangement of the partners. This means that in the event there is an economic benefit or economic burden that corresponds to an allocation, the partner to whom the allocation is made must receive such economic benefit or bear such economic burden.

Treas. Reg. section 1.704-1(b)(2)(ii). The regulations further provide that an allocation will have economic effect only if, throughout the full term of the partnership, the partnership agreement provides (i) for the determination and maintenance of partner's capital accounts in accordance with specified rules contained therein, (ii) upon liquidation of the partnership or a partner's interest in the partnership, liquidating distributions are required to be made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the taxable year of the liquidation, and (iii) either (I) a partner with a deficit balance in his capital account following the liquidation is unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of the taxable year of liquidation, or (II) the partnership agreement contains a qualified income offset ("QIO") provision as provided in Treas. Reg. section 1.704-1(b)(2)(ii)(d). Treas. Reg. sections 1.704-1(b)(2)(ii)(b) and 1.704-1(b)(2)(ii)(d).



                                  D-33

      The capital account maintenance rules generally mandate that each partner's capital account be increased by (i) money contributed by the partner to the partnership, (ii) the fair market value (net of liabilities) of property contributed by the partner to the partnership, and (iii) allocations to the partner of partnership income and gain. Further, such capital account must be decreased by (i) money distributed to the partner from the partnership, (ii) the fair market value (net of liabilities) of property distributed to the partner from the partnership, and (iii) allocations to the partner of partnership losses and deductions. Treas. Reg. section 1.704-1(b)(2)(iv).

      Treas. Reg. section 1.704-1(b)(2)(iii) provides that an economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. The economic effect of an allocation is not substantial if:

            at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

Treas. Reg. 1.704-1(b)(2)(iii)(a).

      While the Service stated that it will not rule on whether an allocation provision in a partnership agreement has substantial economic effect, several Technical Advice Memoranda ("TAMs") shed light on the Service's position on such matter. Notwithstanding the potential similarity between TAM and a taxpayer's particular fact pattern, it should be noted that TAMs may not be used or cited as precedent. Code section 6110(j)(3), Treas. Reg. sections 301.6110-2(a) and -7(b). Nevertheless, TAMs do serve to illustrate the Service's position on certain specific cases. The TAMs relating to substantial economic effect focus on the tax avoidance purpose of any such above-described allocations and on the partnership plan for distributions upon liquidation. Illustrative of the Service's approach is TAM 8008054, in which the Service concluded that an allocation to the partners solely of items that the partnership had elected to expense (IDC) had as its principal purpose tax avoidance. The Service suggested that, had the allocation affected the parties' liquidation rights, the allocation would have had substantial economic effect: "In general, substantial economic effect has been found where all allocations of items of income, gain, loss, deduction or credit increase or decrease the respective capital accounts of the partners and distribution of assets made upon


                                  D-34

liquidation is made in accordance with capital accounts." The ruling noted that the investors "should have been allocated their share of costs over the intangible drilling costs." Id. The question whether economic effect is "substantial" is one of fact which may depend in part on the timing of income and deductions and on consideration of the investors' tax attributes unrelated to their investment in Units, and thus is not a question upon which a legal opinion can ordinarily be expressed. However, to the extent the tax brackets of all Partners do not differ at the time the allocation becomes part of the partnership agreement, the economic effect of the allocation provisions should be considered to be substantial.

      Code section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Final Regulations issued under Code section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than for reasons such as the admission of a new partner.
Reg. section 1.613A-3(e)(2). The terms "capital" and "income" are not defined in the Code or in the Regulations under Section 613A. The Regulations under Code section 704 indicate that if all partnership allocations of income, gain, loss, and deduction (or items thereof) have substantial economic effect, an allocation of the adjusted basis of an oil or gas property among the partners will be deemed to be made in accordance with the partners' interests in partnership capital or income and will accordingly be recognized.

      Pursuant to the Partnership Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. However, while capital will be owned 78.125% by the Investor Partners and 21.875% by the Managing General Partner, IDC will be allocated 100% to the Investor Partners and other tax items will be allocated 80% to the Investor Partners. Except with respect to those excess allocations, under the Partnership Agreement the basis in oil and gas properties will be allocated in proportion to each Partner's respective share of the costs which entered into the Partnership's adjusted basis for each depletable property. Such allocations of basis appear reasonable and in compliance with the Regulations under Section 704. Nevertheless, the Service may contend that the allocation to the Investors of IDC (100%) in excess of their capital contributions (78.125%) or the allocation to the Managing General Partner of other tax items (100% ranging to 0% upon the occurrence of certain events) in excess of its capital contribution (21.875%) is invalid and may reallocate such excess IDC or other items to the other Partners. Any such reallocation could increase an Investor Partner's tax liability. However, no assurance can be given, and we are unable to express an opinion, as to whether any special allocation of an item which is dependent upon basis in an oil and gas property will be recognized by the Service.

      Allocation Shifts. Section 3.02(a) of the Partnership Agreement provides that the Managing General Partner will subordinate up to 50% of its 20% share of Partnership cash distributions so that the Investor
Partner might receive cash distributions equal to a minimum of 12.8% per year of their Subscriptions on a cumulative basis for the first five years of Partnership well operations. These shifts may trigger income to the Partners to the extent such shift has the effect of reducing a Partner's allocable share of "substantially appreciated inventory items" or "unrealized receivables," as those terms are defined in Code section 751.

      Nonrecourse Deductions. As noted above, an allocation of loss or deduction attributable to nonrecourse liabilities of a partnership cannot have economic effect because the creditor alone bears any economic burden that corresponds to such an allocation. Nevertheless, the Temporary Regulations provide a test under which certain allocations of nonrecourse deductions will be deemed to be in accordance with the partners' interests in the partnership.





                                  D-35
      Nonrecourse deduction allocations will be deemed to be made in accordance with partners' partnership interests if, and only if, four requirements are satisfied. First, the partners' capital accounts must be maintained properly and the distribution of liquidation proceeds must be in accordance with the partners' capital account balances. Second, beginning in the first taxable year in which there are nonrecourse deductions, and thereafter throughout the full term of the partnership, the partnership agreement must provide for allocation of nonrecourse deductions among the partners in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant partnership item attributable to the property securing nonrecourse liabilities of the partnership. Third, beginning in the first taxable year of the partnership in which the partnership has nonrecourse deductions or makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain, and thereafter throughout the full term of the partnership, the partnership agreement contains a "minimum gain chargeback." A partnership agreement contains a "minimum gain chargeback" if, and only if, it provides that, subject to certain exceptions, in the event there is a net decrease in partnership minimum gain during a partnership taxable year, the partners must be allocated items of partnership income and gain for that year equal to each partner's share of the net decrease in partnership minimum gain during such year. A partner's share of the net decrease in partnership minimum gain is the amount of the total net decrease multiplied by the partner's percentage share of the partnership's minimum gain at the end of the immediately preceding taxable year. A partner's share of any decrease in partnership minimum gain resulting from a revaluation of partnership property (which would not cause a minimum gain chargeback) equals the increase in the partner's capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by such revaluation. Similar rules apply with regard to partner nonrecourse liabilities and associated deductions. The fourth requirement of the nonrecourse allocation test provides that all other material allocations and capital account adjustments under the partnership agreement must be recognized under the general allocation requirements of the regulations under Code section 704(b).

      Under the Regulations, partners generally share nonrecourse liabilities in accordance with their interests in partnership profits. However, the Regulations generally require that nonrecourse liabilities be allocated among the partners first to reflect the partners' share of minimum gain and Code section 704(c) minimum gain. Any remaining nonrecourse liabilities are generally to be allocated in proportion to the partner's interests in partnership profits.

      The Partnership Agreement, at Section 3.02, contains a minimum gain chargeback. Further, the Partnership Agreement provides for the allocation of nonrecourse liabilities and deductions attributable thereto among the Partners first, in accordance with their respective shares of partnership minimum gain (within the meaning of Regulation section 1.704-2(b)(2); second, to the extent of each such Partner's gain under Code section 704(c) if the Partnership were to dispose of (in a taxable transaction) all Partnership property subject to one or more nonrecourse liabilities of the Partnership in full satisfaction of such liabilities and for no other consideration; and third, in accordance with the Partners' proportionate shares in the Partnership's profits. Regulation section 1.752-3. For this purpose, the Partnership Agreement provides for the allocation of excess nonrecourse deductions of 90% to the Investor
Partners and 10% to the Managing General Partner.

      Retroactive Allocations. To prevent retroactive allocations of partnership tax attributes to partners entering into a partnership late in the tax year, Code section 706(d) provides that a partner's distributive share of such attributes is to be determined by the use of methods prescribed by the Treasury Secretary which take into account the varying interests of the partners during the taxable year.

      The Partnership Agreement, at Section 3.04(c), provides that each Partner's allocation of tax items other than "allocable cash basis items" is to be determined under a method permitted by Code section 706(d) and the regulations thereunder. With respect to "allocable cash basis items," Section 3.04(c) requires an allocation in accordance with the requirements of Code section 706(d).

                                  D-36
      Accordingly, the Partnership allocations should be considered to be in accordance with the provisions of Code section 706(d).


PROFIT MOTIVE

      The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

      Code section 183(a) provides that where an activity entered into by an individual is not engaged in for profit, no deduction attributable to that activity will be allowed except as provided therein. Should it be determined that a Partner's activities with respect to the Transaction fall within the "not for profit" ambit of Code section 183, the Service could disallow all or a portion of the deductions and credits generated by the Partnership's activities.

      Code section 183(d) generally provides for a presumption that an activity is entered into for profit within the meaning of the statute where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity. Temp. Treas. Reg. section 12.9. Whether an activity is engaged in for profit is determined under Code sections 162 (relating to trade or business deductions) and 212(1) and (2) (relating to income producing deductions) except insofar as the above-described presumption applies. Treas. Reg. section 1.183-1(a).

      To establish that he is engaged in either a trade or business or an income producing activity, a Partner must be able to prove that he is engaged in the Transaction with an "actual and honest profit objective," Fox v. Commissioner, 80 T.C. 972, 1006 (1983), aff'd sub nom., Barnard
v. Commissioner, 731 F.2d 230 (4th Cir. 1984), and that his profit objective is bona fide. Bessenyey v. Commissioner, 45 T.C. 261, 274
(1965), aff'd, 379 F.2d 252 (2d Cir. 1967), cert. denied, 389 U.S. 931
(1967). The inquiry turns on whether the primary purpose and intention of the Partner in engaging in the activity is, in fact, to make a profit apart from tax considerations. Hager v. Commissioner, 76 T.C. 759, 784. Such objective need not be reasonable, only honest, and the question of objective is to be determined from all the facts and circumstances. Sutton v. Commissioner, 84 T.C. 210 (1985), aff'd, 788 F.2d 695 (11th Cir. 1986). Among the factors that will normally be considered are:
(i) the manner in which the taxpayer carries on the activity, (ii) the expertise of the taxpayer or his advisors, (iii) the time and effort expended by the taxpayer in carrying on the activity, (iv) whether an expectation exists that the assets used in the activity may appreciate in value, (v) the success of the taxpayer in carrying on similar or dissimilar activities, (vi) the taxpayer's history of income or losses with respect to the activity, (vii) the amount of occasional profits, if any, which are earned, and (viii) the financial status of the taxpayer. Treas. Reg. section 1.183-2(b). Where application of such factors to a particular activity is difficult, however, the Court will consider the totality of the circumstances instead. Estate of Baron v. Commissioner, 83 T.C. 542 (1984), aff'd, 798 F.2d 65 (2d Cir. 1986).

      As noted, the issue is one of fact to be resolved not on the basis of any one factor but on the basis of all the facts and circumstances. Treas. Reg. section 1.183-2(b). Greater weight is given to objective facts than the parties' mere statements of their intent. Siegel v.
Commissioner, 78 T.C. 659, Engdahl v. Commissioner, 72 T.C. 659 (1979). Nevertheless, the Courts have recognized, in applying Code section 183, that "a taxpayer has the right to engage in a venture which has economic substance even though his motivation in the early years of the venture may have been to obtain a deduction to offset taxable income." Lemmen
v. Commissioner, 77 T.C. 1326, 1346 (1981), acq., 1983-1 C.B. 1.

      Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, we do not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.

                                  D-38
TAX AUDITS

      Subchapter C of Chapter 63 of the Code provides that administrative proceedings for the assessment and collection of tax deficiencies attributable to a partnership must be conducted at the partnership, rather than the partner, level. Partners will be required to treat Partnership items of income, gain, loss, deduction, and credit in a manner consistent with the treatment of each such item on the Partnership's returns unless such Partner files a statement with the Service identifying the inconsistency. If the Partnership is audited, the tax treatment of each item will be determined at the Partnership level in a unified partnership proceeding. Conforming adjustments to the Partners' own returns will then occur unless such partner can establish a basis for inconsistent treatment (subject to waiver by the Service).

      PDC will be designated the "tax matters partner" ("TMP") for the Partnership and will receive notice of the commencement of a Partnership proceeding and notice of any administrative adjustments of Partnership items. The TMP is entitled to invoke judicial review of administrative determinations and to extend the period of limitations for assessment of adjustments attributable to Partnership items. Each Partner will receive notice of the administrative proceedings from the TMP and will have the right to participate in the administrative proceeding pursuant to tax requirements of Regulation section 301.6223(g) unless the Partner waives such rights.

      The Code provides that, subject to waiver, partners will receive notice of the administrative proceedings from the Service and will have the right to participate in the administrative proceedings. However, the Code also provides that if a partnership has 100 or more partners, the partners with less than a 1% profits interest will not be entitled to receive notice from the Service or participate in the proceedings unless they are members of a "notice group" (a group of partners having in the aggregate a 5% or more profits interest in the partnership that requires the Service to send notice to the group and that designates one of their members to receive notice). Any settlement agreement entered into between the Service and one or more of the partners will be binding on such partners but will not be binding on the other partners, except that settlement by the TMP may be binding on certain partners, as described below. The Service must, on request, offer consistent settlement terms to the partners who had not entered into the earlier settlement agreement. If a partnership has more than 100 partners, the TMP is empowered under the Code to enter into binding settlement agreements on behalf of the partners with a less than 1% profits interest unless the partner is a member of a notice group or notifies the Service that the TMP does not have the authority to bind the partner in such a settlement.

      BY EXECUTING THE PARTNERSHIP AGREEMENT EACH PARTNER RESPECTIVELY REPRESENTS, WARRANTS, AND AGREES THAT HE WILL NOT FORM OR EXERCISE ANY RIGHT AS A MEMBER OF A NOTICE GROUP AND WILL NOT FILE A STATEMENT NOTIFYING THE SERVICE THAT THE TMP DOES NOT HAVE BINDING SETTLEMENT AUTHORITY. Such waiver is permitted under the partnership audit provisions of the Code and will be binding on the Partners.

      The costs incurred by a Partner in responding to an administrative proceeding will be borne solely by such Partner.

      The Taxpayer Relief Act of 1997 added new sections 771-777 to the Code providing for alternative reporting treatment for partnerships and their partners in the case of partnerships having 100 or more partners. In general these provisions provide for somewhat simplified reporting of partnership items on the forms K-1 supplied to partners. The Managing General Partner has not determined whether to make the election provided pursuant to these new Code provisions.









                                  D-39

PENALTIES

      Under IRC section 6662, a taxpayer will be assessed a penalty equal to twenty percent (20%) of the portion of an underpayment of tax attributable to negligence, disregard of a rule or regulation or a substantial understatement of tax. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws. IRC section 6662(c). The regulations further provide that a position with respect to an item is attributable to negligence if it lacks a reasonable basis. Treas.
Reg. section 1.6662-3(b)(1). Negligence is strongly indicated where, for example, a partner fails to comply with the requirements of IRC section 6662, which requires that a partner treat partnership items on its return in a manner that is consistent with the treatment of such items on the partnership return. Treas. Reg. section 1.6662-3(b)(1)(iii). The term "disregard" includes any careless, reckless or intentional disregard of rules or regulations. Treas. Reg. section 1.6662-3(b)(2). A taxpayer who takes a position contrary to a revenue ruling or a notice will be subject to a penalty for intentional disregard if the contrary position fails to possess a realistic possibility of being sustained on its merits. Treas. Reg. section 1.6562-3(b)(2). An "understatement" is defined as the excess of the amount of tax required to be shown on the return of the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. IRC section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of ten percent (10%) of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations). IRC section 6662(d)(1)(A) and (B).

      Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or
(ii) any item if the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. IRC section 6662(d). Disclosure will generally be adequate if made on a properly completed Form 8275 (Disclosure
Statement) or Form 8275R (Regulation Disclosure Statement) Treas. Reg.
section 1.6662-4(f). However, in the case of "tax shelters," there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was more likely than not the proper treatment. Moreover, a corporation must generally satisfy a higher standard to avoid a substantial understatement penalty in the case of a tax shelter. IRC section 6662(d)(2)(C)(ii). The term "tax shelter" is defined for purposes of Code section 6662 as a partnership or other entity, any investment plan or arrangement, or any other plan or arrangement, the principal purpose of which is the avoidance or evasion of federal income tax. IRC section 6662(d)(2)(C)(ii). It is important to note that this definition of "tax shelter" differs from that contained in Code sections 461 and 6111, as discussed above. A tax shelter item includes an item of income, gain, loss, deduction, or credit that is directly or indirectly attributable to a partnership that is formed for the principal purpose of avoiding or evading federal income tax. The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Treas. Reg. section 1.6662-4(d)(3)(iv)(C).
Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities supporting contrary treatment. Treas. Reg. setion 1.6662-4(d)(3)(i). Relevant authorities included statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority. Treas. Reg. section 1.6662-4(d)(3)(iii). The Secretary may waive all or a portion of the penalty imposed under Code section 6662 upon a showing by the taxpayer that there was reasonable cause for the understatement and that the taxpayer acted in good faith.
IRC section 6664(d).

                                  D-40

      Although not anticipated by PDC, there may not be substantial authority for one or more reporting positions that the Partnership may take in its federal income tax returns. In such event, if the Partnership does not disclose or if it fails to adequately disclose any such position, or if such disclosure is deemed adequate but it is determined that there was no reasonable basis for the tax treatment of such a partnership item, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Partnership is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Partnership makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

      If it were determined that a Partner had underpaid tax for any taxable year, such Partner would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. The interest rate on underpayments is determined by the Service based upon the federal short term rate of interest (as defined in Code section 1274(d)) plus 3%, or 5% for large corporate underpayments, and is compounded daily. The rate of interest is adjusted monthly. In addition, Temporary Regulations provide that tax motivated transactions include, among other items, certain overstatements of the value of property on a return, losses disallowed by reason of the at-risk limitation, any use of an accounting method that may result in a substantial distortion of income for any period, and any deduction disallowed for an activity not entered into for profit. Although definitive Regulations have not been promulgated, the determination of those transactions to be considered "tax-motivated transactions" is to be made by taking into account the ratio of tax benefits to cash invested, the method of promoting the transaction, and other relevant transactions. Thus, in the event an audit of the Partnership's or of a Partner's tax return results in a substantial underpayment of tax by such Partner due to an investment in the Units, such Partner may be required to pay interest on such underpayment determined at the higher interest rate.

      A partnership, for federal income tax purposes, is required to file an annual informational tax return. The failure to properly file such a return in a timely fashion, or the failure to show on such return all information under the Code to be shown on such return, unless such failure is due to reasonable cause, subjects the partnership to civil penalties under the Code in an amount equal to $50 per month multiplied by the number of partners in the partnership, up to a maximum of $250 per partner per year. In addition, upon any willful failure to file a partnership information return, a fine or other criminal penalty may be imposed on the party responsible for filing the return.


ACCOUNTING METHODS AND PERIODS

      The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

      As discussed above, a taxpayer using the accrual method of accounting will recognize income when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy. Deductions will be recognized when all events which establish liability have occurred and the amount thereof can be determined with reasonable accuracy. However, all events which establish liability are not treated as having occurred prior to the time that economic performance occurs. Code section 461(h).

      All partnerships are required to conform their tax years to those of their owners; i.e., unless the partnership establishes a business purpose for a different tax year, the tax year of a partnership must be
(i) the taxable year of one or more of its partners who have an aggregate interest in partnership profits and capital of greater than 50%, (ii) if there is no taxable year so described, the taxable year of all partners having interests of 5% or more in partnership profits or capital, or (iii) if there is no taxable year described in (i) or (ii), the calendar year. Code section 706. Until the taxable years of the Partners can be identified, no assurance can be given that the Service will permit the Partnership to adopt a calendar year.

                                  D-41
SOCIAL SECURITY BENEFITS; SELF-EMPLOYMENT TAX

      The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's (but not a general partner's) distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. The determination of whether a particular activity is a trade or business for the purposes of the self-employment tax is based on all of the facts and circumstances surrounding the activity. Because of the present uncertainty in the law, there can be no assurance that a General Partner's share of income from the sale of production will not constitute self-employment income. PDC, in the preparation of the information tax returns for the Partnership, will make the determination of whether to report income from the sale of production as income from self-employment based upon guidance from tax advisors.
Thus, a General Partner's share of any income or loss attributable to his investment in Units may constitute "net earnings from self-employment" for both social security and self-employment tax purposes and, if any General Partners are receiving Social Security benefits, their taxable income attributable to their investment in the Units must be taken into account in determining any reduction in benefits because of "excess earnings."


STATE AND LOCAL TAXES

      The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law.
Investors are urged to consult their tax advisors regarding the impact of state and local laws on an investment in the Partnership.


PROPOSED LEGISLATION AND REGULATIONS

      There can be no assurances that subsequent changes in the tax laws (through new legislation, court decisions, Service pronouncements, Treasury regulations, or otherwise) will or will not occur that may have an impact, adverse or positive, on the tax effect and consequences of this Transaction, as described above.

      We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

      We hereby consent to the filing of this opinion as Appendix D to the Prospectus and to all references to our firm in the Prospectus.


                                    Sincerely,

                                    /s/ Duane, Morris & Heckscher LLP

                                    DUANE, MORRIS & HECKSCHER LLP







                                  D-42